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                                                                   EXHIBIT 10.16


                                                       BLDG:   Westport 17
                                                       OWNER:  30
                                                       PROP:   117
                                                       UNIT:   1
                                                       TENANT: COS101
                                                       LEASE:  0117-COS101-01

                                 LEASE AGREEMENT

        THIS LEASE, made this 20th day of September, 1999 between WESTPORT JOINT VENTURE, a California joint venture, hereinafter called Landlord, and COSINE COMMUNICATIONS, INC., a California corporation, hereinafter called Tenant.

                                   WITNESSETH:

        Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "A," attached hereto and incorporated herein by this reference thereto more particularly described as follows:

               All of that certain 48,384+ square foot, two-story building located at 3200 Bridge Parkway, Redwood City, California 94065. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto. The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on Exhibit A attached. The Premises shall be improved by Landlord as shown on Exhibit B to be attached hereto, and is leased on an "as-is" basis, in its present condition, and in the configuration as shown in Red on Exhibit B to be attached hereto.

As used herein the Complex shall mean and include all of the land outlined in Green and described in Exhibit "A," attached hereto, common area private roads within the Complex, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

        Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE   Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage and other uses necessary for Tenant to conduct Tenant's business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances, and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2. TERM*

        A. The term of this Lease shall be for a period of TWELVE (12) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2(B) and 3, shall commence on the 1st day of January, 2000 and end on the 31st day of December, 2013.

        B. Possession of the Premises shall be deemed tendered and the term of this Lease shall commence when the first of the following occurs:

               (a) One day after a Certificate of Occupancy is granted by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then the same number of days after certification of Landlord's architect or contractor that Landlord's construction work has been completed; or

               (b) Upon the occupancy of the Premises by any of Tenant's operating personnel; or

               (c) When the Tenant Improvements have been substantially completed for Tenant's use and occupancy, in accordance and compliance with Exhibit B of this Lease Agreement; or

               (d) As otherwise agreed in writing.

3. POSSESSION   If Landlord, for any reason whatsoever, cannot deliver
possession of said premises to Tenant at the commencement of said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2(b), above. The above is, however, subject to the provision that the period of delay, of delivery of the Premises shall not exceed 45 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

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* It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basic Rent scheduled for the projected commencement date as shown in Paragraph 43.


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4. RENT

        A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of TWENTY EIGHT MILLION TWO HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED FORTY EIGHT AND 80/100 ($28,217,548.80) Dollars in lawful money of the United States of America, payable as follows:

        See Paragraph 43 for Basic Rent Schedule

        B. Time for Payment. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of the commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

        C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten (10%) percent of each rental payment so in default.

        D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

        (a) Tenant's proportionate share of all Taxes relating to the Complex as set forth in Paragraph 12, and

        (b) Tenant's proportionate share of all insurance premiums and deductibles relating to the Complex, as set forth in Paragraph 15, and

        (c) Tenant's proportionate share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and

        (d) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

        The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent (i) within five days for taxes and insurance and within thirty days for all other Additional Rent items after presentation of invoice from Landlord or Landlord's agent setting forth such Additional Rent and/or (ii) at the option of Landlord. Tenant shall pay to Landlord monthly, in advance, Tenant's pro rata share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within 120 days of the end of each calendar year or more frequently if Landlord so elects to do so at Landlord's sole and absolute discretion, as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord crediting to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items.

        The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

        E. Fixed Management Fee. Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee ("Management Fee") equal to two percent (2%) of the Basic Rent due for each month during the Lease Term. Said Management Fee shall be paid by Tenant to A&P Property Management Company at 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054.

        F. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Westport Joint Venture, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054 or to such other person or to such other place as Landlord may from time to time designate in writing.

        G. *Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of FOUR HUNDRED FORTY FIVE THOUSAND ONE HUNDRED THIRTY TWO AND 80/100 ($ 445,132.80 ) Dollars. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successors in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

5. RULES AND REGULATIONS AND COMMON AREA   Subject to the terms and conditions
of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as "Common Area." This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

        Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord.

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* $222,566.40 Cash due upon Lease execution.
  $222,566.40 Promissory Note due January 1, 1001.


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6. PARKING Tenant shall have the right to use with other tenants or occupants of the Complex 161 parking spaces in the common parking areas of the Complex.
Tenant agrees, that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 161 spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord's sole discretion, to specifically designate the location of Tenant's parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant's use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord's sole discretion, to rescind any specific designation of parking spaces, thereby returning
Tenant's parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped areas; private roads within the Complex and roads with reciprocal easement areas; lakes, parking lots and paved areas (including repairs, replacement, resealing and restriping), sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical, and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

        "Additional Rent" as used herein shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

8. ACCEPTANCE AND SURRENDER OF PREMISES By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the air-conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises be so not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9. ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air-conditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Notwithstanding anything to the contrary herein, under no circumstances shall tenant be authorized to penetrate the soil to a depth that exceeds three and one-half feet from the uppermost surface of the soil.

10. TENANT MAINTENANCE Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air-conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior, including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, status or ordinance nor or hereafter in effect.

11. UTILITIES Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

        Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

12. TAXES A. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share of all Real Property Taxes, which pro rata share shall be allocated to the leased Premises by square footage or other equitable basis, as calculated by Landlord. The term "Real Property Taxes," as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or
(ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources. The term "Real Estate Taxes" shall also include supplemental taxes related to the period of Tenant's Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired.

        B. Taxes on Tenant's Property

               (a) Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

               (b) If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12Ba above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13. LIABILITY INSURANCE Tenant, at Tenant's expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with a combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for injuries to or death of persons occurring in, on or about the Premises or the Complex, and property damage insurance with limits of $500,000. The policy or policies affecting such insurance, certificates of insurance of which shall be furnished to Landlord, shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate.

14. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

        Tenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

15. PROPERTY INSURANCE Landlord shall purchase and keep in force and as Additional Rent and in accordance with Paragraph 4D of this Lease. Tenant shall pay to Landlord (or Landlord's agent if so directed by Landlord) Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the deductibles on insurance claims and the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent and any deductibles related thereto. If such insurance cost is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

        Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16. INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

17. COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant's use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

18. LIENS Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

19. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest herein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord shall require Tenant to pay to Landlord, as Additional Rent, all rents and/or additional consideration due Tenant from its assignees, transferees, or subtenants in excess of the Rent payable by Tenant to Landlord hereunder for the assigned, transferred and/or subleased space. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant's interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant's notice on the date specified in Tenant's notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within said thirty
(30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord's approval, all in accordance with the terms, covenants, and conditions of this paragraph 19. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord shall require Tenant to pay all expenses in connection with the assignment, and Landlord shall require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. Notwithstanding the above, in no event will Landlord consent to a sub-sublease.

20. SUBORDINATION AND MORTGAGES In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.

21. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies) have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.

22. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

        Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

        Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

        The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance within such thirty (30) day period and thereafter prosecutes the same to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

               (a) The rights and remedies provided for by California Civil Code
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraph
(2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

               (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession: acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

               (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

               (d) To the extent permitted by law, the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California Law. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option
(i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

               (e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord above.

23. ABANDONMENT Tenant shall not vacate or abandon the Premises at any time during the term of this Lease and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

24. DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible for under Paragraph 10, Landlord may, at its option:

               (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

               (b) Terminate this Lease (providing that the Premises is damaged to the extent of 33-1/3% of the replacement cost).

        If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to the condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as for the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

        Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision of the California Civil Code.

        In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33-1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. Notwithstanding anything to the contrary herein, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds are insufficient to cover one hundred percent of the rebuilding costs net of the deductible.

25. EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

        If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any part thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

        In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

        If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26. SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned. Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

27. ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28. HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

29. CERTIFICATE OF ESTOPPEL Tenant shall at any time upon not less than ten (10) days' prior written notice to Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

30. CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans or any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31. RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder and such failure shall continue for five (5) days after written notice thereof by Landlord, or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for thirty (30) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32. ATTORNEYS' FEES

        A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

        B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee.

33. WAIVER The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34. NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Westport Joint Venture, 2560 Mission College Blvd., #101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

35. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

36. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

37. CORPORATE AUTHORITY If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

38. [paragraph deleted]

39. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

        (i) the sole and exclusive remedy shall be against Landlord's interest in the Premises leased herein;

        (ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

        (iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

        (iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

        (v) no judgment will be taken against any partner of Landlord;

        (vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

        (vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

        (viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

        Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40. MISCELLANEOUS AND GENERAL PROVISIONS

        a. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

        b. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

        c. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

                The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenants hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

        d. Time is of the essence of this Lease and of each and all of its provisions.

        e. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

        f. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

        g. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

        h. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

        i. Paragraphs 43 through 58 are added hereto and are included as a part of this lease.

        j. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

        k. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

41. BROKERS Tenant warrants that it had dealings with only the following real estate brokers or agents in connection with the negotiation of this Lease: none and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

42. SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

        All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

        Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

        IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:                              TENANT:

WESTPORT JOINT VENTURE INC.            COSINE COMMUNICATIONS,
a California joint venture             a California corporation

JOHN ARRILLAGA SURVIVOR'S TRUST

By: /s/ JOHN ARRILLAGA                 By: /s/ CURTIS DUDNICK
    -------------------------------        -------------------------------------
    John Arrillaga, Trustee

Date: 9/29/99                          Title: CFO
      ----------------------------            ----------------------------------

PEERY PRIVATE INVESTMENT
COMPANY-WP, L.P.,                      Print or Type Name: CURTIS DUDNICK
a California limited partnership                           ---------------------

By: /s/ RICHARD T. PERRY                           Date: 9.24.99
    -------------------------------------------          -----------------------
    Richard T. Peery, Trustee of the Richard T.
    Peery Separate Property Trust dated
    7/20/77, as its General Partner

Date: 9/28/99
      ----------------------------
PEERY PUBLIC INVESTMENT COMPANY-WP, L.P., a California limited partnership

By: /s/ RICHARD T. PEERY
    -------------------------------------------
    Richard T. Peery, Trustee of the Richard T.
    Peery Separate Property Trust dated
    7/20/77, as its General Partner

Date: 9/28/99
      -----------------------------------------

        Paragraphs 43 through 58 to Lease Agreement dated September 20, 1999, By and Between Westport Joint Venture, a California joint venture, as Landlord, and COSINE COMMUNICATIONS, INC., A CALIFORNIA CORPORATION, as Tenant for 48,384+ Square Feet of Space Located at 3200 Bridge Parkway, Redwood City, California.

43. BASIC RENT: In accordance with Paragraph 4A herein, the total aggregate sum of TWENTY EIGHT MILLION TWO HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED FORTY EIGHT AND 80/100 DOLLARS ($28,217,548.80), shall be payable as follows:

        On January 1, 2000, the sum of ONE HUNDRED SIXTY NINE THOUSAND THREE HUNDRED FORTY FOUR AND NO/100 DOLLARS ($169,344.00) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2000.

        On January 1, 2001, the sum of ONE HUNDRED SEVENTY FOUR THOUSAND ONE HUNDRED EIGHTY TWO AND 40/100 DOLLARS ($174,182.40) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2001.

        On January 1, 2002, the sum of ONE HUNDRED SEVENTY NINE THOUSAND TWENTY AND 80/100 DOLLARS ($179,020.80) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2002.

        On January 1, 2003, the sum of ONE HUNDRED EIGHTY THREE THOUSAND EIGHT HUNDRED FIFTY NINE AND 20/100 DOLLARS ($183,859.20) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2003.

        On January 1, 2004, the sum of ONE HUNDRED EIGHTY EIGHT THOUSAND SIX HUNDRED NINETY SEVEN AND 60/100 DOLLARS ($188,697.60) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2004.

        On January 1, 2005, the sum of ONE HUNDRED NINETY THREE THOUSAND FIVE HUNDRED THIRTY SIX AND NO/100 DOLLARS ($193,536.00) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2005.

        On January 1, 2006, the sum of ONE HUNDRED NINETY EIGHT THOUSAND THREE HUNDRED SEVENTY FOUR AND 40/100 DOLLARS ($198,374.40) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2006.

        On January 1, 2007, the sum of TWO HUNDRED THREE THOUSAND TWO HUNDRED TWELVE AND 80/100 DOLLARS ($203,212.80) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2007.

        On January 1, 2008, the sum of TWO HUNDRED EIGHT THOUSAND FIFTY ONE AND 20/100 DOLLARS ($208,051.20) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2008.

        On January 1, 2009, the sum of TWO HUNDRED TWELVE THOUSAND EIGHT HUNDRED EIGHTY NINE AND 60/100 DOLLARS ($212,889.60) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2009.

        On January 1, 2010, the sum of TWO HUNDRED SEVENTEEN THOUSAND SEVEN HUNDRED TWENTY EIGHT AND NO/100 DOLLARS ($217,728.00) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2010.

        On January 1, 2011, the sum of TWO HUNDRED TWENTY TWO THOUSAND FIVE HUNDRED SIXTY SIX AND 40/100 DOLLARS ($222,566.40) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2011; or until the entire aggregate sum of TWENTY EIGHT MILLION TWO HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED FORTY EIGHT AND 80/100 DOLLARS ($28,217,548.80) has been paid.

44. "AS-IS" BASIS: Subject only to Paragraph 44 and to Landlord making the improvements shown on Exhibit B to be attached hereto, it is hereby agreed that the Premises leased hereunder is leased strictly on an "as-is" basis and in its present condition, and in the configuration as shown on Exhibit B to be attached hereto, and by reference made a part hereof. Except as noted herein, it is specifically agreed between the parties that after Landlord makes the interior improvements as shown on Exhibit B, Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease. Notwithstanding anything to the contrary within this Lease, Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

45. TENANT INTERIOR IMPROVEMENTS: Landlord shall, at its sole cost and expense, construct certain interior improvements (the "Tenant Improvements") in the Premises, as shown on Exhibit B to be attached to the Lease and Landlord agrees to deliver the Premises leased hereunder to Tenant, at Landlord's expense, in the configuration shown in Red on Exhibit B to be attached hereto. Notwithstanding anything to the contrary above, it is specifically understood and agreed that Landlord shall be required to furnish only a standard air-conditioning/heating system, normal electrical outlets, standard fire sprinkler systems, standard bathroom, standard lobby, 2' x 4' suspended acoustical tile drop ceiling throughout the entire space leased, carpeting and/or vinyl-coated floor tile, and standard office partitions and doors, as shown on Exhibit B to be attached hereto; provided however, that any special HVAC and/or plumbing and/or electrical requirements over and above that normally supplied by Landlord shall be 100 percent the responsibility of and be paid for 100 percent by Tenant.

        Notwithstanding anything to the contrary, it is agreed that in the event Tenant makes changes, additions, or modifications to the plans and specifications to be constructed by Landlord as set forth herein, or improvements are installed for Tenant in excess of those to be provided Tenant by Landlord as set forth on Exhibit B, any increased cost(s) resulting from said changes, additions, and/or modifications and/or improvements in excess of those to be provided Tenant shall be contracted for with Landlord and paid for one hundred percent (100%) by Tenant.

        The interior shall be constructed in accordance with Exhibit B of the Lease, it being agreed, however, that if the interior improvements constructed by Landlord relating thereto, do not conform exactly to the plans and specifications as set forth in the Lease, and the general appearance, structural integrity, and Tenant's uses and occupancy of the Premises and interior improvements relating thereto are not materially or unreasonably affected by such deviation, it is agreed that the commencement date of the lease, and Tenant's obligation to pay rental, shall not be affected, and Tenant hereby agrees, in such event, to accept the Premises and interior improvements as constructed by Landlord.

        Tenant shall have thirty (30) days after the Commencement Date to provide Landlord with a "punch list" pertaining to Landlord's work with respect to Tenant's interior improvements. As soon as reasonably possible thereafter, Landlord, or one of Landlord's representatives (if so approved by Landlord), and Tenant shall conduct a joint walk-through of the Premises (if Landlord so requires), and inspect such Tenant Improvements, using their best efforts to agree on the incomplete or defective construction related to the Tenant Improvements installed by Landlord. After such inspection has been completed, Landlord shall prepare, and both parties shall sign, a list of all "punch list" items which the parties reasonably agree are to be corrected by Landlord (but which shall exclude any damage or defects caused by Tenant, its employees, agents or parties Tenant has contracted with to work on the Premises). Landlord shall have thirty (30) days thereafter (or longer if necessary, provided Landlord is diligently pursuing the completion of the same) to complete, at Landlord's expense, the repairs on the "punch list" without the Commencement Date of the Lease and Tenant's obligation to pay Rental thereunder being affected. This Paragraph shall be of no force and effect if Tenant shall fail to give any such notice to Landlord within thirty (30) days after the Commencement Date of this Lease.

46. CONSENT: Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

47. CHOICE OF LAW; SEVERABILITY. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provisions of this Lease shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

48. AUTHORITY TO EXECUTE. The parties executing this Lease Agreement hereby warrant and represent that they are properly authorized to execute this Lease Agreement and bind the parties on behalf of whom they execute this Lease Agreement and to all of the terms, covenants and conditions of this Lease Agreement as they relate to the respective parties hereto.

49. ASSESSMENT CREDITS: The demised property herein may be subject to a special assessment levied by the City of Redwood City as part of an Improvement District. As part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if (i) the property is subject to an annual assessment of $1,000.00, and (ii) a surplus of $200.00 is credited towards the current year's assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 as credit as Additional Rent.

50. ASSIGNMENT AND SUBLETTING (CONTINUED):

        A. In addition to and notwithstanding anything to the contrary in Paragraph 19 of this Lease, Landlord hereby agrees to consent to Tenant's assigning or subletting said Lease to any parent or subsidiary corporation (including an assignment resulting from a merger and/or acquisition of Tenant), provided that the net worth of said parent or subsidiary corporation of said corporation has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment (whichever is greater). No such assignment or subletting will release Tenant from its liabilities, obligations, and responsibilities under this Lease. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described above, (b) execute Landlord's consent document prepared by Landlord reflecting the assignment or subletting and (c) pay Landlord's costs for processing said Consent prior to the effective date of said assignment or sublease.

        B. Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer ("Proposed Transfer") if the Premises or any other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee's use and occupancy of the Premises and the Property. However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and
(i) Subtenant or (ii) Assignee, in form and substance satisfactory to Landlord's counsel, by Tenant and/or the Proposed Transferee from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee's use and occupancy of the Premises and the Property.

        C. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

               "If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

               The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.

         Initials:                      Initials: CD           "
                  ----------------                -------------
                  Subtenant                       Tenant

51. BANKRUPTCY AND DEFAULT: Paragraph 22 is modified to provide that with respect to non-monetary defaults not involving Tenant's failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.

52. ABANDONMENT: Paragraph 23 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent, (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated and maintained to the extent necessary to prevent damage to the Premises or its systems.

53. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the common areas of the Complex (hereinafter collectively referred to as the "Property"):

        A. As used herein, the term "Hazardous Materials" shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term "Environmental Laws" shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, nature resources, or public health and safety.

        B. Tenant shall obtain Landlord's written consent, which may be withheld in Landlord's discretion, prior to the occurrence of any Tenant's Hazardous Materials Activities (defined below); provided, however, that Landlord's consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. As used herein, the term "Tenant's Hazardous Materials Activities" shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the property, in connection with Tenant's use of the Property, or by Tenant or by any of Tenant's agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant's Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant's expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant's Hazardous Materials Activities of which Tenant becomes aware. If Tenant's Hazardous materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant's expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or to require any such installation); (ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease ("Anniversary Date"); and (iii) on each Anniversary Date, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant's Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant's findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.

        C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant's Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant's Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

        D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant's Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys' fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord's prior written consent which may be withheld in Landlord's discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

        E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys', consultants' and other experts' fees and costs), and damages, which arise from or relate to: (i) Tenant's Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 53 (collectively, "Tenant's Environmental Indemnification"). Tenant's Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant's Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant's expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, "Response Actions"). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

        F. Landlord hereby informs Tenant, and Tenant hereby acknowledges, that the Premises and adjacent properties overlie a former solid waste landfill site commonly known as the Westport Landfill ("Former Landfill"). Landlord further informs Tenant, and Tenant hereby acknowledges, that (i) prior testing has detected the presence of low levels of certain volatile and semi-volatile organic compounds and other contaminants in the groundwater, in the leachate from the landfilled solid waste, and/or in certain surface waters of the Property, as more fully described in Section 2.3.2 of the report entitled "Revised Discharge Monitoring Plan, Westport Landfill Site, Redwood City, California" prepared by Geomatrix Consultants, dated May 1996 ("Discharge Plan"), (ii) methane gas is or may be generated by the landfilled solid waste (item "i" immediately preceding and this item "ii" are hereafter collectively referred to as the "Landfill Contamination"), and (iii) the Premises and the Former Landfill are subject to the California Regional Water Quality Control Board's ("Regional Board") Waste Discharge Requirements Order No. 94-181 (the "Order"). The Order is attached hereto as Exhibit C. As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has provided Tenant with copies of the environmental reports listed on Exhibit D, and Tenant acknowledges that Tenant and Tenant's experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant's intended use of the Property.

     Initial:  CD                   Initial:  [ILLEGIBLE]
               ----------------               ----------------
               Tenant                         Landlord

        G. Landlord shall indemnify, defend, and hold harmless Tenant against any and all claims asserted by third parties (excluding any agents, employees, contractors, vendors, invitees, visitors, future subtenants and assignees of Tenant, and excluding any other parties related to Tenant), including all liabilities, judgments, damages, suits, orders, government directives, costs and expenses in connection with such claims, which arise from (i) the Landfill Contamination, or (ii) the Order, as may be amended ("Landlord's Environmental Indemnity"); provided however that Landlord's Environmental Indemnity shall be subject to the following limitations and conditions:

        (1) Landlord's Environmental Indemnity shall not apply to any economic or consequential damages suffered by Tenant, including but not limited to loss of business or profits.

        (2) Landlord's Environmental Indemnity shall not apply, without limitation, to any releases caused by Tenant's Hazardous Materials Activities.

        (3) Tenant acknowledges that Landlord must comply with the Order, as may be amended, and with directives of government authorities including the Regional Board, with respect to the Contamination and the Former Landfill. Tenant further acknowledges that groundwater monitoring wells, methane recovery wells and equipment, and other environmental control devices are located on and about the Premises and may be modified or added to during the term of the Lease (collectively, "Environmental Equipment"), and that environmental investigation, monitoring, closure and post-closure activities (collectively, "Environmental Activities") will be performed on the Premises during the term of the Lease. Tenant shall allow Landlord, and any other party named as a discharger under the Order, as may be amended, and their respective agents, consultants and contractors, and agents of governmental environmental authorities with jurisdiction ("Government Representatives") to enter the Premises to access the Environmental Equipment and to perform Environmental Activities during the term of the Lease, provided that Tenant's use and occupancy of the Premises shall not unreasonably be disturbed.

        (4) Tenant and Landlord shall reasonably cooperate with each other regarding any Environmental Activities to be performed, and regarding any Environmental Equipment to be installed, maintained, or removed on the Premises during the term of the Lease.

        (5) Tenant shall be responsible at its expense for repairing any Environmental Equipment damaged due to the negligence of Tenant or Tenant's agents, employees, contractors, vendors, invitees, visitors, future subtenants or assignees (such terms "invitees" and "visitors" as used in this Paragraph 53 shall not include Landlord or any other party named as a discharger under the Order as may be amended, or any of their respective agents, consultants or contractors, or any Government Representatives).

        It is agreed that the Tenant's responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant's responsibilities under this Paragraph 53.

54. ADDITIONAL RENT CONTINUED: The following items shall be excluded from "Additional Rent":

        A. Leasing commissions, attorney's fees, costs, disbursements, and other expenses incurred in connection with negotiations with other tenants, or disputes between Landlord and other tenants, or in connection with marketing, leasing, renovating, or improving space for other current or prospective tenants or other current or prospective occupants of the Complex; notwithstanding anything to the contrary herein, any costs and expenses Landlord is entitled to be reimbursed for as stated under Paragraph 22 ("Bankruptcy and Default") ARE NOT excluded Additional Rent items as reflected in this Paragraph 54.

        B. The cost of any service sold to any other tenant or other occupant whose leased premises are not part of the Premises leased herein and for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and additional rent payable under the lease agreement with said other tenant (including, without limitation, after-hours HVAC costs or over-standard electrical consumption costs incurred by other tenants).

        C. Any costs for which Landlord is entitled to be reimbursed by any other tenant or other occupant whose leased premises are not part of the Premises leased herein.

        D. Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, provided Tenant is not responsible under the Lease for such costs, fines and/or penalties, and/or provided Tenant's actions or inactions did not cause, in whole or in part, such costs, fines and/or penalties.

        E. Wages, salaries, or other compensation paid to executive employees above the grade of Property Manager.

        F. Repairs or other work occasioned by fire, windstorm, or other insured peril, to the extent that Landlord shall receive proceeds of such insurance or would have received such proceeds had Landlord maintained the insurance coverage required under this Lease providing said insurance coverage was available and Tenant paid its share of the premium as required under the Lease (excluding any insurance deductible(s) which Tenant is responsible for paying).

        G. Except as otherwise noted in this lease, any mortgage debt, or ground rents or any other amounts payable under any ground lease for the Property or any expense which Landlord is responsible for paying under said Lease or which results from Landlord's willful misconduct or Landlord's negligence of which negligence Landlord has received notice of and has reasonable time to correct.

        H. Any amounts paid to any person, firm, or corporation related or otherwise affiliated with Landlord or any general partner, officer, or director of Landlord or any general partners, to the extent same exceeds arms-length competitive prices paid in the Santa Clara, California metropolitan area for the services or goods provided.

55. SUBORDINATION AND MORTGAGES: Paragraph 20 is modified to provide that, provided Tenant is not in default in the terms of this Lease, this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender's mortgage or deed of trust, (i) such Lender shall recognize all of Tenant's rights under this Lease, and (ii) in the event of a foreclosure, this Lease shall not be terminated so long as Tenant is not in default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.

56. TAXES CONTINUED: Paragraph 12 ("Taxes") is modified by the following:

        A. The amount of Real Property Taxes payable by Tenant hereunder shall be prorated to reflect the dates of Lease Commencement and Lease Termination.

        B. It is agreed that if any special assessments for capital improvements are assessed, and if Landlord has the option to either pay the entire assessment in cash or go to bond, and if Landlord elects to pay the entire assessment in cash in lieu of going to bond, the entire portion of the assessment assigned to Tenant's Leased Premises will be prorated over the same period that the assessment would have been prorated had the assessment gone to bond.

57. LEASE TERMS CO-TERMINOUS: It is acknowledged that (i) concurrently with the execution of this Lease, Landlord and Tenant are also executing an amendment no. 1 dated September 9, 1999 to existing Lease Agreement dated May 26, 1998 (hereinafter referred to as the "Existing Lease") affecting property located at 1200 Bridge Parkway, Redwood City, California and (ii) it is the intention of the parties that the term of this Lease be co-terminous with the term of the Existing Lease such that the terms of both leases expire on the same date; provided, however, the termination of this Lease resulting from the terms and conditions stated under Paragraph 22 "Bankruptcy and Default" (subject to Landlord's option as stated in the respective leases' "Cross Default" Paragraph) or Paragraph 24 "Destruction" or Paragraph 25 "Eminent Domain" shall not result in a termination of the Existing Lease, unless Landlord elects, at its sole and absolute discretion, to terminate both of the leases.

58. CROSS DEFAULT: As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under the Existing Lease may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said Existing Lease or hereunder.

                                   EXHIBIT A

                          [Map of Westport Office Park
                           Redwood City, California]


The map of the Westport Office Park in Redwood City, California is a snail-shaped compound containing 20 two-story buildings separated by roads, trees and other man-made and natural features. To the north of the Office Park there is the Belmont Slough, and to the south is a street called Marine Parkway. The map is divided into two parcels, with Parcel I located on the right and Parcel II located on the left.

                                   EXHIBIT B

                                    DIAGRAM

                                 Floor Plans of
                              3200 Bridge Parkway
                            Redwood City, California


                               [First Floor Plan]

The First Floor Plan shows the first floor blueprint for CoSine's office facility located at 3200 Bridge Parkway in Redwood City, California. The floor plan is rectangular and contains lobby, general office, warehouse, manufacturing and shipping and receiving areas identified by manual notes on the plan.


                              [Second Floor Plan]

The Second Floor Plan shows the second floor blueprint for CoSine's facility located at 3200 Bridge Parkway in Redwood City, California. The floor plan is rectangular and contains reception, general office, software lab, conference room and lunch room areas identified by manual notes on the plan.

                                   EXHIBIT C

CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD
SAN FRANCISCO BAY REGION

ORDER NO. 94-181
UPDATED WASTE DISCHARGE REQUIREMENT FOR:

WESTPORT INVESTMENTS
(PEERY/ARRILLAGA)
PARKWOOD 101/Westport Landfill
REDWOOD CITY, SAN MATEO COUNTY

The California Regional Water Quality Control Board, San Francisco Bay Region, (hereinafter called the Board), finds that:

1. Westport Investments Inc. is the site's legal owner hereinafter referred to as the discharger. The site is located adjacent to Belmont Slough in Redwood City as shown in Figure 1, which is incorporated herein as a part of this Order. No waste has been disposed of at the site since 1970, and the site is considered a closed site.

PURPOSE OF UPDATING ORDER:

2. The primary objectives of this order are to revise the site's groundwater and leachate monitoring program, and to bring the site into compliance with the current regulations of Article 5, Title 23, Division 3, Chapter 15 of the California Code of Regulations. Additionally, this Order requires the discharger to reconstruct those portions of the landfill which do not meet the requirements of Section 2581, Article 8, of Chapter 15.

SITE DESCRIPTION:

3. The site is located approximately one mile east of Highway 101, and it is bordered by Belmont Slough to the north and west, and by an existing residential development and Marine World Parkway to the east and south. The site is divided into three areas. Two of these areas, the mound (35 acres) and panhandle (10 acres) areas, are associated with refuse fill and currently have a cap (with a varying thickness) overlaying them. The third area (40 acres), between the refuse fill areas and the levees, is a low-lying area that does not contain refuse. The site's surface soils are currently composed largely of fill that has been used to establish a cap over the refuse fill area, or used to fill the low-lying elevations.

SITE HISTORY:

4. The site was a tidal marshlands until approximately 1910, at which time the area was diked and used for pasture lands. The area was used as a refuse disposal site from 1948 to about 1970. Disposal in the panhandle area of the site reportedly ceased in about 1963, while disposal in the mound area continued until 1970 (Levin-Fricke, 1989a). The site has been closed in accordance with the Board's Order No. 76-77 dated October 18, 1977. Closure involved placement of low permeability soils, Bay Mud clays and construction fill, over the top of the refuse.

5. On July 20, 1976 Waste Discharge Requirements (WDRs) Order No. 76-77 was adopted for the site. On October 18, 1977 Order NO. 76-77 was revised by the adoption of Order NO. 77-134.

6. On March 2, 1994 United Soil Engineering, Inc., (USC), conducted an investigation to determine the thickness of the landfill's cover. A total of 77 borings were advanced to a depth of 6 feet. USC's investigation revealed that an additional one to two feet of clay or low permeability soils are required to achieve a minimum thickness for most part of the landfill's cover. [Note: Section 2581 of Article 8 requires two feet of appropriate materials as a foundation layer for the final cover, one foot of soil with a permeability of less than or equal to 10 to the negative sixth power cm/sec and one foot of protective cover soil.]

7. In some portion of the landfill, the thickness of final cover does not meet the requirements of Article 8 of Chapter 15.

GEOLOGIC SETTING OF THE SITE:

8. The sediments underlying the landfill consist primarily of shallow Bay deposits comprised of "Bay mud" clays and silty clays. Stiff to very stiff sandy clay/clayey sand was encountered below the Bay Mud extending to a depth of approximately 200 feet below ground surface. According to Cooper Engineers (Cooper, 1983), a moderately permeable sequence of clay, sand, and gravel underlies the stiff clays, beginning at a depth of 200 feet below ground surface. Franciscan bedrock was reported to be at a depth of approximately 300 feet below ground surface (bgs) along the western side of the site and 500 feet bgs along the eastern side of the site as reported by Cooper Engineers (1983). A general geologic cross section of the South Bay, including the site, is shown in Figure 2.

HYDROGEOLOGIC SETTING OF THE SITE:

9. Investigations have shown that the groundwater movement is radially away from the mounded areas. However, the potential flow directions are likely influenced by the presence of the operating leachate collection and recovery system located along a line approximately 10 feet from the southern border of the mound area. Groundwater flow may also be influenced by the presence of landfill gas barriers installed off site on the Peninsula Landing site, south of the Panhandle, and on the Boardwalk site south of the Mound area.

10. The direction of deeper groundwater flow cannot be established with a high level of certainty because of the relatively discontinuous nature of the water bearing zones in the low permeability clay layer beneath the recent Bay Mud. However, based on a study conducted by Mclaren (McLaren, 1989), "...regional hydrogeologic condition suggest that deeper groundwater moves in an easterly direction toward San Francisco Bay."

11. A comparison of the shallow and deep groundwater levels have indicated the existence of a slightly downward vertical gradient except for well P-1A and P-1B. In October of 1988, an upward gradient was observed for the two aforementioned monitoring wells. However, subsequent studies for these wells showed a downward vertical gradient.

12. Confined aquifer zones of moderate permeability which are the major groundwater sources for the region, are located at a depth of 190 to 200 feet beneath the site. This aquifer zone is an extension of the major artesian basin of the South Bay and Santa Clara Valley and consists chiefly of unconsolidated Quaternary alluvium.

13. The beneficial uses of Belmont slough, and South San Francisco Bay are as follows:

     a.   Wildlife habitat
     b.   Brackish and salt water marshes
     c.   Water contact recreation
     d.   Non-water contact water recreation
     e.   Commercial and sport fishing
     f.   Preservation of rare and endangered species
     g.   Esturaine habitat
     h.   Fish migration and spawning

14. The present and potential beneficial uses of the deeper groundwater are as follows:

     a.   Domestic and municipal water supply
     b.   Industrial process supply
     c.   Industrial service supply
     d.   Agricultural supply

WASTES AND THEIR CLASSIFICATION:

15. Approximately 45 acres of the project site were used for landfill disposal of municipal solid waste and incinerator ash from 1948 to 1970. About 650,000 cubic yards of fill material has been disposed of at the site. The refuse material at the site consisted of paper, glass, plastic, and minor amounts of wood and rock fragments and incinerator ashes.

MONITORING PROGRAM:

16. There are 10 existing on-site groundwater monitoring wells and 2 off-site wells to the south of the site, near Marine World Parkway. These wells were installed by various consultants in conjunction with the evaluation of groundwater conditions for the entire 85-acre site. Seven wells monitor landfill leachate.

17. An investigation was conducted by LEVIN-FRICKE during the period from August through December 1988 to characterize soil and groundwater quality at the landfill in accordance with the Solid Waste Assessment Test (SWAT) requirements. This investigation concluded that the landfill was leaking low levels of contaminants.

18. The discharger shall initiate a semi-annual monitoring program for the existing monitoring network which consists of 6 leachate wells (P-2A, P-1A, S-1A, S-2, S-5, LW-1), five deep groundwater wells (UGP-1, P-2B, P-1B, MW-1, MW-2), 21 shallow groundwater wells (UPG-2, P-8, P-7, K-1, P-3, K-3, K-4, P-5, P5-1, K-5, MW-3, MW3-1, MW3-2, S-3A, S-4A, P-4, K-2, P-6), And 4
     surface water monitoring points (SW-1, SW-2, SW-3, SW-4) as shown in Figure 1 of the attached discharge monitoring program. The points of compliance for shallow and deep groundwater zones have been identified as those wells which monitor the shallow and the deep groundwater zones beneath the site.

19. Federal Regulations [40 Code of Federal Regulations (CFR) Parts 122, 123, and 124] require specific categories of industrial activities, including landfills, to obtain a NPDES permit for storm water discharges. The State Water Resources Control Board has issued a General Permit for Storm Water Discharges Associated with Industrial Activities (NPDES Permit No. CAS000001). This facility is subject to these requirements. Pursuant to the Stormwater Discharge Program, this facility is required to submit a Notice of Intent for coverage under the General Permit; to prepare and implement a monitoring program; and to submit an annual report. Compliance with the monitoring and reporting requirements of this Order are intended to assure compliance with the requirements of the General Permit.

EXISTING LEACHATE CONTROL SYSTEM:

20. The leachate collection system of the site consists of two trenches. The trenches were excavated to depths of 8 to 13 feet bgs. The approximate locations of the leachate trenches are shown in Figure 3. The leachate collection and recover system has been operational in Trench No. 1 since installation. Leachate Trench No. 1 is fitted with an automatic pumping system that periodically pumps leachate from manhole No. 1 to the sanitary sewer as needed to maintain a low level of leachate in the trench. The pumping system for Trench No. 2 is not currently operating because migration of leachate has been mitigated to some extent by the relatively impervious clays a the site.

CALIFORNIA ENVIRONMENTAL QUALITY ACT

21. This site is exempt from the provision of the California Environmental Quality Act (CEQA) pursuant to Section 15308, Title 14 of the California Code of Regulation. However, any subsequent development of the closed landfill may not be exempt from CEQA.

22. Sanitary landfills could potentially impact groundwater if not properly designed maintain and/or operated. Groundwater can also be affected by water that percolates through waste materials and extracts or dissolves substances from it and carries them into the groundwater.

23. The preceding impacts are mitigated or avoided by design measures to control erosion and assure containment of waste and leachate through the use of leachate collection and removal systems.

24. The Board has notified the discharger and interested agencies and persons of its intent to prescribe waste discharge requirements for the discharge, and has provided them with an opportunity to submit their written views and recommendations.

25. The Board in a public meeting heard and considered all comments pertaining to the discharge.

IT IS HEREBY ORDERED that the dischargers, their agents, successors and assigns are to complete closure activities (modifications of clay cap), conduct postclosure maintenance and monitoring pursuant to authority in Title 23, Chapter 15, Section 2581 and California Water Code Division 7 and the following:

A.   PROHIBITIONS

     1.   Wastes shall not be in contact with ponded water.

     2. Leachate from wastes and ponded water containing leachate or in contact with refuse shall not be discharged to waters of the State or of the United States.

     3. Wastes of any origin and type shall not be deposited or stored at this site after the adoption of this Order.

     4. The discharger, or any future owner or operator of this site, shall not cause the following conditions to exist in waters of the State at any place outside the waste management facility:

          a.   Surface Waters

               1. Floating, suspended, or deposited macroscopic particulate matter or foam.

               2.   Bottom deposits or aquatic growth.

               3. Adversely alter temperature, turbidity, or apparent color beyond natural background levels.

               4. Visible, floating, suspended or deposited oil or other products of petroleum origin.

               5. Toxic or other deleterious substances to be present in concentrations or quantities which may cause deleterious effects on aquatic biota, wildlife or waterfowl, or which render any of these unfit for human consumption either at levels created in the receiving waters or as a result of biological concentrations. [Note: the surface water and shallow groundwater on and in the vicinity of the site are not used for human consumption since they are brackish and/or saline]

          b.   Groundwater

               The groundwater shall not be degraded as a result of the waste maintained at the facility.

B.   SPECIFICATIONS

     1. All reports pursuant to this Order shall be prepared under the supervision of a registered civil engineer, California registered geologist or certified engineering geologist.

     2. The site shall be protected from any washout or erosion of wastes from inundation which could occur as a result of a 100-year 24-hour precipitation event, or as the result of flooding with a return frequency of 100 years.

     3. The existing leachate control facility shall be maintained and remain operational as long as leachate is present and it poses a threat to water quality.

 4. All conveyance control facilities and hydraulic structures shall be maintained to ensure normal flow of liquid and to prevent hydraulic pressure buildup within the pipeline.

 5. The discharger shall assure that the foundation of the site, the refuse fill, and the structures which control leachate, surface drainage, erosion and gas for this site are constructed and maintained to withstand conditions generated during the maximum probable earthquake.

 6. The facility's Leachate Collection and Removal System (LCRS) must be capable of creating an inward leachate gradient which shall prevent leachate migration offsite.

 7. The existing LCRS shall be inspected monthly or more frequently as necessary, and any accumulated fluid shall be removed.

 8. The exterior surfaces (cap) shall be graded to promote lateral runoff of precipitation and to ensure that ponding does not occur.

 9. A detailed survey of the landfill's cap must be made, to assure that construction is in compliance the requirement of Article 8 of Chapter 15.

10. The discharger shall maintain and monitor the waste unit to prevent a statistically significant increase to exist between water quality at the point of compliance as provided in Section 2550.5, Article 5 of Chapter 15.

11. In the event of a release of a constituent of concern beyond the Point of Compliance, the site will begin a Compliance Period pursuant to Section 2550.6(a). During the Compliance Period, the discharger shall perform an Evaluation Monitoring Program and a Corrective Action Program.

12. The discharger shall install any reasonable additional groundwater and leachate monitoring devices required to fulfill the terms of any Discharge Monitoring Program issued by the Executive Officer.

13. Methane and other landfill gases shall be adequately vented, removed from the landfill units, or otherwise controlled to minimize the danger of explosion, adverse health effects, nuisance conditions, or the impairment of beneficial uses of water due to migration through the vadose (unsaturated) zone in accordance with applicable regulatory requirements.

14. This Board considers the property owner and site operator to have continuing responsibility for correcting any problems which arise in the future as a result of this waste discharge or related operations during the active life and post-closure maintenance period.

15. The discharger shall maintain all devices or designed features, installed in accordance with this Order such that they continue to operate as intended without interruption as provided for by the performance standards adopted by the California Integrated Waste Management Board.

16. The discharger shall provide and maintain a minimum of two permanent surveyed monuments near the landfill from which the location and elevation of wastes, containment structures, and monitoring facilities can be determined throughout the post-closure and maintenance periods. These monuments shall be installed by a licensed land surveyor or registered civil engineer.

17. The Regional Board shall be notified immediately of any failure occurring in the waste management unit. Any failure which threatens the integrity of containment features or the landfill shall be promptly corrected after approval of the method and schedule by the Executive Officer.

18. The discharger shall comply with all applicable provisions of Chapter 15 that are not specifically referred to in this Order.

19. The discharger must reconstruct the final cover to meet the requirements of CCR Title 23.

20. The discharger shall maintain the facility so as to prevent a statistically significant increase in water quality parameters at the point of compliance as provided in Section 2550.5. According to Sections 2550.2 and 2550.3 of Chapter 15, the discharger is also required to establish a Water Quality Protection Standards (WQPS) and a list of Constituents of Concern (COCs). The discharger shall meet the following schedule in implementing the requirements of this Provision. The discharger shall monitor a minimum of four quarters (one year) for the parameters listed in Table 2. Based upon the results of the monitoring, the discharger shall propose a revised list of COC's and monitoring parameters in accordance with the requirements of this Order and Article 5 of Chapter 15. Within 15 months following the adoption of this Order, the discharger shall submit a monitoring program to include a statistical analysis method to the Board for approval by the Executive Officer. A non statistical method (e.g., concentration trend analysis and comparison to practical quantitation limits) will be utilized to evaluate the significance of groundwater data until the proposed statistical methods are approved by the Board.

C.   PROVISIONS

     1. The discharger shall comply with all Prohibitions, Specifications, and Provisions of this Order, immediately upon adoption of this Order or as provided below.

     2. The discharger shall submit a detailed POST EARTHQUAKE INSPECTION AND CORRECTIVE ACTION PLAN acceptable to the Executive Officer to be implemented in the event of any earthquake generating ground shaking of Richter Magnitude 7 or greater at or within 30 miles of the landfill. The report shall describe the containment features, and ground water monitoring and leachate control facilities potential impacted by the static and seismic deformations of the landfill. The plan shall provide for reporting results of the post earthquake inspection to the Board within 72 hours of the occurrence of the earthquake. Immediately after an earthquake event causing damage to the landfill structures, the corrective action plan shall be implemented and this Board shall be notified of any damage.

               REPORT DUE DATE:    WITHIN THREE MONTHS OF
                                   ADOPTION OF THIS ORDER

     3. The discharger shall submit A CONTINGENCY PLAN to be instituted in the event of a leak or spill from the leachate facilities. The discharger shall give immediate notification to the San Francisco Bay Regional Water Quality Control Board, the Local Enforcement Agency (LEA), and the California Department of Toxic Substance Control. The discharger shall initiate its corrective action plan to stop and contain the migration of pollutants from the site.

               REPORT DUE DATE:    WITHIN THREE MONTHS OF
                                   ADOPTION OF THIS ORDER

     4. The discharger shall file with the Regional Board Discharge Monitoring Reports prepared under the supervision of a registered civil engineer or registered geologist performed according to any DISCHARGE MONITORING PROGRAM issued by the Executive Officer.

     5. The reports pursuant to these Provisions shall be prepared under the supervision of a registered engineer or certified engineering geologist.

     6. The discharger shall comply with all applicable items of the attached Discharge Monitoring Program, or any amendments thereafter.

     7. In the event of any change in control or ownership of land or waste discharge facilities presently owned or controlled by the Discharger, the Discharger shall notify the succeeding owner or operator of the existence of this Order by letter, a copy of which shall be immediately forwarded to this office. To assume operation of this Order, the succeeding owner or operator must apply in writing to the Executive Officer requesting transfer of the Order. (Refer to Standard Provisions referenced above). The request must contain the requesting entity's full legal name, the address and telephone number of the persons responsible for contract with the Board and a statement. The statement shall comply with the signatory paragraph described in Standard Provisions and state that the new owner or operator assumes full responsibility for compliance with this Order. Failure to submit the request shall be considered a discharge without requirements, a violation of the California Water Code.

8. The discharger shall immediately notify the Board of any flooding, equipment failure, slope failure, or other change in site conditions which could impair the integrity of waste or leachate containment facilities or precipitation and drainage control structures.

                         NOTIFICATION:  IMMEDIATELY
                         REPORT DUE DATE:  WITHIN 7 DAYS AFTER THE INCIDENT

9. The discharger shall prepare, implement and submit a Storm Water Pollution Prevention Plan in accordance with requirements specified in State Water Resources Control Board General Permit for Storm Water Discharges Associated with Industrial Activities (NPDES Permit No. CAS000001).

                         REPORT DUE DATE: April 1, 1995

10. The discharger must reconstruct those portions of the landfill's cap which do not meet the requirements of Article 8, Section 2581 of Chapter 15. The discharger is required to submit a complete and comprehensive construction plan with 60 days of the adaption of this Order.

11. This order requires the discharger to initiate the semi-annual self monitoring program as defined in the attached Parts A & B.

12. The discharger shall maintain a copy of this Order at the site so as to be available at all times to site operating personnel.

13. This Board considers the property owner and site operator to have continuing responsibility for correcting any problems which may arise in the future as result of this waste discharge or related operations.

14. The discharger shall permit the Board or its authorized representative, upon presentation of credentials:

     a. Immediate entry upon the premises on which wastes are located or in which any required records are kept.

     b. Access to copy any records required to be kept under the terms and conditions of this Order.

     c. Inspection of any treatment equipment, monitoring equipment, or monitoring method required by this Order or by any other California State Agency.

     d.   Sampling of any discharge or ground water governed by this Order.

15. These requirements do not authorize commission of any act causing injury to the property of another or of the public; do not convey any property rights; do not remove liability under federal, state or local laws; and do not authorize the discharge of wastes without appropriate permits from other agencies or organizations.

16. This Order is subject to Board review and updating, as necessary, to comply with changing State or Federal laws, regulations, policies, or guidelines; changes in the Board's Basic Plan; or changes in the discharge characteristics.

17. Copies of all correspondence, reports, and documents pertaining to compliance with the Prohibitions, Specifications and Provisions of this Order, shall also be provided to the Environmental Health Services Division of San Mateo County.

18. The discharger shall analyze groundwater, leachate and surface water samples for the parameters as presented in Table 2 of the Discharge Monitoring Program for the Parkwood 101/westport landfill.

19. TASK 1; DOCUMENTATION OF INSTALLATION OF ADDITIONAL GROUNDWATER MONITORING WELLS
     Completion Date: March 1, 1995
     The discharger is required to submit a technical report acceptable to the Executive Officer that documents that the monitoring wells (MW3-1, MW3-2, P5-1, LW-1) listed in Table No. 1 in Part B of the attached Self Monitoring Program have been installed.

     20.  This Order rescinds Orders No. 76-77 and 77-134.

I, Steven R. Ritchie Executive Officer, do hereby certify that the foregoing is a full, complete, and correct copy of an Order adopted by the California Regional Water Quality Control Board, San Francisco Bay Region, December 14, 1994.

                                        /s/ STEVEN R. RITCHIE
                                        ----------------------------------------
                                        Steven R. Ritchie
                                        Executive Officer

Attachments:
1.   Figures:
     1.   Site Location Map
     2.   General Geologic X-Section
     3.   Leachate Trenches Location Map
2.   Discharge Monitoring Program

References:
Cooper Engineers (1983). Geotechnical and Waste Management Engineering Studies for Approval of Concept Plan, Lands of Parkwood 101 Associates, Redwood City, California.

Levin-Fricke, Inc. (1989). Solid Waste Assessment Test Investigation Report, Westport Landfill Site, Redwood City, California. November.

McLaren Engineers (1989). Draft Supplemental Environmental Impact Report, Westport Development Project. October.

United Soil Engineering INC. (1994). Clay Cap Thickness Investigation, Westport Office Park, Marine World Parkway, Redwood City, California.

                         Figure 1 -- Site Location Map


The Site Location Map shows the geographic region surrounding CoSine's facility in Redwood City, California. The map depicts the snail-shaped Westport Office Park, where CoSine's facility is located, in the center of the map with the label "SITE" in a box pointing to the office park. Other features identified in the diagram include Foster City to the north of the office park and the city of Belmont to the south.

                   Figure 2 -- GENERAL GEOLOGIC CROSS SECTION

The diagram of the General Geologic S-Section shows a cross section of the land 150 feet above and 200 feet below sea level in Redwood City, California. The cross section begins with the Ground Surface on top, followed by a layer labeled Bay Mud, a layer labeled Clay Zone Aquiclude and a layer labeled Deep Artesian Aquifer Zone that are distinguished by different shading.

                   Figure 3 -- Leachate Trenches Location Map

The Leachate Trenches Location Map depicts the snail-shaped Westport Office Park located in Redwood City, California. The diagram identifies a Leachate and Gas Control Trench No. 1, along with a Manhole No. 1, on the south-west area of the office park, near an area labeled the Boardwalk. The diagram also identifies the Peninsula Landing region on the south-east area of the office park and the Belmont Slough to the north of the office park.

                CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD
                            SAN FRANCISCO BAY REGION

                          DISCHARGE MONITORING PROGRAM

                                      FOR

                           WESTPORT INVESTMENTS INC.
                          PARKWOOD 101 CLOSED LANDFILL
                         REDWOOD CITY, SAN MATEO COUNTY

                                ORDER NO. 94-181

                                  CONSISTS OF

                                     PART A

                                      AND

                                     PART B

                                     PART A


A.      GENERAL

        Reporting responsibilities of waste dischargers are specified in Sections 13225(a), 13267(b), 13383, and 13387(b) of the California Water Code and this Regional Board's Resolution No. 73-16. This Discharge Monitoring Program is issued in accordance with Provision C.4 of Regional Board Order No. 94-181.

        The principal purposes of a discharge monitoring program are:

        (1) to document compliance with waste discharge requirements and prohibitions established by the Board,

        (2) to facilitate self-policing by the waste discharger in the prevention and abatement of pollution arising from waste discharge,

        (3) to develop or assist in the development of standards of performance, and toxicity standards,

        (4)     to assist the discharger in complying with the requirements of
                Article 5, Chapter 15 as revised July 1, 1991.

B.      SAMPLING AND ANALYTICAL METHODS

        Sample collection, storage, and analyses shall be performed according to the most recent version of EPA Standard Methods and in accordance with an approved sampling and analysis plan.

        Water and waste analysis shall be performed by a laboratory approved for these analyses by the State of California. The director of the laboratory whose name appears on the certification shall supervise all analytical work in his/her laboratory and he/she or their authorized representative shall sign all reports of such work submitted to the Regional Board.

        All monitoring instruments and equipment shall be properly calibrated and maintained to ensure accuracy of measurements.

C.      DEFINITION OF TERMS

        1.      A grab sample is a discrete sample collected at any time.

        2. Receiving waters refers to any surface water which actually or potentially receives surface or groundwater which pass over, through, or under waste materials or contaminated soils. In this case, the groundwater beneath and adjacent to the landfill areas and the surface runoff from the site are considered receiving waters.

3. Standard observations refer to:

   a. Receiving Waters

      1) Floating and suspended materials of waste origin: presence or absence, source, and size of affected area.
      2) Discoloration and turbidity: description of color, source, and size of affected area.
      3) Evidence of odors, presence or absence, characterization, source, and distance of travel from source.
      4) Evidence of beneficial use: presence of water associated wildlife.
      5) Flow rate.
      6) Weather conditions: wind direction and estimated velocity, total precipitation during the previous five days and on the day of observation.

   b. Perimeter of the waste management unit

      1) Evidence of liquid leaving or entering the waste management unit, estimated size of affected area and flow rate. (Show affected area on a map.)
      2) Evidence of odors, presence or absence, characterization, source, and distance of travel from source.
      3) Evidence of erosion and/or daylighted refuse.

   c. The waste management unit

      1) Evidence of ponded water at any point on the waste management facility.
      2) Evidence of odors, presence or absence, characterization, source, and distance of travel from source.
      3) Evidence of erosion and/or daylighted refuse.
      4) Standard Analysis (SA) and measurements are listed on Table 2
         (attached).

D. SAMPLING, ANALYSIS, AND OBSERVATIONS

The discharger is required to perform sampling, analyses, and observations in the following media:

1. Groundwater per Section 2550.7(b)
2. Surface water per Section 2550.7(c) and per the general requirements specified in Section 2550.7(e) of Article 5, Chapter 15 and
3. Vadose zone per Section 2550.7(d). This item is neither feasible nor applicable for this landfill.

E.   RECORDS TO BE MAINTAINED

     Written reports shall be maintained by the discharger or laboratory, and shall be retained for a minimum of five years. This period of retention shall be extended during the course of any unresolved litigation regarding this discharge or when requested by the Board. Such records shall show the following for each sample:

     1.   Identity of sample and sample station number.

     2.   Date and time of sampling.

     3. Date and time of analyses, and name of the personal performing the analyses.

     4. Complete procedure used, including method of preserving the sample, and the identity and volumes of reagents used where applicable; or reference to standard EPA methods.

     5.   Calculation of results.

     6.   Results of analyses, and detection limits for each analysis.

F.   REPORTS TO BE FILED WITH THE BOARD

     1. Written detection monitoring reports shall be filed by the 15th day of the month following the report period. In addition, an annual report shall be filed as indicated in F.3 below. The reports shall be comprised of the following:

          a.   Letter of Transmittal

               A letter transmitting the essential points in each report should accompany each report. Such a letter shall include a discussion of any requirement violations found during the last report period, and actions taken or planned for correcting the violations. If the discharger has previously submitted a detailed time schedule for correcting requirement violations, a reference to the correspondence transmitting such schedule will be satisfactory. If no violations have occurred in the last report period, this shall be stated in the letter of transmittal. Monitoring reports and the letter transmitting the monitoring reports shall be signed by a principal executive officer at the level of vice president or his duly authorized representative, if such representative is responsible for the overall operation of the facility from which the discharge originates. The letter shall contain a statement by the official, under penalty of perjury, that to the best of the signer's knowledge, the report is true, complete, and correct.

          b. Each monitoring report shall include a compliance evaluation summary. The summary shall contain:

      1) A graphic description of the velocity and direction of groundwater flow under/around the waste management unit, based upon the past and present water level elevation and pertinent visual observations. A statistical evaluation of the water quality monitoring data for all groundwater compliance points (As required under Part B (Table 1)).

      2) The method and time of water level measurement, the type of pump used for purging, pump placement in the well; method of purging, pumping rate, equipment and methods used to monitor field PH, temperature, and conductivity during purging, calibration of the field equipment, results of the PH, temperature conductivity and turbidity testing, well recovery time, and method of disposing of the purge water.

      3) Type of pump used, pump placement for sampling, a detailed description of the sampling procedure; number and description of equipment, field and travel blanks; number and description of duplicate samples; type of sample containers and preservatives used, the date and time of sampling, the name and qualification of the person actually taking the samples, and any other observations.

c. A map or aerial photograph shall accompany each report showing observation and monitoring station locations.

d. Laboratory statements of results of analyses specified in Part B must be included in each report. The director of the laboratory whose name appears on the laboratory certification shall supervise all analytical work in his/her laboratory and shall sign all reports of such work submitted to the Board.

      1) The methods of analyses and detection limits must be appropriate for the expected concentrations. Specific methods of analyses must be identified. If methods other than EPA approved methods or Standard Methods are used, the exact methodology must be submitted for review and approval by the Executive Officer prior to use.

      2) In addition to the results of the analyses, laboratory quality assurance/quality control (QA/QC) information must be included in the monitoring report. The laboratory QA/QC information should include the method, equipment and analytical detection limits; the recovery rates; and explanation for any recovery rate that is outside of the normal range specified by the EPA for that method; the results of equipment and method blanks; the results of spiked and surrogate samples; the frequency of quality control analysis; and the name of the person(s) performing the analyses.

e. An evaluation of the effectiveness of the leachate monitoring or control facilities.

         which includes an evaluation of leachate buildup within the disposal units, a summary of leachate volumes removed from the units, and a discussion of the leachate disposal methods utilized.

     f. A summary and certification of completion of all standard observations for the waste management unit, the perimeter of the waste management unit, and the receiving waters.

     g. The quantity and types of wastes disposed of during the past quarter, and the locations of the disposal operations.

2.   CONTINGENCY REPORTING

     a. A report shall be made by telephone of any seepage from the disposal area immediately after it is discovered. This report shall be filed with the Board within five days thereafter. This report shall contain the following information:

         1) a map showing the location(s) of discharge;
         2) approximate flow rate;
         3) nature of effects; i.e., all pertinent observations and analyses;
         and
         4) corrective measures underway or proposed.

     b. A report shall be made in writing to the Board within seven days of determining that a statistically significant increase occurred at a point of compliance (between a down gradient sample and a WQPS). Notification shall indicate what WQPS(s) has/have been exceeded. The discharger shall immediately re-sample at the compliance point where this difference has been found and reanalyze.

     c. If re-sampling and analysis confirms the earlier finding of a statistically significant increase between monitoring results and WQPS(s), the discharger must submit to the Board an amended Report of Waste Discharge as specified in Section 2550.8(k)(5) for establishment of an Evaluation Monitoring Program (EMP) meeting the requirements of Section 2550.9 of Chapter 15.

     d. Within 180 days of determining statistically significant evidence of a release, submit to the regional board an engineering feasibility study for a Corrective Action Program (CAP) necessary to meet the requirements of Section 2550.10. At a minimum, the feasibility study shall contain a detailed description of the corrective action measures that could be taken to achieve background concentrations for all constituents of concern.

3.   REPORTING

     By January 31 of each year, the discharger shall submit an annual report to the Board covering the previous calendar year. This report shall contain:

        a. Tabular and graphical summaries of the monitoring data obtained during the previous year; the report should be accompanied by a 5-1/4" or 3-1/2" computer data disk, MS-DOS ASCII format, tabulating the year's data.

        b. A comprehensive discussion of the compliance record, and the corrective actions taken or planned which may be needed to bring the discharger into full compliance with the waste discharge requirements.

        c. A map showing the area, if any, in which filling has been completed during the previous calendar year. [Not applicable for this site]

        d. A written summary of the groundwater analyses indicating any change in the quality of the groundwater

        e. An evaluation of the effectiveness of the leachate monitoring/control facilities, which includes an evaluation of leachate buildup within the disposal units, a summary of leachate volumes removed from the units, and a discussion of the leachate disposal methods utilized.

4.      WELL LOGS

        A boring log and a monitoring well construction log shall be submitted for each new sampling well established for this monitoring program, as well as a report of inspection or certification that each well has been constructed in accordance with the construction standards of the Department of Water Resources. These shall be submitted within 30 days after well installation.

                                     PART B

1.   DESCRIPTION OF OBSERVATION STATIONS AND SCHEDULE OF OBSERVATIONS

     A. ON-SITE OBSERVATIONS - Report Semi-annually

               STATION        DESCRIPTION         OBSERVATIONS        FREQUENCY
               V-1            Located on the      Standard            Quarterly
               thru           waste disposal      observations
               V-'n'          area as deli-       for the waste
                              neated by a         management
                              500 foot grid       unit.
                              network.

               P-1            Located at          Standard            Quarterly
               thru           equidistant         observations
               P-'n'          intervals not       for the
               (perim-        exceeding 1000      perimeter.
               eter)          feet around the
                              perimeter of
                              the waste
                              management unit.

     A map showing visual and perimeter compliance points (V and P stations) shall be submitted by the discharger in the semi-annually monitoring report.

B.   GROUNDWATER, LEACHATE AND SURFACE WATER MONITORING

     REPORT SEMI-ANNUALLY

     Groundwater, surface water, leachate and seepage monitoring points shall be monitored as outlined below on Table 1 and Table 2 and shown on Figure 1 (Attached).

     During the wet season (October through April), estimate or calculate the volume of storm water discharge from each outfall and collect and analyze samples of storm water discharge from two storm events during each wet season which produce significant storm water discharge as defined in State Water Resources Control Board Order No. 92-12-DWQ (General Permit for Storm Water Discharges). The samples must be analyzed for:

     - pH, total suspended solids (TSS), specific conductance, and total organic carbon (TOC).

     - Toxic chemicals and other pollutants that are likely to be present in storm water discharge in significant quantities.

                                    TABLE 1

MONITORING POINTS FOR EACH MONITORING MEDIUM:


MONITORING MEDIA    POINTS OF COMPLIANCE          UPGRADIENT WELLS
----------------    -------------------------     ----------------
Surface Water       SW1, SW2, SW3                 SW1

----------------    -------------------------     ----------------

Groundwater         Deep groundwater              UPG-1
                    Monitoring Wells: P-2B,
                    P-1B, MW-1, MW-2.

                    Shallow Groundwater           UGP-2
                    Monitoring Wells: P-8, P-7,
                    K-1, P-3, K-3,* K-4, P-5,
                    P5-1, K-5, MW-3, MW3-1,
                    MW3-2, S-3A, S-4A, P-4,
                    K-2, P-6

---------------     -------------------------     ---------------

Leachate            *P-2A, P-1A, LW-1, S-1A,      Not Applicable
                    S-2, S-5

---------------     -------------------------     ---------------

*    Leachate wells are not considered compliance points

*    K-4 is not a compliance groundwater monitoring well

     C.   FACILITIES MONITORING

          The discharger shall inspect all facilities to ensure proper and safe operation once per quarter and report quarterly. The facilities to be monitored shall include, but not be limited to:

          a.   Leachate collection and removal systems;

          b.   Surface water monitoring points;

          c.   Shallow and deep groundwater monitoring wells;

          d.   Perimeter diversion channels;

          e.   Leachate wells;

I, Steven Ritchie Executive Officer, hereby certify that the foregoing Self-Monitoring Program:

1. Has been developed in accordance with the procedures set forth in this Board's Resolution No. 73-16 in order to obtain data and document compliance with waste discharge requirements established in this Board's Order No. 94-181.

2.  Is effective on the date shown below.

3. May be reviewed or modified at any time subsequent to the effective date, upon written notice from the Executive Officer.



                                                 /s/ STEVEN R. RITCHIE
                                                 ---------------------
                                                 Steven R. Ritchie
                                                 Executive Officer


Date Ordered: December 14, 1994
Attachments:
Figure 1 - Monitoring Points Location map
Table  2 - Discharge Monitoring Plan

                                    FIGURE 1
                         MONITORING POINTS LOCATION MAP

The Monitoring Points Location Map shows a diagram of the snail-shaped Westport Office Park located in Redwood City, California, with monitoring points for groundwater, surface water, leachate and seepage indicated by dots in various areas.

                                    Table 2

Discharge Monitoring Plan, List of Analytical Parameters

                                   METHOD
PARAMETERS                         (USEPA)                  FREQUENCY                 REFERENCE
----------                         -------                  ---------                 ---------
Leachate Level Measurements        Field                    Semi-Annual               1
Water Level Measurements           Field                    Semi-Annual               1
Temperature Measurements           Field                    Semi-Annual               1
Electrical Conductivity            Field                    Semi-Annual               3
pH                                 Field                    Semi-Annual               3
Total Organic Carbon               415.1                    Semi-Annual               2
Total Nitrogen (the sum of Nitrate 351.2                    Semi-Annual               2
Nitrogen and Kjeldahl Nitrogen)
Turbidity                          Field                    Semi-Annual               1,4
Alkalinity, bicarbonate            310.1                    Semi-Annual               2
Alkalinity, hydroxide              310.1                    Semi-Annual               2
Biological Oxygen Demand           410.4                    Semi-Annual               4
Amonia as N (nonionized)           350.1                    Semi-Annual               4
Chemical Oxygen Demand             410.2                    Semi-Annual               2,4
Total Dissolved Solids             160.1                    Semi-Annual               2,4
Total Suspended Solids             160.2                    Semi-Annual               2,4
Volatile Organic Compounds         8260 w/                  Once in 5 yrs             3
(Appendix I)                       capillary
                                   column
Volatile Organic Compounds         8260/w                   Once in 5 yrs             3
(Appendix I&II)                    capillary
                                   column
Appendix II                        8270                     Once in 5 yrs             3
Semi-volatile Organics Compounds
Organophosphorus Pesticides &      8140 w/                  Once in 5 yrs             3
PCB's                              capillary
                                   column

                                    8150 w/
                                   capillary
Chlorinated Herbicides              column        Once in 5 yr        3
-------------------------------------------------------------------------
Arsenic                              7061         Semi-annual         3
-------------------------------------------------------------------------
Cadmium                              7131         Semi-annual         3
-------------------------------------------------------------------------
Chromium                             6010         Semi-annual         3
-------------------------------------------------------------------------
Copper                               6010         Semi-annual         3
-------------------------------------------------------------------------
Lead                                 7421         Semi-annual         3
-------------------------------------------------------------------------
Mercury                              7470         Semi-annual         3
-------------------------------------------------------------------------
Nickel                               6010         Semi-annual         3
-------------------------------------------------------------------------
Selenium                             7740         Semi-annual         3
-------------------------------------------------------------------------
Silver                               6010         Semi-annual         3
-------------------------------------------------------------------------
Zinc                                 6010         Semi-annual         3
-------------------------------------------------------------------------

1. Not Applicable
2. Methods for Chemical Analysis of Water and Wastes, EPA600/4/79,029, revised March 1983
3. EPA SW-846
4. Only for surface water monitoring

             EXHIBIT D TO LEASE AGREEMENT DATED SEPTEMBER 20, 1999
                BETWEEN WESTPORT JOINT VENTURE, AS LANDLORD, AND
                    COSINE COMMUNICATIONS, INC., AS TENANT.

                          HAZARDOUS MATERIALS REPORTS
                               PROVIDED TO TENANT

1) Applicability of Chemrisk Assessment for the Westport Site, Dated October 1989, to Currently Proposed Site Development Plan -- Report dated June 28, 1994, prepared by ChemRisk

2) Draft Supplemental Environmental Impact Report for Westport Development Project dated October 1989, prepared by McLaren

3) Revised Discharge Monitoring Plan to Westport Landfill Site dated May 1996 prepared by Geomatrix Consultants

                                [CHEMRISK(R) LOGO]



1135 Atlantic Avenue                              VANCE M. BROWN & SONS INC.
Alameda, CA 94501
(510) 521-5200                                            JUL 01 1994
FAX (510) 521-1547                                         RECEIVED
     June 28, 1994




Mr. Tom Passanisi
Senior Planner
Redwood City Planning Division
1017 Middlefield Road
Redwood City, CA 94064

Dear Mr. Passanisi:

SUBJECT: APPLICABILITY OF CHEMRISK RISK ASSESSMENT FOR THE WESTPORT SITE, DATED OCTOBER 1989, TO CURRENTLY PROPOSED SITE DEVELOPMENT PLAN

ChemRisk has reviewed the subject assessment for the purposes of determining whether the newly proposed site development plan, additional data/information developed since the completion of the assessment, or changes in the practices of risk assessment (i.e., current state-of-the-art or regulatory defaults) over the past five years would result in any changes in the conclusions of the assessment. ChemRisk understands that the current proposal involves the development of the site for all-commercial use.

The description of the proposed development made available for our review was the Master Site Plan blue-line prepared by Kenneth Rodrigues & Associates Inc. ChemRisk reviewed reports related to the site that were issued after the completion of the risk assessment to determine whether they contained data or information that might alter the conclusions of the risk assessment. This review consisted of a review of the project files maintained by the San Mateo County Department of Health Services, and information provided by Mr. Gary Moiseff, Brown & Sons, Inc. who have been retained by the Westport owners to provide general contracting services for the site.


                                          FILE: D.2k -- WESTPORT #52350
                                          "Applicability of Risk
                                          Assessment to Current Plan.
                                          Chem Risk. 06-28-94."

Mr. Tom Passanisi
June 28, 1994
Page 2



EVALUATION OF POTENTIAL IMPACT OF CHANGES IN DEVELOPMENT PLAN

The following listings identify some of the principal attributes of the previous plans that were taken into consideration in the development of the health risk assessment and also attributes of the currently proposed plan.

Attributes of the Currently Approved. All-Commercial Plan Addressed by the Risk
Assessment:

        - Filling of the lower lying area to bring finish floor elevations to 120 feet.

        - Anticipated two to ten feet of inert fill over refuse area for all building sites.

        - Construction of each of thirteen commercial buildings using 65 piles per building. Five of the buildings being located on the mound area and a portion of two buildings on the panhandle area.

Attributes of the Previously Proposed Plan Addressed by the Risk Assessment - Residential and Commercial Development:

        - No filling of lower lying areas, however all development areas to be overlain with additional clean fill to a minimum of one foot.

        - Grading of the panhandle area for the Island Drive extension, involving temporary removal of current refuse cap of up to 8,000 square feet and possible excavation and disposal of an undetermined amount of refuse. Approximately four weeks between cap removal and re-establishment.

        - Construction of residential buildings in the panhandle area using 250 to 300 piles.

        - Surcharging of the mound area involving the placement of eight feet or more of soil, leaving a minimum of four feet of soil after removal.

        - Potential need for temporary cap removal and regrading in the mound area over up to 8,000 square feet at a time.

        - Open trenches for utility installation of up to 600 square feet at a time.



[CHEMRISK(R) LOGO]

Mr. Tom Passanisi
June 28, 1994
Page 3



        - Commercial building foundations on the mound area placed in the cap soils, no cap penetrating footings or pilings.

        - A number of passive landfill gas migration control features incorporated in the design to limit lateral migration beyond refuse fill areas and to prevent migration into buildings.

Attributes of the Currently Proposed, All-Commercial Plan:

        - Filling of virtually all the lower lying areas to bring finish floor elevations to 108.5 feet.

        - Varying amounts of inert fill over the refuse area for all building and paving areas. Fill and/or existing cap material will be in compliance with the Integrated Waste Management Board requirements for Post-Closure Development. There will be a minimum of one foot thickness of 10(-6) cm. permeability cover material included in a cover of a minimum total thickness of four feet.

        - Seven two-story buildings of 48,384 square feet each will be constructed in the mound area. With the current design loads, there would be 82 piles per building.

        - There is currently no plan to remove any of the existing refuse material for the Island Drive extension.

        - The five two-story buildings located near the panhandle area are not over the refuse fill. The plan shows parking and landscaping over the panhandle refuse cap.

        -       No surcharging of the mound is planned.

        - No removal of the cap in the mound area is anticipated but may be required by the City of Redwood City at major utility lines.

        - There will be open trenches for utility installation but they will not necessarily be into the cap.

        - Landfill gas migration control features will be included in the project.



[CHEMRISK(R) LOGO]

Mr. Tom Passanisi
June 28, 1994
Page 4

Analysis

The risk assessment presents two different modeling approaches for assessing the release of gaseous contaminants to the atmosphere. One of the approaches is based on the assumption that landfill gases are driven from the fill by the generated gases, with the CAP HAVING NO EFFECT IN RETARDING RELEASE OF THESE CONTAMINANTS (Thibodeaux Emission Model). THE CAP-ALTERING ACTIVITIES (E.G., THE USE OF PILINGS, CAP REMOVAL, CAP DEPTH) ASSOCIATED WITH THE VARIOUS PLANS HAVE NO IMPACT ON THIS WORST-CASE ANALYSIS. However, the results of the typical-case analysis were based on the results of an emission model (Farmer's Model) that would be affected by significant differences in the assumptions regarding cap altering activities.

The attributes of the currently proposed plan with respect to refuse cap-altering activities are similar to those associated with the two development scenarios that were specifically evaluated in the risk assessment (and may possibly be less than those that were evaluated). Given the similarity of the general descriptions of the plans assessed by the risk assessment and the currently proposed plan, and the fact that the risk assessment was developed using two different approaches intended to bound the range of health risks posed at the site, the assessment should adequately characterize the health risks likely to be associated with development of the site under the currently proposed plan. THE WORST CASE RISK ESTIMATES ASSOCIATED WITH INHALATION WOULD BE UNAFFECTED BY ANY DIFFERENCES IN THE DEVELOPMENT PLAN, WHILE THE TYPICAL-CASE RISKS PRESENTED IN THE ASSESSMENT COULD POTENTIALLY CHANGE IF SITE DEVELOPMENT ACTIVITIES DIFFER SIGNIFICANTLY FROM THOSE OUTLINED IN THE ASSESSMENT.

The additional construction worker exposure scenarios associated with dermal contact, inhalation, and ingestion, characterized in the response to EPA comments, would be unaffected by changes in the site development plan.

The risk assessment provided estimates of risks for four distinct groups; construction workers, on-site office park workers, on-site residents, and offsite residents. Since the currently proposed plan is an all-commercial development, none of the on-site residential exposure scenarios in the assessment would be applicable.

EVALUATION OF POTENTIAL IMPACT ON ASSESSMENT OF ADDITIONAL SITE DATA/INFORMATION

Following are brief descriptions of the additional information or data provided by the identified reports issued following publication of the health risk assessment.



[CHEMRISK(R) LOGO]

Mr. Tom Passanisi
June 28, 1994
Page 5

- CERCLA Listing Site Inspection. Redwood Shore Landfill, by: Ecology and Environment, Inc., for EPA Hazardous site Evaluation Division, May 31, 1990.

        The report documents the EPA sampling program and identifies the presence of metals in soils at concentrations above reference levels as one of the principal potential issues of concern, along with documentation of presence of a variety of volatile compounds.

        The types and patterns of contamination documented in the report do not differ substantially from those identified for the purposes of the risk assessment. No conclusions with regard to health risk are made in this report.

        The information presented in this report would not be expected to substantially alter the risk assessment.

- Landfill Gas Monitoring for June 1993, Closed Parkwood 101 Landfill Redwood City, California, Tejima and Associates, Inc, June 11.

        The findings of the investigation were summarized as follows in the report:

        "Landfill gas is present in high concentrations in the highest and central portion of the mound area. Moderate levels of gas exist along the perimeter of the mound. Very low levels of gas are present in the "pan-handle" area."

        These observations are consistent with previous reports which were used in the development of the risk assessment.

- Landfill Gas Monitoring for June 1992, Closed Parkwood 101 Landfill Redwood City, California, Tejima and Associates, Inc, June 10.

        The findings of the investigation were summarized as follows in the report:

        "Landfill gas is present in high concentration in the highest and central portion of the mound area. Moderate levels of gas exist along the perimeter of the mound. Very low levels of gas are present in the "pan-handle" area."

        These observations are consistent with previous reports which were used in the development of the risk assessment.



[CHEMRISK(R) LOGO]

Mr. Tom Passanisi
June 28, 1994
Page 6

- Landfill Gas Monitoring. for June 1991, Closed Parkwood 101 Landfill Redwood City, California, and Associates, Inc, June 12.

        The findings of the investigation were summarized as follows in the report:

        "Landfill gas is present in moderate to high concentrations in all but the highest and central portion of the mound area. Low levels of gas are present in the "panhandle" area."

        These observations are consistent with previous reports, with the exception that gas levels were reduced in the central portion of the mound. The reported results do not suggest any significant changes in conditions at the site.

- Results of Subsurface Investigations. Peninsula Landings Condominiums. Treadwell & Rollo, Inc, Transmittal Letter dated September 14, 1993.

        The report consists of laboratory data sheets. No data compilation or interpretation was included. The laboratory sheets indicate that samples contained a variety of metals and low concentrations of base/neutral and acid extractable and volatile compounds in water, soil, and what appeared to be soil gas.

        The nature and magnitude of contamination is consistent with that reported in other studies in the area studies.

        Report on Results of Health-Based Screening Level Risk Analysis of On-Site Lead-Affected Soils, Westport Development Site, Redwood City, California, Lavine-Fricke, March 8, 1994.

        Addresses health risks associated with presence of lead at the site. Concluded that lead contamination was unlikely to produce unacceptable blood lead levels for on-site workers. An ambient air action level was developed to identify acceptable concentrations of lead in air and soil associated with construction activities.



[CHEMRISK(R) LOGO]

Mr. Tom Passanisi
June 28, 1994
Page 7

EVALUATION OF POTENTIAL IMPACT ON THE ASSESSMENT FROM CHANGES IN
STATE-OF-THE-ART OR REGULATORY DEFAULT

Three different aspects of the risk assessment were examined to identify whether there have been any changes in the practice in the past five years that are likely to affect the conclusions of the assessment. These three aspects include:

        -       Estimates of the toxicity of contaminants

        - Inputs parameters used in calculation (e.g., exposure parameters)

        -       The type of models used

U.S. EPA was actively involved in evaluating the site at the time of the development of the risk assessment. Following completion of site listing investigations, U.S. EPA withdrew from involvement in the site, and the California EPA is now more active. California EPA has developed guidance on the performance of risk assessments that often differs, to some extent, from Federal guidance. Potential differences in the approach to the assessment based on State guidance are identified in the following discussions.

Toxicity of Contaminants

Health risks for exposures to carcinogens are defined in terms of probabilities. The probabilities identify the likelihood of a carcinogenic response in an individual that receives a given dose of a particular compound. These probabilities are expressed in terms of the carcinogenic potency factor (CPF). California-EPA issues CPFs from their Standards and Criteria Work Group. The cancer potency factors used in the assessment were reviewed against those currently recommended by California. The following table summarizes the CPFs used in the analysis and those currently recommended by Cal-EPA.



[CHEMRISK(R) LOGO]

Mr. Tom Passanisi
June 28, 1994
Page 8

                                                                   CHANGE
                                CPF USED IN      CPF FROM CAL-    (Cal-EPA
     COMPOUND                   ASSESSMENT           EPA         CPF/CPF used)
     Benzene                      0.029             0.1             3.5
   Chloroform                     0.081             0.019           0.23
    Methylene                     0.0016            0.0035          2.2
    Chloride
Trichloroethylene                 0.017             0.01            1.2
 Vinyl Chloride                   0.295             0.27            0.92

As indicated in the table, CPFs currently recommended by Cal-EPA differ by up to a factor of over 4 (i.e., Chloroform CPF used in assessment over 4 times higher than Cal-EPA CPF). The majority of the health risks estimated in the assessment are associated with vinyl chloride and benzene, therefore, changes in the CPFs for these compounds would have the greatest impact on the conclusions of the risk assessment. The current Cal-EPA CPF for vinyl chloride is a little lower than that used in the assessment and benzene is higher. Based on the contribution each of these compounds make to the total risk, the indicated changes in the CPFs would likely balance one another out, with the estimated total risk remaining about the same as that presented in the assessment.

Input Parameters

The Federal EPA has commented that arithmetic means should be used rather than geometric means which were used in the analysis. If the arithmetic means calculated by Federal EPA in their comments were used in the analysis, the highest estimated cancer risk, which was predicted for the on-site worker, worst-case project occupancy scenario, would be just under one-in-one million. The additional construction worker exposure scenarios documented in the response to comments use the maximum concentrations, and therefore would be unaffected.



[CHEMRISK(R) LOGO]

Mr. Tom Passanisi
June 28, 1994
Page 9

A soil ingestion rate of 10 mg per day was used in the additional construction worker exposure scenarios developed in the response to comments. Both Federal and Cal-EPA currently call for a default assumption of 100 mg per day for adults. This factor of 10 increase in ingestion would raise the predicted cancer risks from ingestion of maximally contaminated soil to approximately 2 x 10(-8) (2 chances in one hundred million), still extremely small.

Exposure/Transport Models

Another issue that would likely receive different analytic treatment is related to the detection of lead in three locations in excess of 1,000 ppm. Our response to comments contained an analysis that used a subchronic RfD for lead. At present, neither U.S. EPA or Cal-EPA has established health criteria for an acceptable intake level of lead for humans. Federal EPA has provided interim guidance for safe levels of lead in residential soil that indicate that a surface soil concentration of lead between 500 to 1,000 ppm is protective, that is, lead concentrations within this range should not pose a health hazard. Cal-EPA requires that, in cases where inorganic lead levels exceed 130 ppm in soil, a model called LEADSPREAD be used to identify acceptable concentrations. The use of LEADSPREAD typically indicates that lead concentration between 250 and 500 ppm in soil are required to protect children at residential sites, while concentrations of 4,000 ppm are protective at commercial sites where adults are the principal occupants. In any case, the County Health Department has directed the property owner to remediate the identified lead hot-spots, regardless of the risk they pose. Therefore, the assessment of risks from lead at the site should not be an issue after completion of the remediation.

State-of-the-Art

Regulatory approaches to risk assessment have continued to emphasize the use of default assumptions that tend to over-estimate risk, or lead to worst-case estimates of risk. The current state-of-the-art assessments emphasize the development of the best-estimate of the health risks for the various exposed populations, and the estimation of the quantitative uncertainty in these estimates. The risk assessment for the Westport site provides worst-case risk estimates using very conservative assumptions, and some less-than-worst-case risks using less conservative assumptions. A state-of-the-art assessment would likely produce best-estimates of health risk that are substantially lower than those presented in the risk assessment.



[CHEMRISK(R) LOGO]

Mr. Tom Passanisi
June 28, 1994
Page 10

CONCLUSIONS

ChemRisk has reviewed the proposed all-commercial site development plan, additional data/information developed since the completion of the assessment, and recent changes in the practice of risk assessment for the purposes of evaluating the applicability of the ChemRisk Risk Assessment for the Westport Site dated October, 1989, to the currently proposed development plan. Our review did not identify any information that would suggest that the estimated health risks or conclusions of the risk assessment would be altered under the currently proposed site development plan.

Sincerely,


 /s/ STEPHEN RIPPLE

Stephen Ripple
Chief Health Scientist



[CHEMRISK(R) LOGO]

                                     DRAFT

                    SUPPLEMENTAL ENVIRONMENTAL IMPACT REPORT

                                ----------------

                          WESTPORT DEVELOPMENT PROJECT

                                  OCTOBER 1989


                                 SCH # 88032906



                                 Prepared for:

                        REDWOOD CITY PLANNING COMMISSION
                             1017 Middlefield Road
                         Redwood City, California 94064



                                  Prepared by:

                                    McLAREN
                             11101 White Rock Road
                        Rancho Cordova, California 95670



                                 [McLAREN LOGO]

                               EXECUTIVE SUMMARY


A single family/multi-family residential and commercial project on Redwood Penninsula in Redwood City, near Marine Parkway and Island Drive. The proposed project consists of approximately 190 single family and 330 multi-family units and 500,000 square feet of commercial space at a closed landfill site.


Since the proposed project is a modification of a previously proposed project for which a Final Environmental Impact Report has been prepared, the City of Redwood City has required preparation of this Supplemental EIR (SEIR) pursuant to Section 15163 of the CEQA Guidelines. Generally, this SEIR provides a detailed health risk assessment for the project site and evaluates project alternatives. For additional information concerning the environmental setting, impacts and mitigation measures for the proposed project, the reader is referred to the original FEIR.


Principal areas of environmental concern associated with the proposed project are:



        o       Public Health

        o       Air Quality

        o       Traffic


The following summarizes potential impacts and mitigation measures associated with the environmental issues of concern:


Public Health. Results of soil, gas and water sampling performed at the site indicated a potential for the site to release volatile compounds to the air and localized presence of contaminants in the shallow groundwater in the mound area of the site. However, results of the health risk assessment performed for the project show that no significant health risks are expected to occur as a result of project development. That is to say, an increase in expected cancer occurrence is anticipated to be less than 1 in 10,000,000 people exposed to the contaminants at the predicted level. This is well below EPA standards for significant health risk.

Air Quality. With some exception, the projected traffic-related emissions resulting from the project exceed levels of significance suggested by the Bay Area Air Quality Management District. Mitigation measures that can reduce these impacts include: encouragement of public transit use, provision of facilities for bicyclists and provision of on-site recreational facilities. The combined residential and commercial nature of the proposed project could allow some residents to work near their homes.


Impacts associated with landfill gases are considered insignificant. Specific measures that would be incorporated into the building and site design include: structure underlayments that prevent gas entry, barriers along utility conveyances, gas interceptor trench around the refuse fill areas, and a health and safety plan including specifications for construction practices and worker protection.


Traffic. Implementation of the proposed project would add approximately 10,700 additional vehicle trips to the existing circulation system. Significant cumulative impacts associated with the additional traffic include three nearby intersections which would operate at level of service designations E or F during peak traffic periods (E - Severe congestion with some long-standing lines of traffic, which may block nearby intersection(s) upstream of critcal approach(es); F - total breakdown, stop-and-go operation). Mitigation measures that could partially reduce traffic impacts include intersection improvements such as the installation of signal controls, restriping, and the addition of turning lanes.


The proposed project does not have significantly different visual, noise, land use or socioeconomic impacts beyond those identified in the original FEIR prepared for the multi-family/comercial project.

                           SECTION 1.0 - INTRODUCTION


1.1 PROJECT BACKGROUND


The City of Redwood City is currently in the process of considering changes to its existing General Plan, Specific Plan and Zoning designations for a proposed development in its Redwood Peninsula area. Figures 1-1 and 1-2 show the regional and site location maps. As a component of this decision-making process, the City required that a comprehensive Environmental Impact Report (EIR) be prepared in compliance with the California Environmental Quality Act (CEQA). The EIR was certified on December 6, 1988. Certification of the Final EIR (FEIR) was appealed by local residents. The City Council upheld certification of the FEIR after considering the appeal at three public hearings and in doing so placed specific conditions on the certification. The conditions included preparation of a Supplemental EIR (SEIR) which contains:



        o       Amore detailed site plan.

        o Assessment of health risks associated with site development and occupancy.


Environmental concerns included public health effects, traffic, and air quality. Subsequent to the above City Council requirements, changes were proposed in the proposed project. Project modifications intended to address environmental concerns are relocation of residential units and reduction in densities. The number of residential units dropped from 1,192 multi-family units to approximately 190 single family units and approximately 330 multifamily units. The amount of commercial space remained at approximately 500,000 square feet. This SEIR addresses new potentially significant impacts of the proposed project and its alternatives. (Note: "Proposed project" and "project" refer to the currently proposed single-family/multi-family/commercial project).


A complete description of the project and its potential environmental effects are the subject of this SEIR. Section 2.0 offers a detailed project

                                   Figure 1-1


                            [REGIONAL LOCATION MAP]





This Regional Location Map depicts the area where the Westport Office Park is located, as identified by the words "Project Site" towards the center of the map. To the north of the Project Site is Oakland and to the southeast is San Jose.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
EXECUTIVE SUMMARY........................................................... i

1.0 INTRODUCTION............................................................ 1

        1.1 Project Background.............................................. 1
        1.2 Other Environmental Documents Incorporated by Reference......... 4

2.0 PROJECT DESCRIPTION..................................................... 5

3.0 PUBLIC HEALTH........................................................... 9

        3.1 Setting......................................................... 9

                3.1.1 Soil and Groundwater Sampling......................... 9

        3.2 Impacts.........................................................16

                3.2.1 Introduction..........................................16
                3.2.2 Hazard Identification.................................16
                3.2.3 Dose-Response Evaluation..............................17
                3.2.4 Exposure Assessment...................................18
                3.2.5 Risk Characterization.................................19

        3.3 Mitigation......................................................19

4.0 TRAFFIC, AIR QUALITY, VISUAL RESOURCES, NOISE, LAND USE,
    AND SOCIOECONOMICS......................................................20

5.0 ORGANIZATIONS AND PERSONS CONSULTED.....................................23


LIST OF APPENDICES

Appendix I:    Sampling Report
Appendix II:   Health Risk Assessment
Appendix III:  Table S-1 from FEIR

                                LIST OF FIGURES

                                                                            Page
                                                                            ----
FIGURE 1-1: REGIONAL LOCATION MAP............................................ 2

FIGURE 1-2: PROJECT SITE LOCATION............................................ 3

FIGURE 2-1: SITE PLAN........................................................ 6

FIGURE 2-2: 1988 TOPOGRAPHY SHOWING REFUSE DISPOSAL AREAS.................... 7

FIGURE 3-1: VAPOR MONITORING WELL LOCATIONS..................................11

FIGURE 3-2: SOIL SAMPLING LOCATIONS..........................................13

FIGURE 3-3: SURFACE WATER SAMPLING AND GROUNDWATER
            MONITORING WELL LOCATIONS........................................14

FIGURE 4-1: AM (PM) PEAK TRAFFIC PROJECTION COMPARISON.......................21

                                   Figure 1-2


                          [PROJECT SITE LOCATION MAP]





This Project Site Location Map depicts the area where the Westport Office Park is located, as identified by the words "Project Site." The map shows Foster City to the north of the Project Site and the Bayshore Freeway to the south.

description. Impacts and mitigation measures associated with public health, traffic, air quality, visual resources, noise, land use, socioeconomics and other issues are described in Sections 3.0 and 4.0 of this SEIR and the original FEIR.


1.2 OTHER ENVIRONMENTAL DOCUMENTS INCORPORATED BY REFERENCE


Section 15150 of the CEQA Guidelines provides for incorporation of background documents relevant to the CEQA process. Pursuant to these Guidelines, the following document is hereby incorporated by reference:


        o Final Environmental Impact Report. Westport Development Redwood City, California, Woodward-Clyde Consultants, 1988 (SCH# 88032906)


The 1988 FEIR describes the project area's environmental setting and identifies impacts, alternatives and mitigation measures for the original multi-family/ commercial proposal. Copies of this report are available for public review at the Redwood City Planning Department, 1017 Middlefield Road, Redwood City, California 94603.

                       SECTION 2.0 - PROJECT DESCRIPTION


The proposed project is approval of approximately 190 single-family homes. approximately 330 multi-family units, and approximately 500,000 square feet of commercial space within the areas designated in the site plan, Figure 2-1. The residential portion of the project will incorporate approximately 50 acres while the commercial portion will encompass an estimated 34 acres.


The objective of the proposed project is to provide commercial uses and housing opportunities in close proximity to one another while efficiently utilizing the land and environmental resources of the proposed project site.


For preparation of this document, it was assumed that the multi-family unit design would remain consistent with those proposed in the original FEIR and that single-family homes would not exceed two stories. Commercial space as proposed will remain as described in the original FEIR. This document consequently focuses on those impacts pertaining to the reduction in residential density and potential landfill-related health risks associated with development and occupancy of the project. The anticipated residential density for the project is
11.0 dwelling units per acre compared to the originally planned 24 units per acre. Access to the project is proposed to remain as proposed in the original FEIR.


From 1948 until 1970, a portion of the project site was used for landfill disposal of municipal solid waste and incinerator ash. Figure 2-2 shows the location of the refuse disposal areas. The disposal areas consist of a long, relatively narrow low mound in the southwesterly portion of the site, and a relatively high mound in the southeasterly portion. The low, narrow mound is commonly referred to as the "Panhandle" and the higher area is referred to as the "Mesa" or "Mound".


As seen in Figure 2-1, single-family housing will be located outside of the area of the former landfill. Multi-family housing will be the only residential development located on the inactive landfill and will be located

                             [FIGURE 2-1 SITE PLAN]


This diagram depicts the snail-shaped Westport Office Park area. The diagram is divided into three sections, labeled Single Family Housing, Commercial Office Park and Multi-Family Housing.

           [FIGURE 2-2 1988 TOPOGRAPHY SHOWING REFUSE DISPOSAL AREAS]

This diagram depicts the snail-shaped Westport Office Park area, and identifies the Belmont Slough to the north and east and a Panhandle Area to the south.

in the "panhandle" area. The area of the landfill identified in the FEIR as the mesa, or mound area, will be fully developed as commercial (office and research & development-type) space.

                          SECTION 3.0 - PUBLIC HEALTH


Public and agency concern regarding potential health effects of project development and human occupancy on a closed landfill resulted in Council requirements to perform a detailed health risk assessment for the project. In order to perform the assessment, it was necessary to obtain data regarding the nature and extent of contamination. Sampling and analysis of soil and groundwater to obtain the data with which to describe the environmental setting for public health is discussed in Section 3.1.1. Results of the health risk assessment which describes potential impacts related to public health are discussed in Section 3.2. Mitigation measures that can reduce potential impacts to levels of insignificance derived from the project proposal and health risk assessment and are identified in Section 3.3.


3.1 SETTING


3.1.1 Soil and Groundwater Sampling


Sampling of media was performed at the proposed project site during the period of April through August 1989. The sampling supplemented existing data (Tejima, 1988a,b; Levine-Fricke, 1989a,b,c) and was used to support development of a health risk assessment for the site. The sampling report, presenting the sampling rationale, methods, and analytic results, is provided in Appendix I. Appendices of the sampling report are on file with the Redwood City Planning Department for public inspection and are not appended for the SEIR.


Three separate phases of sampling were performed. The initial phase (April 1989) involved soil vapor sampling from six existing vapor wells and collection of seven surface soil samples to determine surface soil moisture content.


The second phase (June-July 1989) was designed to replicate some of the previous sampling completed by various contractors and to collect additional data for the risk assessment. The second sampling phase involved:

                - 10 Soil Vapor Wells

                        - 6 new and 4 existing wells

                - 42 Soil Samples

                        - Chemical analysis of 20 composited surface samples
                        - Chemical analysis of 10 subsurface samples
                        - Physical analysis of 12 subsurface samples

                - 12 Groundwater Samples and Survey

                        - 7 shallow (refuse zone) and 5 deeper wells
                          (below refuse zone)

                        - Well survey and water elevation survey (24 wells)

The third phase of sampling was undertaken in August 1989 in response to EPA requests for additional data for use in their Hazard Ranking System model. This phase included collection and analysis of:

        - 4 "background level" (off-site) soil samples, 2 surface and 2 subsurface;

        -       10 composited subsurface samples from the refuse areas;

        - 5 Belmont Slough surface water samples from EPA-designated locations;

        - Soil gas from a new vapor well installed at the northeast portion of the mound; and

        - Groundwater from a new shallow well installed northeast of the mound.

In addition, a surface soil sample was collected from the State Lands adjacent to the levee, and groundwater samples were collected from wells to replicate some of the second phase sampling. In summary, the three phases of sampling included:


        - 17 soil vapor samples collected throughout the refuse mound and panhandle (Figure 3-1);

          [FIGURE 3-1 SITE PLAN WITH VAPOR MONITORING WELL LOCATIONS]

This diagram depicts the snail-shaped Westport Office Park area, and identifies the Belmont Slough to the north and east and a Panhandle Area to the south. Towards the center of the diagram there is a Mound Area with lines that indicate the contours of the land.

      - 20 composited surface soil samples collected throughout the entire 85 acre site (panhandle, mound, and non-refuse fill areas; Figure 3-2);

      -     20 subsurface soil samples collected throughout the site (Figure
            3-2); and

      - 15 groundwater samples, shallow deeper, collected from all three areas plus two off-site areas (Figure 3-3).


Results of sampling activities allow assessment of both the extent of contamination and groundwater flow characteristics at the site. The sampling report details the sampling approach and documents the analytic results. Because of the rather extensive nature of the sampling at the site, a fairly complex data set has been generated. The sampling report discusses contaminants by various classifications. Major classifications of compounds include:


    - Metals. Metals are naturally occurring in soils and waters, but when present in elevated concentrations have the potential for causing adverse health effects. Metals in the environment are typically in the solid state such that human exposure to metals can only occur if the contaminated material is ingested (eaten) or inhaled as a particle.


    - Volatiles. Volatiles are organic compounds (most commonly known as solvents) that tend to evaporate readily. Volatiles in the environment are typically in the liquid or gaseous state such that human exposure to volatiles can occur if contaminated material is ingested (drinking) or inhaled as a vapor in the air. They also have the potential for penetrating the skin, particularly when contacted as a liquid.

             [FIGURE 3-3 SITE PLAN WITH SURFACE WATER SAMPLING AND
                     GROUNDWATER MONITORING WELL LOCATIONS]

This diagram depicts the snail-shaped Westport Office Park area, and identifies 29 well locations.

              [FIGURE 3-2 SITE PLAN WITH SOIL SAMPLING LOCATIONS]

This diagram depicts the snail-shaped Westport Office Park area, and identifies soil sample locations across the site. The diagram contains a grid that divides the diagram into quadrants.

Concerned Public

Morris Eisenberg
Peninsula Landing Homeowners Association
Redwood Shores Committee on Westport

Wayne Wheeler
Peninsula Landing Homeowners Association

DRIVEWAY USAGE


Land-Use Type             Bridge Parkway        Island Drive       Shell Parkway
-------------             --------------        ------------       -------------
Residential

    Apartments                54%                   46%                -
    Single-Family              -                   100%                -

Office /a/                     -                    50%               50%

/a/ Assumed the same percentages used in EIR

               SECTION 5.0 - ORGANIZATIONS AND PERSONS CONSULTED

U.S. EPA
Region IX

Donald White
Chief, Field Operations Branch

Anita Parker

Tom Mix

California Regional Water Quality Control Board
San Francisco Bay Region

Richard McMurtry
Chief, Land Disposal Division

Department of Health Services
Public Health Division - Environmental Health
County of San Mateo

Brian Zamora
Director of Environmental Health

Bill Lent

California Waste Management Board

George Larson
Manager, Resource Conservation and Local Planning Divisions

Bay Area Air Quality Management District

John Swanson
Director, Permit Services

Patricia Holmes
Toxicologist

San Francisco Bay Conservation and Development Commission

Margit Hind Aramburu
Bay Design Analyst

[Figure 4-1]


[Intentionally left blank.]

             [FIGURE 4.1 AM(PM) PEAK TRAFFIC PROJECTION COMPARISON]


This diagram contains 2 maps of street intersections, with arrows showing the proposed traffic estimates for the Westport Office Park area. Both maps show Marine Parkway, as intersected by Shell Drive, Island Drive and Bridge Parkway.

3.2.5 Risk Characterization

Risk characterization summarizes health risks posed to specific groups by identified hazards. At the Westport development site, predicted exposures are well below those considered "safe" in agency literature. No significant health effects are expected to occur as a result of project development. Worst-case risks for both the on and off-site residents are estimated to be below 10-7. That is to say, an increase in expected cancer occurrence is anticipated to be less than 1 incidence in 10,000,000 people exposed to the contaminants at the predicted level. The estimated increased risk to construction and office workers is anticipated to be less than 1 in 100,000,000 since they are expected to be at the site. A detailed technical discussion of the estimated risks is provided in Section 5.0 of Appendix II.

3.3 MITIGATION

Specific measures that would be incorporated into the building and site design would include:

        - Structure underlayments (barriers) that prevent gas entry and accumulation,

        -       Barriers along utility conveyances to prevent gas migration,

        - Gas interceptor trench around the refuse fill areas to prevent gas migration,

        - A health and safety plan to be approved by the County Health Officer including specifications for construction practices and worker protection during subsurface work, and

        - Annual soil/gas monitoring to detect significant increases in contaminant generation.

   SECTION 4.0 - TRAFFIC, AIR QUALITY, VISUAL RESOURCES, NOISE, LAND USE, AND
                 SOCIOECONOMICS


The revised project will not have significantly different impacts in other areas studied by the original FEIR (Traffic, Air Quality, Visual Resources, Noise, Land Use, Socioeconomics). A summary table of the impacts and mitigation measures from the FEIR is included in Appendix IV.


The proposed project does not extend Bridge Parkway through the site to a connection at Island Drive. The single family portion of the site will be accessed via Island Drive. The multi-family portion of the site will have access to both Bridge Parkway and Island Drive. The revised design and the reduction of the total number of residential units on the site will reduce the amount of vehicles on Bridge Parkway and Marine Parkway. The Level of Service (LOS) of each intersection on Marine Parkway from Highway 101 to Shell Drive will be the same or better under the proposed project than under the previous multi-family commercial alternative with exception of the intersections of Marine with Island Drive and Shell Parkway. The latter two intersections will have a lower LOS, however, the reduction is not considered significant. Figure 4-1 compares the vehicle counts of the proposed project with the project described in the FEIR.

- Semi-volatiles. Semi-volatiles are organic compounds that do not evaporate readily. Semi-volatiles in the environment are typically in the liquid or semi-solid state such that human exposure to semi-volatiles is most likely to occur if contaminated material is ingested (drinking or eating) and, to some extent, contacted with the skin.

Although it is difficult to make broad generalizations about the sampling completed at the site, the following points summarize some key conclusions of the sampling and analysis:

- Repeated sampling of shallow groundwater in the refuse fill areas of the site has indicated the presence of relatively low concentrations of a number of volatile and semi-volatile compounds.

- Repeated sampling of soil vapor in the mound area of the site has indicated the presence of relatively low concentrations of a number of volatile compounds.

- Sampling of other site areas and media (e.g. soil, water) have suggested isolated locations of low levels of contaminants. Where repeat sampling or analysis was performed on these other areas or media, the sampling generally failed to confirm the presence of contaminants. Replication of sampling or analytic results is key to establishing the actual presence of contaminants at a site since sample contamination can easily result in a false reporting at the very low detection levels used. The sampling suggested no other overall pattern of contamination of a particular media or general area of the site.

The most significant findings of the sampling from the standpoint of potential health impact are the potential for the site to release volatile compounds to the air, which people can inhale, and the localized presence of contaminants in the shallow groundwater in the mound area of the site, which construction workers could contact during construction. The potential health impact posed by these compounds is the subject of the risk assessment.

3.2 IMPACTS

3.2.1 Introduction

The health risk assessment, provided as Appendix II, was developed to characterize the nature and extent of health risks which in the case of public health represent potential health-related environmental impacts associated with development of the former refuse landfill. The approach utilized in this assessment is consistent with current practices of risk assessment as described in guidance documents developed by the U.S. Environmental Protection Agency
(EPA) and the California Department of Health Services (DHS). The assessment addresses the four elements of the risk assessment process:

-       Hazard Identification

-       Dose-Response Assessment

-       Exposure Assessment

-       Risk Characterization

These four elements are summarized as follows:

3.2.2 Hazard Identification

Hazard identification is the process of determining whether an increased incidence of a particular health condition (cancer, birth defects, etc.) will occur due to the presence of a particular contaminate.

Hazards are identified based on sampling and analysis of site soils, groundwater, surface water, air and soil vapor. Proposed activities that could potentially cause release of contaminants are also identified and evaluated. Physical, chemical and toxicological characteristics of identified chemicals are then used to determine appropriate and commonly accepted safe exposure levels and significant exposure routes. Identified potential hazards/chemicals of concern at the Westport Development site are:

-     Vinyl Chloride

-     Chloroform

-     Methylene Chloride

-     Trichloroethylene

-     Benzene

-     1,1,1-Trichloroethane

-     Ethylbenzene

-     1, 2-Dichloroethylene

A thorough discussion of these chemical hazards is provided as Section 2.0 of Appendix II.

3.2.3 Dose-Response Evaluation

Dose-response evaluation is the process of determining the relationship between the dose of an identified hazard and occurrence of adverse health (cancer, birth defects, etc.) within an exposed population. A dose-response evaluation is an integral step in the establishment of regulatory limits and guidelines by regulatory agencies which provide commonly accepted or allowable safe levels of exposure to the identified hazards, thus establishing exposure limits.

Most existing data on dose-response is taken from animal studies and theoretical estimations of what might occur in humans. Humans are typically exposed to significantly lower contaminate concentrations than those experienced by test animals, therefore, mathematical models are incorporated to evaluate human response to contaminants at a dose far below that tested in animals. Detailed results of the dose-response evaluation are provided in Section 3.0 of Appendix II.

3.2.4 Exposure Assessment

Exposure assessments predict the intensity (amount), frequency (how often), and duration (length of time) of exposure to identified hazards. The exposure assessment determines routes of entry and discuss uncertainties in exposure estimates. Routes of entry commonly include dermal (skin contact), inhalation (breathing), and ingestion (eating). Exposure assessments identify potential exposure scenarios (i.e. how contact with the contaminate may occur) evaluate the interaction between the contaminate and it's immediate environment (i.e. physical characteristics such as ability to biodegrade, solubility, volatility, etc.) and predict exposure and dose concentrations.

The exposure assessment is based on the physical properties (i.e. liquid, solid, gas, etc.) of identified chemicals, source area physical characteristics (air, water, soil composition) and locations, how contaminants are released and transported and the expected exposure path (ingestion, physical contact, inhalation). These parameters allow comprehensive assessment of the significance of each identified hazard to potential health impacts.

Investigations completed to-date indicate the presence of contaminants primarily in groundwater and soil gases at the site. The contaminants appear to be related to the refuse area of the landfill. A review of the contaminants and their physical characteristics show the primary exposure scenario to be gases and vapors escaping through the landfill cap. Human exposure to identified hazards will be primarily through inhalation (breathing). Those groups identified that will be potentially exposed to contaminants include on- and off-site residents, office workers and construction personnel. The exposure assessment has been developed based on EPA recognized models and include a worst case for each group and are thoroughly discussed in Section 4.0 of Appendix II.

                                   APPENDIX I

                                 SAMPLING REPORT
                              FOR THE WESTPORT SITE

                                  OCTOBER 1989

                                 SAMPLING REPORT
                              FOR THE WESTPORT SITE

                                  Prepared for:

                              City of Redwood City
                              1017 Middlefield Road
                             Redwood City, CA 94603

                                       by:

                                    ChemRisk
                              980 Atlantic Avenue
                               Alameda, CA 94501

                             TABLE OF CONTENTS
INTRODUCTION .............................................         1

1.0 SITE DESCRIPTION .....................................       1-1

2.0 SOIL VAPOR INVESTIGATION .............................       2-1
      2.1 Sampling Sites .................................       2-1
          2.1.1 Existing Vapor Wells .....................       2-1
          2.1.2 New Vapor Wells ..........................       2-4
                2.1.2.1 Vapor Well Site Selection ........       2-4
                2.1.2.2 Vapor Well Construction ..........       2-7
      2.2 Sampling Procedure .............................       2-9
      2.3 Laboratory Analyses ............................      2-12

3.0 SOIL INVESTIGATION ...................................       3-1
      3.1 Soil Contamination Investigation ...............       3-1
          3.1.1 Selection of Sampling Locations ..........       3-1
          3.1.2 Sampling Procedure .......................       3-7
          3.1.3 Laboratory Analyses ......................       3-8
      3.2 Physical Investigation .........................      3-18
          3.2.1 Sampling Procedure .......................      3-18
          3.2.2 Laboratory Analyses ......................      3-19

4.0 GROUNDWATER INVESTIGATION ............................       4-1
      4.1 Monitoring Well Descriptions ...................       4-1
          4.1.1 Shallow Monitoring Wells .................       4-3
          4.1.2 Deeper Monitoring Wells ..................       4-3
                4.1.2.1 Existing Deeper Wells ............       4-3
                4.1.2.2 New Well Drilling and Construction       4-3
      4.2 Water Contamination Investigation ..............       4-6
          4.2.1 Sampling Procedure .......................       4-6
          4.2.2 Laboratory Analyses ......................       4-7
      4.3 Geology ........................................       4-7
      4.4 Groundwater Flow Characterization ..............      4-14
          4.4.1 Shallow Groundwater ......................      4-16
          4.4.2 Deeper Groundwater .......................      4-16

5.0 SURFACE WATER INVESTIGATION ..........................       5-1

6.0 SUMMARY ..............................................       6-1
     6.1 Extent of Contamination .........................       6-1
         6.1.1 Metals ....................................       6-1
         6.1.2 Semi-volatile Organic Compounds ...........       6-2
         6.1.3 Volatile Organic Compounds ................       6-3
         6.1.4 Chlorinated Pesticides ....................       6-5
         6.1.5 Cyanide ...................................       6-6
     6.2 Groundwater Flow ................................       6-6

                                   APPENDICES

APPENDICES VOLUME I

APPENDIX A:    Data Collection and Laboratory Forms

                -       Well Data Sheet Form

                -       Tedlar Bag Sample Quality Control Sheet

                -       McLaren Analytical Laboratory Chain of Custody Record

                -       Request for Laboratory Analysis

APPENDIX B:    Lithologic Logs and Well Construction Details

APPENDIX C:    Soil Vapor Laboratory Reports

APPENDIX D:    Soil Laboratory Reports

APPENDICES VOLUME II

APPENDIX E:    Groundwater Laboratory Reports

APPENDIX F:    Surface Water Laboratory Reports



                                 LIST OF FIGURES

Figure                                                              Page

1      Westport Site Vicinity Map ............................      1-2

2      Site Plan With Vapor Monitoring Well Locations ........      2-5

3      Components of Direct Air Sampling System Used in Soil
       Vapor Investigation ...................................      2-11

4      Site Plan with Soil Sampling Locations ................      3-3

5      Site Plan With Surface Water and Groundwater Monitoring
       Well Locations ........................................      4-2

6      Contour Map of Shallow Groundwater Elevations .........      4-15

7      Contour Map of Deep Groundwater Elevations ............      4-17

                                 LIST OF TABLES

Table                                                                Page

 1      Calderon Gas Analytic Detection Limits ................      2-2

 2      Status of B-Series Wells ..............................      2-6

 3      Vapor Well Construction Parameters ....................      2-8

 4      Compounds Detected in Vapor Wells .....................      2-13

 5      Surface Soil Sampling Locations .......................      3-4

 6      Subsurface Soil Sampling Locations ....................      3-6

 7      Metals Detected in 20 Composited Surface Soil Samples .      3-9

 8      Semi-Volatile Compounds Detected in 20 Composited
        Surface Soil Samples ..................................      3-11

 9      Chlorinated Compounds Detected in 20 Composited
        Surface And 10 Subsurface Soil Samples ................      3-13

10      Metals Detected in Subsurface Soil Samples ............      3-14

11      Volatile Organic Compounds Detected in Subsurface Soil
        Samples ...............................................      3-15

12      Semi-Volatile Compounds Detected in Subsurface Soil
        Samples ...............................................      3-16

13      Surface Soil Moisture Analytic Results ................      3-20

14      Subsurface Soil Bulk Density and Moisture Analytic
        Results ...............................................      3-21

15      Well Construction Details and Groundwater Elevations ..      4-4

16      Metal Concentrations Detected in Groundwater ..........      4-8

17      Volatile Organic Compounds Detected in Groundwater ....      4-9

18      Semi-Volatile Organic Compounds Detected in
        Groundwater ...........................................      4-10

19      Chlorinated Compounds Detected in Groundwater .........      4-12

20      Total Cyanide Concentration Detected in Groundwater ...      4-13

                                 LIST OF TABLES
                                   (continued)

Table                                                                Page

21      Metal Concentrations and Cyanide Detected in Surface
        Water .................................................      5-2

22      Volatile Organic Compounds Detected in Surface Water ..      5-3

23      Semi-Volatile Organic Compounds Detected in Surface
        Water .................................................      5-4

24      Chlorinated Compounds Detected in Surface Water .......      5-6

                                                                 SAMPLING REPORT
                                                                 PAGE 1

INTRODUCTION

This sampling report addresses the sampling performed by McLaren Environmental Engineering of media in the "Westport Development" site in the Redwood Shores area of Redwood City during the period of April through August 1989. The city of Redwood City in conjunction with the San Mateo County Health Department requested the sampling for the purposes of augmenting both previous and concurrent sampling performed by other contractors (Tejima, 1988a,b; Levine-Fricke, 1989a,b,c). The sampling data was to be used in support of the development of a health risk assessment for the site. This report presents the sampling rationale, methods, and analytic results for testing performed on various media at the site. Conclusions regarding the potential health impacts associated with the reported levels of contamination are addressed by a separate document entitled "Risk Assessment for the Westport Site" prepared by McLaren's ChemRisk Division (October, 1989).

Three separate phases of sampling were performed by McLaren. The initial phase (April 1989) involved soil vapor sampling from six existing vapor wells. Additionally, seven surface soil samples were collected to determine surface soil moisture content. The second phase of sampling (June-July 1989) was designed to replicate some of the previous sampling and to strengthen the basis for the risk assessment. The second sampling phase involved sampling and analysis. of three different media from the site:

               (1) Soil vapor

                   -    6 new and 4 existing wells

               (2) Soil

                   -    Chemical analysis of 20 composited surface samples

                   -    Chemical analysis of 10 subsurface samples

                   -    Physical analysis of 12 subsurface samples

                                                                 SAMPLING REPORT
                                                                 PAGE 2

               (3) Groundwater

                   -    7 shallow and 5 deeper wells (2 newly constructed)

                   -    Well survey and water elevation survey (24 wells)

Finally, a third phase of sampling vas added in August 1989 to respond to EPA requests for data to input to their existing and proposed Hazard Ranking System models. This phase included collection and analysis of: (1) four "background level" (off-site) soil samples, two surface and two subsurface; (2) ten composited subsurface samples from the refuse areas, (3) five Belmont Slough surface water samples from EPA-designated locations; (4) soil gas from a new vapor well installed at the northeast portion of the mound; and (5) groundwater from a new shallow well installed northeast of the mound. In addition, a surface soil sample was collected from the State Lands adjacent to the levee, and groundwater samples were collected from wells P-1B, UGP-1, and UGP-2 to replicate some of the second phase sampling.

The following sections provide a brief description of the Westport Development site and individual discussions of the investigations and results for each of the media sampled.

                                                                 SAMPLING REPORT
                                                                 PAGE 1-1

1.0 SITE DESCRIPTION

The Westport project site is shown on Figure 1. The 85-acre site is located in San Mateo County along the southwestern shore of San Francisco Bay. Located approximately one mile east of Highway 101, the site is bordered on the north and west by Belmont Slough and on the east and south by existing residential developments and Marine Parkway. A former tidal marsh, the site was diked in the early 1900's. From 1948 until 1970 the site was utilized as a municipal refuse landfill facility. Two separate refuse fill areas are delineated: (1) a relatively low, narrow "panhandle" in the southeasterly portion of the site (approximately 10 acres), and (2) a relatively high "mound" in the northeasterly portion of the site (approximately 35 acres). Reportedly, disposal in the panhandle ceased in 1963 and disposal in the mound area ceased in 1970 (Levine-Fricke, 1989a). Closure of the landfill involved placing a low permeability cover ("cap") over the top of the landfill. Later, a leachate subdrain and gas vents were installed along the southeasterly property line of the site (Cooper Engineers, 1983). Construction fill with associated grading has continued to take place in the westerly, lower lying non-refuse fill area (42 acres) from the mid-1970's to the present (Levine Fricke, 1989a).

                     [FIGURE 1 WESTPORT SITE VICINITY MAP]

This map shows the area surrounding the Westport Office Park, as identified by the words "Project Site." To the north of the Project Site is Foster City and to the south is the Bayshore Freeway.

                                                                 SAMPLING REPORT
                                                                 PAGE 2-1

2.0 SOIL VAPOR INVESTIGATION

As discussed previously, soil vapor sampling was conducted in three phases. Since previous sampling by other contractors indicated the limited presence of contaminants at the site, the sample analyses were conducted using levels-of-detection below those recommended in the California Air Resources Board (1986) sampling protocol for soil gas testing. Detection limits of the sampling are summarized in Table 1. The analyses, therefore, identify the presence of the compounds of interest at relatively low concentrations.

2.1 Sampling Sites

Both existing gas monitoring wells and newly constructed vapor wells were utilized in the vapor well investigation. In the first phase of sampling, six existing wells were sampled; in the second phase of sampling, four of these wells plus six new wells were sampled for a total of ten samples. In the third phase of sampling, a single new vapor well was sampled. The selection of existing wells for sampling and the site selection and construction of new wells for sampling are described in the following sections.

2.1.1 Existing Vapor Wells

The initial proposed sampling for the first phase involved the collection of representative air samples from as many as sixteen of the existing "B-series" wells and laboratory analysis for the "Calderon gases", those gases specified by the California Air Resources Board (CARB) as air contaminants that should be quantified at active landfills. Based on a report of the recent sampling of 63 landfills by the California Waste Management Board (1988), two additional compounds were also quantified since they were found with high frequency in the landfills tested. The B-series was selected because they have been constructed at depths most

                                     TABLE 1

                      DETECTION LIMITS FOR CALDERON GASES
                      (ATTACHMENT 1 COMPOUNDS, CARS, 1986)
                     USED IN SOIL VAPOR CONTAMINANT ANALYSIS

Compound            Detection Limits (ppb)         Reporting Limits (ppb)
--------            ---------------------  -------------------------------------
                       As Specified        McLaren        McLaren     McLaren
                    for "Disposal Sites"   Phase 1(a)     Phase 2(b)  Phase 3(c)

Vinyl Chloride             500               20.0           2.0            0.10

Methylene Chloride          60                2.0           0.5            0.05

Chloroform                   2                2.0           0.8            0.05

1,2-Dichloroethane          20                3.0           0.2            0.05

1,1,1-Trichloroethane       10                2.5           0.5            0.05

Carbon Tetrachloride         5                3.0           0.2            0.05

Trichloroethene             10                2.5           0.6            0.05

Benzene                    500                4.0           2.0            0.05

Ethylene Dibromide           1                1.0           0.5            0.05

Tetrachloroethylene         10                2.0           0.2            0.05

a Conducted 4/27/89 - 4/28/89. Included wells B-3, B-10, B-13, B-15, B-16, and B-17.

b Conducted 7/5/89 - 7/6/89. Included wells B-3, B-13, B-15, B-17, VW-1, VW-2,
  VW-3, VW-4, VW-5, VW-6.

c Conducted 8/22/89. Sampled single well VW-7.

Note: Two additional compounds, ethylbenzene and 1,2-Dichloroethene, were also added to the Phase 1 sampling. The reporting limits were 3.0 ppb and 5.0 ppb respectively.

        Four additional compounds, dichlorodifluoromethane, toluene, ethylbenzene, and xylenes, were added to the one well sampled in the Phase 3 sampling. The reporting limits were 0.05 ppb for all four compounds.

                                                                 SAMPLING REPORT
                                                                 PAGE 2-3

consistent with testing guidelines established by the CARB. The probes in the B-series wells penetrate at least one foot into the refuse fill according to the Coopers Engineer report (1983) that addresses the establishment of these wells. The following description of the construction of the well and gas probe can be found in the report by Tejima and Associates, Inc. (1988b):

        Each of the on-site and off-site wells is 6-inch-diameter with 1/2-, 2-, or 4-inch-diameter PVC pipe. The PVC pipe in the on-site wells was slotted within the refuse and backfilled with coarse sand or pea gravel along the slots. All of the on-site and off-site wells backfill [sic] are capped with approximately two feet of impermeable material. The tops of the wells were fitted with an air-tight cap with a hose and clamp.

The B-series wells are numbered sequentially from 1 to 17. Well number B-6 vas no longer identified on the latest well location map. Well location efforts associated with sampling performed in June, 1988 by Tejima and Associates, Inc., as well as the first phase of this sampling failed to locate a number of the wells. Only 10 of the 16 wells on the map could be located by McLaren in April 1989. The remainder have likely been destroyed. Further, of these 10 wells:

        - B-12 had a loose probe rendering it unsampleable,

        - B-8 could not be clearly identified as a B-series well and could not be opened to confirm its depth,

        - B-4 contained water up to the landfill cap depth rendering it unsuitable for sampling, and

        - B-2 failed to produce a sample, indicating some type of block in the sampling line.

Therefore, six B-series wells were ultimately sampled. All six of the wells were sampled in the first phase of sampling in April 1989; four of them were again sampled in the second phase of sampling in May 1989. The

                                                                 SAMPLING REPORT
                                                                 PAGE 2-4

status of each of the B-series wells is presented in Table 2 and the sampled wells are depicted in Figure 2.

Appendix A contains a copy of the field sheet for the well location and sounding activity.

2.1.2 New Vapor Wells

New vapor wells were constructed in June 1989 to allow additional soil vapor analysis and to better represent all areas of the landfill site. Six additional wells, VW-1 through VW-6, were constructed (Figure 2). Five of these were located on the mound and one was located in the panhandle area.

At EPA request, one additional vapor well (VW-7) was constructed in August 1989 in the northeast portion of the mound.

2.1.2.1 Vapor Well Site Selection

This section discusses the selection of the vapor well sites for the second phase sampling. The site of the third phase vapor well, VW-7, was specified by the EPA.

The location of the five new vapor wells in the mound area were determined by using the method specified by CARB (1986). This method specifies that a box be drawn around the disposal site on a scale map such that the box sides, running north-south and east-west, lie 100 feet outside the filled area edge. The wells are then situated at the central points of the quadrants formed by drawing diagonal lines through the box; the fifth well lies at the intersection of the diagonals near the center of the site. The one new panhandle well was placed near the northern end of the panhandle.

                                   Figure 2:
                              Site Plan With Vapor
                           Monitoring Well Locations

This diagram depicts the snail-shaped Westport Office Park area, with the Belmont Slough to the east and north and a Panhandle Area to the south. Towards the center of the diagram there is a Mound Area with lines that indicate the contours of the land.

                                     TABLE 2

                            STATUS OF B-SERIES WELLS
                                     4/18/88

--------------------------------------------------------------------
                          Depth to Water                 Total Depth
Well Number                   (feet)                        (feet)
--------------------------------------------------------------------
B-1                      Well not located
B-2                              5                           7
B-3                             5.9                        10.3
B-4                             1.4                         7.0
B-5                      Well not located
B-6                      Not on well map
B-7                      Well not located
B-8                      Well not located
B-9                      Well not located
B-10                            10                         10.9
B-11                     Well not located
B-12                    Well probe damaged
B-13                           Dry                          6.0
B-14                     Well not located
B-15                           Dry                          5.2
B-16                  Well can not be opened
B-17                  Well can not be opened
--------------------------------------------------------------------

                                                                 SAMPLING REPORT
                                                                 PAGE 2-7

2.1.2.2 Vapor Well Construction

The seven vapor monitoring wells (VW-1 - VW-7, Fig.2) were constructed June 22 and 23, 1989 and August 16, 1989 using a hollow stem auger drill rig. Care was taken to prevent cross contaminating the wells by steam cleaning all "down hole" drilling equipment between the drilling of each borehole. The drilled borings terminated in the saturated refuse at depths ranging from 12.5 to 14 feet. This allowed well vapor monitoring in the vadose zone above the saturated refuse fill. The clay cap's thickness was approximately 8 feet at all wells except well VW-3 where a layer of refuse was interspersed at a depth of 5 to 7 feet and the cap terminated at 8.5 feet. The lithologic logs and well construction details are contained in Appendix B; a summary of the vapor well construction parameters are contained in Table 3.

After the 8-inch diameter borehole was drilled, well installation began. The 2-inch diameter vapor wells were constructed of a 5-foot length of stainless steel, wirewrap, well screen having 0.020-inch slots. The well screen was inserted into the bottom portion of the well. Then, a 2-inch diameter blank steel casing was threaded into the top of the screen, filling the remainder of the borehole. The length of the blank casing was designed to bring the well casing above the ground surface. The annular space between the screen and the borehole wall was backfilled with 8/20 mesh silica sand to a height of approximately 0.5 feet above the well screen top. A one-foot high column of bentonite pellets was placed atop the silica sand. The cement sanitary seal poured atop the bentonite was designed to match the depth of the clay cap at each well site to maintain the integrity of the cap.

An airtight sampling port, which would allow the attachment of a teflon sampling line, was threaded into the end cap of each well. Construction of this port began with fitting a 2-inch stainless steel male cap to the top of the vapor well. Two subsequent fittings completed the port: (1)

                                     TABLE 3

                       VAPOR CELL CONSTRUCTION PARAMETERS

                               (Measured in feet)

-----------------------------------------------------------------------------------------------------------
                       Depth to Water                  Total                Screen                   Cap
Well                 from Ground Surface               Depth               Interval               Thickness
-----------------------------------------------------------------------------------------------------------
VW-1                        13                          13.5                8.5-13.5                  8
VW-2                        10                          13.5                8.5-13.5                  8
VW-3                        12.5                        12.5                5.5-10.5                5*/8.5
VW-4                        14                          14.0                  9-14                   8.5
VW-5                        13                          13.5                8.5-13.5                  8
VW-6                        7.5                         13.0                  8-13                   7.5
VW-7                        10                          12.0                  5-10                   3.5
-----------------------------------------------------------------------------------------------------------

* Interbeded refuse 5' - 7'.

                                                                 SAMPLING REPORT
                                                                 PAGE 2-9

a 0.5-inch threaded brass pepcock valve with a 0.25-inch hose barb, and (2) a 5-inch length of 0.25-inch i.d. teflon tubing. An above-ground, steel casing with a locking cap secured the vadose well.

Several field observations were made during the well installation process. The cap was noted to be predominately silty clay with approximately 25% dense silty sand. The refuse material appeared to be predominately newspaper, with wood, glass, steel, and plastic fragments. Further, field monitoring equipment calibrated for methane gas indicated that methane gas was encountered during cap penetration in the refuse. The concentrations of methane gas reached levels of 50,000 parts per million (ppm) during drilling.

2.2 Sampling Procedure

The first field visit was performed on April 18, 1989 for the purpose of identifying as many of the B-series wells as possible. Wells that were identified were marked for easy identification during sampling. Wells having removable caps were sounded. The total depth of the well and the depth to water, when found, were recorded. Wells containing standing water were pumped out and observed to determine whether water levels recovered. This pumping was performed to ensure that water present in the well represented groundwater rather than water that had collected in the PVC probe. In each case where water was pumped from a well, the water level rapidly recovered, indicating that the water level represented the actual groundwater level. The status of the existing wells are summarized in Table 2.

Once the sampleable B-series wells were identified, the first phase of soil vapor sampling ensued. The second and third phases of sampling followed the construction of the new vapor wells.

                                                                 SAMPLING REPORT
                                                                 PAGE 2-10

The objective of subsurface landfill gas sampling is to collect samples of soil vapor that are chemically representative of the well air. The soil vapor sample collection device is depicted in Figure 3. The device is designed such that the sample can be collected without passing through the sampling pump. The device utilized teflon tubing which minimizes the potential for interaction with sample constituents or the introduction of contaminants. However, the B-series wells were constructed with sampling lines of flexible plastic tubing (Tygon) that acted as the small inflow line to the collection device. The sampling device is constructed with a 3-way stopcock that permits the purging of the sampling lines prior to sample collection.

Prior to the use of the air sampling device, all materials were washed with a mild detergent and rinsed with distilled water and allowed to air dry for at least 24 hours. The tedlar bags used for sample collection were prepared by Sequoia Analytical Laboratory by flushing them with ultra-high pure-grade nitrogen. Five days had passed between the installation of the new vapor wells and the date of their sampling.

The target sample volume for each of the samples was five liters or more, collected over a two to four hour period. The pumping rate ranged from 25 to 50 cc/minute. The amount of air moved through the sampling pump is not the same as the sample volume, since the pump serves in providing a pressure drop in the sampling container rather than in directly collecting the air. There are some losses associated with the creation of the pressure differential. Actual sampling periods ranged from 2 hours to over 6 hours.

A trip blank was submitted for each of four sampling days. The trip blank consisted of a tedlar bag that was flushed and then filled with nitrogen by the laboratory. Trip blanks were transported with the other sampling bags to the site and returned to the laboratory for analysis. All samples were analyzed within 24 hours of receipt at the laboratory.

                                   Figure 3:

   Components of Direct Air Sampling System Used in Soil Vapor Investigation

This diagram depicts a cup-shaped air sampling tool, with a handle and rectangular pump connected to the center of the tool by a tube called a "Vacuum Line Polyethylene Tube."

                                                                 SAMPLING REPORT
                                                                 PAGE 2-12

Copies of the sampling data analysis request forms and chain-of-custody records for the samples are contained in Appendix A.

2.3 Laboratory Analyses

The soil vapor samples were submitted to Sequoia Analytical Laboratory on the day of sample collection. Soil vapor samples were analyzed within 24 hours of receipt. Laboratory reporting sheets of the analytic results are contained in Appendix C.

Soil vapor analytic results are summarized in Table 4. It should be noted that all trip blanks contained detectable levels of contaminants. Methylene chloride was detected in trip blanks for sampling performed on April 27, 28, and July 6, 1989. Methylene chloride is a chemical that is widely used in a number of products and applications, is found in ambient air in the Bay Area, and is typically used in analytical laboratories. The trip blanks suggest that methylene chloride concentrations detected in the samples below approximately 50 ppb may be the result of sample or laboratory contamination. The presence of chloroform in one of the trip blanks (April 28, 1989) and of benzene in another trip blank (July 6, 1989) suggested that both chloroform and benzene detected in the samples below approximately 10 ppb may also be the result of contamination.

                                     TABLE 4

                        COMPOUNDS DETECTED IN VAPOR WELLS

Well Number                         Compound Detected        Concentration (ppb)
-----------                         -----------------        -------------------
Samples taken on April 27, 1989

   B-3                             Methylene Chloride             53.0

   B-10                            None Detected

   B-13                            Benzene                       140.0
                                   Methylene Chloride            230.0
                                   Chloroform                      2.7
                                   Ethylbenzene                  870.0
                                   1,2 Dichloroethene             23.0
                                   Trichloroethene                 2.3

   B-15                            Benzene                        13.0
                                   Methylene Chloride              7.3

   B-17                            Methylene Chloride            500.0
                                   Ethylbenzene                  180.0
                                   1,2 Dichloroethene             13.0

Trip Blank                         Methylene Chloride             27.0

Samples taken on April 28, 1989

   B-16                            Benzene                         4.0
                                   Methylene Chloride             79.0
                                   Chloroform                      2.0
                                   Trichloroethene                 3.5

Trip Blank                         Methylene Chloride             33.0
                                   Chloroform                      4.3

Samples taken on July 5, 1989

   B-3                             None Detected

   VW-1                            Benzene                      170.00
                                   Trichloroethene                 9.3

   VW-2                            Benzene                        19.0
                                   Chloroform                      3.9

   VW-3                            Benzene                       280.0
                                   Trichloroethene                24.0
                                   Methylene Chloride             10.0

   VW-5                            Benzene                       280.0
                                   Chloroform                      7.7
                                   Trichloroethene                18.0
                                   1.1.1-Trichloroethane          11.0

   VW-6                            Benzene                         7.3
                                   Methylene Chloride              7.2

Samples taken on July 6, 1989

   B-13                            Benzene                        77.0
                                   Trichloroethene                 3.7

                                     TABLE 4
                                   (Continued)

                        COMPOUNDS DETECTED IN VAPOR HELLS

Well Number                         Compound Detected        Concentration (ppb)
-----------                         -----------------        -------------------
   B-15                            Methylene Chloride             25.0
                                   Chloroform                     23.0

   B-17                            Benzene                        51.0

   VW-4                            Benzene                        91.0
                                   Chloroform                     32.0

   Trip Blank                      Benzene                         9.7
                                   Methylene Chloride             20.0

Samples taken on August 22, 1969

   VW-7*                           Methylene Chloride             0.08
                                   Benzene                        0.08
                                   Dichlorodifluoromethane        7.0
                                   Toluene                        0.25
                                   Ethylbenzene                   1.4
                                   Xylenes                        4.0

   Trip Blank                      None Detected

Note: Analytic detection limits are listed in Table 1.

* Last vapor well analysed at very low detection limits and none of the Calderon gases would have been detected at the Phase 2 analytic detection limits.

                                                                 SAMPLING REPORT
                                                                 PAGE 3-1

3.0 SOIL INVESTIGATION

The soil investigation involved the collection of four distinct types of samples to assess contamination and physical properties: (1) surface soils for contaminant analysis, (2) subsurface soil for contaminant analysis, (3) surface soil for physical analysis, and (4) subsurface soil for physical analysis. In the first sampling phase, seven surface soil samples were collected April 27 and 28, 1989 for physical analysis (water content). In the second sampling phase, twenty composited surface soil samples and ten subsurface samples were collected between June 29 and July 6, 1989 for contaminant analysis; twelve subsurface soil samples were collected between June 22 and June 23, 1989 for physical analysis (bulk density and water content). In the third phase of sampling, two off-site surface soil samples, one surface soil sample from the State Lands area of the site, two off-site subsurface soil samples, and ten refuse-area, subsurface soil samples were collected between August 17 and 18, 1989 for contaminant analysis.

3.1 Soil Contamination Investigation

The investigation of soil contamination was included in the second and third phases of sampling, June-July and August 1989. A total of 45 samples were analyzed for a battery of contaminants including metals and chemicals. A description of the scope of the sampling and testing follows.

3.1.1 Selection of Sampling Locations

The objective of the second phase soil sampling plan was the collection of samples that would identify the potential contaminants present throughout the site's surface soils (panhandle, mound, and non-refuse fill areas) and in the subsurface soils of the non-refuse fill area.

                                                                 SAMPLING REPORT
                                                                 PAGE 3-2

The method chosen for selecting sample locations combined both systematic and random sampling techniques. The entire 85-acre site was divided into 20 blocks of equal size (500 ft by 500 ft). Each block was them further divided into four equal quadrants (250 ft by 250 ft). The quadrants were labeled A,B,C, and D in each block. Sample locations were chosen by generating random numbers for use as distances along the X and Y axes for each block. Coordinates were generated until a sample site was randomly selected from each of the 80 quadrants. The distances were measured from the south corner of each block. In this manner, four soil sample locations, one from each quadrant, were selected for each block. However, if the quadrant extended into the Belmont Slough, the quadrant was omitted from the random selection process. The blocks, quadrants, and sample locations are indicated in Figure 4. Table 5 contains the sample site coordinates for the surface samples; Table 6 identifies the blocks and quadrants for which the subsurface samples were collected.

Surface samples from each available quadrant consisted of the top 6 inches of soil. Samples from the four quadrants were composited by the analytical laboratory prior to analysis, such that a single analytic result is reported for each of the twenty blocks. As previously explained, the number of available on-site quadrants varied. Twelve of the twenty blocks had samples from all four quadrants; two blocks had samples from three quadrants; five blocks had samples from two quadrants; and, one block had a single sample. Therefore, a total of 65 on-site surface samples were collected.

The ten, second-phase, subsurface soil samples were collected from blocks 11 through 20, which are located in the non-refuse fill area. One randomly selected quadrant was sampled for each of the ten blocks. The quadrant coordinates for each subsurface sample site were the same as those used for that quadrant's surface sample site. The subsurface samples were collected in the unsaturated zone at a depth range of 2 to

                                   Figure 4:


                [MAP OF SITE PLAN WITH SOIL SAMPLING LOCATIONS]


This diagram depicts the snail-shaped Westport Office Park area, and identifies soil sample locations across the site. The diagram contains a grid that divides the diagram into quadrants.

                                     TABLE 5

            SURFACE SOIL SAMPLING LOCATIONS FOR WESTPORT DEVELOPMENT
                            REDWOOD CITY, CALIFORNIA

                                                                                 Measurement Point
                                                                         Quadrant Coordinate (feet)(b)
                                                               ----------------------------------------------
Block                 Quadrant(a)                              X-axis                                Y-axis
-----                 -----------                              ------                                ------
  1                       A                                      145                                    188
  1                       B                                    offsite
  1                       C                                      302                                    279
  1                       D                                      254                                     22
  2                       A                                      242                                    153
  2                       B                                       99                                    458
  2                       C                                      352                                    348
  2                       D                                      455                                    136
  3                       A                                      167                                    187
  3                       B                                      190                                    393
  3                       C                                      444                                    276
  3                       D                                      443                                    170
  4                       A                                       96                                     84
  4                       B                                        6                                    334
  4                       C                                      279                                    277
  4                       D                                      381                                    193
  5                       A                                       74                                     33
  5                       B                                      200                                    316
  5                       C                                      444                                    470
  5                       D                                      285                                      8
  6                       A                                       25                                     33
  6                       B                                       96                                    269
  6                       C                                      382                                    432
  6                       D                                      394                                    221
  7                       A                                      127                                     76
  7                       B                                       65                                    447
  7                       C                                    offsite
  7                       D                                      494                                     94
  8                       A                                       46                                    241
  8                       B                                       28                                    284
  8                       C                                    offsite
  8                       D                                    offsite
  9                       A                                      203                                    135
  9                       B                                       45                                    483
  9                       C                                      449                                    489
  9                       D                                      426                                    127
  10                      A                                       61                                    224
  10                      B                                       87                                    365
  10                      C                                      310                                    332
  10                      D                                      499                                     67
  11                      A                                      205                                     86
  11                      B                                      196                                    273
  11                      C                                      283                                    366
  11                      D                                      487                                     88
  12                      A                                      202                                     37
  12                      B                                      100                                    258
  12                      C                                      386                                    439
  12                      D                                      492                                    150
  13                      A                                      222                                     76
  13                      B                                    offsite
  13                      C                                    offsite
  13                      D                                      415                                      4
  14                      A                                    offsite
  14                      B                                    offsite
  14                      C                                    offsite
  14                      D                                      437                                     23

                                     TABLE 5
                                   (CONTINUED)

            SURFACE SOIL SAMPLING LOCATIONS FOR WESTPORT DEVELOPMENT
                            REDWOOD CITY, CALIFORNIA

                                                                                 Measurement Point
                                                                         Quadrant Coordinate (feet)(b)
                                                               ----------------------------------------------
Block                 Quadrant(a)                              X-axis                                Y-axis
-----                 -----------                              ------                                ------

  15                      A                                      138                                     42
  15                      B                                      150                                    329
  15                      C                                      413                                    348
  15                      D                                      474                                    128
  16                      A                                      132                                    168
  16                      B                                      183                                    369
  16                      C                                      332                                    258
  16                      D                                      473                                    188
  17                      A                                      156                                    104
  17                      B                                      226                                    401
  17                      C                                      493                                    337
  17                      D                                      442                                    199
  18                      A                                       21                                    180
  18                      B                                      128                                    273
  18                      C                                    offsite
  18                      D                                    offsite
  19                      A                                      202                                     19
  19                      B                                    offsite
  19                      C                                    offsite
  19                      D                                      457                                     66
  20                      A                                       78                                    208
  20                      B                                    offsite
  20                      C                                    offsite
  20                      D                                      377                                     71

(a)     Quadrants are lettered clockwise A - D beginning in the southern corner.

(b) The origin of the quadrant coordinate system is the south corner of each block. The X-axis runs from the origin toward the blocks east corner; the Y-axis runs from the origin to the blocks west corner. Quadrants located in the Belmont Slough were excluded from the random sampling site selection process and are indicated as "offsite".

                                     TABLE 6

           SUBSURFACE SOIL SAMPLING LOCATIONS FOR WESTPORT DEVELOPMENT
                            REDWOOD CITY, CALIFORNIA

         Block                                      Available Quadrants(a)                  Sample Quadrant(b)
         -----                                      ----------------------                  ------------------
Second Phase Sampling (June - July, 1989)

          11                                              A,B,C,D                             A
          12                                              A,B,C,D                             B
          13                                              A,D                                 A
          14                                              D                                   D
          15                                              A,B,C,D                             A
          16                                              A,B,C,D                             B
          17                                              A,B,C,D                             D
          18                                              A,B                                 A
          19                                              A,D                                 D
          20                                              A,D                                 A

Third Phase Sampling (August, 1989)

           2                                              A,(B),C,D                           A
           3                                              A,(B),C,D                           A
           4                                              A,B,C,D                             C
           5                                              A,B,C,D                             B
           6                                              A,B,C,D                             D
           7                                              A,B,D                               A
           8                                              A,B                                 B
           9                                              A,B,C,D                             A
          10                                              A,B,C,D                             C
          11                                              A,B,C,D                             C

(a) Not all blocks had four available quadrants because come quadrants were located in the Belmont Stough. Only onsite quadrants were included in the random sampling site selection process. "(B)" Indicates that quadrant was available but the sample site did not lie within the refuse area as specified for third phase subsurface soft sampling.

(b) A single sample quadrant was randomly chosen from each of the specified blocks. The actual X-axis and Y-axis sampling location within each of the quadrants is the same as that identified for the shallow soil samples in Table 5.

                                                                 SAMPLING REPORT
                                                                 PAGE 3-7

4 ft below ground surface. Groundwater was encountered at depths ranging from 3 to 4 ft below the surface.

The ten, third-phase, subsurface soil samples were collected from blocks 2 through 11, which are located in the refuse fill areas (panhandle and mound). Again, one quadrant was randomly selected for each block, and the previously-selected surface sampling sites were sampled at subsurface depths (Table 6). Soil samples were collected at approximate five-foot intervals until groundwater was encountered. In all ten sampling sites, groundwater was encountered at a depth between 9 and 13 feet below ground surface. Accordingly, only five of the ten samples analyzed were composited from dual depth samples: one from approximately five feet below ground surface and one from approximately ten feet below ground surface. None of the sites allowed the collection of samples at three depths.

As part of the third phase sampling, two surface and two subsurface soil samples were collected at off-site locations to roughly determine "background" contaminant levels for soils in the Redwood Shores area. An area of City-owned land southwest of the Westport site was chosen (Figure 4). Two surface soil samples (BS-1 and BS-2) were collected August 18, 1989 along with two subsurface soil samples (BD-1 and BD-2) collected at the same location but at a depth of
3.5 to 4.5 feet below the ground surface. The final surface soil sample was collected in the low-lying State lands southeast of the site.

3.1.2 Sampling Procedure

Soil samples were collected in brass tubes using a hand-driven sampler. A 25-lb sliding weight on the sampler's steel shaft drives the sampler's head into the soil. The sampler's head contains a 2 by 6-inch brass tube that collects the soil. Once filled with soil, the brass tube was removed from the sampler, capped at both ends, and further sealed with elastic tape. An identification number was attached to the brass tube and it was

                                                                 SAMPLING REPORT
                                                                 PAGE 3-8

placed in an ice-packed cooler. All brass tubes were pre-washed in soapy water to remove any potential chemicals or oils. The sampler was cleaned between borings to prevent cross contamination.

All second phase samples were collected in duplicate and one set was sent to the San Mateo County Health Department.

Subsurface soil samples in the refuse fill area collected in the third sampling phase were sampled at five-foot intervals until groundwater was encountered. Five of the ten sample sites allowed a second deeper sample at approximately ten feet below the ground surface. For each of the five locations, the resulting dual-depth samples were later composited into single samples by the analytical laboratory prior to analysis. However, the composited samples were not used for the pesticide analyses due to likely interference from plastic refuse; only samples collected at the first depth were analyzed for pesticides.

3.1.3 Laboratory Analyses

All soil samples for contaminant analysis were refrigerated by means of an ice chest and transported to the McLaren Environmental Analytical Laboratory within 24 hours. The surface soils were analyzed for metal content (17 CAM/TTLC metals), semi-volatile compounds (EPA Method 8270). and chlorinated pesticides (EPA Method 8080). The subsurface samples were analyzed for metal content (17 CAM/TTLC metals), volatile organic compounds (EPA Method 8240), and semi-volatile compounds (EPA Method 8270). The analysis for volatile organics was not performed on the surface samples since it is unlikely that highly volatile compounds would be detectable in the surface soils.

Tables 7, 8, and 9 contain summaries of the analytic results for the surface soils; Tables 9, 10, 11, and 12 contain summaries of the analytic

                                    TABLE 7

                 METALS DETECTED IN 20 COMPOSITED SURFACE SOIL
         SAMPLES COLLECTED 6/29/89 THROUGH 7/5/89 (17 CAM/TTLC METHOD)

                          METAL* CONCENTRATIONS (ppm)

------------------------------------------------------------------------------------------------------------------------
Sample Location
 Block Number       Sb    As    Ba    Be    Cd    Cr    Co    Cu    Pb    Hg    Mo    Wi    Se    Ag    Tl    V     Zn
------------------------------------------------------------------------------------------------------------------------
        1           13     2    130   ND    0.5    37   19     44    12   0.3   ND     60   0.07  ND    ND    50     63
        2           20     3    150   0.05  0.7    40   21     45    21   0.1   ND     80   0.07  0.5   ND    50     68
        3           16     2     80   ND    0.5    39   16     45    16   0.1   ND     60   0.05  ND    ND    45     58
        4           10     2    100   ND    0.5    23   15     38    26   0.6   ND     38   0.07  ND    ND    38     80
        5           20     2     50   0.5   0.7    48   16     46    40   0.4   ND     70   0.04  1     ND    50     78
        6           13     2     50   ND    0.5    45   15     45    32   0.1   ND     70   0.06  0.8   ND    46     74
        7           ND     0.3   70   0.5   0.7    60   16     45    32   ND    ND     75   0.01  0.8   ND    50     78
        8           ND     0.3  160   ND    0.7    60   17     54    47   0.1   ND     90   0.01  0.6   ND    50     84
        9           22     2     70   ND    0.7    52   23     45    39   0.1   ND    100   0.07  ND    ND    57     85
       10           20     1     60   ND    0.6    44   17     43    44   0.2   ND     80   0.08  ND    ND    47     89
       11           10     2     80   ND    0.5    33   15     43    32   0.3   ND     60   0.07  ND    ND    43     69
       12           21     2    110   ND    0.5    30   15     37    14   0.2   ND     50   0.07  ND    ND    40     62
       13           15     2    110   ND    0.5    39   18     37    19   0.06  ND     70   0.06  ND    ND    50     51
       14           13     2     80   ND    0.7    56   18     32    60   0.03  ND     60   0.04  ND    ND    60     75
       15           17     2    100   ND    0.5    41   21     36    22   0.09  ND     70   0.04  ND    ND    50     67
       16           ND     0.2  150   0.5   0.8   110   21     48    20   ND    ND    190   0.01  0.7   ND    50     65
       17           ND     0.2  160   ND    1.0    63   19    120   130   ND    ND     98   ND    0.9   ND    50    180
       18           ND     0.1  150   0.5   0.7    42   19     42    24   ND    ND     53   ND    0.6   ND    50     57
       19           ND     0.2  140   ND    0.7    73   18     33    18   0.05  ND     95   ND    0.5   ND    50     50
       20           ND     0.4  130   0.5   0.9   100   21     69    83   ND    ND    170   0.02  0.8   ND    50    140
------------------------------------------------------------------------------------------------------------------------

* See Table 16 for metal symbol names.

                                    TABLE 7
                                  (CONTINUED)

                   METALS DETECTED IN COMPOSITED SURFACE SOIL
         SAMPLES COLLECTED 6/29/89 THROUGH 7/5/89 (17 CAM/TTLC METHOD)

                          METAL* CONCENTRATIONS (ppm)

-----------------------------------------------------------------------------------------------------------------------------------
Sample Location
 Block Number           Sb      As     8a     8e      Cd       Cr     Co      Cu    Pb    Hg    Mo    Ni   Se    Ag   Tl    V    Zn
-----------------------------------------------------------------------------------------------------------------------------------
BS-1                    11      0.6    74     0.8     0.7      56     36      63    16    1.7   ND    87   0.04  0.7  ND   120   81

BS-2                    13      0.2    46     0.8     0.7      73     43      58    11    ND    ND    69   0.03  0.7  ND   190   69

State Lands              8     1.00    19     0.6     0.4      44     10      42    26    0.1   ND    49   0.08  ND   ND    56   93

Highest Reporting
  Limit                  5     0.05    10     0.5     0.4     0.7    0.8     0.9     3   0.02   10     2   0.02  0.5  10     5  0.8
-----------------------------------------------------------------------------------------------------------------------------------

* See Table 16 for metal symbol names.

Note: "ND" indicates none detected at analytic reporting limit.
      Background surface soil samples (BG-1 and BG-2) not composited but single borings collected 8/19/89 off-site; State Lands surface soil sample (10-1) collected in low-lying state lands northeast of site.

                                    TABLE 8


           SEMI-VOLATILE COMPOUNDS DETECTED IN 20 COMPOSITED SURFACE SOIL SAMPLES COLLECTED 6/29/89 THROUGH 7/5/89 (EPA METHOD 8270)


                                                         CONCENTRATION (ppm)
------------------------------------------------------------------------------------------------------------------------------------
                                     DETECTION
COMPOUND                            LIMIT (ppm)                            SAMPLE LOCATION BLOCK NUMBER
------------------------------------------------------------------------------------------------------------------------------------
                                          1       2     3     4      5     6     7     8     9     10   11     12   13    14    15
Phenol                            0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Bis (2-Chloroethyl) ether         0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2-Chlorophenol                    0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
1, 3-Dichlorobenzene              0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
1, 4-Dichlorobenzene              0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Benzyl Alcohol                    0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2-Methylphenol                    0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
1, 2-Dichlorobenezene             0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Bis (2-chloroisopropyl) ether     0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
4-Methylphenol                    0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
W-Mitrosodi-N-Propylamine         0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Hexachloroethane                  0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Nitrobenzene                      0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Isophorone                        0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2, 4-Dimethylphenol               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
1, 2, 4-Trichlorobenzene          0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2-Mitrophenol                     0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Benzoic Acid                      1.6     -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Bis (2-Chloroethoxyl) mehane      0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2, 4-Dichlorophenol               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Naphthalene                       0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
4-Chloroaniline                   0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Hexachlorobutadiene               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
4-Chloro-3-Methlyphenol           0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2-Methylnaphthalene               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Hexachlorocyclopentadiene         0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2, 4, 6-Trichlorophenol           0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2, 4, 5-Trichlorophenol           1.6     -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2-Chloronaphthalene               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
3-Nitroaniline                    1.6     -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Dimethylphthalate                 0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2, 6-Dinitrotoluene               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Acenaphthylene                    0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2-Nitroaniline                    1.6     -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Acenaphthene                      0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2, 4-Dinitrophenol                1.6     -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
4-Nitrophenol                     1.6     -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
2, 4-Dinitrotoluene               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Dibenzofuran                      0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Diethylphthalate                  0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
4-Chlorophenyl Phenyl ether       0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Fluorene                          0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
4-Nitroaniline                    1.6     -      -      -     -      -     -     -     -     -     -    -      -    -     -     -






--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                  16     17      18    19     20      BS-1*    BS-2*

Phenol                            -      -       -     -      -       -        -
Bis (2-Chloroethyl) ether         -      -       -     -      -       -        -
2-Chlorophenol                    -      -       -     -      -       -        -
1, 3-Dichiorobenzene              -      -       -     -      -       -        -
1, 4-Cichlorobenzene              -      -       -     -      -       -        -
Benzyl Alcohol                    -      -       -     -      -       -        -
2-Methylphenol                    -      -       -     -      -       -        -
1, 2-Dichiorobenezene             -      -       -     -      -       -        -
Bis (2-chloroisopropyl) ether     -      -       -     -      -       -        -
4-Methylphenol                    -      0.93    -     -      -       -        -
W-Mitrosodi-N-Propylamine         -      -       -     -      -       -        -
Hexachloroethane                  -      -       -     -      -       -        -
Nitrobenzene                      -      -       -     -      -       -        -
Isophorone                        -      -       -     -      -       -        -
2, 4-Dimethylphenol               -      -       -     -      -       -        -
1, 2, 4-Trichlorobenzene          -      -       -     -      -       -        -
2-Mitrophenol                     -      -       -     -      -       -        -
Benzoic Acid                      -      -       -     -      -       -        -
Bis (2-Chloroethoxyl) mehane      -      -       -     -      -       -        -
2, 4-Dichlorophenol               -      -       -     -      -       -        -
Naphthalene                       -      -       -     -      -       -        -
4-Chloroaniline                   -      -       -     -      -       -        -
Hexachlorobutadiene               -      -       -     -      -       -        -
4-Chloro-3-Methlyphenol           -      -       -     -      -       -        -
2-Methylnaphthalene               -      -       -     -      -       -        -
Hexachlorocyclopentadiene         -      -       -     -      -       -        -
2, 4, 6-Trichlorophenol           -      -       -     -      -       -        -
2, 4, 5-Trichlorophenol           -      -       -     -      -       -        -
2-Chloronaphthalene               -      -       -     -      -       -        -
3-Nitroaniline                    -      -       -     -      -       -        -
Dimethylphthalate                 -      -       -     -      -       -        -
2, 6-Dinitrotoluene               -      -       -     -      -       -        -
Acenaphthylene                    -      -       -     -      -       -        -
2-Nitroaniline                    -      -       -     -      -       -        -
Acenaphthene                      -      -       -     -      -       -        -
2, 4-Dinitrophenol                -      -       -     -      -       -        -
4-Nitrophenol                     -      -       -     -      -       -        -
2, 4-Dinitrotoluene               -      -       -     -      -       -        -
Dibenzofuran                      -      -       -     -      -       -        -
Diethylphthalate                  -      -       -     -      -       -        -
4-Chlorophenyl Phenyl ether       -      -       -     -      -       -        -
Fluorene                          -      -       -     -      -       -        -
4-Nitroaniline                    -      -       -     -      -       -        -

                                    TABLE 8


           SEMI-VOLATILE COMPOUNDS DETECTED IN 20 COMPOSITED SURFACE SOIL SAMPLES COLLECTED 6/29/89 THROUGH 7/5/89 (EPA METHOD 8270)


                                                         CONCENTRATION (ppm)
------------------------------------------------------------------------------------------------------------------------------------
                                     DETECTION
COMPOUND                            LIMIT (ppm)                            SAMPLE LOCATION BLOCK NUMBER
------------------------------------------------------------------------------------------------------------------------------------
4, 6-dinitro-2-methlphenol        1.6     1       2     3     4      5     6     7     8     9     10   11     12   13    14    15
N-Nitrosodipherylamine            0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
4-Bromophenyl phenyl ether        0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Hexachlorobenzene                 0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Pentachlorophenol                 1.6     -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Phenanthrene                      0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Anthracene                        0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Butyl Benzyl phthalate            0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Fluoranthene                      0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Pyrene                            0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Di-n-Butylphthalate               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
3, 3'-Dichlorobenzidine           0.66    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Benzo(a)anthrazene                0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Bis (2-ethylhexyl) phthalate      0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Chrysene                          0.33    -      -      -     -      -     -     -     -     0.9   -    -      -    -     -     -
Di-n-octylphthalate               0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Benzo(b)fluoranthene              0.33    -      -      -     -      -     -     -     -     1.97  -    -      -    -     -     -
Benzo(k)fluoranthene              0.33    -      -      -     -      -     -     -     -     0.50  -    -      -    -     -     -
Benzo(a)pyrene                    1.6     -      -      -     -      -     -     -     -     3.60  -    -      -    -     -     -
Indeno(1, 2, 3-c, d)pyrene        0.33    -      -      -     -      -     -     -     -     -     -    -      -    -     -     -
Dibenz(a, h) anthracene           0.33    -      -      -     -      -     -     -     -     0.47  -    -      -    -     -     -
Benzo(g, h, i) perylene           0.33    -      -      -     -      -     -     -     -     0.87  -    -      -    -     -     -
------------------------------------------------------------------------------------------------------------------------------------

Note:  "-" indicates none detected at analytic detection limit.

*Background samples (BS-1 and BS-2) not composited but single borings collected 8/18/89 at an off-site location.



--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
4, 6-dinitro-2-methlphenol        16     17      18    19     20      BS-1*    BS-2*
N-Nitrosodipherylamine
4-Bromophenyl phenyl ether        -      -       -     -      -       -        -
Hexachlorobenzene                 -      -       -     -      -       -        -
Pentachlorophenol                 -      -       -     -      -       -        -
Phenanthrene                      -      -       -     -      -       -        -
Anthracene                        -      -       -     -      -       -        -
Butyl Benzyl phthalate            -      -       -     -      -       -        -
Fluoranthene                      -      -       -     -      -       -        -
Pyrene                            -      -       -     -      -       -        -
Di-n-Butylphthalate               -      -       -     -      -       -        -
3, 3'-Dichlorobenzidine           -      -       -     -      -       -        -
Benzo(a)anthrazene                -      -       -     -      -       -        -
Bis (2-ethylhexyl) phthalatee     -      -       -     -      -       -        -
Chrysene                          -      -       -     -      -       -        -
Di-n-octylphthalate               -      -       -     -      -       -        -
Benzo(b)fluoranthene              -      -       -     -      -       -        -
Benzo(k)fluoranthene              -      -       -     -      -       -        -
Benzo(a)pyrene                    -      -       -     -      -       -        -
Indeno(1, 2, 3-c, d)pyrene        -      -       -     -      -       -        -
Dibenz(a, h) anthracene           -      -       -     -      -       -        -
Benzo(g, h, i) perylene           -      -       -     -      -       -        -
--------------------------------------------------------------------------------------


Note:  "-" indicates none detected at analytic detection limit.

*Background samples (BS-1 and BS-2) not composited but single borings collected 8/18/89 at an off-site location.

                                    TABLE 9

            CHLORINATED COMPOUNDS DETECTED IN 20 COMPOSITED SURFACE
           AND SUBSURFACE SOIL SAMPLES COLLECTED JUNE - AUGUST, 1989
                               (EPA METHOD 8080)

------------------------------------------------------------------------------------------------------------------------------------

                                                        CONCENTRATION (ppm)
------------------------------------------------------------------------------------------------------------------------------------
                     Reporting
Compound            Limit Range                                 Sample Block Numbers
------------------------------------------------------------------------------------------------------------------------------------
                              1   2  3  4  5  6  7  8  9  10  11  12  13   14  15 16 17   18   19 20 2A 3A 4C 5B 6D 7A 8B 9A 10C 11C
Arochlor 1016       0.05-0.5  -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Arochlor 1221       0.10-1.0  -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Arochlor 1232       0.5-0.5   -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Arochlor 1242       0.05-0.5  -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Arochlor 1248       0.05-0.5  -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Arochlor 1254       0.05-0.5  -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Arochlor 1260       0.05-0.5  -   -  -  -  -  -  -  -  -  -   -   -   2.0  -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Alpha - BHC         0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Gamma - BHC         0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Delta - BHC         0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Beta - BHC          0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Heptachlor          0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Aldrin              0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Heptachlor Epoxide  0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Endosulfan I        0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
4,4' - DDE          0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Dieldrin            0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
Endrin              0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
4,4' - DDD          0.005-0.1 -   -  -  -  -  -  -  -  -  .11 -   -   -    -   -  -  .005 -    -  -  -  -  -  -  -  -  -  -  -   -
Endosulfan II       0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -  -    -    -  -  -  -  -  -  -  -  -  -  -   -
4,4' - DDT          0.005-0.1 -  .01 -  -  -  -  -  -  -  -   -   -   -   .005 -  -  .012 .005 -  -  -  -  -  -  -  -  -  -  -   -
Endrin Aldehyde     0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -   -    -   -  -  -  -  -  -  -  -  -  -  -   -
Endosulfan Sulfate  0.005-0.1 -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -   -    -   -  -  -  -  -  -  -  -  -  -  -   -
Toxaphene           0.10-2.0  -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -   -    -   -  -  -  -  -  -  -  -  -  -  -   -
Chlordane           0.02-0.4  -   -  -  -  -  -  -  -  -  -   -   -   -    -   -  -   -    -   -  -  -  -  -  -  -  -  -  -  -   -

Note: "-" indicates none detected at analytic reporting limit.

      Samples 1-20 were composited surface soil samples collected June 29 - July 5, 1898; Samples 2A-11C were single subsurface soil samples collected August 17 and 18, 1989 at a depth of approximately five feet below ground surface.

      Background surface soil samples BS-1 and BS-2, collected August 18, 1989 at an off-site location revealed no chlorinated pesticides.

      State Lands surface soil sample 10-1 collected August 18, 1989 in the low-lying State Lands northeast of the Westport Site revealed no pesticides.

                                    TABLE 10

                   METALS DETECTED IN SUBSURFACE SOIL SAMPLES
                 JULY THROUGH AUGUST 1989 (17 CAM/TTLC METHOD)

---------------------------------------------------------------------------------------------------------------
                                         METAL* CONCENTRATION (PPM)
---------------------------------------------------------------------------------------------------------------
 SAMPLE
LOCATION
 BLOCK
 NUMBER
  AND
QUADRANT
 LETTER  Sb    As     Ba    Be    Cd     Cr    Co    Cu    Pb    Mg     Mo    Ni    Se     Ag    Tl    V     Zn
---------------------------------------------------------------------------------------------------------------
  11A    20    3.0    24    ND    0.4    34    11    39    11    0.4    ND    46    0.1    ND    ND    38    52
  12B    11    1.0    75    ND    0.6    25    13    39    34    0.06   ND    36    0.08   0.5   ND    38    54
  13A    21    2.0    20    ND    0.5    34    13    23    11     ND    ND    60    0.08   ND    ND    40    53
  14D    40    1.0    90    ND    0.2    42    19   110   170    0.2    ND   210    0.02   1.0   ND    47   190
  15A    12    1.0    70    0.5   0.6    39    15    62    22    0.1    ND    50    0.02   ND    ND    50    72
  16D    23    2.0   100    ND    0.8   110    30    53    14    0.2    ND   260    0.08   0.5   ND    50    70
  17B    18    3.0   180    0.5   0.7    43    27    70    18    0.8    ND   140    0.1    0.5   ND    40    93
  18A    20    2.0    20    ND    0.1    25    16    20    13    0.1    ND    65    0.1    ND    ND    30    67
  19D    18    2.0   110    0.5   0.5    63    23    29    11    0.2    ND   130    0.02   ND    ND    48    50
  20A    16    2.0   110    0.5   0.7    81    25    43    28    0.2    ND   180    0.07   0.6   ND    50    78
   2A     6    0.7    13    0.6   0.5    37     9    54    21    0.05   ND    43    0.09   0.6   ND    46   150
   3A     5    1.0    13    0.5   0.4    36     7    40     8    0.02   ND    38    0.07   ND    ND    43    78
   4C**  ND    0.9    11    0.5   0.4    35     9    23     8    0.09   ND    46    0.09   ND    ND    39    52
   5B**  ND    0.7    80    0.5   0.7    38    14    41    33    0.1    ND    57    0.04   0.6   ND    50   100
   6D**  ND    0.9    69    ND    0.9    30    12    76    81    0.2    ND    67    ND     0.6   ND    29   170
   7A    20    0.4   240    ND    3.0    69    20 1,000 3,000    0.2    12    80    0.04   3.0   ND    16 1,000
   8B     6    0.5    80    0.5   0.9    30    16   140   200    0.1    ND    72    0.07   1.0   ND    41   340
   9A     6    0.9    64    0.7   0.6    43    25    54    17    0.3    ND   120    0.06   0.7   ND    61    88
  10C**   8    0.3   200    ND    3.0    30    13 1,700   190    0.1    ND    70    0.03   4.0   ND    40   670
  11C**  11    0.5   100    0.6   0.6    28    18    64    49    0.07   ND    53    ND     0.5   ND    43    96

  8D-1    9    0.9    11    0.5   0.4    40     9    21    10    ND     ND    41    0.08   ND    ND    55    43
  8D-2   ND    1.2    80    0.4   0.4    19    15    29    14    0.1    ND    40    0.08   ND    ND    38    58

Reporting
Limit     5    0.05   10    0.5   0.4   0.7   0.8   0.9     3    0.02   10     2    0.01   0.5   10     5   0.8
---------------------------------------------------------------------------------------------------------------


   ** Composition sample from two borings at different depths; one at approximately 5 feet and and one at approximately 10 feet.

    * See Table 16 for metal symbol names

Note: "ND" indicates neon detected at analytic reporting limit.

      Sample 11A-20A collected July 6 1989 at approximately two-four below ground surface; sample 2A-11C and background samples 8D-1 and 8D-2 collected August 17 and 18, 1989 at approximately five feet below ground surface.

                                    TABLE 11

         VOLATILE ORGANIC COMPOUNDS DETECTED IN SUBSURFACE SOIL SAMPLES
              COLLECTED JULY THROUGH AUGUST 1989 (EPA METHOD 8240)

                              CONCENTRATION (ppb)

-----------------------------------------------------------------------------------------------------------------------------------
                            Reporting
                              Limit                                           SAMPLE LOCATION
    COMPOUND                  (ppb)                                   (BLOCK NO. AND QUADRANT LETTER)
-----------------------------------------------------------------------------------------------------------------------------------
                                     11A  12B  13A  14D  15A  16D  17B  18A  19D  20A  2A  3A  4C*  5B*  6D*  7A  8B  9A  10C*  11C

Chloromethane                  1000  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Bromomethane                   1000  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Vinyl Chloride                 1000  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Chloroethane                   1000  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Methylene Chloride             1000  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Acetone                        2500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Carbon Disulfide                500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
1,1-Dichloroethene              500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
1,1-Dichloroethene              500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
1,2-Dichloroethene (cis/trans)  500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Chloroform                      500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Freon-113                       500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
1,2-Dichloroethane              500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
2 Butanone                     2500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
1,1,1-Trichloroethane           500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Carbon Tetrachloride            500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Bromodichloromethane            500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
1,2-Dichloropropane             500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Trans-1,3-Dichloropropene       500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Trichloroethene                 500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Benzene                         500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
1,1,2-Trichloroethane           500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Dibromochloromethane            500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Cis-1,3-Dichloropropene         500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Bromoform                       500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
4-Methyl-2-Pentanone           2500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
2-hexanone                     2500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
1,1,2,2-Tetrachloroethane       500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Tetrachloroethylene            1000  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Toluene                         500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Chlorobenzene                   500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Ethyl Benzene                   500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Styrene                         500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
Total Xylenes                   500  -    -    -    -    -    -    -    -    -    -    -   -   -    -    -    -   -   -   -     -
-----------------------------------------------------------------------------------------------------------------------------------

[FN]

* Composited sample from two borings at different depths: one at approximately 5 feet and one at approximately 10 feet below ground level.

Note: "-" indicates none detected at analytic reporting limit.

      Samples 11A through 20A collected 7/6/89 at approximately 2-4 feet below ground surface; samples 2A through 11D collected 8/17/89 and 8/18/89 at approximately 5 feet below ground level.

      Background Samples 8D-1 and 8D-2 collected 8/18/89 at an off-site location (4-4.5 ft below ground level) revealed no volatile organic compounds.

                                    TABLE 12

          SEMI-VOLATILE COMPOUNDS DETECTED IN SUBSURFACE SOIL SAMPLES
              COLLECTED JULY THROUGH AUGUST 1989 (EPA METHOD 8270)

                              CONCENTRATION (ppb)


-----------------------------------------------------------------------------------------------------------------------------------
                               Reporting
                              Limit Range                                  SAMPLE LOCATION
COMPOUND                         (ppb)                             (BLOCK NO. AND QUADRANT LETTER)
-----------------------------------------------------------------------------------------------------------------------------------
                                           11A  12B  13A  14D  15A  16D  17B  18A  19D  20A  2A  3A  4C*  5B*  6D* 7A  8B  9A  10C*
Phenol                          330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Bis (2-Chloroethyl) ether       330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2-Chlorophenol                  330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
1,3-Dichlorobenzene             330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
1,4-Dichlorobenzene             330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -  11000
Benzyl Alcohol                  330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2-Methylphenol                  330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
1,2-Dichlorobenzene             330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Bis (2-Chloroisopropyl) ether   330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
4-Methylphenol                  330         -    -    -    -    -    -    -    -    -    -    -   -   -   2900  -   -   -   -  16000
N-Nitrosodi-N-Propylamine       330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Hexachloroethane                330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Nitrobenzene                    330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Isophorone                      330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2,4-Dimethylphenol              330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
1,2,4-Trichlorobenzene          330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2-Nitrophenol                   330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Benzoic Acid                   1600-8000    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Bis (2-chloroethoxy) methane    330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2,4-Dichlorophenol              330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Napthalene                      330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
4-Chloroaniline                 330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Hexachlorobutadiene             330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
4-Chloro-3-Methyphenol          330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2-Methylnephthelene             330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Hexachlorocyclopentediene       330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2,4,6-Trichlorophenol           330         -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2,4,5-Trichlorophenol          1600-8000    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2-Chloronepthalene              330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
3-Nitroaniline                 1600-8000    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Dimethylphtalate                330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2,6-Dinitrotoluene              330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Acenaphthylene                  330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2-Nitroaniline                 1600-8000    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Acenaphthene                    330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2,4-Dinitrophenol              1600-8000    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
4-Nitrophenol                  1600-8000    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
2,4-Dinitrotoluene              330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Dibenzofuran                    330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Diethylphthalate                330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   8200
4-Chlorophenyl phenyl ether     330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
Fluorene                        330-1700    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -
4-Nitroaniline                 1600-8000    -    -    -    -    -    -    -    -    -    -    -   -   -    -    -   -   -   -   -

                                    TABLE 12
                                  (CONTINUED)
          SEMI-VOLATILE COMPOUNDS DETECTED IN SUBSURFACE SOIL SAMPLES
                   (APPROXIMATELY 2-4 FEET BELOW THE SURFACE)
        COLLECTED 7/6/89 IN THE NON-REFUSE FILL AREAS (EPA METHOD 8270)

                              CONCENTRATION (ppb)


-----------------------------------------------------------------------------------------------------------------------------------
                              Detection
                                Limit                                    SAMPLE LOCATION
COMPOUND                        (ppb)                            (BLOCK NO. AND QUADRANT LETTER)
------------------------------------------------------------------------------------------------------------------------------------
                                        11A  12B  13A  14D  15A  16D  17B  18A  19D  20A  2A  3A  4C*  5B*  6D*   7A  8B  9A  10C*
4,6-dinitro-2-methylphenol   1630-8000   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
N-Nitrosodiphenylamine        330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
4-Bromophenyl phenyl ether    330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Hexachlorobenzene             330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Pentachlorophenol            1630-8000   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Phenanthrene                  330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Anthracene                    330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Butyl benzyl phthalate        330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Fluoranthene                  330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Pyrene                        330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Di-n-Butylphthalate           330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
3,3'-Dichlorobenzidine        660-3300   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Benzo(a)anthracene            330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Bis(2-ethylhexyl)phthalate    330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -   2700 23000  -   -   -  127000
Chrysene                      330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Di-N-octylphthalate           330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Benzo(b)fluoranthene          330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Benzo(k)fluoranthene          330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Benzo(a)pyrene                330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Indeno(1,2,3-c,d)pyrene       330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Dibenz(a,h)anthracene         330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
Benzo(g,h,i)perylene          330-1700   -    -    -    -    -    -    -    -    -    -    -   -   -    -    -     -   -   -   -
-----------------------------------------------------------------------------------------------------------------------------------

* Composited Sample from two borings at different depths: one at approximately 5 feet and one at approximately 10 feet below ground level.

Note: "-" indicates none detected at analytic reporting limit.

      Samples 11A through 20A collected 7/6/89 at approximately 2-4 feet below ground surface; samples 2A through 11D collected 8/17/89 and 8/18/89 at approximately 5 feet below ground level.

      Background Samples 8D-1 and 8D-2 collected 8/18/89 at an off-site location (4-4.5 ft below ground level) revealed no semi-volatile organic compounds.

                                                                 SAMPLING REPORT
                                                                 PAGE 3-18

results for the subsurface soils. (Table 9 contains pesticide results for both surface and subsurface soil samples.) Appendix D contains the laboratory analytic reports for all soil samples.

3.2 Physical Investigation

The investigation of some of the physical parameters of the soil took place in both phases of sampling. In the first phase, seven surface samples were analyzed for water content. In the second phase, twelve subsurface samples were analyzed for both water content and bulk density. Lithologic descriptions were also noted.

3.2.1 Sampling Procedure

The first soil samples were collected on April 27 and 28, 1989 in the vicinity of seven of the B-series wells. A trowel was used to collect surface soil just under the first few inches of the surface. The samples were immediately placed in jars supplied by Sequoia Analytic Laboratory and transported to the laboratory on the same day.

The subsurface samples were collected on June 22 and 23, 1989 and were taken from the mound and panhandle areas. This sampling was performed in conjunction with the construction of the six new vapor wells, five of which were located in the mound and one in the panhandle. A California modified split spoon sampler was used to collect two soil samples from each vapor well: one sample at 1.5 to 2 feet below the surface and one sample at 4.5 to 6 feet below the surface. This sampler collects a 2-inch diameter soil core one foot in length. The cap depth was at least 8 feet at all 6 vapor wells such that all twelve samples were collected from the cap soil. The samples were immediately transferred to jars, sealed, and transported to the laboratory within 24 hours of collection.

                                                                 SAMPLING REPORT
                                                                 PAGE 3-19

3.2.2 Laboratory Analyses

The seven surface soil samples were analyzed for water content by Sequoia Analytical Laboratory within one week of submission. The results are contained in Table 13. The twelve subsurface soil samples were analyzed by Soil Mechanics Laboratory within a week of their receipt. Laboratory analyses of the subsurface samples included lithologic descriptions, bulk density determinations, and water content determinations. Bulk density and water content results for the subsurface samples are contained in Table 14. Appendix D contains all laboratory analytic results for soil samples.

                                    TABLE 13

                     SURFACE SOIL MOISTURE ANALYTIC RESULTS
                                   APRIL 1989


   Sample Adjacent to                             Water Content
     Well Number                                      Percent
     -----------                                      -------
       B-2                                            11
       B-3                                            12
       B-10                                           17
       B-13                                           12
       B-15                                           9.3
       B-16                                           13
       B-17                                           19

                                    TABLE 14

           SUBSURFACE SOIL BULK DENSITY IUD MOISTURE ANALYTIC RESULTS
                                    JUNE 1989

                                               Dry
Sample Site             Sample Depth        Bulk Density      Water Content
Well Number               (feet)             (g/cm(3))     (percent dry weight)
-----------               ------              --------     --------------------
   VW-1                  1.5 - 2.0              1.09               43.1
   VW-1                  5.5 - 6.0              1.44               24.5
   VW-2                  1.5 - 2.0              1.15               46.0
   VW-2                  4.5 - 5.0              1.41               16.5
   VW-3                  1.5 - 2.0              1.18               22.7
   VW-3                  4.5 - 5.0              1.29               30.8
   VW-4                  1.5 - 2.0              1.36               26.0
   VW-4                  4.5 - 5.0              1.69               18.4
   VW-5                  1.5 - 2.0              1.22               40.7
   VW-5                  4.5 - 5.0              1.22               39.8
   VW-6                  1.5 - 2.0              1.34               34.3
   VW-6                  4.5 - 5.0              1.08               39.5

                                    Average:    1.29               31.9

                                                                 SAMPLING REPORT
                                                                 PAGE 4-1

4.0 GROUNDWATER INVESTIGATION

The groundwater investigation involved activities to replicate previous groundwater sampling and to further aid in defining groundwater quality and hydrogeologic parameters at the site. The investigation included the following tasks completed between June 27 and July 13, 1989:

        - The construction and sampling of two deeper groundwater monitoring wells beneath the refuse mound.

        - The sampling and analysis of 7 shallow groundwater monitoring wells (K-3, K-4, K-7, P-1A, UGP-1, S-4A, S-3) and three deeper monitoring wells (UGP-2, P-1B, P-2B),

        -       A site wide survey of groundwater levels in 24 wells, and

        - A site wide survey of the well casing elevations for the same 24 wells.

Additional activities performed in the third phase (August 1989) included the construction, water elevation measurement, and sampling of one new shallow well (MW-3), and the resampling of wells P-1B, UGP-1, and UGP-2.

4.1 Monitoring Well Descriptions

Thirteen groundwater monitoring wells were selected for study in the groundwater investigation: eight shallow monitor wells (K-3, K-4, P-7, P-14, UGP-1, S-4A, S-5, and MW-3) and five deep monitor wells (UGP-2, P-1A, P-2B, MW-1 and MW-2). These wells were selected for study because of their locations relative to the direction of possible groundwater flow and the refuse area. Figure 5 shows the well locations. Wells P-7, K-3 and K-4 represent water quality west of the refuse area (possibly downgradient), whereas wells UGP-1 and UGP-2 represent water quality south of the refuse site (possibly upgradient). Well MW-3 represents water quality adjacent to the Westport site, below the Belmont Slough. Wells UGP-1, UGP-2, and MW-3 are located outside the Westport site property

                                   Figure 5:


                   [MAP OF SITE PLAN WITH SURFACE WATER SAMPLE
                     AND GROUNDWATER MONITORING WELL LOCATIONS]


This diagram depicts the snail-shaped Westport Office Park area, and identifies 29 well locations across the site.

                                                                  SAILING REPORT
                                                                  PAGE 4-3


boundary. Wells P-lA. S-4A and S-5 represent water quality in the refuse itself and wells MW-1, MB-2, P-1B and- P-2B are monitoring water quality beneath the refuse area.


4.1.1 Shallow Monitoring Wells


The seven shallow wells sampled in the second phase were existing monitoring wells with screen intervals at depths of less than 30 feet from the surface. The last shallow well, constructed in the third phase, has a screen interval of 8 to 18 feet. Table 15 contains the well construction details.


4.1.2 Deeper Monitoring Wells


Deeper groundwater surveys are useful in assessing refuse contaminant migration and groundwater flow potential. Three of the deeper monitoring wells were existing wells with screen depths ranging from 15 to 54 feet; two of the deeper wells were newly constructed.


4.1.2.1 Existing Deeper Wells


Three deeper wells were available for monitoring: P-1B, P-2B, and UGP-1. The screen interval for these wells exceeded a depth of 30 feet and went as deep as 54 feet (Table 15). The first two wells were located in the panhandle; the last one was located off-site. To better investigate the groundwater, two more wells were constructed in the mound area.


4.1.2.2 New Well Drilling and Construction


Two groundwater monitor wells (MW-1 and MW-2) were constructed beneath the refuse mound area to determine the water quality and to aid in determining the groundwater flow direction at that depth. MW-1 and MW-2 were constructed, using mud rotary drilling techniques, as well pairs for

                                    TABLE 15

                    WELL CONSTRUCTION DETAILS AND GROUNDWATER
                         ELEVATIONS OF 24 MONITOR WELLS

-------------------------------------------------------------------------------
                                                      DEPTH TO
                                         TOP         WATER FROM
                          SCREENED    OF CASING        GROUND
           COMPLETION(a)  INTERVAL(b) ELEVATION        SURFACE     WATERLEVEL
WELL NO.      ZONE        (FEET)       (MSL)(c)       (FEET)(d)     (MSL)(c)
-------------------------------------------------------------------------------

 P1A            R         5-27.75        14.24           9.03           5.21
 P1B            D         34-44          14.71           9.86           4.85
 P2A            R         5-22           13.27           8.19           5.08
 P2B            D         44-54          14.57          10.45           4.12
 P3             S         4-17            6.75           3.55           3.20
 P-4            S         11-21          18.82          14.41           4.41
 P5             S         4-17            5.86           3.17           2.69
 P6             S         6-21            7.42           3.83           3.59
 P7             S         6-21            7.10           7.33          -0.23
 P8             S         6-20.34         7.62           3.42           4.20
 UGP-1          D         15-35           3.11           -(e)           -(e)
 UGP-2          S         6-25.5          3.79            .50           3.29
 K-1            S         4-17.5          8.04           3.07           4.97
 K-2            S         4-18.5          7.02           3.02           4.02
 K-3            S         4.17.5          7.31           3.96           3.35
 K-4            S         4-18.5          7.21           6.89           0.32
 K-5            S         6.5-11         10.22           6.67           3.55
 S-1A           R         12-32          20.49          15.60           4.89
 S-2            R         12-31          23.50          18.20           5.30
 S-3A           R         12-25          20.03          14.93           5.10
 S-4A           R         12-23          26.99          22.01           4.98
 S-5            R         12-42          28.36          23.20           5.16
 MW-1           D         62-72          27.46          24.56           2.90
 MW-2           D         56-66          27.17          22.88           4.29
 MW-3           S         8-18            6.15          18.00          -2.26
-------------------------------------------------------------------------------

a  Completion zone

     R  Refuse material
     S  Shallow zone
     D  Deeper zone

b  Screened interval data extracted from Levine-Fricke SWAT Investigation
   (1989a).

c  MSL = mean sea level

d Depths measured 7/11/89 for all wells except P-7, K-2, and K-5, which were measured on 7/20/89.

e  Flowing Artesian well

                                                                 SAMPLING REPORT
                                                                 PAGE 4-5


wells S-5 and S-4A, which were constructed in the refuse material. Figure 5 shows the well locations.


In order to prevent possible cross contamination between the refuse material and the lower transmissive zone during drilling and well construction of MW-1, MW-2, and MW-3, conductor casing was set into the clays immediately beneath the refuse material. The 10-in diameter conductor casing was grouted into place with neat cement containing 5% bentonite. After the first well's conductor casing was set, the mud system was flushed and the equipment steam cleaned before new drilling muds were mixed and drilling continued.


During the drilling process, lithologic descriptions of soil (collected with a Christensen 94-mm core barrel sampler) were noted at progressively greater soil depths. The drilled boreholes were terminated in a clay material beneath the second encountered transmissive zone. Wells MW-1 and MW-2 were drilled to 73 and 66 feet, respectively. When the designated borehole depth was reached, the drilling muds were replaced with water before well construction began.


The three MW wells were screened from intervals of 62 to 72 feet, 56 to 66 feet, and 8 to 18 feet. A 4-inch diameter, stainless steel, wirewrap well screen with 0.020-inch slots was used for each well. Four-inch low carbon steel made up the blank casing. A filter material of 12/30 mesh silica sand was installed to a depth of 2 feet above the well screen. Two feet of 30 mesh silica sand was installed above the filter pack to act as a sand bridge. Neat cement with 5% bentonite was installed as a sanitary seal for the wells. All materials were installed through a 2-in diameter, steel, tremie pipe, which acts as a temporary conduit for the well construction operation.


The wells were developed by surge block and bailing techniques. Over ten casing volumes were removed from each well.

                                                                 SAMPLING REPORT
                                                                 PAGE 4-6


4.2 Water Contamination Investigation


Groundwater samples were collected for analysis from all 13 monitoring wells: eight shallow monitoring wells (K-3, K-4, P-7, P-14, UGP-1, S4A, S-5, and MW-3) and five deeper monitor wells (UGP-2, P-1A, P-2B, MW-1 and MW-2). These wells represent groundwater from five distinct areas. Three wells monitor groundwater within the refuse (P-1A, S-4A, and S-5); four wells monitor water beneath the refuse (MW-1, MW-2, P-1B, and P-2B); three wells monitor in the non-refuse fill area (P-7, K-3, and K-4); two monitor south of the 85-acre site (UGP-1 and UGP-2); and one well monitors northeast of the site (MW-3).


4.2.1 Sampling Procedure


Water samples were collected by one of three different methods: submersible pump, teflon bailer, and peristaltic pump. The sampling method selected was determined by pump access to the screened interval and the well's water recharge rate. The submersible pump with a suction side sampler was employed in all but three wells. Obstructions in wells S-4A and S-5 required the use of the bailer. The slow recharge rate in well K-3 required a bailer and a peristaltic pump to collect samples. Approximately three casing volumes of water were removed from each well prior to sampling.


Samples from each well were collected into laboratory-specified containers for the analyses -- 40-ml glass vials, 1-liter glass jars, and 1-liter polyethylene containers. Identification labels were attached to the sample containers and the samples were then placed in an ice-packed cooler. The cooler was shipped next-day-delivery to McLaren Environmental Laboratory. Duplicate water samples were collected simultaneously and given to the San Mateo County Health Department. Additionally, approximately ten percent of the samples were also sent to Anametric Analytical Laboratory as a quality assurance measure.

                                                                 SAMPLING REPORT
                                                                 PAGE 4-7


All 13 wells were sampled in July 1989 as a part of phase two sampling except well MW-3, which vas sampled in the third phase sampling conducted in August 1989. Wells P-1B, UGP-1, and UGP-2 were sampled twice, once in each phase.


4.2.2 Laboratory Analyses


Fifteen groundwater samples collected from 13 monitoring wells were analyzed for the following: metal content (17 CAM/TTLC metals), chlorinated pesticides (EPA Method 608), semi-volatile organic compounds (EPA Method 625), volatile organic compounds (EPA Method 624), and for cyanide. Repeat sample of well P-1B was analyzed for volatile organic compounds and semi-volatile organic compounds; repeat sample UGP-l was analyzed for volatile organic compounds; and, repeat sample UGP-2 was analyzed for chlorinated pesticides.


Analyses vere performed within two weeks of receipt. The laboratory analytic reports are contained in Appendix E and summaries of the results are contained in Tables 16-20.


4.3 Geology


The Westport landfill is situated in a former tidal marshland, consisting of organic silty clay. The lithology encountered during the drilling and sampling of the 24 monitor wells revealed the following:


        o In those areas not covered with refuse, approximately 5 feet of fill material lies over the former (native) ground surface. The native soil is a soft, moderately plastic, silty clay of relatively low permeability that is very moist to wet.

                                    TABLE 16


                  METAL CONCENTRATIONS DETECTED IN GROUNDWATER
                       COLLECTED IN JULY AND AUGUST, 1989
                              (17 CAM/TTLC METHOD)

                           METAL CONCENTRATION (ppm)


----------------------------------------------------------------------------------------------------------------------------------
                                             Monitoring Well Location and Number


                              Reporting                   In Refuse                         Beneath Refuse
Metal                        Limit (ppm)       P-1A         S-4A        S-5       MW-1      MW-2       P-18       P-28       P-7
----------------------------------------------------------------------------------------------------------------------------------

Antimony (Sb)                 0.5              ---          ---         ---       ---       ---        ---       ---        ---
Arsenic (As)                  0.005            ---          0.005       0.007     ---       ---        ---       0.02       0.008
Barium (Ba)                   1.0              0.8          ---         1.0       2.0       4.0        ---       2.0        ---
Beryllium (Be)                0.5              ---          ---         ---       ---       ---        ---       ---        ---
Cadmium (Cd)                  0.01             0.03         ---         0.03      0.08      0.08       0.2       0.07       0.04
Chromium (Cr)                 0.02             ---          0.04        ---       ---       ---        ---       ---        0.03
Cobalt (Co)                   0.08             ---          ---         0.08      0.2       0.09       0.1       0.2        0.1
Copper (Cu)                   0.09             ---          ---         ---       ---       ---        0.09      0.1        ---
Lead (Pb)                     0.05             0.2          0.1         0.3       0.3       0.4        0.4       0.5        0.4
Mercury (Mg)                  0.002            ---          ---         ---       ---       ---        ---       ---        0.002
Molybdenum (Mo)               1.0              ---          ---         ---       ---       ---        ---       ---        ---
Nickel (Ni)                   0.2              ---          0.3         ---       ---       ---        ---       ---        0.2
Selenium (Se)                 0.001            ---          ---         ---       ---       ---        ---       ---        0.002
Silver (Ag)                   0.05             ---          ---         ---       ---       ---        ---       ---        ---
Thallium (T)                  1.0              ---          ---         ---       ---       ---        ---       ---        ---
Vanadium (V)                  0.5              ---          ---         ---       ---       ---        ---       ---        ---
Zinc (Zn)                     0.8              0.1          0.9         0.1       0.4       0.4        0.9       0.5        0.2
----------------------------------------------------------------------------------------------------------------------------------

Note:  "---" indicated none detected at analytic reporting limit.


---------------------------------------------------------------------------------------
                                                                           Northwest
                  Non-Refuse Fill                   South of Site            of Site
    METAL              K-3            K-4        UGP-1         UGP-2          MW-3
---------------------------------------------------------------------------------------
Antimony (Sb)          ---            ---        ---           ---           ---
Arsenic (As)           ---            ---        ---           ---           0.02
Barium (Ba)            2.0            ---        2.0           ---           ---
Beryllium (Be)         ---            ---        ---           ---           ---
Cadmium (Cd)           0.3            0.6        0.3           0.1           0.3
Chromium (Cr)          0.3            0.6        ---           0.6           0.4
Cobalt (Co)            0.2            0.2        0.1           0.2           0.1
Copper (Cu)            ---            0.4        0.4           0.1           ---
Lead (Pb)              0.1            0.5        0.4           0.4           0.1
Mercury (Mg)           ---            ---        ---           0.002         ---
Molybdenum (Mo)        ---            ---        ---           ---           ---
Nickel (Ni)            0.2            0.3        ---           0.4           0.3
Selenium (Se)          ---            ---        ---           0.002         0.02
Silver (Ag)            0.05           ---        ---           ---           ---
Thallium (T)           ---            ---        ---           ---           ---
Vanadium (V)           ---            ---        ---           ---           ---
Zinc (Zn)              ---            0.04       0.06          1.0           ---
--------------------------------------------------------------------------------------


Note:  "---" indicated none detected at analytic reporting limit.

                                    TABLE 17

               VOLATILE ORGANIC COMPOUNDS DETECTED IN GROUNDWATER COLLECTED IN JULY AND AUGUST 1989 (EPA METHOD 624)
                                                        CONCENTRATION (ppb)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Monitoring Well Location and Number
                               ----------------------------------------------------------------------------------------------------
                                                                                                                          Northwest
                                  In Refuse               Beneath Refuse         Non-Refuse Fill      South of Site        of Site
               Reporting Limit
Compound         Range (ppb)    P-1A  S-4A  S-5   MW-1  MW-2  P-18  P-18*  P-2B   P-7  K-3  K-4   UGP-100  UGP-1*  UGP-2     MW-3
-----------------------------------------------------------------------------------------------------------------------------------
Chloromethane           10-50     -     -     -    -     -      -     -      -      -    -    -    -(-)**    -       -        -
Bromomethane            10-50     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Vinyl Chloride          10-50     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Chloroethane            10-50     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Methylene Chloride      10-50     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Acetone                 25-125    -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Carbon Disulfide         5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
1,1-Dichloroethene       5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
1,1-Dichloroethene       5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
1,2-Dichloroethene
 (cis/trans)             5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Chloroform               5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Freon-113                5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
1,2-Dichloroethene       5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
2 Butanone              25-125    -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
1,1,1-Trichloroethane    5-25     -     -     -    -     -      7     -      -      -    -    -    6(5)      -       -        -
Carbon Tetrachloride     5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Bromodichloromethane     5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
1,2-Dichloropropene      5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Trans-1,3-
  Dichloropropene        5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Trichloroethene          5-25     -     -     -    -     -      10    -      -      -    -    -    7(6)      -       -        -
Benzene                  5-25     7     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
1,1,2-Trichloroethene    5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Dibromochloromethene     5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Cis-1,3-
  Dichloropropene        5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Bromoform                5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
4-Methyl-2-Pentanone    25-125    -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
2-hexanone              25-125    -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
1,1,2,2-
  Tetrachloroethane      5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Tetrachloroethylene     10-50     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Toluene                  5-25     97    40    6    -     -      -     -      -      -    -    -    -(-)      -       -        -
Chlorobenzene            5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Ethyl Benzene            5-25     48    16   24    -     -      -     -      -      -    -    -    -(-)      -       -        -
Styrene                  5-25     -     -     -    -     -      -     -      -      -    -    -    -(-)      -       -        -
Total Xylenes            5-25     80    12   12    -     -      -     -      -      -    -    -    -(-)      -       -        -
-----------------------------------------------------------------------------------------------------------------------------------
*  Repeat sampling performed in August 1989.
** Numbers in parentheses indicate values obtained on replicate test from same sampling date.
Note: "-" indicates none detected at analytic detection limit. Also, two trip blanks were run and all values were reported as none detected at reporting limits.

                                    TABLE 18

        SEMI-VOLATILE ORGANIC COMPOUNDS DETECTED IN GROUNDWATER COLLECTED
                    IN JULY AND AUGUST 1989 (EPA METHOD 625)

                                                                           CONCENTRATION (ppb)
                                        --------------------------------------------------------------------------------------------
                                                                       Monitoring Well Location and Number
                                        --------------------------------------------------------------------------------------------
Compound                                                                                                                  Northwest
                               Detection     In Refuse            Beneath Refuse           Non-Refuse Fill  South of Site  of Site
                                 Limit    P-1A   S-4A   S-5  MW-1  MW-2 P-1B  P1-B* P-2B   P-7  K-3    K-4   UGP-1  UGP-2   MW-3
------------------------------------------------------------------------------------------------------------------------------------
Phenol                             10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Bis (2-choloroethyl) ether         10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2-Chlorophenol                     10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
1, 3-Dicholorobenzene              10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
1, 4-Diichlorobenzene              10       -      -     95    -    -     -     -     -     -     -     -      -      -      -
Benzyl alcohol                     10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2-Methylphenol                     10       -     70     20    -    -     -     -     -     -     -     -      -      -      -
1, 2-Dicholorobenzene              10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Bis (2-chloroisopropy) ether       10       -     80      -    -    -     -     -     -     -     -     -      -      -      -
4-Methylphenol                     10       -     15     13    -    -     -     -     -     -     -     -      -      -      -
N-Nitrosodi-n-propylamine          10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Hexachloroethane                   10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Nitrobenzene                       10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Isophorone                         10       -     15      -    -    -     -     -     -     -     -     -      -      -      -
2, 4-Dimethylphenol                10     100     35     14    -    -     -     -     -     -     -     -      -      -      -
1, 2, 4-Trichlorobenzene           10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2-Nitrophenol                      10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Benzoic acid                       50       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Bis (2-chloroethoxy) methane       10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2, 4-Dichlorophenol                10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Naphthalene                        10     110      -     33    -    -     -     -     -     -     -     -      -      -      -
4-Chloroaniline                    10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Hexachlorobutadiene                10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
4-Chloro-3-methlyphenol            10       -     30      -    -    -     -     -     -     -     -     -      -      -      -
2-Methylnaphthalene                10       -     90      -    -    -     -     -     -     -     -     -      -      -      -
Hexachlorocyclopentadiene          10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2, 4, 6-Trichlorophenol            10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2, 4, 5-Trichlorophenol            50       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2-Chloronaphthalene                10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
3-Nitroaniline                     50       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Dimethylphthalate                  10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2, 6-Dinitrotoluene                10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Acenaphthylene                     10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2-Nitroaniline                     50       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Acenaphthene                       10       -     20      -    -    -     -     -     -     -     -     -      -      -      -
2, 4-Dinitrophenol                 50       -      -      -    -    -     -     -     -     -     -     -      -      -      -
4-Nitrophenol                      50       -      -      -    -    -     -     -     -     -     -     -      -      -      -
2, 4-Dinitrotoluene                10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Dibenzofuran                       10       -     30      -    -    -     -     -     -     -     -     -      -      -      -
Diethylphthalate                   10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
4-Chlorophenyl phenyl ether        10       -      -      -    -    -     -     -     -     -     -     -      -      -      -
Fluorene                           10       -      -      -    -    -     -     -     -     -     -     -      -      -      -



                                    TABLE 18
                                  (CONTINUED)

      SEMI-VOLATILE ORGANIC COMPOUNDS DETECTED IN GROUNDWATER COLLECTED IN
                           JULY 1989 (EPA METHOD 625)

                              CONCENTRATION (ppb)

                                                                   Monitoring Well Location and Number
                                        ------------------------------------------------------------------------------------------
                                           In Refuse             Beneath Refuse          Non-Refuse Fill  South of Site  Northwest
                             Detection  ---------------  ------------------------------  ---------------  -------------   of Site
Compound                       Limit    P-1A  S-4A  S-5  MW-1  MW-2'  P-1B  P-1B*  P-2B   P-7  K-3  K-4   UGP-1   UGP-2     MW-3
--------                     ---------  ----  ----  ---  ----  -----  ----  -----  ----   ---  ---  ---   -----   -----  ---------
4-Nitroaniline                  50       --    --    --   --    --     --    --     --    --   --   --     --      --        --
4,6-Dinitro-2-methylphenol      50       --    --    --   --    --     --    --     --    --   --   --     --      --        --
N-Nitrosodiphenylamine          10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
4-Bromophenyl phenyl ether      10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Hexachlorobenzene               10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Pentachlorophenol               50       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Phenanthrene                    10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Anthracene                      10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Butyl benzyl phthalate          10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Fluoranthene                    10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Pyrene                          10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Di-n-butylphthalate             10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
3,3'-Dichlorobenzidine          20       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Benzo(a)anthracene              10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Bis(2-ethylhexyl)phthalate      10       43    --    43   --    --     16    --     --    --   --   --     --      --        --
Chrysene                        10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Di-n-octylphthalate             10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Benzo(b)fluoranthene            10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Benzo(k)fluoranthene            10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Benzo(a)pyrene                  10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Indeno(1,2,3-c,d)pyrene         10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Dibenz(a,h)anthracene           10       --    --    --   --    --     --    --     --    --   --   --     --      --        --
Benzo(g,h,i)perylene            10       --    --    --   --    --     --    --     --    --   --   --     --      --        --

* Repeat sampling performed in August, 1989.

Note: "--" indicates none detected at analytic detection limit.

                                                            TABLE 19

                                     CHLORINATED COMPOUNDS DETECTED IN GROUNDWATER COLLECTED IN
                                              JULY AND AUGUST, 1989 (EPA METHOD 608)

                                                       CONCENTRATION (ppb)

-------------------------------------------------------------------------------------------------------------------------------
                                               Monitoring Well Location and Number
                    Reporting
                      Limit         In Refuse            Beneath Refuse      Non-Refuse Fill      South of Site       Northeast
                      Range    --------------------  ----------------------  ----------------  ---------------------   of Site
Compound              (ppb)    P-1A    S-4A    S-5   MW-1  MW-2  P-1B  P-2B  P-7    K-3   K-4  UGP-1  UGP-2  UGP-2*     MW-3
------------------  ---------  ----  --------  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----  -------  ---------
Arochlor 1016       0.5-5       -     -         -     -     -     -     -     -     -     -     -      -      -           -
Arochlor 1221       1.0-10      -     -         -     -     -     -     -     -     -     -     -      -      -           -
Arochlor 1232       0.5-5       -     -         -     -     -     -     -     -     -     -     -      -      -           -
Arochlor 1242       0.5-5       -     -         -     -     -     -     -     -     -     -     -      -      -           -
Arochlor 1248       0.5-5       -     -        75     -     -     -     -     -     -     -     -      -      -           -
Arochlor 1254       0.5-5       -     -        72     -     -     -     -     -     -     -     -      -      -           -
Arochlor 1260       0.5-5       37    -        20     -     -     -     -     -     -     -     -      -      -           -
Alpha - BHC         0.05-0.5    -     -         -     -     -     -     -     -     -     -     -      -      -           -
Gamma - BHC         0.05-0.5    -    0.08       -     -     -     -     -     -     -    0.06   -      -      -           -
Delta - BHC         0.05-0.5    -     -         -     -     -     -     -     -     -    0.10   -     0.09    -           -
Beta - BHC          0.05-0.5    -    0.170.08   -     -     -     -     -     -     -    0.27   -      -      -           -
Heptachlor          0.05-0.5    -     -        1.4    -     -     -     -     -     -     -     -     0.09    -           -
Aldrin              0.05-0.5    -    0.05       -     -     -     -     -     -    0.05  0.12   -      -      -           -
Neptachlor Epoxide  0.05-0.5    -    0.19       -     -     -     -     -     -    0.06  0.20   -     0.06    -           -
Endosulfan I        0.05-0.5    -     -         -     -     -     -     -     -    0.21  0.23   -      -      -           -
4,4' - DDE          0.05-0.5    -    0.07       -     -     -     -     -     -    0.29  0.35   -     0.11   0.05         -
Dieldrin            0.05-0.5    -    0.16       -     -     -     -     -     -    0.06  0.19   -     0.07    -           -
Endrin              0.05-0.5    -    0.09       -     -     -     -     -     -    0.12  0.21   -      -      -           -
4,4' - DDD          0.05-0.5    -    0.25       -     -     -     -     -     -     -    0.26   -     0.54    -           -
Endosulfan II       0.05-0.5    -    0.14       -     -     -     -     -     -    0.23  0.09   -      -      -           -
4,4' - DDT          0.05-0.5    -    0.08       -     -     -    0.23   -    0.40   -    0.48   -     0.06   0.06         -
Endrin Aldehyde     0.05-0.5    -     -         -     -     -     -     -    0.40   -     -     -      -      -           -
Endosulfan Sulfate  0.05-0.5    -     -         -     -     -     -     -     -     -     -     -     0.06    -           -
Toxaphene           5.0-50      -               -     -     -     -     -     -     -     -     -      -      -           -
Chlordane           0.5-5       -               -     -     -     -     -     -     -     -     -      -      -           -
-------------------------------------------------------------------------------------------------------------------------------

* Repeat sampling performed in August, 1989.
Note: "-" indicates none detected at the analytic reporting limit.

                                    TABLE 20

      CYANIDE CONCENTRATION DETECTED IN GROUNDWATER COLLECTED IN JULY 1989

                              CONCENTRATION (ppm)


--------------------------------------------------------------------------------------------------------------------------------
Compound                                                Monitoring Well Location and Number
                       ---------------------------------------------------------------------------------------------------------
                                                                                                                       Northeast
           Analytic           In Refuse               Beneath Refuse             Non-Refuse Fill       South of Site    of Site
           Detection   ---------------------------------------------------------------------------------------------------------
             Limit       P-1A   S-4A    S-5    MW-1    MW-2    P-1B    P-2B    P-7     K-3     K-4     UGP-1   UGP-2     MW-3
--------------------------------------------------------------------------------------------------------------------------------
Cyanide    0.01-0.02    0.03     -       -       -       -      -       -       -       -       -        -       -         -
--------------------------------------------------------------------------------------------------------------------------------

Note: "-" indicates none detected at analytic detection limit.

                                                                 SAMPLING REPORT
                                                                 PAGE 4-14


        o The dominant soil material is a silty clay, which in many cases extends the entire length of the borehole. The silty and clayey sands, when encountered, are infrequent and do not appear to be laterally continuous. In general, the clayey sands are 1 to 2 feet thick with the exception of those of wells MW-1, MW-2, and P-7 which are 10, 4, and 8 feet thick, respectively.

        o The refuse material encountered below the approximately 8-foot, silty clay, cap is mostly saturated and ranges in thickness from 4 to 30 feet. An organic silty clay of relatively low permeability is observed below the refuse material.

        o The refuse depth in wall P-lA in the panhandle area is 27 feet; the refuse depth in well S-5 in the refuse mound is 40 feet. The panhandle and refuse mound elevations above the original ground surface at wells P-lA and S-5 are 4 and 28 feet, respectively. Therefore, a significant portion of the refuse material lies below the original ground surface.

        o There are not any distinct lithologic changes observed with depth or any evidence of laterally continuous transmissive zones.


4.4 Groundwater Flow Characterization


A site wide survey was conducted to characterize the groundwater flow direction beneath the entire 85-acre site. The survey involved measuring groundwater elevations and the top of casing elevations at all 24 wells on site. Groundwater elevations in mean sea level (MSL) were calculated and are presented along with well construction details in Table 15. Note that well UGP-1, constructed south of the landfill, is an artesian well. The completion zone (shallow, deep, or refuse material) for each of the 24 wells is also presented in Table 15.


Nineteen wells are screened in the first saturated zone; of these, seven wells (P1A, P2A, S-1A, S-2, S-3A, S-4A, and S-5) are screened in the refuse material. A contour map constructed using the 19 shallow groundwater elevations is shown in Figure 6. The remaining 5 wells (P-1B, P-2B, UGP-1, MW-1 and MW-2) are screened at deeper intervals. Wells

            [FIGURE 6 CONTOUR MAP OF SHALLOW GROUNDWATER ELEVATIONS]



This diagram depicts the snail-shaped Westport Office Park area, and identifies 29 well locations across the site. Four arrows show the direction of groundwater flow.

                                                                 SAMPLING REPORT
                                                                 PAGE 4-16


P-1B, P-2B, MW-1, and MW-2 were constructed beneath the refuse material; well UGP-1 is off-site. A contour map based on the groundwater elevations of these deeper wells is depicted in Figure 7.


4.4.1 Shallow Groundwater


Well water elevation levels indicate that a mounding of shallow groundwater occurs in the mound and panhandle areas. As shown in the shallow groundwater contour map (Figure 6), the potential groundwater movement is radial from the refuse mound and panhandle areas to the surrounding areas. The direction of shallow groundwater movement on the west side of the refuse area is westward, toward the Belmont Slough. However, the water levels in wells S-1A and UGP-2 indicate that the groundwater also flows from the refuse area southward.


4.4.2 Deeper Groundwater


The depth at which deeper wells are screened varies significantly (Table 15) due to the discontinuous nature of the coarser grained geologic material beneath the landfill. Because the wells are not screened across similar depth intervals, the direction of deeper groundwater movement cannot be established with a high level of certainty. The groundwater levels in wells P-1B, P-2B, MW-1, and MW-2 suggest that the flow direction of the deeper groundwater may be similar to that of the shallow groundwater. The relatively high water level in well P-1B relative to other deeper wells suggest that groundwater may move radially away from this well towards adjoining areas (Figure 7). Regional hydrogeologic conditions suggest that deeper groundwater moves in an easterly direction towards the San Francisco Bay.


The groundwater elevations in well pairs MW-1/S-5 and MW-2/S-4A indicate that a downward vertical gradient exists between the refuse mound and the saturated sands beneath the refuse mound. This suggests that groundwater

                                   Figure 7:
                             Contour Map of Deeper
                             Groundwater Elevations

This diagram depicts the snail-shaped Westport Office Park area, and identifies 29 well locations. Three arrows show the direction of groundwater flow.

in the refuse mound would have a potential for migrating to a greater depth were it not for the far greater potential for lateral migration. The difference in migration potentials is a result of the greater hydraulic conductivity (permeability) of the refuse than the underlying clay.

The soils encountered in MW-1 and MW-2 immediately beneath the refuse are low permeable clays that act as an aquatard to vertical groundwater movement. The effectiveness of the low permeable clays in preventing vertical groundwater movement is supported by the absence of refuse-related chemical contaminants in water samples collected from wells MW-1 and MW-2. Further support is provided by the observation that the deeper groundwater at the site appears to be confined (under pressure) as seen by the flowing artesian well UGP-1 and the water levels of wells MW-1 and MW-2.

The primary movement of groundwater at the site is lateral. However, even this lateral movement of the groundwater from the refuse material to the surrounding areas is inhibited by the low permeability of the surrounding silty clay.

                                                                 SAMPLING REPORT
                                                                 PAGE 5-1


5.0 SURFACE WATER INVESTIGATION


Five surface water samples were collected August 18, 1989 from sites along the Belmont Slough at locations specified by the EPA (Figure 5). The samples were collected in the laboratory-specified containers and transported to the laboratory in ice chests within 24 hours of collection. Contaminant analyses included metals (17 CAM/TTLC metals), chlorinated pesticides (EPA Method 608), semi-volatile organic compounds (EPA Method 625), volatile organic compounds (EPA Method 624), and cyanide.


The surface water laboratory analytic results are contained in Appendix F and summaries of the results are contained in Tables 21 - 24.

                                    TABLE 21


           METAL CONCENTRATIONS AND CYANIDE DETECTED IN SURFACE WATER
            COLLECTED AUGUST 1989 (17 CAM/TTLC METAL ANALYSIS METHOD)

                              CONCENTRATION (ppm)



-----------------------------------------------------------------------------------------------------------------------------
                              Reporting                                 Sample No.
                                Limit
  Metal                         (ppm)            SW-1          SW-2         SW-3       SW-4        SW-5
--------------------------------------------------------------------------------------------------------------------

Antimony (Sb)                  0.5              ---            ---          ---        ---         ---

Arsenic (As)                   0.005            0.005          0.01         0.005      0.008       0.009

Barium (Ba)                    1                ---            ---          ---        ---         ---

Beryllium (Be)                 0.05             ---            ---          ---        ---         ---

Cedmium (Cd)                   0.01             0.03           0.03         0.03       0.03        0.03

Chromium (Cr)                  0.02             0.02           0.02         0.03       0.03        0.03

Cobalt (Co)                    0.08             0.1            0.1          0.1        0.1         0.1

Copper (Cu)                    0.09             ---            ---          ---        ---         ---

Lead (Pb)                      0.05             0.2            0.1          0.2        0.1         0.1

Mercury (Hg)                   0.002            ---            ---          ---        ---         ---

Molybdenum (Mo)                1.0              ---            ---          ---        ---         ---

Nickel (Ni)                    0.2              0.3            0.3          0.2        0.3         0.3

Selenium (Se)                  0.001            ---            0.007        ---        ---         ---

Silver (Ag)                    0.05             ---            ---          ---        ---         ---

Thallium (T)                   1.0              ---            ---          ---        ---         ---

Vanadium (V)                   0.5              ---            ---          ---        ---         ---

Zinc (Zn)                      0.08             ---            ---          ---        ---         ---



Cyanide                        0.02             ---            ---          ---        ---         ---
--------------------------------------------------------------------------------------------------------------------

Note:  "---"  indicates none detected at analytic reporting limit.

                                    TABLE 22

                           VOLATILE ORGANIC COMPOUNDS
               DETECTED IN SURFACE WATER COLLECTED IN AUGUST 1989
                                (EPA METHOD 624)

                              CONCENTRATION (ppb)

--------------------------------------------------------------------------------
                              Reporting
                                Limit
                                Range
Compound                        (ppb)     SW-1    SW-2    SW-3    SW-4    SW-5
--------------------------------------------------------------------------------
Chloromethane                    10        -        -       -       -       -
Bromomethane                     10        -        -       -       -       -
Vinyl Chloride                   10        -        -       -       -       -
Chloroethane                     10        -        -       -       -       -
Methylene Chloride               25        -        -       -       -       -
Acetone                          25        -        -       -       -       -
Carbon Disulfide                  5        -        -       -       -       -
1,1-Dichloroethene                5        -        -       -       -       -
1,1-Dichloroethene                5        -        -       -       -       -
1,2-Dichloroethene (cis/trans)    5        -        -       -       -       -
Chloroform                        5        -        -       -       -       -
Freon-113                         5        -        -       -       -       -
1,2-Dichloroethane                5        -        -       -       -       -
2 Butanone                       25        -        -       -       -       -
1,1,1-Trichloroethane             5        -        -       -       -       -
Carbon Tetrachloride              5        -        -       -       -       -
Bromodichloromethane              5        -        -       -       -       -
1,2-Dichloropropane               5        -        -       -       -       -
Trans-1,3-Dichloropropene         5        -        -       -       -       -
Trichloroethene                   5        -        -       -       -       -
Benzene                           5        -        -       -       -       -
1,1,2-Trichloroethane             5        -        -       -       -       -
Dibromochloromethane              5        -        -       -       -       -
Cis-1,3-Dichloropropene           5        -        -       -       -       -
Bromoform                         5        -        -       -       -       -
4-Methyl-2-Pentanone             25        -        -       -       -       -
2-hexanone                       25        -        -       -       -       -
1,1,2,2-Tetrachloroethane         5        -        -       -       -       -
Tetrachloroethylene              10        -        -       -       -       -
Toluene                           5        -        -       -       -       -
Chlorobenzene                     5        -        -       -       -       -
Ethyl Benzene                     5        -        -       -       -       -
Styrene                           5        -        -       -       -       -
Total Xylenes                     5        -        -       -       -       -
--------------------------------------------------------------------------------

Note: "-" indicates none detected at analytic detection limit.

                                    TABLE 23

           SEMI-VOLATILE ORGANIC COMPOUNDS DETECTED IN SURFACE WATER
                   COLLECTED IN AUGUST 1989 (EPA METHOD 625)

                              CONCENTRATION (ppb)


----------------------------------------------------------------------------------------------
                                                             Sample No.
Compound
                               Detection
                              Limit (ppb)        SW-1      SW-2      SW-3      SW-4      SW-5
----------------------------------------------------------------------------------------------
Phenol                         10                 -         -         -         -         -
Bis(2-chloroethyl)ether        10                 -         -         -         -         -
2-Chlorophenol                 10                 -         -         -         -         -
1,3-Dichlorobenzene            10                 -         -         -         -         -
1,4-Dichlorobenzene            10                 -         -         -         -         -
Benzyl alcohol                 10                 -         -         -         -         -
2-Methylphenol                 10                 -         -         -         -         -
1,2-Dichlorobenzene            10                 -         -         -         -         -
Bis(2-chloroisopropyl)ether    10                 -         -         -         -         -
4-Methylphenol                 10                 -         -         -         -         -
N-Nitrosodi-n-propylamine      10                 -         -         -         -         -
Hexachloroethane               10                 -         -         -         -         -
Nitrobenzene                   10                 -         -         -         -         -
Isophorone                     10                 -         -         -         -         -
2,4-Dimethylphenol             10                 -         -         -         -         -
1,2,4-Trichlorobenzene         10                 -         -         -         -         -
2-Nitrophenol                  10                 -         -         -         -         -
Benzoic acid                   50                 -         -         -         -         -
Bis(2-chloroethoxy)methane     10                 -         -         -         -         -
2,4-Dichlorophenol             10                 -         -         -         -         -
Naphthalene                    10                 -         -         -         -         -
4-Chloroaniline                10                 -         -         -         -         -
Hexachlorobutadiene            10                 -         -         -         -         -
4-Chloro-3-methlyphenol        10                 -         -         -         -         -
2-Methylnaphthalene            10                 -         -         -         -         -
Hexachlorocyclopentadiene      10                 -         -         -         -         -
2,4,6-Trichlorophenol          10                 -         -         -         -         -
2,4,5-Trichlorophenol          50                 -         -         -         -         -
2-Chloronaphthalene            10                 -         -         -         -         -
3-Nitroaniline                 50                 -         -         -         -         -
Dimethylphthalate              10                 -         -         -         -         -
2,6-Dinitrotaluene             10                 -         -         -         -         -
Acenaphthylene                 10                 -         -         -         -         -
2-Nitroaniline                 50                 -         -         -         -         -
Acenaphthene                   10                 -         -         -         -         -
2,4-Dinitrophenol              50                 -         -         -         -         -
4-Nitrophenol                  50                 -         -         -         -         -
2,4-Dinitrotoluene             10                 -         -         -         -         -
Dibenzofuran                   10                 -         -         -         -         -
Diethylphthalate               10                 -         -         -         -         -
4-Chlorophenyl phenyl ether    10                 -         -         -         -         -
Fluorene                       10                 -         -         -         -         -

                                    TABLE 23
                                  (CONTINUED)

           SEMI-VOLATILE ORGANIC COMPOUNDS DETECTED IN SURFACE WATER
                   COLLECTED IN AUGUST 1989 (EPA METHOD 625)

                              CONCENTRATION (ppb)

                                                       Sample No.
                                -----------------------------------------------------------
                                  Limit
                                Detection
Compound                          (ppb)        SW-1      SW-2      SW-3      SW-4      SW-5
--------                        ---------      ----      ----      ----      ----      ----
4-Nitroaniline                     50           --        --        --        --        --
4,6-Dinitro-2-methylphenol         50           --        --        --        --        --
N-Nitrosodiphenylamine             10           --        --        --        --        --
4-Bromophenyl phenyl ether         10           --        --        --        --        --
Hexachlorobenzene                  10           --        --        --        --        --
Pentachlorophenol                  50           --        --        --        --        --
Phenanthrene                       10           --        --        --        --        --
Anthracene                         10           --        --        --        --        --
Butyl benzyl phthalate             10           --        --        --        --        --
Fluoranthene                       10           --        --        --        --        --
Pyrene                             10           --        --        --        --        --
Di-n-butylphthalate                10           --        --        --        --        --
3,3'-Dichlorobenzidine             20           --        --        --        --        --
Benzo(a)anthracene                 10           --        --        --        --        --
Bis(2-ethylhexyl)phthalate         10           --        --        --        --        --
Chrysene                           10           --        --        --        --        --
Di-n-octylphthalate                10           --        --        --        --        --
Benzo(b)fluoranthene               10           --        --        --        --        --
Benzo(k)fluoranthene               10           --        --        --        --        --
Benzo(a)pyrene                     10           --        --        --        --        --
Indeno(1,2,3-c,d)pyrene            10           --        --        --        --        --
Dibenz(a,h)anthracene              10           --        --        --        --        --
Benzo(g,h,i)perylene               10           --        --        --        --        --

Note: "--" indicates none detected at analytic detection limit.

                                    TABLE 24

                CHLORINATED COMPOUNDS DETECTED IN SURFACE WATER
                   COLLECTED IN AUGUST 1989 (EPA METHOD 608)

                              CONCENTRATION (ppb)

--------------------------------------------------------------------------------
                        Reporting Limit                Sample No.
Compound                  Range (ppb)       SW-1    SW-2    SW-3    SW-4    SW-5
--------------------------------------------------------------------------------
Arochlor 1016                0.5             -       -       -       -       -
Arochlor 1221                1.0             -       -       -       -       -
Arochlor 1232                0.5             -       -       -       -       -
Arochlor 1242                0.5             -       -       -       -       -
Arochlor 1248                0.5             -       -       -       -       -
Arochlor 1254                0.5             -       -       -       -       -
Arochlor 1260                0.5             -       -       -       -       -
Alpha - BHC                  0.05            -       -       -       -       -
Gamma - BHC                  0.05            -       -       -       -       -
Delta - BHC                  0.05            -       -       -       -       -
Beta - BHC                   0.05            -       -       -       -       -
Heptachlor                   0.05            -       -       -       -       -
Aldrin                       0.05            -       -       -       -       -
Heptachlor Epoxide           0.05            -       -       -       -       -
Endosulfan I                 0.05            -       -       -       -       -
4,4' - DDE                   0.05            -       -       -       -       -
Dieldrin                     0.05            -       -       -       -       -
Endrin                       0.05            -       -       -       -       -
4,4' - DDD                   0.05            -       -       -       -       -
Endosulfan II                0.05            -       -       -       -       -
4,4' - DDT                   0.05            -       -       -       -       -
Endrin Aldehyde              0.05            -       -       -       -       -
Endosulfan Sulfate           0.05            -       -       -       -       -
Toxaphene                    5.0             -       -       -       -       -
Chlordane                    0.5             -       -       -       -       -
--------------------------------------------------------------------------------

Note: "-" indicates none detected at the analytic reporting limit.

                                                                 SAMPLING REPORT
                                                                 PAGE 6-1


6.0 SUMMARY


A summary of the sampling activities and results presented in this report allow an assessment of both the extent of contamination and the potential for groundwater flow. These two assessments are discussed separately below.


6.1 Extent of Contamination


The following summary addresses the extent of contamination of metals and chemicals detected in the three sampled media (soil vapor, soil, and water) at the various locations throughout the site. Samples included: (1) 17 soil vapor samples collected throughout the refuse mound and panhandle, (2) 20 composited surface soil samples collected throughout the entire 85-acre site (panhandle, mound, and non-refuse fill areas), (3) 20 subsurface soil samples collected throughout the site, and (4) 15 groundwater samples, shallow or deeper, collected from all three areas plus two off-site areas. Contaminant analyses include metals, semi-volatile organic compounds, volatile organic compounds, chlorinated pesticides, and cyanide. The contaminants are discussed in that order in the following sections.


6.1.1 Metals


Metal analyses were conducted on soil and groundwater. In only one case did the metals exceed the State TTLCs that classify soil as hazardous waste for disposal purposes (Marshack, 1988): refuse subsurface soil sample 7A had a detected value of 3000 ppm lead. Two prior Levin-Fricke subsurface soil samples (one panhandle and one non-refuse fill area) had detected elevated lead concentrations of 3800 ppm and 2000 ppm


McLaren's groundwater analytic results for metals were consistent with Levine-Fricke's results. Although the water is brackish at the site, and

                                                                 SAMPLING REPORT
                                                                 PAGE 6-2


therefore unsuitable for drinking, the metals detected in the shallow groundwater were generally below California's Maximum Contaminant Levels (MCLs) for drinking water (CDHS, 1989). Only a few metals slightly exceeded the MCLs.


McLaren's surface water analytic results for metals did not demonstrate any elevated levels.


6.1.2 Semi-volatile Organic Compounds


Only a few semi-volatiles were detected in the soil samples. Of the surface soil samples: no semi-volatiles were-detected in the panhandle area; one mound sample yielded concentrations ranging from 0.5 to 3.6 ppm for six different polynuclear aromatic hydrocarbons; and, one non-refuse fill sample yielded 0.93 ppm of 4-methylphenol. Of the subsurface soil samples, two refuse-area samples had both 4-methylphenol (at 2.9 and 16 ppm) and bis(2-ethylhexyl)phthalate (at 2.7 and 127 ppm); one of these samples also had 11 ppm 1,4 dichlorobenzene and 8.2 ppm diethylphthalate. A third refuse-area subsurface soil sample had 23 ppm bis(2ethylhexyl)phthalate.


Of the groundwater samples: no semi-volatiles were detected in the offsite samples or in the non-refuse fill samples; only a single compound was detected in one of four deeper samples (well P-1B) collected beneath the refuse mound; and, the refuse area shallow groundwater samples contained a mixture of compounds at levels ranging from 13 to -110 ppb. -A repeat sample of the deeper well P-1B failed to yield a single semi-volatile compound.


These findings are largely consistent with Levine-Fricke's sampling results, which revealed naphthalene in a single panhandle subsurface soil sample, a mixture of low-level semi-volatiles in the refuse area groundwater samples, and a single compound in an off-site groundwater

                                                                 SAMPLING REPORT
                                                                 PAGE 6-3


sample (well UGP-1). The repeated finding of semi-volatiles in the refuse fill area shallow groundwater affirms their presence at low concentrations. However, the single findings of compounds in the panhandle soil (naphthalene), the non-refuse fill soil (4-methylphenol), and the off-site groundwater (phthalate) suggest the absence of any general pattern of soil or non-refuse fill groundwater contamination with semi-volatile compounds. In fact, of four samples collected from off-site well UGP-1 and analyzed for semi-volatile compounds (three Levine-Fricke and one McLaren), only one contained the phthalate.


6.1.3 Volatile Organic Compounds


Analyses for volatile organic compounds (VOCs) were performed on all the soil and groundwater samples with the exception of surface soils. In addition, 17 soil vapor samples from 13 vapor wells located throughout the mound and panhandle were analyzed for selected organic gases and vapors. Consequently, VOC analyses performed on non-refuse fill area media included 10 soil and 3 shallow groundwater samples; no VOCs were detected in any of these samples.


The panhandle sampling media included 3 soil vapor samples. 3 subsurface soil samples, and 4 groundwater samples (one shallow and three deeper, which includes one repeat sample from one of the deeper wells). Soil vapor sampling in the panhandle area indicated the general absence of volatiles, with detected compounds being the same as those detected in the trip blanks. Similarly, no VOCs were detected in the soil samples. The shallow groundwater sample yielded a few volatiles (97 ppb toluene, 48 ppb ethylbenzene, and 80 ppb total xylenes); one of the deeper groundwater samples (P-1B) yielded 7 ppb 1,1,1-trichloroethane and 10 ppb trichloroethene. Repeat sampling of well P-1B failed to detect these contaminants.

                                                                 SAMPLING REPORT
                                                                 PAGE 6-4


The refuse mound area had a total of 14 soil vapor samples, 7 subsurface soil samples, and 4 groundwater samples (2 shallow and 2 deeper). The soil vapor sampling indicated the presence of a number of landfill gases. However, vinyl chloride was not detected. No VOCs were detected in the soil samples. The shallow groundwater, like that of the panhandle, yielded detectable levels of a few volatile compounds (6-40 ppb toluene, 16-24 ppb ethylbenzene, and 12 ppb total xylenes). Neither of the two deeper mound groundwater samples had detectable VOCs.


Off-Site VOC sampling consisted of three groundwater well samples south of the site (two deeper samples from UCP-1 and one from shallow sample from UCP-2) and one shallow well sample northeast of the site (MV-3). The deeper well sample revealed trace levels of 1,1,1-trichlorocthane (6 ppb) and trichloroethene (7 ppb) when first sampled; these findings were not substantiated by repeat sampling. The shallow well samples revealed no VOCs.


The soil vapor sampling indicates the presence of a variety of volatile landfill gases present in the mound area of the site at relatively low concentrations (less than 1.0 ppm).


McLaren's groundwater sampling results are consistent with prior sampling performed by Levine-Fricke (1989 a,c) in that no VOCs were detected in the non-refuse fill area and low concentrations of several VOCs were detected in the shallow water from both the panhandle and the mound areas. Several anomalous findings in the second phase testing suggested that sampling and analytic testing needed to be replicated before it could be established that some of the well waters actually contained volatiles. These included the trichloroethene and trichloroethane detected in wells P-1B (beneath the refuse) and UGP-1 (off-site). Previous Levine-Fricke sampling failed to detect these compounds but did yield 0.005 ppm carbon tetrachloride from well P-1B. Additionally, Levine-Fricke's previously reported finding of acetone (0.022 ppm) from well UCP-2 was not replicated by McLaren's

                                                                 SAMPLING REPORT
                                                                 PAGE 6-5

sampling. Such inconsistent findings involving trace quantities of compounds suggest contamination during sampling or analysis as a possible source of these compounds. In fact, third phase replicate sampling of well UGP-1 for VOCs and well P-1B for VOCs and semi-volatiles failed to detect any of these compounds.

6.1.4 Chlorinated Pesticides

The analyses for chlorinated pesticides were performed on four groups of samples: 20 composited surface soil samples, 10 subsurface refuse-area soil samples, 16 groundwater samples, and 5 surface water samples. Accordingly, all areas of the Westport Development site, as well as offsite areas, were represented.

Six of the surface soil samples had detectable levels of chlorinated compounds; four of these samples were located in the non-refuse fill area. None of the ten subsurface soil samples had detectable levels of pesticides.

The groundwater samples also had very low levels (parts per trillion) of various pesticides in the non-refuse fill area and the refuse area. None of the deeper groundwater had detectable levels except a single finding of 0.23 ppb in well P-1B located beneath the panhandle refuse. The shallow groundwater sample from off-site well UGP-2 also contained trace amounts of pesticides. The quality assurance duplicate water sample taken from well P-1B that vas analyzed at another analytical laboratory *(at the same detection limits) failed to yield any pesticides.

Prior sampling of both groundwater and soil by Levine-Fricke (1989a,c) failed to detect any chlorinated pesticides. McLaren's findings of trace-level compounds are suggestive of possible contamination, however the levels are not inconsistent with background concentrations of persistent pesticides generally found in soils throughout the United States.

                                                                 SAMPLING REPORT
                                                                 PAGE 6-6

None of the five surface water samples collected by McLaren had detectable levels of chlorinated pesticides.

6.1.5 Cyanide

Cyanide was reported in only one of the groundwater samples at a concentration level near the analytic detection limit.

6.2 Groundwater Flow

The direction of groundwater movement at the site as determined by the well casing top elevation survey and the depth-to-water measurements is similar to the direction of movement described by Levine-Fricke. Shallow groundwater elevations are generally highest in the refuse material and are lower around the perimeter of the site. Therefore, shallow groundwater moves north and west from the refuse mound and panhandle areas towards the Belmont Slough. Shallow groundwater also moves southward from the panhandle area towards Marine Parkway.

Sandy layers beneath the shallow groundwater are not laterally continuous. Accordingly, the wells are screened at different depths and do not appear to be screened in the same sandy layer. Therefore, the flow direction in an individual sandy layer has not been determined. Water level data for he deeper groundwater suggest that groundwater flows north and west toward the Belmont Slough. However, regional hydrogeology, suggests that deeper groundwater could potentially move in a easterly direction towards San Francisco Bay.

It would be appropriate to include the three new groundwater wells constructed by McLaren (MW-1, MW-2, and MW-3) in any on-going water quality monitoring programs to further aid in guaging groundwater quality and flow.

0719SMF2

REFERENCES

California Air Resources Board, 1986. Testing Guidelines for Active Solid Waste Disposal Sites. Stationary Source Division, Toxic Pollutants Branch. December 18.

California Department of Health Services (CDHS), 1989. DHS Applied Action Level List, August 9, 1989. Technical Services Unit, Toxic Substances Control Program. pp.6.

Cooper Engineers, 1983. Report - Geotechnical and Waste Management Engineering Studies for Approval of Concept Plan Lands of Parkwood 101 Associated Redwood City, California for Parkwood 101 Associates. September 16.

Levine, Fricke, 1989a. Preliminary SWAT Investigation Report Westport Landfill Site Redwood City, California. March 9.

Levine, Fricke, 1989b. Preliminary results of leachate and vapor well sampling as reported in lab sheets transmitted by facsimile to Prometheus Development Co. March 2.

Levine, Fricke, 1989c. Presentation of Hydrogeologic Data Former Westport Landfill Site Redwood City, California. July 17.

Marshack, J.B. 1988. Regional Water Quality Control Board, Central Valley Region
Memo: Appendix III, Water Quality Goals, Hazardous Criteria and Designated Level Examples for Chemical Constituents. October 3. 1988. Sacramento, CA.

Tejima and Associates, Inc.. 1988a. Report - Landfill Gas Monitoring for June 1988 Closed Parkwood 101 Landfill Redwood City, California. July 6.

Tejima and Associates, Inc., 1988b. Landfill Gas Report Westport Project Site Redwood City, California. October 28.

0719SMF.REF

                                  APPENDIX II

                                 RISK ASSESSMENT
                                     FOR THE
                                  WESTPORT SITE

                                  OCTOBER 1989

                                 Risk Assessment

                                     for the

                                  Westport Site

                                  Prepared for:

                              City of Redwood City
                              1017 Middlefield Road
                             Redwood City, CA 94603

                                       by:

                                    ChemRisk
                               980 Atlantic Avenue
                                Alameda, CA 94501

                                TABLE OF CONTENTS
EXECUTIVE SUMMARY ......................................................      ES-1

INTRODUCTION ...........................................................         1

1.0 PROJECT BACKGROUND .................................................       1-1
     1.1 SITE HISTORY ..................................................       1-1
     1.2 SITE DESCRIPTION ..............................................       1-4
     1.3 PROPOSED SITE ACTIVITIES AND ALTERATIONS ......................       1-8
          1.3.1 CURRENTLY APPROVED PLAN - WESTPORT BUSINESS PARK .......      1-10
          1.3.2 PROPOSED PLAN - RESIDENTIAL AND COMMERCIAL
                DEVELOPMENT ............................................      1-10
                1.3.2.1 Residential Development ........................      1-11
                1.3.2.2 Commercial Development .........................      1-12
          1.3.3 LANDFILL GAS CONTROL MEASURES ..........................      1-13

2.0 HAZARD IDENTIFICATION ..............................................       2-1
     2.1 SUMMARY OF SAMPLING ACTIVITIES AND RESULTS ....................       2-2
          2.1.1 METALS .................................................       2-3
          2.1.2 SEMI-VOLATILE ORGANIC COMPOUNDS ........................       2-3
          2.1.3 VOLATILE ORGANIC COMPOUNDS .............................       2-4
          2.1.4 CHLORINATED PESTICIDES .................................       2-5
          2.1.5 CYANIDE ................................................       2-7
          2.1.6 COMBUSTIBLE GAS MONITORING .............................       2-7
          2.1.7 LEACHATE MONITORING ....................................       2-8
          2.1.8 CONCLUSIONS FROM SAMPLING RESULTS ......................       2-9
     2.2 COMPOUNDS OF CONCERN ..........................................      2-10
          2.2.1 METHANE ................................................      2-11
          2.2.2 SOIL VAPOR CONTAMINANTS ................................      2-12
                2.2.2.1 "Calderon Gases" ...............................      2-12
                2.2.2.2 Reviev of Calderon Sampling ....................      2-13

3.0 DOSE-RESPONSE EVALUATION ...........................................       3-1
     3.1 NON-CARCINOGENIC HEALTH EFFECTS ...............................       3-2
     3.2 CARCINOGENIC RESPONSE .........................................       3-3
     3.3 TOXICOLOGICAL PROFILES FOR COMPOUNDS OF CONCERN ...............       3-4

4.0 EXPOSURE ASSESSMENT ................................................       4-1
     4.1 IDENTIFYING PATHWAYS OF HUMAN EXPOSURE ........................       4-1
          4.1.1 POTENTIAL FOR CONTAMINANT TRANSPORT ....................       4-1
          4.1.2 POTENTIALLY EXPOSED POPULATIONS ........................       4-3
     4.2 ENVIRONMENTAL FATE AND TRANSPORT OF COMPOUNDS OF CONCERN ......       4-4
     4.3 DEFINITION OF EXPOSURE SCENARIOS TO BE EVALUATED ..............       4-5
          4.3.1 NO-ACTION - CURRENT HEALTH IMPACTS .....................       4-6
          4.3.2 CONSTRUCTION EXPOSURE SCENARIOS ........................       4-7
                4.3.2.1 Construction Worker Exposure Scenarios .........       4-7
                4.3.2.2 Off-Site Population Exposure Scenarios .........       4-8
          4.3.3 PROJECT OCCUPANCY EXPOSURE SCENARIOS ...................       4-8
                4.3.3.1 On-Site Residents ..............................       4-9
                4.3.3.2 On-Site Workers ................................       4-9
                4.3.3.3 Off-Site Residents .............................       4-9

                               TABLE OF CONTENTS
                                   (CONTINUED)
     4.4 PREDICTION OF AIRBORNE CONCENTRATIONS OF CHEMICALS .........      4-10
          4.4.1 VAPOR EMISSION MODELING .............................      4-11
                4.4.1.1 Farmer's Vapor Diffusion Model ..............      4-12
                4.4.1.2 Thibodeaux Emission Model ...................      4-15
                4.4.1.3 Vapor Emission Estimates ....................      4-16
          4.4.2 AIR DISPERSION MODELING .............................      4-17
                4.4.2.1 On-Site Dispersion Modeling .................      4-17
                4.4.2.2 On-Site, Near-Site, and Off-Site Dispersion
                        Modeling ....................................      4-20
     4.5 ESTIMATED UPTAKE (DOSE) ....................................      4-24
          4.5.1 INHALATION DOSE .....................................      4-25
                4.5.1.1 Dose Calculation for Cases/Vapors ...........      4-26
          4.5.2 DERMAL DOSE .........................................      4-29
                4.5.2.1 Dose Calculation for Dermal Contact .........      4-30

5.0 RISK CHARACTERIZATION ...........................................       5-1
     5.1 NON-CARCINOGENIC HEALTH EFFECTS ............................       5-1
          5.1.1 OCCUPATIONAL EXPOSURES ..............................       5-2
                5.1.1.1 Inhalation Exposures ........................       5-3
                5.1.1.2 Dermal Exposures ............................       5-5
          5.1.2 NON-OCCUPATIONAL EXPOSURES ..........................       5-6
     5.2 CARCINOGENIC HEALTH RISK ...................................       5-8
     5.3 INTERPRETATION OF CANCER RISK ESTIMATES ....................      5-15
          5.3.1 REGULATORY HISTORY ..................................      5-15
          5.3.2 RELATIVE SITE RISKS .................................      5-18
     5.4 POTENTIAL AQUATIC IMPACTS ..................................      5-19
     5.5 CONCLUSIONS ................................................      5-25
     5.6 RECOMMENDATIONS ............................................      5-26

6.0 REFERENCES ......................................................       6-1

7.0 GLOSSARY ........................................................       7-1

                                   APPENDICES

APPENDIX A     LANDFILL GAS CONTROL DESIGN MEASURES

APPENDIX B     SAMPLING LOCATION FIGURES

APPENDIX C     EMISSION, EXPOSURE, AND DOSE CALCULATIONS
               SPREADSHEETS

APPENDIX D     ISC COMPUTER OUTPUT

                                 LIST OF FIGURES
FIGURE                                                                       PAGE

1-1 Westport Site Vicinity Map ........................................       1-2

1-2 Westport Site Topography ..........................................       1-3

1-3 Proposed Westport Development Site Plan ...........................       1-5

1-4 Proposed Westport Development in Relation to
    Existing Topography ...............................................       1-6

1-5 Approved All-Commercial Plan: Westport Office Park ................       1-7

                               LIST OF TABLES
TABLE                                                                             PAGE

1-1 Subsurface Soil Bulk Density and Moisture Analytic Results .............       1-9

2-1 Geometric Means of Compounds Detected in Vapor Wells ...................      2-14

3-1 Occupational Exposure Limits and EPA Reference Doses and
    Carcinogenic Potency Factors for Soil Vapor Compounds ..................       3-9

4-1 Soil Vapor Emission Estimates ..........................................      4-18

4-2 Box Model On-Site Exposure Point Air Concentrations ....................      4-21

4-3 ISC Model Exposure Point Air Concentrations ............................      4-23

4-4 Predicted Inhalation Dose, 24 Hour Exposure Using Box Model
    Exposure Point Concentrations ..........................................      4-27

4-5 Predicted Inhalation Dose, 24 Hour Exposure using ISC
    Model Exposure Point Concentrations ....................................      4-28

4.6 Maximum Detected Shallow Groundwater Contaminant Concentrations ........      4-31

5-1 Evaluation of Potential Worst-Case Occupational Exposures ..............       5-4

5-2 Non-Carcinogenic Health Effects, Worst-Case Non-Occupational Exposures .       5-7

5-3 Cancer Risk, Box Model Based Inhalation Dose ...........................      5-12

5-4 Cancer Risk, ISC Model Based Inhalation Dose ...........................      5-13

5-5 Cancer Risk Estimates for Exposure Scenarios Assuming
    Additivity of Risks ....................................................      5-14

5-6 Groundwater Organic Contaminant Concentration In Non-Refuse Fill Area
    Wells Exceeding Protective Water Quality Criteria for Saltwater Aquatic
    Life ...................................................................      5-21

5-7 Groundwater Metal Concentrations In Non-Refuse Fill Area Wells Exceeding
    Protective Water Quality Criteria for Saltwater Aquatic Life ...........      5-24

                                                                 RISK ASSESSMENT
                                                                 PAGE ES-1

EXECUTIVE SUMMARY

This risk assessment has been developed to characterize the nature and extent of any health risks associated with a former refuse fill site in the Redwood Shores area of Redwood City. A commercial office development has received municipal approval, and a residential and commercial development has been proposed for the site known as Westport. Approximately 45 acres of the 85 acre site contains refuse fill, which is the source of concern for potential human and environmental health hazards. The major conclusions of this assessment are as follows:

        - Potentially significant exposure pathways. The inhalation of volatile compounds is identified as the only potentially significant route of exposure. Incidental dermal contact with contaminated groundwater is also evaluated.

        - Non-carcinogenic health hazards. The worst-case inhalation exposure (a level of exposure that is well above any that is likely to actually occur) is thousands of times lower than the level considered safe under applicable regulatory guidelines. Potential exposures associated with dermal contact with groundwater are also well below acceptable levels.

        - Carcinogenic health hazards. The worst-case inhalation exposure is associated with a cancer risk of one in ten million (10(-7)) or less. This level of risk is not considered significant under current regulatory practice which defines significant levels of cancer risk in the range of one to ten in one million (10(-5) to 10(-6)). The potential carcinogenic health hazard associated with incidental dermal contact is also not significant.

                                                                 RISK ASSESSMENT
                                                                 PAGE ES-2

        - Aouatic habitat impacts. None of the contaminants found at the site have been detected in the surface waters of Belmont Slough. Based on the concentrations of the contaminants detected in the refuse areas, the limited mobility of the majority of the detected compounds in bay muds, and the substantial dilution likely to be associated with any of the compounds reaching the Slough, the potential for impacts to aquatic species is not considered significant. Furthermore, none of the identified activities associated with site development are expected to significantly increase or decrease the potential for aquatic impacts over those currently existing at the site.

The approach used in this assessment is consistent with the current practice of risk assessment as described in guidance documents developed by the U.S. Environmental Protection Agency and the California Department of Health Services. The assessment addresses each of the four key elements of the risk assessment process: hazard identification, doseresponse assessment, exposure assessment, and risk characterization.

Hazard Identification

Potential chemical hazards are identified based on relatively extensive sampling of site soils, groundwater, surface water and soil vapor performed by McLaren and other environmental contractors. The principal chemicals of concern identified as a result of these investigations are:

        -       Vinyl Chloride

        -       Chloroform

        -       Methylene Chloride

        -       Trichloroethylene

        -       Benzene

        -       1,1,1 Trichloroethane

                                                                 RISK ASSESSMENT
                                                                 PAGE ES-3

        -       Ethylbenzene

        -       1,2 Dichloroethylene

Proposed site activities that could potentially affect the release of contaminants present at the site are identified and evaluated.

Dose-Response Evaluation

Applicable regulatory limits and guidelines which generally describe acceptable or safe levels of exposure to contaminants present at the site are identified.

Exposure Assessment

Potentially significant pathways of human exposure to chemicals present in site media are identified based on; the physical and chemical characteristics of the contaminants, the likelihood of contaminant transport to a point of potential human contact, and a route of uptake at the point of exposure (i.e. inhalation, ingestion, dermal). Potentially exposed populations addressed by the assessment include; off-site residents, project construction workers, on-site residents, and on-site office workers. The exposure scenarios address health impacts for three alternatives: 1) no action, 2) development of the previously approved commercial plan, and 3) development of the proposed residential and commercial plan.

The only potentially significant pathway of exposure identified in this assessment involves the inhalation of volatile chemicals released from the site. For the purposes of quantifying the degree of exposure via inhalation, two different models are utilised to estimate both volatile emissions from the soil and dispersion in the air. The combination of the various models avoids the short-comings of analyses based on a single

                                                                 RISK ASSESSMENT
                                                                 PAGE ES-4

model and permits the identification of a range of possible exposures using differing degrees of conservatism and complexity in the analysis. A screening calculation is also performed to quantify potential dermal uptake due to contact with contaminated groundwater.

Risk Characterization

The potential for each of the identified populations to experience noncarcinogenic and carcinogenic health effects from chemicals released from the site under the defined exposure scenarios is quantified. Health risks are evaluated for worst-case and typical-case exposures. The worst-case represents exposures substantially greater than those likely to be experienced by the identified populations, while the typical-case represents more likely exposures. However, all exposure scenarios are intended to be conservative in that they more-than-likely over-estimate any actual risks that might be experienced.

RECOMMENDATIONS

The conclusions of this assessment are based on the implementation of a number of design features. These recommendations identify the design features relevant to the control of potential health hazards and measures that can be taken to verify the effectiveness of these measures and the accuracy of the assumptions used in this assessment. Recommendations arising from our analysis are as follows:

        - Implement landfill gas migration control measures as described in strategies developed by SCS Engineers (Appendix A), and ensure maintenance of in-building gas sensing systems.

        - Address the following issues in the site construction health and safety plan: the control of methane hazards, the use of appropriate clothing to minimize contact with subsurface materials, and the control of fugitive dusts.

        - Perform annual soil gas monitoring to detect Any significant increases in gas generation. Sustained increased soil gas concentrations that pose a potential hazard could be mitigated by an active gas recovery and scrubbing system.

                                                                 RISK ASSESSMENT
                                                                 PAGE 1

INTRODUCTION

The City of Redwood City is considering changes to their General Plan, Specific Plan, and Zoning Ordinance at a site in the Redwood Peninsula area of Redwood City, California. The planning changes being considered are in response to an application to construct, maintain, and operate the Westport Development, a proposed residential and commercial project.

The discretionary decision to change the City's plans and zoning requires compliance with the California Environmental Quality Act (CEQA). Based on a preliminary site plan and other information provided by the Westport Development project applicant, the City had a consultant prepare a Draft Environmental Impact Report (DEIR), which was issued for public and agency review in June 1988. Public hearings were held, and numerous comments were received on the DEIR. Many of the comments focused on the adequacy of the DEIR in addressing the issue of potential toxic gases at the site. Therefore the City Planning Commission (the Lead Agency) requested that additional studies be conducted to evaluate the presence of gases and that the findings be presented in the Final Environmental Impact Report (FEIN).

Subsequent gas sampling studies were summarized and discussed in the FEIN, issued in November 1988. The Planning Commission held two hearings on the FEIN and certified the document on December 6, 1988.

The certification of the FEIN vas appealed by local residents, and the City Council held three public hearings on the appeal. Considerable debate and input were given at the hearings. The FEIN certification was upheld by the City Council, with the condition that preparation of an additional CEQA document include a more detailed site plan and that the document address, at a minimum, the potential health risks associated with site preparation, construction, and project occupancy/use.

                                                                 RISK ASSESSMENT
                                                                 PAGE 2

This draft risk assessment addresses the health hazards associated with the following alternatives: (1) no action, which addresses the current hazards potentially associated with the site; (2) the potential hazards associated with the previously approved, all commercial plan; and (3) the hazards associated with the currently proposed plan which includes both, residential and commercial facilities. The approach to this risk assessment is consistent with guidance provided by the Federal EPA in The Endangerment Assessment Handbook (USEPA,
1985) and the Superfund Public Health Evaluation Manual (USEPA, 1986). This federal guidance specifically addresses the preparation of public health evaluations or endangerment assessments for sites that are subject to the remedial investigation and feasibility study process under the Comprehensive

Environmental Response, Compensation and Liability Act (CERCLA) (Superfund) or sites being investigated under the Resource Conservation and Recovery Act
(RCRA). The approaches outlined in these documents are generally applicable to the preparation of risk assessments for any potentially contaminated site.

The workplan also takes into consideration guidance provided in the California Site Mitigation Decision Tree Manual (CA DHS, 1986). The methodology described in the Decision Tree Manual has also been developed for application to mitigation of hazardous waste sites, however the outlined approaches are generally applicable to the performance of a risk assessment for any site.

The goal of any risk assessment is the production of a document wherein all the pertinent scientific information regarding toxicology, human experience, environmental fate, and exposure are assembled, critiqued, and interpreted. The goal of this assessment is to estimate the likelihood of an adverse effect as a result of exposure to a specific level of a chemical. The health hazards posed by contaminants are dependent on both

                                                                 RISK ASSESSMENT
                                                                 PAGE 3

the potency of the chemical and the level of exposure. The risk assessment process can be divided into four major steps:

        - Hazard Identification - the process of identifying agents that can cause an increase in the incidence of an adverse health effect,

        - Dose-Response Assessment - the process of characterizing the relationship between the dose of an agent and the incidence of an adverse health effect,

        - Exposure Assessment - the process of measuring or estimating the intensity, frequency, and duration of human exposure to an agent currently present in the environment or of estimating hypothetical exposures that might arise from the release of new chemicals into the environment,

        - Risk Characterization - the process of estimating the incidence of a health effect under the various conditions of human exposure described in the exposure assessment. It is performed by combining the exposure and dose-response assessments.

Each of these elements of risk assessment have been addressed in this document.

                                                                 RISK ASSESSMENT
                                                                 PAGE 1-1

1.0 PROJECT BACKGROUND

To adequately assess potential health risks at a site, an understanding of previous site uses and proposed site activities is necessary. The following sections briefly summarize the site history and relevant site activities associated with the proposed development.

1.1 SITE HISTORY

The project site is shown on Figure 1-1. Located approximately one mile east of Highway 101, the site is bordered by Belmont Slough to the north and west, and by an existing residential development and Marine Parkway to the east and south. The proposed project provides for the residential use of approximately 50 acres of the site, and office/R&D-type commercial use of the remaining site area of
34.5 acres.

The site was a former tidal marsh and refuse disposal area. The area was diked in the early 1900's, used as a refuse disposal area from 1948 to about 1970, and has been filled with soil and graded at various times since the mid 1970's.

The previous disposal area consists of a long, relatively narrow and low mound in the southeasterly portion of the site, and a relatively high mound in the northeasterly portion (Figure 1-2). The low, narrow mound is referred to as the "panhandle" and the higher area is referred to as the "mound" in this report. Disposal in the panhandle area of the site reportedly ceased in about 1963, while disposal in the mound area continued until 1970 (Levine-Fricke. 1989a).

The site has been closed in accordance with San Francisco Bay Regional Water Quality Control Board (RWQCB) requirements. Closure involved placement of final fill cover, placement of barriers to protect surface

                                  Figure 1.1:

                           Westport Site Vicinity Map


This vicinity map depicts the area where the CoSine facility is located, as identified by the words "Project Site." To the north of the Project Site is Foster City and to the south is the Bayshore Freeway.

                                  Figure 1-2:

                            Westport Site Topography



This diagram depicts the snail-shaped Westport Office Park area, and identifies the Belmont Slough to the north and east and a Panhandle Area to the south. Towards the center of the diagram there is a Mound Area with lines that indicate the contours of the land.

                                                                 RISK ASSESSMENT
                                                                 PAGE 1-4

and ground waters, and leachate and gas monitoring. A low-permeability cover consisting of Bay mud clays and construction fill was placed over the top of the refuse (Levine-Fricke, 1989a). A leachate subdrain and gas vents to intercept migrating gas were installed along the southeasterly property line of the site in 1980 (Cooper Engineers, 1983).

The current preliminary site plan calls for the development of the commercial use portion of the project principally on the mound area of the site, while the remainder of the site will be developed as a residential area (Figures 1-3 and 1-4). The previously approved all-commercial plan involved the development of thirteen mid-rise commercial office buildings located throughout the site (Figure 1-5).

1.2 SITE DESCRIPTION

The site as described in Section 1.1 is generally composed of three areas. Two of these areas, the mound (35 acres) and panhandle (10 acres) areas, are associated with refuse fill and currently have a soil cap overlying them. Subsurface materials found in these areas of the site consist predominantly of paper and glass fragments with minor amounts of ash, plastic, wood, and rock fragments. Sediments surrounding and underlying the refuse fill consist of "Bay mud" clays and silty clays.

The third area (40 acres), between the refuse fill areas and the levees, is a lower-lying area that does not contain refuse. Site surface soils are currently composed largely of fill that has been used to establish a cap over the refuse fill area, or used to fill the lower-lying elevations. Sediments in this area consist of approximately a three-to-five-foot layer of clay and gravel fill overlying soft, gray, Bay mud clays. During groundwater well construction, it was noted that Bay mud clays extend the total depth of each well boring (maximum depth of 19 feet).

                                  Figure 1-3:

                         Proposed Westport Development
                                   Site Plan



This diagram depicts the snail-shaped Westport Office Park, with figures located within the map that show building sites and shapes.

                                  Figure 1-4:

                         Proposed Westport Development
                       in Relation to Existing Topography


This diagram depicts the snail-shaped Westport Office Park, with figures located within the map that show building sites and shapes. The map also show various circular lines to show the contours of the land.

                                  Figure 1-5:

                         Approved All-Commercial Plan:
                              Westport Office Park


This diagram depicts the snail-shaped Westport Office Park, with White shading indicating building sites and dark shading indicating open space and landscaped areas.

                                                                 RISK ASSESSMENT
                                                                 PAGE 1-8

Groundwater is encountered at depths ranging from 3 to 7 feet below the surface in the non-refuse fill area and at depths ranging from 9 to 25 feet in the elevated refuse areas. As would be expected, based on the proximity of the site to the Bay's salt water, inorganic water-quality parameters indicate that shallow groundwater beneath the site is of brackish quality and is not suitable for use as drinking water.

The subsurface soil of the refuse fill cap has a relatively high water content and a moderate degree of compaction. Laboratory results for 12 subsurface soil samples indicate an average of 32% for water content and an average of 1.3 grams per cubic centimeter for dry bulk density (Table 1-1) (McLaren, 1989). These soil physical characteristics are one of the factors used in predicting potential emissions from the site in subsequent sections of this assessment.

1.3 PROPOSED SITE ACTIVITIES AND ALTERATIONS

A key element in the assessment of potential health risks is the identification of site activities that will create or alter potential pathways of exposure to the compounds of concern. Chemicals present in the environment pose health risks only when there is a means for humans to come in contact with them. Exposure pathways most typically of concern in risk assessment are associated with the: inhalation of gases, vapors, or fugitive dusts; ingestion of contaminated water, foods, or small amounts of soil; and dermal contact with contaminants present in various media. To identify which exposure pathways are relevant to this assessment, the proposed site activities must be defined, at least in a general way. The proposed site activities and appropriate occupational exposure mitigation and environmental control measures that are relevant to the evaluation of exposure pathways are described in the following sections.

                                   TABLE 1-1

           SUBSURFACE SOIL BULK DENSITY AND MOISTURE ANALYTIC RESULTS
                                   JUNE 1989


--------------------------------------------------------------------------
                      Dry
Sample Site        Sample Depth     Bulk Density         Water Content
Well Number          (feet)          (g/cm(3))        (percent dry weight)
--------------------------------------------------------------------------
VW-1               1.5 - 2.0           1.09                43.1
VW-1               5.5 - 6.0           1.44                24.5
VW-2               1.5 - 2.0           1.15                46.0
VW-2               4.5 - 5.0           1.41                16.5
VW-3               1.5 - 2.0           1.18                22.7
VW-3               4.5 - 5.0           1.29                30.8
VW-4               1.5 - 2.0           1.36                26.0
VW-4               4.5 - 5.0           1.69                18.4
VW-5               1.5 - 2.0           1.22                40.7
VW-5               4.5 - 5.0           1.22                39.8
VW-6               1.5 - 2.0           1.34                34.3
VW-6               4.5 - 5.0           1.08                39.5
                              Average: 1.29                31.9

- g/cm(3)=2 grams per cubic centimeter of wet soil

                                                                 RISK ASSESSMENT
                                                                 PAGE 1-10


1.3.1 CURRENTLY APPROVED PLAN - WESTPORT BUSINESS PARK


The currently approved plan calls for the filling of the lower lying area with as much as 300,000 cubic yards of fill to bring finish floor elevations to 120 feet (mean sea level is 100 feet)(Redwood City Planning Department, 1985). The draft specific plan concluded that:


        Additional grading involving capping and sealing the refuse area with two to ten feet of inert fill material is anticipated for all building sites in order to further mitigate leachate pollution.

A construction feature that will potentially impact the integrity of the refuse fill cap will be the driving of pilings. Each of the thirteen buildings will be constructed on piles, five of these buildings are located on the mound area and a portion of two buildings is located on the panhandle area. The estimated number of piles is 65 per building. The pilings will provide a potential conduit for gas escape through the cap if voids develop between the piles and the soil and the tie-in of the piling with the foundation does not provide an effective gas barrier. The pilings are not expected to be associated with the migration of contaminants in other media to any significant extent.

No other relevant details of site development associated with filling and grading for the existing plan were available. However, it is assumed that construction activities that would be considered relevant to this assessment are unlikely to differ substantially from those associated with the development of the proposed residential and commercial project.

1.3.2 PROPOSED PLAN - RESIDENTIAL AND COMMERCIAL DEVELOPMENT

The proposed plan does not call for the filling of the lower lying area. However, upon completion, virtually all project site areas subject to development will be overlain with additional clean fill to a minimum depth

                                                                 RISK ASSESSMENT
                                                                 PAGE 1-11


of one foot and landscaped. The cap over the refuse fill areas will, at completion be a minimum of four feet in depth.


Site activities during project construction that have the potential for altering or influencing potential exposure pathways to toxic contaminants associated with the refuse fill are those that will alter the thickness or integrity of the refuse fill cap. Such activities will typically be related to any trenching, grading, or excavation performed on or near the refuse fill area. Construction activities that will potentially impact the refuse fill cap are described in a general way in the following sections. Since the project involves two developers, one for the residential portion of the site and another for the commercial portion of the site, the construction activities are discussed separately based on this division.


1.3.2.1 Residential Development


Current site development plans call for the extension of Island Drive from Marine Parkway to provide access to the Westport Development. The road extension will require the grading of a portion of the panhandle area of the site. Such grading will be necessary to obtain an acceptable road grade for the Island Drive extension. Grading could result in the temporary removal of the current refuse fill cap over an area of up to 8,000 square feet (120 feet x 64 feet of road bad). The road development will likely require the removal of the cap and excavation and disposal of an undetermined amount of refuse prior to the re-establishment of the cap. Any refuse excavated from the site will require testing in accordance with the provisions of Title 22 of the California Code to classify the waste and to identify the appropriate landfill class for disposal. The development of the road may involve up to four weeks between cap removal and re-establishment.

                                                                 RISK ASSESSMENT
                                                                 PAGE 1-12


A construction feature that will potentially impact the integrity of the refuse fill cap will be the driving of pilings in the panhandle area to support building foundations. Two-hundred-fifty to three-hundred piles (12 inch by 12 inch) would be driven into the panhandle area under this plan. The pilings may provide a potential conduit for gas escape through the cap.


No other significant cap disturbing activities have been identified that will be associated with the residential development on the refuse fill areas.


1.3.2.2 Commercial Development


The commercial development will be located principally on the mound portion of the refuse fill area. The project design has been developed specifically to avoid or minimize activities that would require the removal or penetration of the soil cap. However, this section identifies a number of potential construction activities that could impact the integrity and quality of the existing cap.


Commercial development activities will begin with the surcharging of the mound area. Surcharging involves the placement of eight feet or more of soil on the ground surface to promote settling of refuse and bay mud to reduce the settlement potential after site development. The soil is left in place for three months, and then is moved to another area of the site. A minimum of four feet of soil will be left over the refuse upon completion of surcharging. This remaining cap will likely be more dense as a result of the surcharging and grading process. The developer plans to perform surcharging tests to select the optimum soil surcharge depth. Such testing is intended to prevent the use of excessive soil loadings that could lead to a differential settlement of the mound area and the creation of cracks or fissures in the existing cap.

                                                                 RISK ASSESSMENT
                                                                 PAGE 1-13


A few of the buildings and parking lots may require the excavation of refuse and re-establishment of the cap at a lower grade. only preliminary site elevations have been established at this time, therefore the extent of such excavations, if any, has not been determined. Plans call for avoiding excavation whenever possible. If cap removal were necessary, preliminary estimates are that it is unlikely to occur over more than 8,000 square feet of the site at any one time.


Excavations for utilities are not expected to exceed the cap depth in most cases. Current plans call for utility lines to be located in common trenches wherever possible to reduce the amount of excavation. Where it is necessary to penetrate the cap, the developers have indicated that the extent of open trench at any one time can be limited, and trenches can be backfilled daily. The developers have indicated that open trenches are unlikely to exceed the dimensions of 3 by 200 feet (600 square feet) at any one time.


Foundation excavations will be made within the cap soils. The commercial buildings will not require pilings or footings that will penetrate the refuse fill cap.


No other significant cap disturbing activities have been identified that will be associated with the commercial development on the refuse fill areas.


1.3.3 LANDFILL GAS CONTROL MEASURES


The developers of the proposed Westport Project are planning to incorporate a number of design measures identified by SCS Engineers (1989) [Appendix A) for the protection of the development from potential hazards associated with the migration of gases from the refuse fill areas of the site. The landfill gas
(LFG) migration controls are designed to prevent migrating methane gas from posing explosive hazards in the proposed



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                                                                 PAGE 1-14


structures. Although the design measures are intended to address safety hazards posed by methane, they will also affect the emissions of any other gases present. The measures outlined in the SCS report are summarized in this section.


The proposed design measures address two concerns regarding the migration of
LFG: (1) migration of gases laterally beyond the limits of the refuse fill areas, and (2) entry and collection of gases in buildings or other structures.


The migration of LFG beyond the refuse fill area to the areas of proposed residential development in the north and west portions of the site will be prevented by the installation of a passive perimeter interceptor trench.
The passive system could be converted to an active one if future conditions warrant. The system would consist of a gravel-filled trench with horizontal perforated pipe, connected to vertical risers for the venting of any intercepted gases. The trench would be installed at or near the full depth of the landfill, or at the water table. A membrane liner would be installed on the trench wall opposite the refuse fill area. As described previously, a leachate collection trench, combined with a gas-migration barrier has already been constructed by Cooper Engineers along the southeastern boundary of the refuse fill area to prevent gas and leachate migration off-site (Cooper Engineers, 1983).


The concerns associated with the entry or collection of gases in structures are addressed by the following measures to be taken for structures to be placed on the refuse fill areas of the site:



        o Installation of subfloor membrane systems to provide a physical barrier to gas movement into buildings,

        o Passive ventilation below buildings (gravel fill and vent pipe system which terminates at the roof line) that can be converted to an active system, to prevent the accumulation of gases under foundations,



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                                                                 PAGE 1-15


        o Installation of LFG monitoring probes below and above the subfloor membrane, and

        o Installation of automated methane sensors in the lowest level of buildings.


Utility systems and galleries may also provide pathways for migration and areas for collection of LFG. Design measures to minimize this potential include the sealing of utility connections with structures or vaults.






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                                                                 PAGE 2-1


2.0 HAZARD IDENTIFICATION


This risk assessment addresses the potential impacts to human health arising from the presence of compounds in, or being emitted from the previous refuse disposal area of the Westport site. This section of the risk assessment focuses on the identification of compounds present at the site that have the potential for posing a health risk.


Sampling of various media has been conducted at the proposed development site for a number of years. Additionally, McLaren has conducted sampling to substantiate previous sampling results in support of the risk assessment (Mclaren, 1989). Data are available for combustible gas monitoring on a yearly basis starting in 1979. A number of studies have recently been completed that address the sampling of groundwater, soil, and vapor/gas. This section summarizes the sampling results from reports made available for development of this risk assessment; they include the following reports:

        o       Levine-Fricke, 1989a,

        o       Tejima, 1988a,

        o       Tejima, 1988b,

        o       Levine-Fricke, 1989b

        o       Levine-Fricke, 1989c, and

        o       McLaren, 1989


For a detailed discussion of sampling activities and results, the above reports should be examined.




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                                                                 RISK ASSESSMENT
                                                                 PAGE 2-2

2.1 SUMMARY OF SAMPLING ACTIVITIES AND RESULTS

The following summary addresses the sampling activities and results for contaminants analyzed in various site media. Full details of McLaren's sampling protocols and analytic methods are discussed in a separate McLaren report entitled "Sampling Report for the Westport Development" (McLaren, 1989).

The media sampled include the following:

        (1) Soil vapor and gas samples collected throughout the refuse mound and panhandle,

        (2) Single and composited surface soil samples collected throughout the entire 85-acre site (panhandle, mound, and non-refuse fill areas),

        (3) Single and composited subsurface soil samples collected throughout the site,

        (4) Groundwater samples, shallow or deeper, collected from all three areas plus two off-site areas,

        (5) Surface water samples collected in the Belmont Slough adjacent to the site, and

        (6) Leachate samples.

Contaminant analyses include the full range of potential contaminants; metals, semi-volatile organic compounds, volatile organic compounds, chlorinated pesticides, and cyanide. Figures indicating sampling locations are located in Appendix B. McLaren's findings, along with a comparison of findings made by other contractors, are discussed by contaminant type in the following sections.

2.1.1   METALS

Metal analyses were conducted on soil and groundwater. In only one case did a metal exceed the State TTLC that classifies soil as hazardous waste for disposal purposes (Marshack, 1988); this was a subsurface soil sample in the refuse fill area that had 3000 ppm lead. Two prior Levine-Fricke subsurface soil samples (one panhandle and one non-refuse fill area) had elevated lead concentrations of 3800 ppm and 2000 ppm.

McLaren's groundwater analytic results for metals were consistent with Levine-Fricke's results. Although the water is brackish at the site, and therefore unsuitable for drinking, the metals detected in the shallow groundwater were generally below California's Maximum Contaminant Levels (MCLs) for drinking water (CDHS, 1989). Only a few metals slightly exceeded the MCLs. Therefore, the groundwater is near drinking water quality relative to metal concentrations. No elevated metal concentrations were detected in surface water from Belmont Slough.

Based on the sampling results, exposure to metals at the site is not considered to pose the potential for creating significant adverse health effects.

2.1.2   SEMI-VOLATILE ORGANIC COMPOUNDS

No semi-volatiles were detected in the McLaren non-refuse fill subsurface soil samples, while a few semi-volatiles were detected in the refuse fill samples. Of the surface soil samples: no semi-volatiles were detected in the panhandle area; one mound sample yielded concentrations ranging from 0.5-3.6 ppm for six different polynuclear aromatic hydrocarbons; and, one non-refuse fill sample yielded 0.93 ppm of 4-methylphenol.

Of McLaren's groundwater samples: no semi-volatiles were detected in the off-site samples or in the non-refuse fill samples; only a single compound
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                                                                 PAGE 2-4


was detected in one of four deeper samples collected beneath the refuse mound; and, the refuse area shallow groundwater samples contained a mixture of compounds ranging from 13 to 110 ppb.


These findings are largely consistent with Levine-Fricke's sampling results, which revealed naphthalene in a single panhandle subsurface soil sample, a mixture of low-level semi-volatiles in the refuse area groundwater samples, and a single compound in an off-site groundwater sample (well UGP-1). The repeated finding of semi-volatiles in the refuse fill area shallow groundwater affirms their presence at low concentrations. However, the single findings of compounds in the panhandle soil (naphthalene), the non-refuse fill soil (4.-methylphenol), and the off-site groundwater (phthalate) suggest the absence of any general pattern of soil or non-refuse fill groundwater contamination with semi-volatile compounds. In fact, of four samples collected from off-site well UGP-1 (three Levine-Fricke and one McLaren), only one contained the phthalate. Based on these results, exposures to semi-volatile compounds are potentially associated only with contact with groundwater in the refuse fill areas of the site.


2.1.3 VOLATILE ORGANIC COMPOUNDS


Analyses for volatile organic compounds (VOCs) were performed on all McLaren soil and groundwater samples with the exception of surface soils. In addition, 17 soil vapor samples from 13 vapor wells located throughout the mound and panhandle were analyzed for selected organic gases and vapors. Consequently, VOC analyses performed on non-refuse fill area media included 10 soil and 3 shallow groundwater samples; no VOCs were detected in any of these samples.


The panhandle sampling media included 3 soil vapor samples, 3 subsurface soil samples, and 4 groundwater samples (1 shallow, 3 deeper). Soil vapor sampling in the panhandle area indicated the general absence of volatiles,




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                                                                 PAGE 2-5


with detected compounds being the same as those detected in the trip blanks. Similarly, no VOC's were detected in the soil samples. The shallow groundwater sample yielded a few volatiles (97 ppb toluene, 48 ppb ethylbenzene, and 80 ppb total xylenes); one of the deeper groundwater samples (P-1B) yielded 7 ppb 1,1,1-trichloroethane and 10 ppb trichloroethene. Repeat sampling of this well failed to detect these contaminants.


The refuse mound area had a total of 14 vapor samples, 7 subsurface soil samples, and 4 groundwater samples (2 shallow and 2 deeper). The soil vapor sampling indicated the presence of a number of landfill gases. However, vinyl chloride vas not detected. No VOCs were detected in the soil samples. The shallow groundwater, like that of the panhandle, yielded detectable levels of a few volatile compounds (6-40 ppb toluene. 16-24 ppb ethylbenzene, and 12 ppb total xylenes). Neither of the deeper mound groundwater samples had detectable VOCs.


Off-site VOC sampling consisted of 3 groundwater well samples south of the site (2 deeper sample from UCP-1 and a shallow sample from UCP-2). The deeper well sample revealed trace levels of 1,1,1-trichloroethane (6 ppb) and trichloroethene (7 ppb). These findings were not substantiated by repeat sampling. The shallow well sample revealed no VOCs.


The soil vapor sampling indicates the presence of a variety of volatile landfill gases present in the mound area of the site at relatively low concentrations (less than 1.0 ppm).


McLaren's groundwater sampling results are consistent with prior sampling performed by Levine-Fricke (1989 a,c) in that no VOCs were detected in the non-refuse fill area and low level concentrations of several VOCs were detected in the shallow water from both the panhandle and the mound areas. Several anomalous findings in the second phase testing suggested that sampling and analytic testing needed to be replicated before it could be




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                                                                 PAGE 2-6


established that some of the well waters actually contained volatiles. These include the trichloroethene and trichloroethane detected in wells P-1B (beneath the refuse) and UGP-1 (off-site). Previous sampling failed to detect these compounds but did yield 0.005 ppm carbon tetrachloride from well P-1B. Additionally, Levine-Fricke's previously reported finding of acetone (0.022 ppm) from well UGP-2 vas not replicated by McLaren's sampling. Such inconsistent findings involving trace quantities of compounds suggest contamination during sampling or analysis as a possible source of these compounds. In fact, third phase replicate sampling of 2 of the wells failed to detect any contaminants.


Based on the sampling results, exposures to volatile compounds are potentially associated with contact with shallow groundwater or inhalation of volatile compounds released from the site.


2.1.4 CHLORINATED PESTICIDES


Analyses for chlorinated pesticides were performed on 4 groups of McLaren samples: 20 composited surface soil samples, 10 subsurface refuse-area soil samples, 16 groundwater samples, and 5 surface water samples. Accordingly, all areas of the Westport Development site, as well as off-site areas, were represented.


Six of the surface soil samples had detectable levels of chlorinated compounds; 4 of these samples were located in the non-refuse fill area. None of the 10 subsurface soil samples had detectable levels of pesticides.


The groundwater samples also had very low levels (parts per trillion) of various pesticides in the non-refuse fill area and the refuse area. None of the deeper groundwater had detectable levels except a single finding of 0.23 ppb in well P-1B located beneath the panhandle refuse. The shallow groundwater sample from off-site well UGP-2 also contained trace



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                                                                 RISK ASSESSMENT
                                                                 PAGE 2-7


amounts of pesticides. The quality assurance duplicate water sample taken from well P-1B that was analyzed at another analytical laboratory (at the same detection limits) failed to yield any pesticides.


Prior sampling of both groundwater and soil by Levine-Fricke (1989a,c) failed to detect any chlorinated pesticides. McLaren's findings of trace-level compounds (ppb in soil and ppt in groundwater) are suggestive of possible contamination, however the levels are not inconsistent with background concentrations of persistent pesticides reported in urban soils in the United States (USEPA Office of Pesticides and Toxic Substances Urban Soil Monitoring Program).


None of the 5 surface water samples collected by McLaren had detectable levels of chlorinated pesticides. Based on the sampling results, significant exposure to chlorinated compounds at the site is not considered likely.


2.1.5 CYANIDE


Cyanide was analyzed in 12 McLaren groundwater samples and only detected in one of the samples at a concentration level near the analytic detection limit. Cyanide was analyzed as a possible indicator of the presence of mining wastes, since it was suggested that mercury mine wastes from the surrounding area may have been deposited at the site. Sampling results do not suggest the presence of cyanide to any significant extent.


2.1.6 COMBUSTIBLE GAS MONITORING


Cooper Engineers began annual gas monitoring at the site in 1979. Tejima and Associates, Inc. have continued the monitoring program and summarized results in their report dated July 6, 1988 (Tejima, 1988a).



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                                                                 RISK ASSESSMENT
                                                                 PAGE 2-8


Gas wells that are routinely monitored have been developed at a number of depths and locations and have been classified by the following series designations (Cooper Engineers, 1983):


        o       A series - Four probes penetrating to the base of the landfill.

        o B series - Fifteen probes penetrating at least one foot into the refuse areas.

        o C series - Fifteen probes penetrating three feet into the refuse fill cap.

        o D series - Three probes penetrating gravel of existing leachate drain.

        o E series - Four probes penetrating existing gas vents associated with leachate drain.

        o F series - Eleven probes penetrating three feet of soil in areas outside refuse fill area.

        o G series - Six probes penetrating three feet of soil placed adjacent to F series as backup.


Tejima and Associates, Inc. have replaced damaged wells and installed additional wells using these same designations.


The general comments and conclusions of the Tejima (1988a) report are; that landfill gas generation in the panhandle area of the site is much lower than in the mound area, and that gas concentrations are the highest in the western half of the mound area of the site.


2.1.7 LEACHATE MONITORING


Leachate collected from the site has been discharged to the South Bayside System Authority (SBSA) sanitary sewer. Monitoring shows the discharge meets SBSA discharge requirements and Redwood City provisions Woodward-Clyde, 1988).



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                                                                 RISK ASSESSMENT
                                                                 PAGE 2-9


Laboratory sheets from Sequoia Lab dated June and December 1987 were provided for leachate samples taken from manhole #l. No priority pollutants were detected, with the exception of benzene in one of the samples at 0.0048 ppm. The leachate also was subject to a fish bioassay test as part of these analyses.


Laboratory results were provided for what was identified as a leachate sample, presumably from the leachate collection system (Levine-Fricke, 1989b). The lab sheets indicated no detectable organic compounds.


2.1.8 CONCLUSIONS FROM SAMPLING RESULTS


Conclusions are presented relative to the general categories of compounds investigated at the site:

                Metals: No elevated metal concentrations in site media that are suggestive of a potential health concern.

        Semi-Volatiles:         A number of semi-volatiles are present
                                in the refuse fill area groundwater. There is no consistent pattern of contamination of other site media suggestive of a potential health concern.

             Volatiles:         Volatile organic compounds are present in the
                                shallow groundwater and soil gas in the refuse fill areas of the site. There is no consistent pattern of contamination in other site areas or media.

 Chlorinated Compounds:         There is no consistent pattern of
                                significantly elevated concentrations of

                                                                 RISK ASSESSMENT
                                                                 PAGE 2-10


                                chlorinated compounds in site media suggestive of a potential health concern.


                Cyanide: There is no consistent pattern of elevated cyanide concentrations which might suggest the presence of mercury mining wastes.


Of the compounds detected at the site, volatiles present the greatest concern from the aspect of potential health impacts because their mobility increases the likelihood of human exposure. Volatile organic compounds are the focus of the human health risk assessment. Concerns associated with volatile compounds at landfills are discussed in the following section.


2.2 COMPOUNDS OF CONCERN


Concerns over the presence of toxic air contaminants found in landfill gas began to emerge in the early 1980's, largely as a result of observations and investigations of landfills in Southern California. At first, the emission of contaminants such as vinyl chloride were thought only to be associated with the disposal of these compounds in Class I hazardous waste landfills. However, further investigations of Class II facilities, which are allowed to receive only municipal wastes and accept no toxic materials, also indicated the presence of vinyl chloride and other toxic air contaminants.


Recent investigations of a number of Class II landfills have found significant amounts of hazardous air pollutants (SCAQMD, 1986). It has been concluded that these hazardous air pollutants have come to exist in one of the following ways:


        o Illegal disposal of the toxic compound (intentional and inadvertent),



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                                                                 RISK ASSESSMENT
                                                                 PAGE 2-11


        o Production of the toxic gases in the landfill by chemical reactions or the co-metabolism of toxics by microorganisms.


After characterization of gases at a large number of landfill sites, it has generally been accepted that each landfill site is unique, and that there is no effective method of predicting the types and concentrations of landfill gases at a particular site. Therefore, landfill gas testing is generally necessary at each site. Testing programs in Southern California have indicated that landfill gases typically contain 25 to 60 volume percent methane and 40 to 60 volume percent carbon dioxide and approximately 0.2 to 2 volume percent of reactive organic gases (SCAQMD, 1982). The same report observed that there may be significant reductions in the production of reactive organic gases when better soil cover is employed.


Other concerns that typically arise at refuse sites are those associated with odors from the decomposition of organic matter. The occurrence of odors is not necessarily associated with adverse health effects, but may constitute an undesirable nuisance.


The following sections discuss landfill gas and vapor emissions that are of concern in the assessment of health effects.


2.2.1 METHANE


The generation of methane has been identified as a concern at landfills. However, the concern with methane generation is largely related to its potential for posing a safety hazard as opposed to a health hazard. Methane is not considered to be a toxic compound. The hazards associated with methane are related to its explosive potential, and the potential for methane gas to reach high concentrations in confined spaces. High concentrations of methane gas in confined spaces can displace air, reducing oxygen concentrations to levels which are potentially life

                                                                 RISK ASSESSMENT
                                                                 PAGE 2-12


threatening. As described previously (Section 1.3.3), the proposed project has incorporated a number of landfill gas design control measures that are meant to prevent the migration of gas into confined spaces. These control measures are designed to mitigate the potential for safety hazards posed by the accumulation of methane gas. These LFG control measures will also limit the potential transport of toxic gas (should any be present) along, or accumulation in proposed structures.


2.2.2 SOIL VAPOR CONTAMINANTS


Currently, the only method of establishing whether a potential problem exists relative to air toxics is to analyze the landfill gas. The use of a surrogate measure, such as methane, to estimate potential concentrations of vinyl chloride or other toxic contaminants is of limited value since relative concentrations of components have been shown to vary by an order of magnitude (ten times) or more (Wood & Porter, 1987).


2.2.2.1 "Calderon Gases"


The California State Legislature in 1984 passed AB 3525 (modified in 1986 by AB
3374), known as the Calderon Bill, which set forth requirements for gas and air testing and reporting associated with active disposal sites. The bill requires that the state air board identify air contaminants to be addressed by this reporting requirement. The identified compounds are those compounds that have typically been detected at landfills, and have the potential for creating significant impacts to health.


The Calderon Bill, passed by the California State Legislature called on the State Air Resources Board to identify air contaminants that should be quantified at active landfill sites. The Air Board has identified ten "specified air contaminants" that are to be quantified in the air or gas of active landfills. These ten "Calderon gases" are principally chlorinated compounds. The "Calderon gases" are as follows:




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                                                                 RISK ASSESSMENT
                                                                 PAGE 2-13


        o       Chloroethene (Vinyl Chloride)

        o       Benzene

        o       1,2 Dibromoethane (Ethylene Dibromide)

        o       1,2 Dichloroethane (Ethylene Dichloride)

        o       Dichloromethane (Methylene Chloride)

        o       Tetrachloroethene (Perchloroethylene)

        o       Tetrachloromethane (Carbon Tetrachloride)

        o       1,1,1-Trichloroethane (Methyl Chloroform)

        o       Trichlorethylene

        o       Trichloromethane (Chloroform)

These compounds are likely to pose the greatest health concern, from the standpoint of potential airborne emissions from a landfill, and will be the focus of the evaluation of potential impacts to health in this assessment.

2.2.2.2 Review of Calderon Sampling

The EIR (Woodward-Clyde, 1988) reports gas sampling by Levine-Fricke in July of 1988 in four subsurface vapor wells. Only one sample contained a detectable level (detection limits of 0.6 to 2.4 ppm) of a VOC, 3.7 ppm chlorobenzene from well B-12. The detection limits associated with this sampling were not consistent with the protocol established by the State Air Board (CARB, 1986) for the sampling of landfill gases. The results of this sampling have not been utilized in this assessment.

Tejima and Associates, Inc. (1988b) performed sampling to characterize landfill gases present in six wells located on the refuse fill (one A series and five B series). The sampling vas conducted in accordance with



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                                                                 RISK ASSESSMENT
                                                                 PAGE 2-14


procedures outlined by the State Air Board for "Calderon gases" (CARB, 1986). A "Calderon gas" was only detected in one of the wells. A sample from a B-series well (B-15),in the mound area had a concentration of 850 ppb of vinyl chloride.


"Calderon" monitoring also included surface air sampling over the refuse fill area. The surface air sample contained detectable levels of two "Calderon gases", methyl chloroform at 0.74 ppb and trichloroethylene at 4.5 ppb. No off-site air data were taken to establish whether these compounds were originating from on-site or off-site.


Laboratory results were provided for what were identified as two newly installed vapor wells, VS-1 and VS-2 (Levine-Fricke, 1989b). The two wells were constructed in the vicinity of the well in which vinyl chloride was detected (B-15) in an effort to confirm the presence of vinyl chloride gas. Laboratory results indicated no detectable volatile halocarbons at a detection limit of 2 ppb.


McLaren (1989) initially performed sampling for Calderon gas testing on six B-series wells; subsequently, four of these were resampled along with sampling of six additional newly-installed vapor wells. Therefore, a total of sixteen vapor samples were collected from the panhandle and mound refuse areas. The analytic detection limits used were lower than those specified for disposal site testing by the CARB, allowing greater contaminant gas detection. A summary of the quantities of those compounds detected and the resulting geometric means are contained in Table 2-1. The contaminant geometric means are used in determining contaminant emission rates from the soil (Section 4.4.1), which are critical in estimating health risk. A seventh vapor well (VW-7) was stalled and sampled in the mound area in late August 1989. Analytic results were consistent with the previous findings.

                                   TABLE 2-1

                          GEOMETRIC MEANS OF COMPOUNDS
                            DETECTED IN VAPOR WELLS


-----------------------------------------------------------------------------------------------------
Compounds             Number of Samples Tested            Detected Values           Geometric Mean(a)
                                                               (ppb)                     (ppb)
-----------------------------------------------------------------------------------------------------
Benzene                          16                     140, 13, 4, 170, 19,              16.8
                                                        280, 280, 7.3, 77, 51

Methylene Chloride               16                     53, 230, 7.3, 500, 79,             3.0
                                                        10, 7.2, 25

Chloroform                       16                     2.7, 2.0, 3.9, 7.7, 23, 32         1.5

Trichloroethene                  16                     2.3, 3.5, 9.3, 24, 18, 3.7         1.4

1,1,1-Trichloroethane            16                     11                                 0.6

Ethylbenzene                      6                     870, 180                           9.6

1,2-Dichloroethene                6                     23, 13                             4.8

Vinyl Chloride                   17(b)                  850                                7.4
-----------------------------------------------------------------------------------------------------

(a) For sample results of "none detected" at the analytic detection level, a value of one-half the detection limit was used.

(b) Sixteen McLaren samples (no detected vinyl chloride) plus one Tejima sample (850 ppb vinyl chloride) (1988b).

                                                                 RISK ASSESSMENT
                                                                 PAGE 3-1


3.0 DOSE-RESPONSE EVALUATION


Dose-response assessment is the process of characterizing the relationship between the dose of an agent and the anticipated incidence of an adverse health effect in an exposed population. The bulk of our knowledge about the dose-response relationship is based on data collected from animal studies (usually rodents) and theoretical precepts about what might occur in humans. Mathematical models are used to estimate the possible response at levels far below those tested in animals. These models contain several limitations which should be considered when the results (e.g., risk estimates) are evaluated. Primary among these limitations is the uncertainty in extrapolating results obtained in animal research to humans and the shortcomings of extrapolating responses obtained from high-dose studies to estimate responses at very low doses. For example, humans are typically exposed to environmental contaminants at levels that are less than a thousandth of the lowest dose tested in animals. Such doses may be easily handled by the myriad of biological protective mechanisms that are present in humans (Ames, 1987). Consequently, at best, we have a limited ability to use the results of standard rodent bioassays, which are usually the basis for regulatory limits or guidelines, to understand the human biological hazard or cancer risk posed by typical levels of exposure (Crump et al., 1976; Sielken, 1985).


An independent evaluation of the dose-response literature for each of the chemicals of concern was not considered necessary for the purposes of this risk assessment. Instead, a number of regulatory limits and guidelines have been identified that are based on extrapolations from the literature and identify what are widely viewed as acceptable measures of risk, or levels of exposure or dose. Exposure being defined as the concentration of a compound at a particular point of contact, e.g. concentration in inspired air or ingested water; and dose being the amount of the compound that actually enters the body through all routes. Non-carcinogenic and

                                                                 RISK ASSESSMENT
                                                                 PAGE 3-2


carcinogenic health effects have been addressed separately as described in the following sections.


3.1 NON-CARCINOGENIC HEALTH EFFECTS


It is widely accepted that most biological effects of chemical substances occur only after a threshold dose is reached. For the purposes of establishing health criteria levels, this threshold dose is usually estimated from the no-observed adverse effect level (NOAEL) or the lowest-observed adverse effect level (LOAEL) determined in chronic animal exposure studies. The NOAEL is defined as the highest dose at which no adverse effect occur, while the LOAEL is defined as the lowest dose at which adverse effects begin to appear.


NOAELs and LOAELs derived from animal studies are used by the U.S. EPA to establish reference doses (RfD's) for human intakes. An RfD is a dose level that is not expected to cause adverse health effects over a lifetime of daily exposure. Uncertainty factors are used to set RfDs in an attempt to account for limitations in the quality or quantity of available data. Most RfDs include a 100-fold safety factor: a factor of ten to account for uncertainties in extrapolating animal data to human health effects, and another ten-fold safety factor to account for differences in sensitivity within the human population. However, if the available database is incomplete, an additional ten-fold uncertainty factor may be applied.


For the purposes of this risk assessment, RfDs established by the USEPA will generally provide the basis for assessing the potential chronic health risks for exposed populations.


Another guideline that can be used to evaluate the acceptability of exposures in occupational settings (construction or office workers) is the Threshold Limit Values (TLVs) (ACGIH, 1988), and values adopted by the

                                                                 RISK ASSESSMENT
                                                                 PAGE 3-3


federal Occupational Safety and Health (OSHA) Administration as legally enforceable Permissible Exposure Levels (PELs). TLVs and PELs have been established to identify levels of exposure at which nearly all workers can be repeatedly exposed day after day without adverse effect.


3.2 CARCINOGENIC RESPONSE


Regulatory agencies have generally assumed that agents which are carcinogenic should be treated as if they do not have thresholds. In short, the dose-response curve for carcinogens used for regulatory purposes only allows for zero risk at zero dose, i.e., for all doses, some risk is usually assumed to be present. To estimate the theoretically plausible response at these low doses, various mathematical models are used. The accuracy of the projected risk at the dose of interest is a function of how accurately the mathematical model demonstrates the true (but immeasurable) relationship between dose and risk at the low dose levels. The USEPA generally uses the linearized multistage model for low dose extrapolation. This model assumes that the effect of the carcinogenic agent on tumor formation is linear.


In assessing the carcinogenic potential of a chemical, a weight-of-evidence approach is used, which weighs the quantity and quality of the various epidemiological and animal studies for each chemical. The USEPA classifies chemicals into groups A through E. Group A is designated "human carcinogen" and Group E is designated "non-carcinogen" (with "probable," "possible," and "not classifiable" as groups B, C, and D). Quantitative carcinogenic risk assessments are performed for chemicals in Groups A and B, and may be performed for those in Group C.


Health risks for exposures to carcinogens are defined in terms of probabilities. The probabilities identify the likelihood of a carcinogenic response in an individual that receives a given dose of a particular compound. These probabilities are expressed in terms of the




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                                                                 PAGE 3-4


carcinogenic potency factor (CPF). The CPF, as used here, is the upper 95 percent confidence limit on the probability of a carcinogenic response per unit daily intake of a chemical over a lifetime. This estimate of carcinogenic response is conservative in that it is more-than-likely an over-estimate of the actual risk posed by the chemical. The CPF multiplied by the predicted human intake of the chemical (dose) provides an estimate of the incremental cancer risk.


3.3 TOXICOLOGICAL PROFILES FOR COMPOUNDS OF CONCERN


The compounds having the greatest potential for posing potential health hazards to the public at this site are the toxic soil vapors or gases. Soil vapor sampling performed to-date has identified eight compounds of concern as potentially being present at the site. The following discussion briefly reviews the most likely environmental transport and fate processes and toxicity of each of these compounds.


Vinyl Chloride


Transport and Fate: Volatilization from aquatic and terrestrial systems is the most important transport process for distribution of vinyl chloride throughout the environment. Photolysis does not appear to be an important fate process in aquatic systems. Based on available information, hydrolysis, sorption, bioaccumulation, and biodegradation do not appear to be important environmental fate processes (US EPA, 1979).


Health Effects: Vinyl chloride is classified as an A, or a known human carcinogen. Vinyl chloride both as a vapor and in solution, is mutagenic in several biological assay systems. The evidence on its teratogenic and reproductive effects is equivocal, and therefore further research is necessary before the link between vinyl chloride and the observed animal effects can be positively established (US EPA, 1984a).



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                                                                 RISK ASSESSMENT
                                                                 PAGE 3-5


Chloroform


Transport and Fate: Volatilization into the atmosphere is the major transport process for removal of chloroform from aquatic systems (US EPA, 1979). Photolysis, hydrolysis, and sorption do not appear to be significant environmental fate processes for chloroform. Although chloroform is somewhat lipophilic and tends to be found at higher concentrations in fatty tissues, there is no evidence for biomagnification in aquatic food chains (US EPA, 1979).


Health Effects: Chloroform is classified as a B2 carcinogen, meaning that it is a probable human carcinogen. This classification indicates that sufficient evidence of carcinogenicity exists in animals with inadequate or lack of evidence in humans. Oral doses of chloroform that caused maternal toxicity produced relatively mild fetal toxicity in the form of reduced birth weights. There are limited data suggesting that chloroform has mutagenic activity in some test systems (US EPA, 1980).


Methylene Chloride


Transport and Fate: Volatilization to the atmosphere appears to be the major mechanism for removal of methylene chloride from aquatic systems and its primary environmental transport process. Photooxidation in the troposphere appears to be the dominant environmental fate of methylene chloride. Aerial transport of methylene chloride is partly responsible for its relatively wide environmental distribution. Photolysis, oxidation and hydrolysis do not appear to be significant environmental fate processes for methylene chloride, and there is no evidence to suggest that either adsorption or bioaccumulation are important fate processes for this chemical (US EPA, 1979).


Health Effects: Methylene chloride is reported to be mutagenic in bacterial test systems. There is no conclusive evidence that methylene



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                                                                 PAGE 3-6

chloride can produce teratogenic effects. Methylene chloride is classified as a B2 carcinogen, meaning that it is a probable human carcinogen (SPHEM, 1988).

Trichloroethylene (TCE)

Transport and Fate: Volatilization is the most important transport and fate process for trichloroethylene in surface water and in the upper layer of soil (US EPA,1979).

Health Effects: Trichloroethylene is carcinogenic in mice, and found to be mutagenic using several microbial assay systems. TCE is classified as a B2 or probable human carcinogen by the US EPA. The chemical does not appear to cause reproductive toxicity or teratogenicity. TCE has been shown to cause renal toxicity, hepatotoxicity, neurotoxicity and dermatological reactions in animals following chronic exposures (IARC, 1979; NTP, 1982).

Benzene

Transport and Fate: Volatilization appears to be the major transport process of benzene from surface waters to the ambient air, and atmospheric transport of benzene occurs readily (US EPA, 1979). Sorption processes are likely removal mechanisms in both surface water and groundwater. Although the bioaccumulation potential for benzene appears to be low, gradual biodegradation by a variety of microorganisms probably occurs (US EPA, 1979; Verschueren, 1977).

Health Effects: Benzene is a Group A, recognized human carcinogen (IARC, 1982). In both humans and animals, benzene exposure is associated with chromosomal damage, although it is not mutagenic in microorganisms. Benzene was fetotoxic and caused embryolethality in experimental animals.



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                                                                 RISK ASSESSMENT
                                                                 PAGE 3-7

1,1,1-Trichloroethane (TCA)

Transport and Fate: Little is known of TCA's environmental fate. Photooxidation by reaction with hydroxyl radicals in the atmosphere is probably the principal fate process for this chemical. Volatilization from aquatic and terrestrial systems is an important process in its environmental distribution.

Health Effects: The most notable toxic effects of 1,1,1-TCA in humans and animals are central nervous system depression, cardiovascular effects, and adverse effects to the lung, liver, and kidney. Irritation to the skin and mucous membranes has also been reported. There is some evidence that 1,1,1-TCA is mutagenic in a bacterial test system and that it causes transformations in cultured rat embryo cells (ACGIH, 1989).

Ethylbenzene

Transport and Fate: There is limited data available on the transport and fate of ethylbenzene. Volatilization is probably the major route of elimination from surface water. where subsequent atmospheric reactions, especially photooxidation, are responsible for its fate (US EPA, 1979).

Health Effects: Ethylbenzene has been selected by the National Toxicology Program to be tested for possible carcinogenicity, although negative results were obtained in mutagenicity assays. In recent animal studies, there was evidence that ethylbenzene causes adverse reproductive effects (US EPA 1984b).

1,2-trans-Dichloroethylene

Transport and Fate: Due to the relatively high vapor pressure of 1,2-trans-dichloroethylene (1,2-trans-DCE), volatilization from aquatic systems to the atmosphere is quite rapid and appears to be the primary



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                                                                 PAGE 3-8

transport process. Photooxidation in the troposphere appears to be the dominant environmental fate of the chemical. The half-life of 1,2-trans-dichloroethylene in the troposphere is estimated to be less than one day (US EPA, 1979).

Health Effects: There are no reports of carcinogenic or teratogenic activity by 1,2-trans-DCE in animals or humans. It is reportedly nonmutagenic in a variety of test systems.

The regulatory limits and guidelines for each of the chemicals identified above are summarized in Table 3-1. The table identifies applicable occupational exposure limits (TLVs) that are considered to be exposures that do not pose a potential for health hazards to workers and, the comparable maximum inhaled doses that these exposures represent. The USEPA chemical classification, reference doses, and where applicable, the cancer potency factors are also identified.

                                   TABLE 3-1

              OCCUPATIONAL EXPOSURE LIMITS AND EPA REFERENCE DOSES AND CARCINOGENIC POTENCY FACTORS FOR SOIL VAPOR COMPOUNDS


                                          OCCUPATIONAL                                             EPA
                             ---------------------------------------      -----------------------------------------------------
                                                                                            Non-Carcinogenic
                                 TLV(a)        Corresponding Maximum        Chemical(d)        Inhalation          Inhalation
                             Exposure Limit        Inhaled Dose(c)            Group               RfD(e)             CPF(f)
Compound                       (mg/m(3))            (mg/kg/day)            Classification      (mg/kg/day)        (mg/kg/day)(-1)
--------                        -------             -----------            --------------      -----------        ---------------
Vinyl Chloride                     10                   2.1                     A                  NA                 0.795
Chloroform                         50                  10.7                     B2                 ND                 0.081
                                                                                              (oral=0.01)
Methylene Chloride                175                  37.5                     B2                 ND                 0.0016
                                                                                              (oral=0.06)
Trichloroethylene (TCE)           270                  57.9                     B2                0.007               0.017(g)
Benzene                            30(b)                6.4                     A                 0.0007              0.029
1,1,1-Trichloroethane (TCA)      1900                   407                     ND                3.0                 NA
Ethlybenzene                      435                  93.2                     ND                 ND                 NA
                                                                                              (oral=0.1)
1,2-t-Dichloroethylene            790                   169                     ND                 ND                 NA
                                                                                              (oral=0.02)

----------

(a) The Threshold Limit value is an occupational exposure guideline, which identifies an 8-hour time-weighted average concentration (milligrams chemical per cubic meter air) to which nearly all workers may be repeatedly exposed, day after day, for a 40-hour work week, without adverse effect (ACGIH, 1988). In 1989 OSHA adopted many of the TLVs as values for their PELs.

(b)     The OSHA PEL for benzene is 3 mg/m(3), less than the TLV.

(c) Assumes that the air concentration of the chemical is at the TLV concentration, that 15 m(3) of air is breathed per 8-hour workday, and that all the inhaled chemical is absorbed into an average 70-kg body.

(d)     EPA Chemical Groups: (SHEAS, 1989)

        A - Human Carcinogen (sufficient evidence)

        B - Probable Human Carcinogen.

              B(1) - Limited evidence of carcinogenicity in humans

              B(2) - Sufficient evidence of carcinogenicity in animals with inadequate or lack of evidence in humans

        C - Possible Human Carcinogen (limited evidence in animals and inadequate or lack of human data)

        D - Not classifiable (inadequate or no evidence)

        E - Evidence of non-carcinogenicity for humans

        (ND - Classification not determined)

(e) The EPA Reference Dose (RfD) is an estimate of the daily dose of a chemical (milligrams chemical per kilogram human weight per day) to which a person may be exposed for a lifetime without appreciable adverse effect (SHEAS, 1989). Values are exposure route-dependent (inhalation or oral). "NA" indicates not applicable; "ND" indicates not determined. (Benzene and TCE RfDs from USEPA, 1986b).

(f) EPA Carcinogenic Potency Factors (CPFs), recently renamed "Slope Factors" are estimated through the use of mathematical extrapolation models for estimating the largest possible linear slope (at the upper 95% confidence limit). The CPF represents the upper limit value for risk per unit dose (dose = mg chemical/kg body weight/day). Values are exposure route-dependent (inhalation or oral) [SHEAS, 1989]. "NA" indicates not applicable.

(g) A new CPf of 0.006 (mg/kg/day)(-1) has been proposed and verified for TCE (SHEAS, 1989).



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                                                                 PAGE 4-1

4.0 EXPOSURE ASSESSMENT

The principal elements of exposure assessment involve the identification of the potential exposure pathway(s), evaluation of the impact of fate and transport processes on the compound of concern, the identification of reasonable exposure scenarios, and the prediction of concentrations at points of exposure and the potential uptake (dose). Each of these steps is described in the following sections.

4.1 IDENTIFYING PATHWAYS OF HUMAN EXPOSURE

This section addresses the identification of potential pathways by which humans may be exposed. Pathways of exposure are the means through which an individual may come into contact with a pollutant. These are determined by environmental conditions (e.g. location of surface water, groundwater, etc.), potential for a pollutant to move from one medium (e.g., air, soil, water) to another, and by the general lifestyles of the population (swimming in lakes, gardening, etc.). Although several potential pathways may exist, only a few are usually significant. For a pathway to exist each of the following elements must be present:

        -       A source and mechanism for chemical release,

        -       An environmental transport medium (e.g. air, water, soil),

        -       A point of potential human contact with the medium, and

        - A route of exposure (e.g. inhalation, ingestion, dermal contact).

The refuse fill area is a source of chemical release at the Westport site. Each of the remaining elements in the exposure pathway will be examined for the purposes of identifying potential exposure pathways to be evaluated in this risk assessment.



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                                                                 RISK ASSESSMENT
                                                                 PAGE 4-2

Investigations completed to-date at the site indicate the presence of contaminants principally in groundwater and soil gases. These contaminants appear to be principally related to the refuse fill area of the site.

4.1.1 POTENTIAL FOR CONTAMINANT TRANSPORT

The potential for transport of contaminants in the various site media or from one medium to another at the Westport site are discussed in this section.

Groundwater - Site groundwater is relatively shallow and of poor quality. The groundwater is not and will not be a potential source of drinking water. Further, none of the investigations performed to-date have indicated that there is a potential for the shallow groundwater to reach any potable aquifers. The site is underlain by deposits of organic silty clay, commonly referred to as "Bay mud". Below the Bay mud lies over 150 feet of clayey soils containing intermittent sand bodies. This unit forms an aquitard, effectively preventing any significant vertical groundwater movement. The main regional aquifer is found at a depth of approximately 200 feet below the ground surface. Pilings are proposed to be placed in the confining layer (aquitard), but will not pass through it and are unlikely to represent a conduit for contaminant transport given the nature of the soils making up the aquitard.

Human health hazards associated with contaminated groundwater, if any are present, are most likely to be associated with dermal contact with the water during excavation activities rather than ingestion.

Surface Water - The surface waters of Belmont Slough have not been found to contain chemical contaminants. Therefore, no significant exposure pathways associated with surface water have been identified.



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                                                                 RISK ASSESSMENT
                                                                 PAGE 4-3

Soils - Previous site activities and proposed development will ensure that surface soils will be composed largely of imported fill. Field investigations have indicated that the existing surface soils at the site are not contaminated. Proposed site disturbing activities will be principally associated with the grading of the surface soils. Therefore, contaminated fugitive dust is not expected to represent an inhalation hazard at the site or off-site. The need for extensive excavation has not been identified by the developers at the site. To limit the potential for release of contaminants in fugitive dust from subsurface excavations, it may be useful to reduce the potential for dust generation (i.e. wetting of soil).

No significant exposure pathways associated with contaminated soil have been identified.

Soil Vapors and Gases - There is a relatively long history of active methane generation in the refuse fill area of the site. Previous sampling, as well as sampling associated with this assessment, have indicated only the limited presence of other toxic "Calderon gases" at the site. The proposed gas control measures (the perimeter interceptor trench) are designed to prevent the lateral migration of gas beyond the refuse fill areas. Diffusion of gas through the soil cap and dispersion through the air offers the only opportunity for inhalation exposures. This exposure pathway is fully evaluated in this risk assessment.

4.1.2 POTENTIALLY EXPOSED POPULATIONS

There are a number of populations that would be potentially exposed to contaminants generated at the site. These include:

        -       Off-Site residents

        -       Project construction workers

        -       Proposed On-Site residents

        -       Proposed On-Site office workers



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                                                                 RISK ASSESSMENT
                                                                 PAGE 4-4

Off-site residents reside immediately adjacent to the Westport site in a number of developments associated with Redwood Shores. The Redwood Shores developments to the south and east of the Westport site have a projected population of up to 15,000. The potential on-site office worker population is estimated to be 3000 to 4000 for the currently approved plan and 1500 to 2000 for the proposed plan. The on-site resident population is estimated to be approximately 1600 for the proposed plan (the approved plan has no residential component).

4.2 ENVIRONMENTAL FATE AND TRANSPORT OF COMPOUNDS OF CONCERN

Section 3.3 briefly reviewed the general transport and fate mechanisms for each of the identified compounds of concern. This section further explores some of the specific transport and fate issues identified for landfills.

Some investigators of landfill gas emissions have postulated that a soil cover either destroys landfill gases, or converts them to other organic compounds, as they pass through the soil to the atmosphere (SCAQMD, 1982). SCAQMD identified literature indicating that micro-biologic investigations have proved that oxidation of organics is brought about by organic consuming bacteria. SCAQMD's efforts to confirm these reports through subsurface and surface monitoring indicated that reactive organic gas conversion may occur, however, it varies and sometimes does not occur, from landfill to landfill and even in different areas of the same landfill.

For the purposes of this assessment, it is assumed that the soil vapors detected below the cap are able to diffuse unaltered through the cap for eventual release, and that once released the compounds are not further degraded in the atmosphere before reaching an exposure point. Although



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                                                                 RISK ASSESSMENT
                                                                 PAGE 4-5

this simplifying assumption is extremely conservative, it will serve the needs of this screening level assessment.

The characterization of landfill gas constituents other than methane is a relatively new activity. As discussed previously, the literature indicates that the only reliable method of determining which gases are present at a particular landfill is by sampling. Two important issues that have not been completely addressed to-date by the scientific community are: 1) the period of time that gas generation occurs at a site, and 2) the variability of gas generation rates. An article by Parker (1986) suggested that landfill sites in Britain were likely to evolve significant quantities of gas for at least fifteen to twenty years after the waste has been deposited. Flower et al. (1981) cite an article by Rovers et al. (1977) that indicated that gases may be generated by buried organic matter for up to 75 years after burial. These articles are generally referring to the generation of methane gas, no data were identified relative to the generation of other gases.

Investigations performed to-date have shown only the limited presence of contaminants in the site soil vapor. As discussed previously, it is believed that these compounds may be created as a result of the process of microbial degradation of the organic compounds present in the waste. To the extent that this is the case, generation of these compounds will decrease over time as the source material is exhausted. Although the length of time required for such reductions to occur has not been quantified, substantial increases in gas generation at this site are unlikely given the fact that refuse was last deposited there nearly twenty years ago.

4.3 DEFINITION OF EXPOSURE SCENARIOS TO 8E EVALUATED

This risk assessment addresses the potential health hazards associated with the following alternatives: 1) no action; 2) development of the



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                                                                 RISK ASSESSMENT
                                                                 PAGE 4-6

previously approved, all commercial plan; and 3) development of the currently proposed plan which includes both residential and commercial facilities. The assessment considers both the development and occupancy phases of the planned developments.

The individuals most likely to have the highest long-term health risk resulting from any airborne chemical releases from the site will be the site occupants. A number of concerns have also been expressed relative to potential short-term effects on health associated with construction activities at the site. The health impacts (particularly carcinogenic response) associated with exposure to the relatively small quantities of volatile organic chemicals found in the landfill gas are principally associated with long-term exposure. However, this assessment addresses some of the potential short-term exposure concerns for construction workers.

There are a large number of potential exposure scenarios that could be evaluated for any project. The following scenarios have been selected as representative of the range of potential exposures that might be associated with this project and for which it would be appropriate to characterize health risks. These exposure scenarios are intended to fairly broadly bound the range of potential exposures that might occur as the result of a variety of potential site development activities. Exposure scenarios are described for both the no-action alternative and the construction and occupancy phases of the project for each of the populations of interest.

4.3.1 NO-ACTION - CURRENT HEALTH IMPACTS

The principal population group of concern under the no-action alternative is the existing off-site population. Although the site is currently associated with some recreational use, this represents only casual use by individuals and would present a potential health hazard far below that



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                                                                 RISK ASSESSMENT
                                                                 PAGE 4-7

predicted for residents located immediately adjacent to the site. The health hazards posed to off-site populations from the site in its current condition are addressed by this scenario.

4.3.2 CONSTRUCTION EXPOSURE SCENARIOS

Two population groups are of potential interest during the construction phase of the project; the construction workers and the off-site residents. Construction related exposures will necessarily be variable and short-term in nature since site activities having the potential for altering the release of contaminants will change throughout the construction period and ultimately end upon completion of the project.

Acute (very short exposures to much higher than typical concentrations of chemicals) exposure hazards are most commonly associated with entry into enclosed or confined spaces in which compounds have accumulated. Construction workers are likely to be the only group of concern relative to health impacts from acute exposure. Such potential health impacts are prevented principally by the implementation of appropriate occupational health and safety procedures governing any activities involving confined spaces. Such procedures typically require; the testing of air in confined spaces to ensure it is below combustible limits and contains sufficient oxygen, the provision of adequate ventilation, the elimination of sources of ignition, and working in groups or teams. This assessment does not address acute exposures to workers on-site during construction activities, since it is assumed that appropriate work practices will be employed to eliminate the potential for acute exposures in compliance with OSHA requirements.

4.3.2.1 Construction Worker Exposure Scenarios

Construction workers represent the one population group for which two routes of exposure to contaminants associated with the refuse fill are



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                                                                 RISK ASSESSMENT
                                                                 PAGE 4-8

considered possible. The first involves inhalation of airborne contaminants and the second involves dermal absorption of contaminants as a result of contact with contaminated water. Potential inhalation exposures will be quantified considering the range of potential site disturbing activities associated with construction activities. The relative contribution of contact with groundwater to uptake of compounds is also addressed. Construction worker exposure is not expected to vary significantly for the two development plans. Therefore, no distinction is made between the impacts of the two plans.

4.3.2.2 Off-Site Population Exposure Scenarios

Potential off-site exposures from airborne contaminants will be quantified during the construction phase. Exposure quantification will take into account construction activities that result in the temporary reduction or removal of the refuse fill cap. The analyses address the incremental change in potential exposures associated with construction activities, relative to those that are currently associated with the site in its present condition.

4.3.3 PROJECT OCCUPANCY EXPOSURE SCENARIOS

Three separate population groups are of interest when quantifying health risks following completion of the project: on-site residents, on-site workers, and off-site residents. Site emissions estimates will assume the re-establishment of a cap throughout the refuse fill areas, with adjustments for cap-penetrating structures such as pilings or other cap design changes. Construction on the site will lead to the establishment of very low permeability surface features such as asphalt parking lots, streets, and buildings that would tend to reduce emissions. However, this assessment conservatively assumes no emission reductions as a result of these features. It is assumed that gases obstructed by such features will migrate to a location where they will diffuse through the cap or be vented

                                                                 RISK ASSESSMENT
                                                                 PAGE 6-5

U.S. Environmental Protection Agency (US EPA), 1989. Air/Superfund National Technical Guidance Study Series, Volume II - Estimation of Baseline Air Emissions, at Superfund Sites, Interim Final. Office of Air Quality Planning and Standards.

Research Triangle Park, NC. January.

Versar Inc., 1979. Water-related environmental fate of 129 priority pollutants. Volume I. USEPA-440/4-79-029a.

Verschueren, K., 1977. Handbook of Environmental Data on Organic Chemicals. Van Nostrand Reinhold Co., New York.

Wood, J.A. and M.L. Porter, 1987. Hazardous Waste Management. Hazardous Pollutants in Class II Landfills, Journal of the Air Pollution Control Association, Volume 37, No. 5, May.

Woodward-Clyde Consultants, 1988. Final Environmental Impact Report, Westport Development, Redwood City, California. November.

Young, F.A., 1987. Risk Assessment: The Convergence of Science and the Law. Regul. ToxicI. Pharmacol. 7:179-184.



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                                                                 RISK ASSESSMENT
                                                                 PAGE 7-1

7.0 GLOSSARY

              Bioaccumulation - The process of concentrating a chemical in an organism.

               Biodegradation - The transformation or break-down of a chemical by means of a living organism, such as bacteria.

             Dispersion Model - A numerical model used to predict the
                                transport/dilution of contaminants in an environmental media (e.g. air).

                         Dose - Amount of a compound that enters the body
                                through all routes.

      Environmental Transport - The movement of a chemical through different environmental media, such as soil, water and air.

           Environmental Fate - Describes the chemical and biological reactions, as well as the movement of a chemical in its environment.

             Exposure Pathway - Means through which an individual may come in contact with a pollutant.

                     Exposure - Concentration of a compound at a particular
                                point of contact.

        Epidemiological Study - A study of the incidence, distribution, and control of disease in a population.

                   Hydrolysis - A chemical process of decomposition which
                                involves splitting of a chemical bond and the addition of an element of water:

                       Metals - Naturally occurring elements in soils and
                                waters. Potential health effects range from beneficial to toxic depending on the specific metal and its concentration. Heavy metals are a set of metals that are commonly measured because of their high toxicity (e.g. arsenic, barium, cadmium, chromium, lead, mercury, selenium and silver).

                                                                 RISK ASSESSMENT
                                                                 PAGE 7-2

                    Mutagenic - Able to cause an physical or chemical alteration of a cell's genetic material (genes or
                                chromosomes).

            Organic Compounds - Chemical substances of animal or vegetable origin, of basically carbon structure, including man-made hydrocarbons and their derivatives.

                   Photolysis - Chemical decomposition (break-down) by means of solar radiation.

                          PPB - Part per billion, unit of measurement which
                                expresses the amount of chemical present
                                ("part") per the amount of sample analyzed
                                ("billion").

                          PPM - Part per million, unit of measurement which
                                expresses the amount of chemical present
                                ("part") per the amount of sample analyzed
                                ("million").

   Screening-Level Evaluation - An assessment designed to evaluate the potential for negative outcome based on highly
                                conservative assumptions. The results of such an assessment indicate whether a further more detailed evaluation of the site should be undertaken.

       Semi-volatile Organics - Organic chemicals which generally contain six to thirty carbon atoms and do not evaporate readily.

                     Sorption - A surface phenomenon which may be either
                                absorption or adsorption which involves the adherence to, or penetration of one substance by another.

                  Teratogenic - Able to cause developmental malformations in the offspring of the exposed (birth defects).

                        Toxic - Capable of producing injury, illness, or damage
                                to humans, livestock or wildlife through ingestion, inhalation, or absorption through any body surface.



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                                                                 RISK ASSESSMENT
                                                                 PAGE 7-3

                   Trip Blank - A sample that is handled and analyzed the same as samples taken from the field, but which contains pure water or air (usually prepared in the laboratory). Analysis of a trip blank permits the elimination of any false positive results in the real samples arising from contamination during shipment or analysis.

                       Uptake - Amount of a contaminant that is absorbed by the
                                body.

                  Vadose Zone - A subsurface zone above the water table in which the spaces of a porous medium are only partially filled with water (unsaturated zone).

        Vapor-Phase Diffusion - The spontaneous mixing of one vaporous substance with another when in contact.

            Volatile Organics - Organic chemicals that generally contain one to six carbon atoms and evaporate readily.

                                   APPENDIX A

                      LANDFILL GAS CONTROL DESIGN MEASURES

SCS ENGINEERS

                              AVAILABLE STRATEGIES
                       FOR LANDFILL GAS MIGRATION CONTROL
                            FOR WESTPORT DEVELOPMENT

                                  Prepared for:

                      Prometheus Development Company, Inc.
                          2600 Campus Drive, Suite 200
                        San Mateo, California 94403-2524

                                       and

                          Stuhlmuller Property Company
                            999 Baker Way, Suite 200
                          San Mateo, California 94404

                                  Prepared by:

                                  SCS Engineers
                            3711 Long Beach Boulevard
                                   Ninth Floor
                          Long Beach, California 90807
                                 (213) 426-9544

                                January 16, 1989

                                File No. 0188213

SCS ENGINEERS


                                    CONTENTS

 Section                                                                   Page
 -------                                                                   ----
    1    Introduction .................................................    1-1
         Scope ........................................................    1-1
         Site Description and Background ..............................    1-1
    2    Recommended LFG Control Approaches ...........................    2-1
         Factors Affecting Control Strategy ...........................    2-1
         Protection of Structures to Be Placed on Mound and
         Panhandle ....................................................    2-2
         Protection of Structures Located Off the Landfill ............    2-7
         Protection of Utilities and Parking Areas ....................    2-7
    3    Health and Safety Considerations .............................    3-1

SCS ENGINEERS


                                   SECTION 1

                                  INTRODUCTION

SCOPE

        SCS Engineers has been retained by Prometheus Development Company and Stuhlmuller Property Company to recommend and assist in the implementation of systems to protect their proposed commercial and residential developments from potential hazards due to gas migration from the Westport landfill. This report provides information and recommendations on available approaches to mitigate the potential hazards due to the presence of landfill gas (LFG). Types of control systems that have been employed at similar projects are discussed along with their relative applicability. It is understood that the details of these recommendations for gas control will be developed in a subsequent phase.

        Also included is a discussion of health and safety considerations for construction projects on landfills. The discussion is relevant to both installation of the gas control systems and construction of site improvements (buildings, grounds, utilities) generally. Safety specifications would be developed in conjunction with preparation of design plans.

SITE DESCRIPTION AND BACKGROUND

        The Westport project site is located along the southwestern shore of San Francisco Bay within the limits of the City of Redwood City, California. The site is located approximately 1 mile



                                      1-1

SCS ENGINEERS

east of Highway 101 on the northwest side of Marine World Parkway, and is bounded on the north and east by Belmont Slough and by existing residential developments on the southeast in Redwood City.

        The site was once a tidal marshland. The general area was diked off in about 1910, and used as a pasture. In approximately 1948, part of the site was opened for refuse disposal. Between 1948 and 1970, 43 acres of the site were used for disposal of municipal solid waste and incinerator ash. A 4-foot-thick, relatively impermeable clay cover was installed in 1970. The disposal area was closed in 1970, and now consists of a long, relatively narrow, low mound in the southeasterly portion of the site (the "Panhandle"), and a relatively high mound in the northeasterly portion (the "Mound").

        The proposed project is to consist of 998 one-, two-, and three-bedroom residential units constructed on 50 acres and approximately 500,000 square feet of commercial offices constructed on the site's remaining 35 acres. The residential units will be built in clusters consisting of 30- to 40-foot-high buildings. The commercial offices will be one- to two-story buildings.

        The following is a list of the previous investigations which have been conducted at the site:

        - Cooper Engineers Report, Geotechnical and Waste Management Engineering Studies for Approval of Concept Plan, Lands of Parkwood 101 Associates, Redwood City, California, for Parkwood 101 Associates. September 16, 1983. Job No. 1673-A17. 658 Bair Island Road, Redwood City, California 94063. (415) 367-9510.



                                      1-2

SCS ENGINEERS

        - Peter Kaldveer and Associates. Feasibility Foundation investigation for Westport Apartments, Redwood City, California. October 12, 1987. K 675-22 10392. 425 Roland Way, Oakland,
                California 94621. (415) 568-4001.

        - Tejima and Associates. Landfill Gas Report, Westport Project Site, Redwood City, California, for Westport Investments. October 28, 1988. Job No. 1175-01-01. 10 Twin Dolphin Drive, Fluor Building, Suite B-150, Redwood City, California 94065.
                (415) 598-9182.

        - Woodward-Clyde Consultants, Final Environmental Impact Report, Westport Development, Redwood City, California. November 1988. SCH 88032906. 500 12th Street, Suite 100, Oakland, California 94607-4014.

        - Levine-Fricke. Preliminary Soil and Ground Water Investigation Results, Westport Landfill Site, Redwood City, California. December 14, 1988. LF 1287. 1900 Powell Street, 12th Floor, Emeryville, California 94608: (415) 652-4500.



                                      1-3

SCS ENGINEERS

                                   SECTION 2

                       RECOMMENDED LFG CONTROL APPROACHES

FACTORS AFFECTING CONTROL STRATEGY

        The purpose of the LFG migration control systems for the Westport site will be to prevent migrating methane from posing an explosive and health hazard to structures to be constructed on or near the landfill and occupants.

        The following site-specific factors will be considered in the design of the LFG migration control facilities:

        - Landfill depth and depth to ground water. Most migration control systems are installed to at or near the full depth of the landfill. Where the bottom layer of refuse is in contact with ground water, the system may be terminated at the water table (i.e., gas will not migrate laterally below the water table).

        - Refuse age, composition, and moisture content. Used to estimate LFG generation rates, the most important factors influencing gas production are moisture content of the refuse and the relative amounts of organic and inert materials. Generally, the more moisture and organic material present, the more gas will be generated.

        -       Distance to receptors subject to subsurface gas migration.



                                      2-1

SCS ENGINEERS

        - Regulatory requirements. The requirements of the City building, fire, and health departments, and BAAQMD, must be met.

        There are two general approaches to migration control: (1) those which prevent the gas from leaving the landfill; and (2) those which prevent gas from entering receptor areas (i.e., buildings). The SCS approach will consist of a combination of these systems as described below and as illustrated on Figure 2.1.

PROTECTION OF STRUCTURES TO BE PLACED ON MOUND AND PANHANDLE

        The direct protection of structures to be constructed on the refuse-filled areas will include:

        - Subfloor membrane systems to be installed beneath all structures.

        - Passive ventilation below membranes, plumbed to allow conversion to active system if future conditions warrant.

        - Installation of LFG monitoring probes below and above the membrane.

        - Installation of automated methane sensors in the lowest level of buildings. The nature of the alarm signal would be determined later.

        Regarding the placement of membranes and subfloor ventilation, the method of installation will depend on the type of foundation selected for the building. Figure 2.2 shows an example detail.



                                       2-2

        [FIGURE 2.1 OF RECOMMENDED LFG CONTROL APPROACHES FOR WESTPORT]



This diagram depicts the snail-shaped Westport Office Park area, with a bold line showing a perimeter trench that crosses the center of the area.






                                      2-3

            [FIGURE 2.2 OF EXAMPLE DETAIL - MEMBRANE / VENT SYSTEM]




This diagram shows a square shape with a line towards the bottom labeled "Floor Slab," and a filled-in section under the Floor Slab labeled "Gravel Fill."






                                      2-4

SCS ENGINEERS

        For simple slab-on-grade, spread footings, or mat foundation, the membrane is placed under the slab. If the foundation is on piles, the membrane may be placed above the structural floor slab, and overlain by a topping slab, sandwiched between thin sand layers. Placement below the piles may be ineffective because of potential damage to the membrane due to settlement of the landfill. Subfloor ventilation would be accomplished with a piping network suspended from the pile-supported structural slab. (Note: Settlement would probably result in the creation of a "crawl" space under the slab.)

        The membrane is made from chemically resistant polymers such as high-density polyethylene (HDPE), PVC, and chlorinated polyethylene (CPE). The liner thicknesses in use normally range from 30 to 80 mils. The membrane is installed below the floor or foundation slab and attached to the footings of the enclosed space exterior walls. It provides a physical barrier to gas movement.

        Penetrations through the liner, such as drains or utility ducts, are sealed by installing a membrane boot.

        Membrane seams are lapped a minimum of 2 inches and are bonded using liner manufacturer's recommended methods to ensure continuous physical barrier to gas migration. Along the perimeter, the liner is attached to the inside of the structure's exterior walls by battening the material to the bottom of the walls.

        In addition to the membrane, a passive gas venting system would be installed below the membrane to relieve any subsurface buildup of gas. The system typically consists of a network of perforated pipe contained within a gravel bed. Gas migrating into the system will vent to the atmosphere through vertical perimeter wall risers, which terminate above the roof line.

--------------------------------------------------------------------------------

                                      2-5

SCS ENGINEERS


        The minimum thickness of the gravel layer surrounding the pipes is generally 6 inches; it rarely exceeds 12 inches. (Layer thickness is more a function of ease of construction than hydraulic capacity.) The collector pipes are connected to vertical risers located at the edge of the gravel bed near the structure's perimeter walls. The ends of these vents are typically equipped with wind-driven turbine ventilators to facilitate gas flow from the system. These are located above the roof line to minimize effects on ambient air quality (e.g., should the gas be odorous).

        Activation of the subfloor vent system can be achieved either through gas extraction or air injection depending on site-specific conditions. Factors to be considered include the type of floor/foundation, the proximity of the structure to the landfill, and the presence of subfloor space in the structure.

Automated Methane Sensors

        As a backup to direct control methods, the, placement of continuous automated methane sensors in the building interior spaces would be installed. These sensors are set to activate an alarm at one or more predetermined methane concentrations, such as 0.5 percent (one tenth of the LEL). The sensors are placed in the areas considered most vulnerable to methane infiltration, and can be set to either:

        -       Activate a sound or visual alarm.

        -       Send a signal to site safety personnel.

        -       Activate building ventilation system.

        Ventilation systems (HVAC) themselves can be augmented to add an element of protection to a building. The normal air change frequency can be increased (to four air changes per hour),


--------------------------------------------------------------------------------

                                      2-6

SCS ENGINEERS

for example), along with positioning of ventilation outlets to distribute air uniformly in the building.

PROTECTION OF STRUCTURES LOCATED OFF THE LANDFILL

        Structures placed on areas of the site not directly located over buried refuse would be protected through the installation of a passive perimeter interceptor trench, which could be converted to an active system if future conditions warrant. The system would consist of a gravel-filled interceptor trench containing horizontal perforated pipe, connected to vertical risers through which LFG collecting in the trench backfill can vent to the atmosphere. A membrane liner would be installed on the trench wall facing away from the landfill. Figure 2.3 illustrates this concept.

        In addition, monitoring wells/probes (see Figure 2.4) would be installed between the trench system and the buildings.

PROTECTION OF UTILITIES OVER LANDFILL

        Utility systems and galleries aligned over the landfilled areas of the site will be subject to differential settlement, and may serve as pathways for the migration of methane into site structures (and service vaults). For this reason, it will be recommended that utility galleries be provided with a firm foundation to withstand settlement. The specific protective method would be dependent on the alignment and depth of refuse (i.e., the settlement potential).

        Further, to prevent the utilities from acting as a conduit for gas transmission, they should be sealed at the connection with structures or vaults. Prior to personnel entering utility vaults, manholes, and catch basins, they should be instructed to test the atmosphere as being safe for entry.


--------------------------------------------------------------------------------

                                      2-7

                      FIGURE 2.3. PASSIVE PERIMETER TRENCH.


This diagram depicts a rectangular shape labeled "Clean Gravel Fill," and lines along the side labeled Low Ground Water Level and High Ground Water Level. A thin rectangular figure called a "Steel Vent Pipe" is located in the center of the Clean Gravel Fill and exits at the top.

                                      2-8

                    FIGURE 2.4. TYPICAL LFG MONITORING WELL.

This diagram depicts a rectangular shape labeled "Clean Gravel Fill," that indicates the depth of a Monitoring Well. At the bottom of the Clean Gravel Fill there is a line labeled Low Ground Water Level and towards the top there is a line labeled Finished Grade. Other features are identified along the side of the diagram, such as Natural Soil Backfill and a Bentonite Plug.


                                      2-9

SCS ENGINEERS

        Parking areas on the site do not generally pose as great a potential for the accumulation of methane, and therefore do not constitute as great an explosive hazard. However, these areas could be subject to nuisance odors, and therefore warrant gas migration control. Protection can usually be limited to the installation of passive vents through the parking area, with odor control. The vents could be converted to active extraction if warranted in the future.




--------------------------------------------------------------------------------

                                      2-10

                                   APPENDIX B

                           SAMPLING LOCATION FIGURES

                                     [MAP]



                          SITE PLAN WITH SOIL SAMPLING
                                   LOCATIONS

This diagram depicts the snail-shaped Westport Office Park area, and identifies soil sampling locations across the side. A grid divides the map into quadrants.

                                     [MAP]



                          SITE PLAN WITH SURFACE WATER
                             SAMPLE AND GROUNDWATER
                           MONITORING WELL LOCATIONS

This diagram depicts the snail-shaped Westport Office Park area, and identifies 29 well locations across the site.

                                     [MAP]



                              SITE PLAN WITH VAPOR
                           MONITORING WELL LOCATIONS

This diagram depicts the snail-shaped Westport Office Park area, and identifies the Belmont Slough to the north and east and a Panhandle Area to the south. Towards the center there is a Mound Area, with circular lines that show the contours of the land.

SCS ENGINEERS

                                    SECTION 3

                        HEALTH AND SAFETY CONSIDERATIONS

        During construction of the LFG control systems for Westport, it will be essential to provide workers with appropriate equipment and procedures to insure their safety and prevent nuisance conditions for surrounding neighborhoods.

        The danger caused by LFG migration is principally due to its methane content. Methane is odorless, but is potentially explosive in concentrations between 5 and 15 percent in air, which are referred to as the lower and upper explosive limits (LEL/UEL). In the landfill mass itself, methane will not explode, because there is insufficient oxygen to support combustion. Methane becomes a hazard when it migrates into enclosed spaces and accumulates above the LEL, and is exposed to an ignition source. Prevention of methane accumulation is the principal reason for implementation of the control systems discussed in this report.

        Methane can also pose hazards to workers during construction, particularly during excavation/drilling into the landfill for foundation work and installation of LFG control facilities.

        Further, LFG contains trace quantities in the part per million (ppm) range, which are known to be toxic or carcinogenic, and for which there are OSHA standards for short- and long-term worker exposure. Normally, the short-term limits are not exceeded in landfill work, but monitoring and contingency efforts should be incorporated into construction specifications, and a set of site-specific construction safety specifications will be prepared during the design phase of this project.


--------------------------------------------------------------------------------

                                      3-1

                                   APPENDIX C

             EMISSION, EXPOSURE, AND DOSE CALCULATIONS SPREADSHEETS

THIBODEAUX MODEL- INTERNAL GAS GENERATION (EPA, SUPERFUND EXPOSURE ASSESSMENT
                  MANUAL) (Applicability to moist or wet soils unknown) Applicable to All Site Scenarios

Ei=(Ci)(Vy)A

                      Conc (ppm)            MW               CI(g/cm3)                 Vy (cm/sec)                Ei/A (g/cm2-sec)
                      -------------------------------------------------------------------------------------------------------------
Benzene               0.017                 78.11             5.42E-11                    0.00163                   8.8344E-14
Methyl Chl            0.003                 84.94             1.04E-11                    0.00163                   1.69533E-14
Chloroform            0.002                 119.39            9.75E-12                    0.00163                   1.58862E-14
TCE                   0.001                 131.4             5.36E-12                    0.00163                   8.74212E-15
TCA                   0.0006                133.42            3.27E-12                    0.00163                   5.32591E-15
Ethyl Benz            0.01                  106.16            4.33E-11                    0.00163                   7.06289E-14
1,2 DCE               0.005                 96.95             1.98E-11                    0.00163                   3.22507E-14
Vinyl Chl             0.008                 62.5              2.04E-11                    0.00163                   3.32653E-14

FARMER MODEL (CALIFORNIA SITE MITIGATION DECISION TREE MANUAL)
             (Modification for Internal gas generation using factor of 6) Current Cap Conditions - Minimum Cap Depth 4 Feet

6Q=Di[(Pa10/3)/pT2](Ci/L)A

                      Di (cm2/sec)          Pa 10/3            pT2              Ci (g/cm3)          L (cm)         6Q/A (g/cm2-sec)
                      -------------------------------------------------------------------------------------------------------------
Benzene               0.09                   0.0005             0.27             5.42E-11            120            4.51656E-16
Methyl Chl            0.088                  0.0005             0.27             1.04E-11            120            8.47474E-17
Chloroform            0.091                  0.0005             0.27             9.746E-12           120            8.21201E-17
TCE                   0.084                  0.0005             0.27             5.363E-12           120            4.17143E-17
TCA                   0.082                  0.0005             0.27             3.267E-12           120            2.48083E-17
Ethyl Benz            0.069                  0.0005             0.27             4.333E-11           120            2.76834E-16
1,2 DCE               0.081                  0.0005             0.27             1.979E-11           120            1.48393E-16
Vinyl Chl             0.11                   0.0005             0.27             2.041E-11           120            2.07861E-18

FARMER MODEL (CALIFORNIA SITE MITIGATION DECISION TREE MANUAL)
             (Modification for internal gas generation using factor of 6) Construction Scenario - Cap Removal - Cap Depth of 2cm

6Q=Di[(Pa10/3)/pT2](Ci/L)A

                      Di (cm2/sec)           Pa 10/3            pT2              Ci (g/cm3)          L (cm)         6Q/A (g/cm2-sec)
                      --------------------------------------------------------------------------------------------------------------
Benzene               0.09                   0.0005             0.27             5.42E-11            2              2.70994E-14
Methyl Chl            0.088                  0.0005             0.27             1.04E-11            2              5.08484E-15
Chloroform            0.091                  0.0005             0.27             9.746E-12           2              4.92721E-15
TCE                   0.084                  0.0005             0.27             5.363E-12           2              2.50286E-15
TCA                   0.082                  0.0005             0.27             3.267E-12           2              1.4885E-15
Ethyl Benz            0.069                  0.0005             0.27             4.333E-11           2              1.66101E-14
1,2 DCE               0.081                  0.0005             0.27             1.979E-11           2              8.90357E-15
Vinyl Chl             0.11                   0.0005             0.27             2.041E-11           2              1.24717E-14

FARMER MODEL (CALIFORNIA SITE MITIGATION DECISION TREE MANUAL)
              (Modification for internal gas generation using factor of 6) Occupancy Scenario - More Dense Cap - Bulk Density 1.5 g/cm3 - Average Depth of 4 feet.

6Q=Di[(Pa10/3)/pT2](Ci/L)A

               Di (cm2/sec)           Pa 10/3            pT2              Ci (g/cm3)          L (cm)         6Q/A (g/cm2-sec)
               --------------------------------------------------------------------------------------------------------------
Benzene        0.09                   2E-05              0.18             5,42E-11            120            2,98093E-17
Methyl Chl     0.088                  2E-05              0.18             1.04E-11            120            5.59333E-18
Chloroform     0.091                  2E-05              0.18             9.746E-12           120            5.41993E-18
TCE            0.084                  2E-05              0.18             5.363E-12           120            2.75314E-18
TCA            0.082                  2E-05              0.18             3.267E-12           120            1.63734E-18
Ethyl Benz     0.069                  2E-05              0.18             4.333E-11           120            1.82711E-17
1,2 DCE        0.081                  2E-05              0.18             1.979E-11           120            9.79393E-18
Vinyl Chl      0.11                   2E-05              0.18             2.041E-11           120            1.37188E-17

BOX MODEL EXPOSURE POINT CONCENTRATION ESTIMATES

(F x A)/(u x h) = Box Concentration (ug/m3)

FARMER MODEL

Current Cap

                                         Emission                      Box
                       Emission Rate      Area       Wind Speed    x-sec area
                         ug/m2 sec         m2          m/sec           m2          Box Conc
                            F               A             u            h             ug/m3
--------------------------------------------------------------------------------------------
Vinyl Chloride         0.0000021          27900           3            730          2.68E-05
Chloroform             0.00000082         27900           3            730          1.04E.05
Methylene Chl          0.00000085         27900           3            730          1.08E-05
Trichloroethylen       0.00000042         27900           3            730          5.35E-06
Benzene                0.0000045          27900           3            730          5.73E-05
TCA                    0.00000025         27900           3            730          3.18E-06
Ethyl Benzene          0.0000028          27900           3            730          3.57E-05
1,2 Dichl ethy         0.0000015          27900           3            730          1.91E-05



FARMER MODEL
No Cap - Construction 8000 sq ft (750 m2)


                                         Emission                      Box
                       Emission Rate      Area       Wind Speed    x-sec area
                         ug/m2 sec         m2          m/sec           m2          Box Conc
                            F               A             u            h             ug/m3
--------------------------------------------------------------------------------------------
Vinyl Chloride           0.00012            750           3            730         4.11E-05
Chloroform               0.000049           750           3            730         1.68E-05
Methylene Chl            0.000051           750           3            730         1.75E-05
Trichloroethylen         0.000025           750           3            730         8.56E-06
Benzene                  0.00027            750           3            730         9.25E-05
TCA                      0.000015           750           3            730         5.14E-06
Ethyl Benzene            0.00016            750           3            730         5.48E-05
1.2 Dichl ethy           0.000089           750           3            730         3.05E-05

FARMER MODEL
Developed Cap (Dry Bulk Densit 1.5 g/cm3)

                                         Emission                      Box
                       Emission Rate      Area       Wind Speed    x-sec area
                         ug/m2 sec         m2          m/sec           m2          Box Conc
                            F               A             u            h             ug/m3
--------------------------------------------------------------------------------------------
Vinyl Chloride           0.00000014        27900        3               730        1.78E-06
Chloroform               5.4E-08           27900        3               730        6.88E-07
Methylene Chl            5.6E-08           27900        3               730        7.13E-07
Trichloroethylen         2.7E-08           27900        3               730        3.44E-07
Benzene                  0.0000003         27900        3               730        3.82E-06
TCA                      1.6E-08           27900        3               730        2.04E-07
Ethyl Benzene            0.00000016        27900        3               730        2.29E-06
1.2 Dichl ethy           9.8E-08           27900        3               730        1.25E-06



FARMER MODEL
No Cap - Pilings (65 pilings - 6m2)


                                         Emission                      Box
                       Emission Rate      Area       Wind Speed    x-sec area
                         ug/m2 sec         m2          m/sec           m2          Box Conc
                            F               A             u            h             ug/m3
--------------------------------------------------------------------------------------------
Vinyl Chloride           0.00012            6             3             730         3.29E-07
Chloroform               0.000049           6             3             730         1.34E-07
Methylene Chi            0.000051           6             3             730         1.4E-07
Trichloroethylen         0.000025           6             3             730         6.85E-08
Benzene                  0.00027            6             3             730         7.4E-07
TCA                      0.000015           6             3             730         4.11E-08
Ethyl Benzene            0.00016            6             3             730         4.38E-07
1,2 Dichl ethy           0.000089           6             3             730         2.44E-07

Thibodeaux Model
All Scenarios

                                         Emission                      Box
                       Emission Rate      Area       Wind Speed    x-sec area
                         ug/m2 sec         m2          m/sec           m2          Box Conc
                            F               A             u            h             ug/m3
--------------------------------------------------------------------------------------------
Vinyl Chloride            0.00033         27900           3           730          4.20E-03
Chloroform                0.00016         27900           3           730          2.04E-03
Methylene Chi             0.00017         27900           3           730          2.17E-03
Trichloroethylen         0.000087         27900           3           730          1.11E-03
Benzene                   0.00088         27900           3           730          1.12E-02
TCA                      0.000053         27900           3           730          6.75E-04
Ethyl Benzene              0.0007         27900           3           730          8.92E-03
1,2 Dichl ethy            0.00032         27900           3           730          4.08E-03

ISC MODEL EXPOSURE POINT CONCENTRATION ESTIMATES


ISC Predicted Airborne Concentrations for Unit Emission Rate (ug/m2 sec)

                                 Predicted Annual
                                 Average Concentration
                                 (ug/m3)
 167m x 167m source
 ------------------
 200m 200m downwind                1.7
 900 m downwind                    0.5

 27.2m x 27.2m source
 --------------------
 50m downwind                       0.7
 200m downwind                     0.15
 900m downwind                     0.03

FARMER MODEL

Current Cap - 167m x 167m area source


                                            Conc. 200M       Conc. 900M
                         Emission Rate       Downwind        Down Wind
                           ug/m2 sec          ug/m3            ug/m3
------------------------------------------------------------------------
Vinyl Chloride             0.0000021         3.57E-06         1.05E-06
Chloroform                0.00000082         1.39E-06         4.1E-07
Methylene Chi             0.00000085         1.45E-06         4.25E-07
Trichloroethylene         0.00000042         7.14E-07         2.1E-07
Benzene                    0.0000045         7.65E-06         2.25E-06
TCA                       0.00000025         4.25E-07         1.25E-07
Ethyl Benzene              0.0000028         4.76E-06         1.4E-06
1.2 Dichl ethy             0.0000015         2.55E-06         7.5E-07

FARMER MODEL
No Cap - Construction 27.2m x 27.2m area source

                                          Conc. 50M        Conc. 200M       Conc. 900M
                        Emission Rate     Downwind         Downwind          Down Wind
                         ug/m2 sec          ug/m3            ug/m3             ug/m3
---------------------------------------------------------------------------------------
Vinyl Chloride             0.00012         0.000084         0.000018          3.6E-06
Chloroform                0.000049         3.43E-05         7.35E-06         1.47E-06
Methylene Chi             0.000051         3.57E-05         7.65E-06         1.53E-06
Trichloroethylene         0.000025         1.75E-05         3.15E-06          7.SE-07
Benzene                    0.00027         0.000189         4.05E-05          8.1E-06
TCA                       0.000015         1.05E-05         2.25E-06          4.5E-07
Ethyl Benzene              0.00016         0.000112         0.000024          4.8E-06
1.2 Dichl ethy            0.000089         6.23E-05         1.34E-05         2.67E-06

FARMER MODEL
Developed Cap (Dry Built Density 1.5 g/cm3) - 167m x 167m area source


                                              Conc. 200M       Conc. 900M
                         Emission Rate         Downwind         Down Wind
                           ug/m2 sec            ug/m3             ug/m3
--------------------------------------------------------------------------------
Vinyl Chloride            0.00000014           2.38E-07            7E-08
Chloroform                   5.4E-08           9.18E-08          2.7E-08
Methylene Chi                5.6E-08           9.52E-08          2.8E-08
Trichloroethylene            2.7E-08           4.59E-08         1.35E-08
Benzene                    0.0000003            5.1E-07          1.5E-07
TCA                          1.6E-08           2.72E-08            8E-09
Ethyl Benzene             0.00000018           3.06E-07            9E-08
1,2 Dichl ethy               9.8E-08           1.67E-07          4.9E-08

Thibodeaux Model
167m x 167m area source

                            Emission Rate       Conc. 200       Conc. 900M
                            ug/m2 sec           Downwind        Down Wind
                                                ug/m3           ug/m3
--------------------------------------------------------------------------------
Vinyl Chloride                   0.00033        0.000561        0.000165
Chloroform                       0.00016        0.000272         0.00008
Melhylene Chi                    0.00017        0.000289        0.000085
Trichloroelhylene               0.000087        0.000148        4.35E-05
Benzene                          0.00088        0.001496         0.00044
TCA                             0.000053        9.01E-05        2.65E-05
Ethyl Benzene                     0.0007         0.00119         0.00035
1.2 Dichl ethy                   0.00032        0.000544         0.00016

                                   APPENDIX D

                              ICS COMPUTER OUTPUT

SECTION -. GUIDELINE MODELS
IN UNAMAP (VERSION 6) JULY 86.
BOWMAN ENVIRONMENTAL ENGINEERING REV-6.2

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

CALCULATE (CONCENTRATION=1, DEPOSITION=2)                                       ISW(1)= 1
RECEPTOR GRID SYSTEM (RECTANGULAR=1 OR 3, POLAR=2 OR 4)                         ISW(2)= 1
DISCRETE RECEPTOR SYSTEM (RECTANGULAR=1,POLAR=2)                                ISW(3)= 1
TERRAIN ELEVATIONS ARE READ (YES=1,NO=0)                                        ISW(4)= 0
CALCULATIONS ARE WRITTEN TO TAPE (YES=1, NO=0)                                  ISW(5)= 0
LIST ALL INPUT DATA (NO=0,YES=1,MET DATA ALSO=2)                                ISW(6)= 2

COMPUTE AVERAGE CONCENTRATION (OR TOTAL DEPOSITION)
WITH THE FOLLOWING TIME PERIODS:
     HOURLY (YES=1,NO=0)                                                        ISW(7)= 1
     2-HOUR (YES=1,NO=0)                                                        ISW(8)= 0
     3-HOUR (YES=1,NO=0)                                                        ISW(9)= 0
     4-HOUR (YES-1,NO=0)                                                       ISW(10)= 0
     6-HOUR (YES=1,NO=0)                                                       ISW(11)= 0
     8-HOUR (YES=1,NO=0)                                                       ISW(12)= 0
     12-HOUR (YES=1, NO=0)                                                     ISW(13)= 0
     24-HOUR (YES=1,NO=0)                                                      ISW(14)= 0
PRINT 'N'-DAY TABLE(S) (YES=1,NO=0)                                            ISW(15)= 1

PRINT THE FOLLOWING TYPES Of TABLES WHOSE TIME PERIODS ARE
SPECIFIED BY ISW(7) THROUGH ISW(14):
     DAILY TABLES (YES-1,NO-0)                                                 ISW(16)= 0
     HIGHEST I SECOND HIGHEST TABLES (YES=1,NO=0)                              ISW(17)= 1
     MAXIMUM 50 TABLES (YES=1, NO=0)                                           ISW(18)= 0
METEOROLOGICAL DATA INPUT METHOD (PRE-PROCESSED-1,CARD-2)                      ISW(19)= 2
RURAL-URBAN OPTION (RU.=0,UR. MODE 1=1,UR. MODE 2=2,UR. MODE 3=3)              ISW(20)= 0
WIND PROFILE EXPONENT VALUES (DEFAULTS-1,USER ENTERS-2,3)                      ISW(21)= 1
VERTICAL POT. TEMP. GRADIENT VALUES (DEFAULTS-1, USER ENTERS=2,3)              ISW(22)= 1
SCALE EMISSION RATES FOR ALL SOURCES (NO=0,YES=0)                              ISW(23)= 0
PROGRAM CALCULATES FINAL PLUME RISE ONLY (YES=1,NO=0)                          ISW(24)= 1
PROGRAM ADJUSTS ALL STACK HEIGHTS FOR DOWNWASH (YES=2,NO=1)                    ISW(25)= 1
PROGRAM USES BUOYANCY INDUCED DISPERSION (YES=1,NO=2)                          ISW(26)= 1
CONCENTRA71ONS OWING CALM PERIODS SET = 0 (YES=1,NO=2)                         ISW(27)= 2
REG. DEFAULT OPTION CHOSEN (YES=1,NO=2)                                        ISW(28)= 2
TYPE OF POLLUTANT TO BE MODELLED (1=S02,2=OTHER)                               lSW(29)= 2
DEBUG OPTION CHOSEN (1=YES,2=NO)                                               ISW(30)= 2

NUMBER OF INPUT SOURCES                                                         NSOURC= 1
NUMBER Of SOURCE GROUPS (=0,ALL SOURCES)                                        NGROUP= 0
TIME PERIOD INTERVAL TO BE PRINTED (=0,ALL INTERVALS)                            IPERD= 0
NUMBER Of X (RANGE) GRID VALUES                                                 NXPNTS= 9
NUMBER OF Y (THETA) GRID VALUES                                                NYPNTS= 29
NUMBER Of DISCRETE RECEPTORS                                                    NXWYPT= 0
NUMBER OF HOURS PER DAY IN METEOROLOGICAL DATA                                  NHOURS= 1
NUMBER Of DAYS 0f METEOROLOGICAL DATA                                           NDAYS= 43
SOURCE EMISSION RATE UNITS CONVERSION FACTOR                                TK=.10000E+07
HEIGHT ABOVE GROUND AT WHICH WINO SPEED WAS MEASURED                     ZR= 10.00 METERS
LOGICAL UNIT NUMBER OF 14ETEOROLOGICAL DATA                                       IMET= 5
ALLOCATED DATA STORAGE                                                 LIMIT= 43500 WORDS
REQUIRED DATA STORAGE FOR THIS PROBLEM RUN                              NIMIT= 2341 WORDS

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                                  (METERS/SEC)

                  1.54,     3.09,     5.14,     8.23,     10.80,

                --- X-COORDINATES OF RECTANGULAR GRID SYSTEM ---
                                    (METERS)

 .0,  50.0,     100.0,    150.0,    200.0,    250.0,    300.0,    350.0,    400.0

                --- Y-COORDINATES OF RECTANGULAR GRID SYSTEM ---
                                    (METERS)

    .0,         50.0,       100.0,       150.0,       200.0,       250.0,       300.0,       350.0,       400.0,        450.0,
 500.0,        550.0,       600.0,       650.0,       700.0,       750.0,       800.0,       850.0,       900.0,        950.0,
1000.0,       1050.0,      1100.0,      1150.0,      1200.0,      2000.0,      3000.0,      5000.0,     10000.0,

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---


                              --- SOURCE DATA ---

                 EMISSION RATE                                           TEMP.     EXIT VEL.
                    TYPE=0,1                                             TYPE=0    TYPE=0
   T   W         GRAMS/SECOND                                           (DEG.K);   (M/SEC);              BLDG.      BLDG.    BLDG.
   Y   A  NUMBER     TYPE=2                           BASE              VERT.DIM   HORZ.DIM   DIAMETER   HEIGHT    LENGTH    WIDTH
CE P   K  PART.   GRAMS/SECOND     X         Y        ELEV.    HEIGHT    TYPE=1     TYPE=1,2   TYPE=0    TYPE=0    TYPE=0    TYPE=0
ER E   E  CATS.  *PER METER**2  (METERS)  (METERS)  (METERS)  (METERS)  (METERS)   (METERS)   (METERS)  (METERS)  (METERS)  (METERS)
------------------------------------------------------------------------------------------------------------------------------------
1  2   0   0      .10000E=01      .0         .0        .0       .00       .00       167.00       .00      .00       .00       .00

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

* SOURCE-RECEPTOR COMBINATIONS LESS THAN 001 METERS OR THREE BUILDING HEIGHTS IN DISTANCE. NO AVERAGE CONCENTRATION IS CALCULATED *

                           - - RECEPTOR LOCATION - -

                              X               Y (METERS)               DISTANCE
SOURCE                     OR RANGE          OR DIRECTION              BETWEEN
NUMBER                     (METERS)           (DEGREES)                (METERS)
--------------------------------------------------------------------------------
1                            50.0                  .0                   -4.25
1                           100.0                  .0                   -9.11
1                              .0                50.0                   -4.25
1                            50.0                50.0                  -46.84
1                           100.0                50.0                  -56.88
1                           150.0                50.0                  -19.76
1                              .0               100.0                   -9.11
1                            50.0               100.0                  -56.88
1                           100.0               100.0                  -70.89
1                           150.0               100.0                  -25.70
1                            50.0               150.0                  -19.76
1                           100.0               150.0                  -25.70
1                           150.0               150.0                    -.17

                                                                       MET. DATA
                                                                       DAY 1

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                                                                        POT. TEMP.
             FLOW           WIND          MIXING                         GRADIENT                         WIND             DECAY
            VECTOR          SPEED         HEIGHT           TEMP.        (DEG. K           STABILITY     PROFILE          COEFFICIENT
HOUR       (DEGREES)        (MPS)        (METERS)        (DEG. K)       PER METER)        CATEGORY      EXPONENT          (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0             1.00           600.0          293.0           .0000              1            .0700          .000000E+00

                                                                       MET. DATA
                                                                       DAY 2

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 2 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0            1.50          600.0          293.0        .0000               1             .0700            .000000E+00

                                                                       MET. DATA
                                                                       DAY 3

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                        * METEOROLOGICAL DATA FOR DAY 3 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0            2.00          600.0          293.0        .0000               1            .0700             .000000E+00

                                                                       MET. DATA
                                                                       DAY 4

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 4 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0            2.50           600.0         293.0         .0000              1             .0700            .000000E+00

                                                                       MET. DATA
                                                                       DAY 5

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 5 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT


HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0            3.00          600.0          293.0        .0000              1             .0700             .000000E+00

                                                                       MET. DATA
                                                                       DAY 6

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 6 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1          .0             1.00           600.0          293.0         .0000               2           .0700             .000000E+00

                                                                        MET DATA
                                                                        DAY 7

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 7 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0           1.50           600.0          293.0         .0000               2           .0700             .000000E+00

                                                                       MET. DATA
                                                                       DAY 8

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 8 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0           2.00           600.0          293.0        .0000              2              .0700            .000000E+00

                                                                       MET. DATA
                                                                       DAY 9

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 9 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0            2.50          600.0          293.0        .0000                2           .0700             .000000E+00

                                                                       MET. DATA
                                                                       DAY 10

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 10 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1            .0            3.00          600.0          293.0        .0000                2            .0700            .000000E+00

                                                                       MET. DATA
                                                                       DAY 11

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 11 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1             .0            4.00         600.0          293.0        .0000                2            .0700            .000000E+00

                                                                       MET. DATA
                                                                       DAY 12

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 12 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1             .0           5.00          600.0          293.0        .0000                2            .0700            .000000e+00

                                                                       MET. DATA
                                                                       DAY 13

               --- RED CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 13 *

                                                                    POT. TEMP.
             FLOW          WIND          MIXING                      GRADIENT                          WIND                DECAY
            VECTOR         SPEED         HEIGHT         TEMP.        (DEG. K          STABILITY       PROFILE           COEFFICIENT
HOUR       (DEGREES)       (MPS)        (METERS)       (DEG. K)     PER METER)        CATEGORY        EXPONENT           (PER SEC)
------------------------------------------------------------------------------------------------------------------------------------
1              .0          2.00          600.0          293.0        .0000               3             .1000             .000000E+00

                                                                       MET. DATA
                                                                       DAY 14

             --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                       * METEOROLOGICAL DATA FOR DAY 14 *

                                   Table 4-3
                  ISC Model Exposure Point Air Concentrations
                                    (ug/m3)



                      THIBODEAUX MODEL                                         FARMER MODEL
                      ALL SCENARIOS               CURRENT CAP                  NO-CAP CONSTRUCTION             DEVELOPED CAP
                      On/Near Site    Off-Site    On/Near Site    Off-Site     On-Site    Near Site   Off-Site    On/Near-Site
                       200m              900m         200m          900m          0m         200m        900m       200m     400m
Vinyl Chloride         5.60E-04       1.60E-04     3.60E-06      1.00E-06      8.00E-05    1.80E-05    4.60E-06   2.40E-07  7.00E-09
Cloroform              2.70E-04       8.00E-05     1.40E-06      4.10E-07      3.40E-05    7.30E-06    1.50E-06   9.20E-08  2.70E-08
Methylene Chloride     2.90E.04       8.50E-05     1.40E-06      4.20E-07      3.60E-05    7.60E-06    1.50E-06   9.50E-08  2.80E-08
Trichloroethylene      1.50E-04       4.30E-05     7.10E-07      2.10E-07      1.70E-05    3.70E-06    7.50E-07   4.60E-08  1.30E-08
Benzene                1.50E-03       4.40E-04     7.60E-06      2.20E-06      1.90E-04    4.00E-05    8.10E-06   5.10E-07  1.50E-07
1,1,1 Trichloroethan   9.00E-05       2.60E-05     4.20E-07      1.20E-07      1.00E-05    2.20E-06    4.50E-07   2.70E-08  8.00E-09
Ethyl Benzene          1.20E-03       3.50E-04     4.80E-06      1.40E-06      1.10E-04    2.40E-05    4.80E-06   3.00E-07  9.00E-08
1,2 Dichloroethylene   5.40E-04       1.60E-04     2.50E-06      7.50E-07      6.20E-05    1.30E-05    2.70E-06   1.70E-07  4.90E-08

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-24


these values are contained in Appendix C and a copy of the ISC computer output is contained in Appendix D. The exposure point concentrations are associated with locations directly downwind from the identified source. Downwind distances are measured from the upwind side of the area source (i.e. the downwind distance includes the area source). Annual average concentrations are derived by multiplying the predicted maximum 1-hour average concentration by 0.1 as recommended in guidance provided by CAPCOA (1987).


Modeling has been performed for an area source which is one fourth of the mound area (167m x 167m) both for the cap in its current condition, as well as for the higher bulk density expected following development. A construction scenario involving cap removal over a 8000 ft(2) area (27.2m x 27.2m) was also run. Exposure point concentrations were calculated for a number of representative downwind distances. The distances selected for calculating exposure point concentrations for the larger area source associated with the current cap and the developed cap are 200 and 900 meters. Based on a 167 meter square source, these equate to downwind distances of 33 meters and 733 meters from the downwind edge of the source. Depending on the location of the emitting area on the site, 33 meters downwind could be either on-site or immediately adjacent to the site, while 733 meters would be near the center of the Redwood Shores development. The modeling of the smaller area source for cap removal during construction permits the prediction of exposure point concentrations at a shorter distance of 23 meters from the area source, as well as the other two distances used for the larger area source.


4.5 ESTIMATED UPTAKE (DOSE)


The level of health risk associated with exposure to a chemical is always related to the degree of uptake (amount absorbed into the blood and tissues). For any route of exposure, the uptake, U, is the product of exposure, E, and the absorption efficiency or bioavailability. A:

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-9


Through a gas control feature such as the interceptor trench. The gas venting features are to be installed beneath buildings, but still on top of the four foot cap, or in the case of the interceptor trench, in the bay muds surrounding the refuse fill. These gas venting features will therefore not be associated with increased emissions since gases will still have to migrate through the cap or the bay mud before they reach a gas vent.


4.3.3.1 On-Site Residents


Potential health risks will be quantified for residents that spend the majority of their day on-site. This scenario is applicable only to the proposed plan which include both residential and commercial structures. The analysis considers the potential uptake of contaminants associated with the inhalation of airborne emissions from the site.


4.3.3.2 On-Site Workers


As with on-site residents, potential health risks associated with airborne emissions from the site will be quantified for occupants of the commercial portion of the development. Risks will be quantified for eight-hour workplace exposures. Such exposures will be evaluated for both the currently approved and the proposed developments.


4.3.3.3 Off-Site Residents


Incremental health risks for off-site residents associated with the inhalation of airborne contaminants originating from the site will be quantified for the period following project completion. Long-term health risks for off-site residents may decline as a result of project development, since completion of the project will result in the establishment of a more dense and uniform cap over the refuse fill areas

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-10


and a reduced potential for off-site gas migration. These changes should result in a reduction in site emissions over those currently taking place.


4.4 PREDICTION OF AIRBORNE CONCENTRATIONS OF CHEMICALS


Exposure point concentrations are necessary for predicting the potential uptake of contaminants by exposed individuals. Inhalation of airborne contaminants represents the principal exposure pathway of concern at this site. Contact with contaminated groundwater is also addressed, and assumptions based on measured contaminant levels in groundwater are used to characterize the potential risks associated with this type of exposure.


Soil vapor sampling data is used in conjunction with soil vapor diffusion models and air dispersion models to predict potential exposure point concentrations. These exposure point concentrations are calculated to support the evaluation of each of the scenarios described previously.


A number of gas control measures are planned to prevent the potential migration of gases/vapors from the refuse fill areas. These measures will effectively isolate the refuse fill area, making it the only potential source of air emissions on the site.


Site-Specific Data


Sampling in the panhandle area of the site has largely indicated the absence of the gases of concern. The panhandle contains the "oldest" refuse, has been associated with only limited methane production in recent years, and has shown no evidence of "Calderon gases", except at a levels similar to those detected in the sample blanks. The panhandle is relatively low-lying and water was found only a few feet below the surface. Therefore, the majority of the panhandle fill is very likely saturated, with only a relatively small unsaturated zone beneath the fill

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-11


cap. The panhandle fill area is therefore not considered to be a potentially significant source of gaseous emissions.


The mound area of the site has continued to be associated with methane generation, and sampling has also indicated the presence of other volatile compounds. The sampling has indicated that the compounds are not uniformly or consistently present in the area. Vinyl chloride was detected in one well sample, but subsequent sampling in the same well and in wells constructed adjacent to it failed to detect vinyl chloride. The sampling performed to-date tends to indicate the presence of volatiles in the mound fill area, and suggests that they are present intermittently. For the purposes of this risk assessment, potential health hazards will be quantified assuming that the various gases detected during the sampling events are emitted from only a portion of the mound surface at any one time.


The following sections address the prediction of airborne exposure point concentrations of detected contaminants using soil vapor diffusion modeling to estimate potential vapor emission rates, and air dispersion modeling to predict potential exposure point concentrations.


4.4.1 VAPOR EMISSION MODELING


The transport of chemicals from landfills to the atmosphere is a complex process and difficult to predict, since multiple factors influence the movement of chemicals in the soil. The physical properties of the chemical (vapor pressure, solubility, adsorption tendencies), physical properties of the soil matrix (bulk density, porosity, fraction of organic carbon, moisture content), and environmental factors (temperature, humidity, depth to the water table, precipitation, and wind speed) all effect the emission of chemicals from soil.

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-12


Modeling the transport of chemicals through the vadose (unsaturated) zone typically considers only the dominant transport mechanism. Specifically, for landfills with no internal gas generation, the dominant transport mechanism for volatile, low solubility chemicals is vapor-phase diffusion. For landfills with internal gas generation, movement by convection becomes a significant controlling factor. The following sections discuss two different models which will be employed in the analysis. The first, based on vapor phase diffusion, has the advantage of being able to take into account the fact that site soils have a high moisture content, and although not specifically applicable to the site based on the fact that internal gas generation is occurring, the results can be adjusted to account for gas generation. The second model is specifically applicable to sites with internal gas generation, however it is based on a factor that can not be readily measured in the field and its applicability to sites with moist or wet soils, such as this one, is unknown.


4.4.1.1 Farmer's Vapor Diffusion Model


Farmer developed and validated a model for estimating the emission rate from landfills without internal gas generation based on the controlling mechanism of diffusion through soil (Farmer et al., 1978 & 1980). Chemical vapors originating from waste sites move upward by molecular diffusion until the vapors reach the air-soil interface. The model is used to predict the movement and steady-state vapor loss rates of chemicals from landfills. Any model that assumes a steady-state emission rate, i.e. that emissions are unchanging over time, is generally conservative because it disregards decreases in soil contaminant concentrations due to volatization, leaching, and/or biodegradation.


The Farmer Model is not directly applicable to landfills with internal gas generation, however the modeling results can be adjusted to account for such situations. Diffusion-based models such as Farmer's will tend to underestimate emissions from sites with internal gas generation; to adjust for this underestimation, the calculated emissions should be multiplied by a factor of six (Shen, as cited in EPA, 1989).

The Farmer equation, derived to predict the rate of air emissions at steady state through air-filled soil pores, as presented in the California Site Mitigation Decision Tree Manual (DHS, 1986) is as follows:


                    Q = D(i)C(i) (P(A) 10/3 / P(T)(2)) (l/L) A

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-14


where Q is the vapor flux from the soil surface (g/sec), D(1) is the vapor diffusion coefficient in air (cm(2)/sec), P(A) is the soil air-filled porosity (cm(3)/cm(3)), C(i) is the concentration of the volatilizing material in air at the immediate vicinity of the waste (or in equilibrium with the waste) (g/cm(3)). P(T) is the total soil porosity (cm(3)/cm(3)), L is the soil depth
(cm), and A is the surface area of the emitting soil cm(2). P(T) is calculated using the following equation:

                        P(T) = 1 - B/P

were B is the dry soil bulk density (g/cm(3)) and P is the soil particle density (assumed to be 2.65 g/cm(3)). P(A) is calculated:

                        P(A) = P(T) - (W)(B)/Wd

where W is the gravimetric soil water content fraction, B is again the dry soil bulk density and Wd is the density of water (1 g/cm(3)).

Information needed for estimating the vapor flux includes soil porosity, bulk density of the cover soil, thickness of the cover soil, soil moisture content, concentration of the contaminant in soil gas and diffusion coefficient of the component in air. Sampling data from the site and values from the literature are the sources of this information.



The validity of the Farmer equation was experimentally verified for hexachlorobenzene (HCB) using a simulated landfill and HCB-containing industrial waste as the volatilizing material (Farmer et al., 1978 & 1980). The steady-state vapor diffusion of HCB in soil was directly related to soil-air filled porosity and, therefore, was greatly reduced by increased soil-water content and increased soil bulk density. Since soil porosity is controlled predominantly by soil compaction and soil water content, vapor flux can be decreased by increasing the soil cover. For landfills, the control of vapor-loss rate is within the soil i.e., volatilization is controlled more by the rate of chemical movement to the soil surface than by the rate of air exchange over the soil surface or other external factors.


The principal modeling factors that must be considered for each of the different exposure scenarios in this assessment are the depth and physical characteristics of the soil cap. The estimated emissions using this model are based on characteristics of the cap as measured in the field (i.e. measured average wet bulk density of 1.7 g/cm(3) and dry bulk density of 1.3 g/cm(3), average water content of 32%, and assumed average depth of 4 feet). Changes in the emission rate resulting from proposed site activities are associated with potential temporary reductions in cap thickness or integrity during the construction phase, and the quality of the final cap at project completion.


Under the site development scenario, potential increases in emissions would be associated with cap removal or reduction. The theoretical emission rate associated with such reductions are modeled by assuming a nominal cap thickness of 2 centimeters, or essentially no cap. This is a relatively simplistic approach, however, the approach permits the screening of potential hazards.


Upon completion of development, the bulk density of the soil is likely to be increased due to the compaction of the cap resulting from the

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-15


surcharging and construction activities. The bay mud and clay soils, upon compaction. are conservatively estimated to reach dry bulk densities of 1.5 g/cm(3) for the occupancy scenario from its current dry bulk density of 1.3 g/cm(3).


Farmer's model is not as conservative as the one described in the following section, in that it is likely to predict lover emission rates for the site since it takes into account the high moisture content of the cap. Also, use of a correction factor of 6 times the predicted emission rate to account for convective flows associated with gas generation may not fully address the potential convective effects depending on actual site biogas generation rates.


4.4.1.2 Thibodeaux Emission Model


Thibodeaux (1981, as cited in EPA, 1988a) developed a method for estimating toxic vapor releases from co-disposal landfills (landfills containing toxic and municipal waste). These facilities generate landfill gases because of their considerable organic content. In these landfills, the upward movement (convective sweep) of the landfill gas becomes the significant controlling factor, greatly accelerating the upward migration and subsequent release to the atmosphere of toxic constituents. Thibodeaux's work indicates that the effect of the landfill gas is so great that both soil and gas phase diffusion essentially become insignificant. The following equation is used to predict emissions:


                           E(iota) = C(iota)V(gamma)A


where E(iota) is the emission rate (g/sec). C(iota) is the concentration of the compound in the soil pore spaces (g/cm(3)), V(gamma) is the mean landfill gas velocity in the soil pore spaces (cm/sec), and A is the area of emissions (cm(2)). The mean landfill gas velocity is not a factor that has been established for this site. however Thibodeaux (1981, as cited in EPA.

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-16


1988a) provides an average value of 1.63 x 10(-3) cm/sec for this factor. Also, various site factors such as the presence of saturated soils will tend to reduce the rate of volatile chemical release from landfills, and the degree to which this model accurately reflects contaminant release rates at sites with moist or wet soils is unknown.


The depth and characteristics of cap soils do not enter into the calculation of emissions using this approach; the only site variables are contaminant concentration and area of emissions. Therefore, the emissions predicted by this model do not change for the various scenarios identified for the site. Use of this model should represent a very conservative approach to the estimate of emissions, in that it is believed that actual site emissions are more-than-likely lower than those predicted using this approach.


4.4.1.3 Vapor Emission Estimates


Emission rates are calculated using both of the previously described approaches based on the geometric mean concentrations of the chemicals detected in soil gas during field sampling (previously presented in Table 2-1). The geometric mean is used as a measure of site contaminants since it has been demonstrated that data from environmental sampling is generally log-normally distributed, and the geometric mean is the best estimate of the central tendency (average) of such distributions (NIOSH, 1977). The geometric means were calculated based primarily on the McLaren (1989) field sampling and analytic data. The McLaren investigations had substantially lower detection limits for soil vapor than the previous sampling. Use of only the sampling data with these lower detection limits allows for a more accurate representation of potential concentrations. In addition, the single sample taken by Tejima and Associates. Inc. (1988b) in which vinyl chloride was detected in the mound area of the site in October of 1988 was included in the calculation of the geometric mean for vinyl chloride. In the case of analytic non-detects for compounds

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-17


detected in any of the McLaren sampling events, one-half the limit of detection of the analysis vas used in the calculation of the geometric mean.


Emission rates have been calculated for each of the compounds detected at the site using both of the identified models. The emission estimates in Table 4-1 are the basis for air dispersion modeling which is used to predict exposure point concentrations for the populations of interest. Scenario-specific emission rates are provided for the Farmer model. Changes in the cap do not change emission estimates from the Thibodeaux model, therefore, only a single emission estimate is provided. The spread sheet calculations identifying each of the variables used to calculate these emission estimates are included in Appendix C.


4.4.2 AIR DISPERSION MODELING


The assessment of potential health risks for this site requires the prediction of exposure point concentrations both at the site of the emissions as well as off-site. The approach to predicting on-site and off-site contaminant concentrations is addressed in the following sections.


4.4.2.1 On-Site Dispersion Modeling


No widely accepted approach to the modeling of on-site air concentrations currently exists. There are a variety of methods and model adaptions that can be used to predict on-site concentrations. Some of the approaches, generally those easiest to apply, are overly simplistic and result in considerable over-estimation of actual concentrations. However. these simplistic models can be used as screening tools to determine whether more complex modeling is necessary.

                                   TABLE 4-1
                         SOIL VAPOR EMISSION ESTIMATES
                                  (g/cm2-sec)


Compound                Thibodeaux Model
                         All Scenarios     Current Cap   No-Cap    Developed Cap
                        --------------------------------------------------------
Benzene                     8.80E-14         4.50E-16   2.70E-14      3.00E-17
Methylene Chloride          1.70E-14         8.50E-17   5.10E-15      5.60E-18
Chloroform                  1.60E-14         8.20E-17   4.90E-15      5.40E-18
Trichloroethene             8.70E-15         4.20E-17   2.50E-15      2.70E-18
1,1,1 Trichloroethane       5.30E-15         2.50E-17   1.50E-15      1.60E-18
Ethyl Benzene               7.00E-14         2.80E-16   1.60E-14      1.80E-17
1,2 Dichloroethene          3.20E-14         1.50E-16   8.90E-15      9.80E-18
Vinyl Chloride              3.30E-14         2.10E-16   1.20E-14      1.40E-17

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-19


One of the simplest approaches to the prediction of on-site concentrations is the use of what is commonly called a "box" model. A box model typically uses the concept of a theoretically enclosed space or box over the area of interest. The model assumes the emission of compounds into the box with their removal based on wind speed (such as annual average wind speed for the site). Airborne concentrations for this enclosed space can then be calculated and used as the on-site exposure point concentration. The box model fails to fully take into account the various processes of dispersion and may lead to the prediction of relatively high exposure concentrations even at relatively small emission rates.

The exposure concentration in the theoretical box is calculated using the following equation:

        Box Concentration (ug/m(3)) = (F x A)/(u x h)

        Where:

                F = Flux rate of chemical of concern (ug/m(2) sec)

                A = Emission area (m(2))

                u = Wind speed (m/sec)

                h = Box cross-sectional area (m(2))

Since the sampling data do not indicate the uniform presence of volatile compounds throughout the entire refuse fill area, it will be assumed that only a portion of the mound area is likely to emit compounds at any one time. The dimensions of the entire mound area are approximately 365 meters by 365 meters for a total area of 133,225 m(2). For the purposes of this assessment, it was assumed that approximately one quarter of the mound area with the dimensions of 167m by 167m would emit the compounds of concern at any one time. The wind speed is assumed to average 3 meters per second (average wind speeds at the San Francisco, Oakland, and San Jose airports all exceeded 3 meters per second for multiple year averaging

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-20


periods), the height of the box is the approximate height of a person (2 m), and the side of the box is the dimension of the mound area (365 m).


The exposure point (on-site) concentration estimates based on the above assumptions using a box model are summarized in Table 4-2 for both the Farmer and Thibodeaux emission estimates. The table includes scenario-specific predictions of on-site airborne concentrations. Spread-sheets used to calculate these concentrations are contained in Appendix C.


The construction scenario assumes the removal of 8000 ft(2) of the cap for a one month period. In the case of this cap removal, increased emissions are assumed to occur over an 8000 sq ft (750m(2)) area in addition to those assumed for the undisturbed cap. The predicted concentrations from these two sources of emissions should be summed to predict the total box concentration.


The table also includes a scenario for the occupancy phase for both the proposed plan and the currently approved plan. The occupancy scenario again assumes a 167m by 167m emission area (one fourth of the mound area), however, for the currently approved plan it is assumed that a 6m(2) area is emitting at the higher rates associated with no cap to account for the presence of 65 pilings (1 ft(2) each) in the mound area of the site. The predicted concentrations from the two sources have been summed in the table for the Approved Plan exposure point concentration. The proposed plan involves the placement of pilings only in the panhandle area which was not found to contain significant amounts of the compounds of concern in soil vapor during field sampling. Therefore, no adjustment for cap penetrating structures is made for the proposed plan.


4.4.2.2 On-Site, Near-Site, and Off-Site Dispersion Modeling


There are a number of widely accepted models available for the prediction of airborne contaminant concentrations at some distance from the source

                                   Table 4-2

                        Box Model On-Site Exposure Point
                               Air Concentrations
                                    (ug/m3)

                          THIBODEAUX MODEL                      FARMER MODEL
                                              Current        No-Cap       Approved    Proposed
                           All Scenarios        Cap       Construction      Plan        Plan
Vinyl Chloride               4.20E-03         2.70E-05      4.10E-05      2.10E-06    1.80E-06
Chloroform                   2.00E-03         1.00E-05      1.70E-05      8.20E-07    6.90E-07
Methylene Chloride           2.20E-03         1.10E-05      1.70E-05      8.50E-07    7.10E-07
Trichloroethylene            1.10E-03         5.30E-06      8.60E-06      4.10E-07    3.40E-07
Benzene                      1.10E-02         5.70E-05      9.20E-05      4.60E-06    3.80E-06
1,1,1 Trichloroethane        7.00E-04         3.20E-06      5.10E-06      2.40E-07    2.00E-07
Ethyl Benzene                8.90E-03         3.60E-05      5.50E-05      2.70E-06    2.30E-06
1,2 Dichloroethylene         4.10E-03         1.90E-05      3.00E-05      1.50E-06    1.20E-06

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-22


of emissions. A model that is routinely used on projects of this nature, and has been accepted for use by the Bay Area Air Quality Management District (BAAQMD) and EPA is the industrial source complex short-term (ISCST) dispersion model. The ISCST model is a steady-state dispersion model designed to estimate the distribution of pollutants emitted by industrial sources. The model uses hourly meteorological data to compute maximum average hourly vapor concentrations at specified receptor locations on a grid. These hourly concentrations are then used to compute averages for other time intervals. The model can address emissions classified into the general categories of point, area and volume sources.


For the purposes of this assessment, the ISC model was run for a theoretical area source located on the mound area of the site. Again. it was assumed that only a portion of the mound area was likely to emit compounds at any one time. It was assumed that approximately one quarter of the mound area with the dimensions of 167m by 167m would emit the compounds of concern at any one time. The model was also run for a source approximately 27m by 27m to address potential emissions during construction activities involving the removal of 8000 ft(2) of the cap. A unit emission rate value (.O1 g/m(2)-sec) was input to the model to permit a single modeling run for each area source and the predicted exposure point concentrations were then scaled for each of the chemicals based on the predicted soil emission rate for the chemical. Default meteorologic values (49 combinations of wind speed and atmospheric stability), which generally lead to the over-estimation of potential concentrations, were used for the modeling, since discussions with BAAQMD indicated the absence of acceptable yearly meteorological data for this Redwood City site. The use of such default values leads to conservative estimates of dispersion, and generally higher than expected exposure estimates (as much as ten times higher).


The predicted exposure point concentrations using the ISC model are summarized in Table 4-3. The calculation spread sheets used to calculate

RISK ASSESSMENT
PAGE 4-25


                                    U = E x A


Dose calculations are performed for each of the identified exposure scenarios. The exposure scenarios involve inhalation exposure and dermal exposure. The following sections describe the approach to calculating dose for these exposure routes.


4.5.1 INHALATION DOSE


For gaseous pollutants, inhalation is usually the primary route of exposure. Chemicals in the gas phase usually dissolve rapidly in either the membranes of the cells forming the respiratory tract or in the aqueous film that overlies these cells. For this reason, absorption of gases in the lungs is highly efficient and is usually about 65 to 90 percent (Piotrowski, 1972). For the purposes of this assessment, an absorption efficiency or inhalation bioavailability of 100 percent is conservatively assumed for all gases and vapors.


The following equation identifies the relevant factors in the calculation of daily dose through the inhalation route of exposure:


                Dose   = (Air] x (10(-3) mg/ug) x (BR) x (b)
                         -----------------------------------
                                       WT

        Where:


                Dose   = Dose received through the inhalation route (mg/kg-day)


                [Air]  = Exposure point air concentration (ug/m(3))


                10(-3) = Conversion factor, ug/mg

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-26


                BR    = Breathing rate (20 m(3)/day, 15 m(3)/workday)

                b     = Bioavailability (100%)

                VT    = Human body weight (70 kg)


The estimate of average daily dose could be further adjusted to yield more realistic results by incorporating some of the following assumptions:


o Assume fill area is emitting only six months out of each year to account for variable nature of releases and reduced flux rates associated with low temperatures and increased moisture from rainfall during the winter months.


o Assume that the average period of residency for on-site and offsite populations is 10 years and that the average length of a job is 7 years. This assumption is consistent with the EPA's approach to estimating human exposures to formaldehyde (USEPA, 1987).


o Assume more realistic (lower) worker breathing rate since facilities will employ white collar workers who do not perform physical labor requiring higher respiratory volumes.


Some of these factors are incorporated in the presentation of worst-case and typical-case risks in Section 5.


4.5.1.1 Dose Calculation for Gases/Vapors


The predicted doses calculated using the equation from the previous section are summarized in Tables 4-4 and 4-5. These dose estimates are based on the exposure point concentrations predicted by the box model and ISC model presented in Tables 4-2 and 4-3. The predicted doses for the identified exposure points assume a 24 hour presence at the exposure point. Again, these predicted doses are likely to exceed any actual dose

                                   Table 4-4
                           Predicted Inhalation Dose
                                24 Hour Exposure
                 Using Box Model Exposure Point Concentrations
                                  (mg/kg-day)


                         THIBODEAUX MODEL                          FARMER MODEL
                                               Current          No-Cap         Approved       Proposed
                          All Scenarios          Cap         Construction        Plan           Plan
Vinyl Chloride              1.20E-06           7.71E-09        1.17E-08        6.00E-10        5.14E-10
Chloroform                  5.71E-07           2.86E-09        4.86E-09        2.34E-10        1.97E-10
Methylene Chloride          6.29E-07           3.14E-09        4.86E-09        2.40E-10        2.03E-10
Trichloroethylene           3.14E-07           1.51E-09        2.46E-09        1.17E-10        9.71E-11
Benzene                     3.14E-06           1.63E-08        2.63E-08        1.31E-09        1.09E-09
1,1,1 Trichloroethane       2.00E-07           9.14E-10        1.46E-09        6.86E-11        5.71E-11
Ethyl Benzene               2.54E-06           1.03E-08        1.57E-08        7.71E-10        6.57E-10
1,2 Dichloroethylene        1.17E-06           5.43E-09        8.57E-09        4.29E-10        3.43E-10

                                   Table 4-5

                           Predicted Inhalation Dose

                                24 Hour Exposure

                 Using ISC Model Exposure Point Concentrations

                                  (mg/kg-day)

                          THIBODEAUX  MODEL                                  FARMER MODEL
                            ALL SCENARIOS          CURRENT CAP            NO-CAP CONSTRUCTION           DEVELOPED CAP
                         On/Near                On/Near                                               On/Near
                          Site      Off-Site     Site     Off-Site     On-Site  Near Site  Off-Site    Site      Off-Site
                          200m        900m       200m      900m          50m      200m      900m       200m        900m

Vinyl Chloride            1.60E-07   4.57E-08    1.03E-09  2.86E-10    2.29E-08  5.14E-09  1.03E-09    6.86E-11  2.00E-11
Chloroform                7.71E-08   2.29E-08    4.00E-10  1.17E-10    9.71E-09  2.09E-09  4.29E-10    2.63E-11  7.71E-12
Methylene Chloride        8.29E-08   2.43E-08    4.00E-10  1.20E-10    1.03E-08  2.17E-09  4.29E-10    2.71E-11  8.00E-12
Trichloroethylene         4.29E-08   1.23E-08    2.03E-10  6.00E-11    4.86E-09  1.06E-09  2.14E-10    1.31E-11  3.71E-12
Benzene                   4.29E-07   1.26E-07    2.17E-09  6.29E-10    5.43E-08  1.14E-08  2.31E-09    1.46E-10  4.29E-11
1,1,1 Trichloroethane     2.57E-08   7.43E-09    1.20E-10  3.43E-11    2.86E-09  6.29E-10  1.29E-10    7.71E-12  2.29E-12
Ethyl Benzene             3.43E-07   1.00E-07    1.37E-09  4.00E-10    3.14E-08  6.86E-09  1.37E-09    8.57E-11  2.57E-11
1,2 Dichloroethylene      1.54E-07   4.57E-08    7.14E-10  2.14E-10    1.77E-08  3.71E-09  7.71E-10    4.86E-11  1.40E-11


                                                                 RISK ASSESSMENT
                                                                       PAGE 4-29


received since they do not account for normal activities (less than 24 hour presence) that would substantially reduce exposures at the site.


4.5.2 DERMAL DOSE


Although dermal contact is not expected to represent a significant route of exposure, a simple calculation of potential dose may be performed for construction workers who could potentially contact contaminated groundwater during excavation or trenching activities.


The amount of a chemical that a person may absorb due to dermal contact with contaminated environmental media depends on the following factors:


        o       Chemical concentration in water,

        o       Quantity of media in contact with skin,

        o       Skin surface area contacted,

        o       Frequency of exposure

        o       Duration of exposure, and

        o       Bioavailability of the chemical.


The following equation identifies the relevant factors in the calculation of dose through the dermal route of exposure:

                Dermal Dose =     Chemical x (10(-3) mg/ug) x (Area) x ET x DAR
                                  -------------------------------------------
                                                     WT


        Where:


                Dermal Dose =     Dose received by dermal absorption of
                                  contaminants in water (mg/kg)


                [Water)     =     Concentration of chemical in water (ug/g,
                                  or ppm x 10(-6)

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-30


                10(-3) mg/ug  =  Conversion factor.

                Area        =  Average exposed skin surface area (cm(2))[an
                               average total body skin surface area is 17,535 cm(2) (Snyder, et al., 1975)]

                ET          =  Exposure time (minutes)

                DAR         =  Dermal absorption rate (ug/cm(2)-min)

                WT          =  Average human body weight (70 kg)


Table 4-6 identifies the maximum detected concentrations of chemicals in shallow groundwater from the site (Levine-Fricke, 1989a, and McLaren 1989). Ideally, the potential dose from dermal contact with each of these compounds based on a typical concentration in the shallow ground water would be evaluated. However, the needed values relative to uptake rates and acceptable levels of exposure or cancer potency are available for only a few of the compounds. Therefore, an alternative is to examine representative compounds and infer the potential health impacts from exposure to multiple compounds. For the purposes of this assessment, ethylbenzene, a non-carcinogenic compound which was detected in the highest concentration of all the compounds present, and benzene, a carcinogenic chemical will be evaluated.


4.5.2.1 Dose Calculation for Dermal Contact


The scenario used to evaluate potential hazards from dermal contact with groundwater assumes that a worker falls waist-deep (contact with one-half the total skin area) into a trench with groundwater contaminated at the maximum detected levels, once a week, throughout an anticipated three

                                   TABLE 4-6

        MAXIMUM DETECTED SHALLOW GROUNDWATER CONTAMINANT CONCENTRATIONS
          (VOLATILE ORGANICS, SEMI-VOLATILE ORGANICS, AND PESTICIDES)

-----------------------------------------------------------------------------------
Compound                                    Source                  Concentration
                                            (well)                      (ppm)
-----------------------------------------------------------------------------------
*Acetone                                    UGP-2                       0.022
*Benzene                                    P-1A                        0.039
*Ethylbenzene                               WQ-4                        2.9
*Toluene                                    P-4                         0.28
*1, 4-Dichlorobenzene                       P-1A                        2.9
Bis (2-chloroisopropyl)ether                S-4A                        0.08
*Xylene                                     P-1A                        0.22
2-Methylphenol                              S-4A                        0.07
4-Methylphenol                              S-4A                        0.015
Isophorone                                  S-4A                        0.015
2,  4-Dimethylphenol                        P-1A                        0.1
Naphthalene                                 P-1A                        0.11
4-chloro-3-methylphenol                     S-4A                        0.03
2-Methylnaphthalene                         S-4A                        0.09
Acenaphthene                                S-4A                        0.02
Dibenzofuran                                S-4A                        0.03
*Bis (2-ethylhexyl)phthalate                P-24                        0.31
*Perchloroethylene                          P-1A                        0.097
Arochlor-1248                               S-5                         0.075
Gamma-BHC                                   S-4A                        0.00008
Delta-BHC                                   K-4                         0.0001
Beta-BHC                                    K-4                         0.00027
Heptachlor                                  S-5                         0.0014
Aldrin                                      K-4                         0.00012
Heptachlor Epoxide                          K-4                         0.0002
Endosulfan I                                K-4                         0.00023
4, 4'-DDE                                   K-4                         0.00035
Dieldrin                                    K-4                         0.00019
Endrin                                      K-4                         0.00021
4,4'-DDD                                    K-4                         0.00026
Endosulfan II                               K-3                         0.00023
4,4'-DDT                                    K-4                         0.00048
Endrin Aldehyde                             P-7                         0.0004
Endosulfans sulfate                          S-4A                        0.00008
-----------------------------------------------------------------------------------

Note: All values from McLaren (1989) groundwater sampling except those noted with an asterisk (*), which are Levine Fricke (1989a) values.

                                                                 RISK ASSESSMENT
                                                                 PAGE 4-32


month construction period, and that the water remains in contact with the skin for one hour during each episode with a constant contaminant concentration. The scenario therefore assumes that no protective clothing is worn. The dermal absorption rate to be used in the analysis is one of the highest rates identified for all of the listed compounds. which is for perchloroethylene. The factors used in the calculation of dose per episode are as follows:


                 (Chemical) =  Benzene = 0.039 ppm
                               Ethybenzene - 2.9 ppm

                 area       =  8768 cm(2)

                 ET         =  60 minutes

                 DAR        =  4 ug/cm(2)-min (Tsuruta, 1982)

                 WT         =  70 kg


The calculated dose per episode for benzene is 1.2 x 10(-6) mg/kg and 8.7 x 10(-5) mg/kg ethylbenzene. Assuming twelve episodes (once a week for 3 months) the average daily lifetime (70 years) doses are as follows:

                 Benzene      =  5.6 x 10(-10) mg/kg-day

                 Ethylbenzene =  4 x 10(-8) mg/kg-day

The potential health impacts associated with identified dose levels will be characterized in Section 5.

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-1


5.0 RISK CHARACTERIZATION


This section of the risk assessment provides a quantitative and qualitative summary of the health risks posed to the populations of concern by contaminants from the refuse fill area for each of the identified exposure scenarios. This section also addresses the potential for site related contaminants to impact the aquatic environment of Belmont Slough. The risk characterization addresses both non-carcinogenic and carcinogenic health effects. Carcinogenic health risks are also put into perspective as to their meaning and interpretation.


5.1 NON-CARCINOGENIC HEALTH EFFECTS


Non-carcinogenic health effects are usually discussed in terms of: 1) potential acute effects that result from very short-term exposures to high levels of contaminants, and 2) chronic exposures that occur over long periods of time. As discussed in Section 4.3.2, the only group that has been identified as having the potential for experiencing acute exposures is the construction worker in a confined space entry situation. It is assumed that appropriate work practices will be implemented to eliminate or mitigate such acute exposures. Therefore, this section addresses health risks associated with chronic exposures.


To aid in readily evaluating the general acceptability of a particular dose or concentration relative to a reference limit, the data will be presented using the "margin of safety" approach. The margin of safety is the ratio of the reference limit to the calculated dose or concentration:


            Margin of Safety (MOS) =   Reference Limit (RfD or TLV)
                                       -------------------------------
                                       Predicted Dose or Concentration

The greater the difference between the reference limit and the predicted uptake or exposure, i.e. dose or concentration, the greater the margin of

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-2


safety, and therefore the greater the degree of protection. An MOS greater than one indicates that the predicted exposure is acceptable. The larger the MOS. the less sensitive the conclusions regarding the acceptability of an exposure are to changes in any of the assumptions used to predict the dose or concentration.


In the case where individual chemicals potentially act on the same organs or result in the same health endpoint, additive effects will be addressed. One method of evaluating such additive effects is the use of an approach that involves the calculation of a hazard index. The hazard index is calculated as follows:


            Hazard Index =  Predicted Dose a + Predicted Dose b + etc.
                            -----------------  -----------------------
                            Reference Limit a    Reference Limit b


A hazard index less-than-or-equal-to one is indicative of acceptable levels of exposure for chemicals having an additive effect. Predicting the total hazard by summing the hazard ratio for each of the chemicals will tend to over-estimate the actual health effect and is considered to be a gross screening approach to the issue of additive effects.


Non-carcinogenic health effects are characterized for both occupational exposures and non-occupational exposures, since occupational exposures are regulated differently than exposures experienced by the general public.


5.1.1 OCCUPATIONAL EXPOSURES


The exposure scenarios identified two routes of occupational exposure that are of potential concern. The routes are inhalation for construction and office workers, and dermal contact with groundwater for construction

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-3

workers. The potential health risks associated with these two routes of exposure are addressed by the following sections.

5.1.1.1 Inhalation Exposures

The acceptability of potential inhalation exposures of chemicals by workers can be evaluated directly by comparing the predicted airborne exposure point concentration to the Threshold Limit Value (TLV) for the compound. As discussed in Section 3.1, the TLV represents an airborne concentration to which workers may be exposed daily without adverse effect and which is the principal basis for OSHA's regulatory limits.

Two occupational groups have been identified in the exposure scenarios described in Section 4.3. These two groups are construction workers present during site development and office workers that would occupy the commercial portion of the development following project completion.

Predicted exposure point concentrations for the various scenarios and models were presented in Tables 4-2 and 4-3. The concentrations predicted by the box model and the ISC model for the on-site scenario represent onsite exposure concentrations that can be compared directly to the TLVs (Table 3-1) to establish their acceptability for on-site workers. None of the predicted exposure point concentrations for any of the various scenarios using the identified models exceed the TLVs for the compounds. Table 5-1 compares the predicted airborne concentrations using the most conservative combinations of models (i.e. Thibodeaux model for emissions estimation and the box model for dispersion) to the acceptable occupational exposure concentrations as defined by the TLV. In all cases the predicted exposures are millions of times lower than those considered acceptable in the occupational setting. On the basis of this worst-case analysis, site construction workers and office workers should not experience adverse non-carcinogenic health effects due to airborne volatile organic compounds from the site.

                                    Table 5-1
                            Evaluation of Potential
                        Worst-Case Occupational Exposures

                         THRESHOLD LIMIT       EXPOSURE POINT
                             VALUE            CONCENTRATION(1)
CHEMICAL                    (mg/m3)                (mg/m3)             MARGIN OF SAFETY
Vinyl Chloride                 10                 0.0000042              2.38E+06
Chloroform                     50                 0.000002               2.50E+07
Methylene Chloride            175                 0.0000022              7.95E+07
Trichloroethylene             270                 0.0000011              2.45E+08
Benzene                        30                 0.000011               2.73E+06
1,1,1 Trichloroethane        1900                 0.0000007              2.71E+09
Ethylbenzene                  435                 0.0000089              4.89E+07
1,2 Dichloroethylene          790                 0.0000041              1.93E+08

Note:

1) Predicted exposure point concentration using most conservative approach; Thibodeaux model for emissions estimate and box model for dispersion.

                                                                 RISK ASSESSMENT
                                                                        PAGE 5-5

5.1.1.2 Dermal Exposures

Potential non-carcinogenic health effects associated with dermal exposures can be evaluated by comparing the calculated dose per episode to the EPA Reference Dose (RfD) for chronic exposure identified in Table 3-1. The RfD, as identified and discussed in Section 3.1 represents the daily dose of a chemical to which a person may be exposed for a lifetime without appreciable adverse (non-carcinogenic) effect. Although these RfDs were not specifically developed for the dermal routs of uptake, the oral RfD will be used to evaluate the potential adverse health impacts associated with dermal exposure. The RfDs cited are for chronic exposure. Much less stringent limits would normally be applied for intermittent, short-term or subchronic exposures. Therefore, use of this approach will greatly over-state any actual health impacts. The RfDs, predicted doses (from Section 4.5.1.1) and MOS are as follows:

                      RfD              Dose
                  (mk/kg-day)     (mg/kg - episode)          MOS
                  -----------     -----------------          ---
Benzene             0.0007           1.2 x 10(-6)         5.8 x 10(2)
Ethylbenzene        0.1              8.7 x 10(-5)         1.1 x 10(3)

The predicted exposures associated with the dermal contact scenario with contaminated groundwater are well below the chronic Rfd, having margins of safety of over one hundred. These two compounds were selected to be representative of the potential health hazards for a number of compounds in the groundwater. Therefore, based on this very simplistic and highly conservative approach an individual could be exposed to at least one hundred times more, or one hundred other compounds at similar concentrations and toxicity without experiencing adverse non-carcinogenic health effects. No adverse non-carcinogenic health effects are therefore expected to be associated with incidental contact with groundwater from the site.

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-6

5.1.2 NON-OCCUPATIONAL EXPOSURES

Characterization of chronic non-carcinogenic health risks for non-occupational exposures involves the comparison of the calculated average daily dose for each of the compounds of concern to the EPA Reference Dose (RfD) for chronic exposure identified in Table 3-1.

Non-occupational exposure scenarios identified in Section 4.3 address impacts to off-site populations for the no-action, site construction, and site occupancy alternatives and on-site populations for the site occupancy alternative. These scenarios are associated with near-site and off-site exposures since the mound area (which is considered on-site relative to volatile emissions) will not have any residential development. Near site and off-site-predictions of inhalation dose associated with 24-hour exposures using the ISC dispersion model were summarized in Table 4-5. Table 5-2 compares the predicted inhalation doses using the most conservative combination of model and exposure scenario, i.e. Thibodeaux model for emissions estimation and near-site location, to the RfD for each of the compounds of concern. Table 5-2 also includes the Margins-of-Safety for each of the compounds and the Hazard Index.

In all cases the predicted exposures are at least one thousand times lower than those considered acceptable as defined by the RfD. Assuming the effects of each of the chemicals are additive, the hazard index is substantially below one, indicating that the cumulative exposures are acceptable. On the basis of this worst-case analysis, on-site and off-site residents should not experience unacceptable levels of exposure (relative to non-carcinogenic health impacts) to airborne volatile organic compounds from the site for any of the identified exposure scenarios.

                                    TABLE 5-2
                         NON-CARCINOGENIC HEALTH EFFECTS
                      WORST-CASE NON-OCCUPATIONAL EXPOSURE

                           REFERENCE DOSE         PREDICTED
                               RFD                DOSE (1)
CHEMICAL                   (mg/kg/day)          (mg/kg/day)        MARGIN OF SAFETY
--------                   -----------          -----------        ----------------
Vinyl Chloride                 NA                 1.60E-07
Chloroform                     0.01               7.70E-08            1.30E+05
Methylene Chloride             0.06               8.29E-08            7.24E+05
Trichloroethylene              0.007              4.29E-08            1.63E+05
Benezene                       0.0007             4.29E-07            1.63E+03
1,1,1 Trichloroethane          3                  2.57E-08            1.17E+08
Ethylbenzene                   0.1                3.43E-07            2.92E+05
1,2 Dichloroethylene           0.02               1.54E-07            1.30E+05

                                                         Hazard Index = 6.39E-04


Note:
1) Predicted dose from 24 hour exposure using most conservative approach; Thibodeaux model for emissions estimate and on/near site location.

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-8

5.2 CARCINOGENIC HEALTH RISK

As discussed in Section 3.2, carcinogenic health risks are defined in terms of probability, i.e. the probability of an individual developing cancer as the result of exposure to a given chemical at a given concentration. The incremental probability of developing cancer is based on the average lifetime daily dose, i.e. the total incremental dose of the compound received as a result of the project or activity of interest averaged over a 70 year lifetime. Once the average lifetime daily dose has been calculated, the cancer risk can be calculated as follows:

               Cancer Risk    =       Dose x CPF

               Where:

               Dose           =       Average lifetime daily dose of chemical
                                      (mg/kg-day)

               CPF            =       Cancer potency factor for chemical
                                      (1/(mg/kg-day))

A conservative approach to addressing the additivity of the effect of individual compounds is to directly add the individual cancer risks for each compound. This approach is likely to over-state the actual risk since different compounds generally have different mechanisms of action and target organs relative to carcinogenesis.

The potential health risks can be characterized for the various exposed populations identified in Section 4 by constructing a typical-case and a worst-case exposure condition consistent with EPA's proposed guidelines on Exposure-Related Measurements for Risk Assessments (U.S. EPA, 1988b). A legitimate use of worst-case scenarios is to determine if the theoretical health risk, even at an extreme exposure level, is low enough

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-9

to dismiss concern for site-related health risks. The worst-case approach is not appropriate for proving that there in fact exists a concern in a real population. The typical and worst-case scenarios for which cancer risks are calculated involve the use of the following modeling results and exposure assumptions:

No-Action - Current Health Impacts

Off-Site Residents

                Worst-Case:     Thibodeaux and ISC modeling results for
                                on/near-site location assuming 24 hour exposure for 70 years.

              Typical-Case:     Range of predicted risk using Thibodeaux,
                                Farmer, and ISC modeling results for
                                on/near-site and off-site for current cap assuming that the average period of residency is 10 years (This assumption is consistent with the EPA's approach to estimating human exposures to formaldehyde (USEPA, 1987)) for 16 hours every day (equates to approximately 1/10 the dose or risk for 24-hour/day, 70 year exposure).

Construction - Site Development

Construction Worker

                Worst-Case:     Inhalation dose associated vith 2000 hours (one
                                year of work) of exposure assuming 15m(3) inhaled daily based on Thibodeaux and box models
                                (equates to approximately 1/100 the dose or risk for 24-hour/day, 70 year exposure).

              Typical-Case:     Not presented.

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-10

Off-Site Resident

                Worst-Case:     Thibodeaux and ISC modeling results for
                                on/near-site location assuming 24 hour exposure for 70 years (same as no-action).

              Typical-Case:     Quantify increased risk for one-month cap
                                removal using Farmer and ISC models for near site.

Project Occupancy

On-Site Resident

                Worst-Case:     Thibodeaux and ISC modeling results for
                                on/near-site location assuming 24 hour exposure for 70 years (same as no-action).

              Typical-Case:     Range of predicted risk using Thibodeaux,
                                Farmer, and ISC modeling results for
                                on/near-site for developed cap assuming that the average period of residency is 10 years and exposure is for 16 hours every day (equates to approximately 1/10 the dose or risk for 24-hour/day, 70 year exposure).

On-Site Workers

                Worst-Case:     Thibodeaux and box modeling results for 40 hours
                                per week, 50 weeks per year for 45 years and lOm(3) inhaled per workday (equates to approximately 1/3 the dose or risk for 24-hour/day, 70 year exposure).

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-11

              Typical-Case:     Range of predicted risk using Thibodeaux,
                                Farmer, and ISC modeling results for
                                on/near-site for developed cap assuming that the average length of a job is 7 years. This assumption is consistent with the EPA's approach to estimating human exposures to formaldehyde
                                (USEPA, 1987)(equates to approximately 1/20 the dose or risk for 24-hour/day, 70 year exposure).

Off-Site Residents

                Worst-Case:     Thibodeaux and ISC modeling results for off-site
                                location assuming 24 hour exposure for 70 years.

              Typical-Case:     Range of predicted risk using Thibodeaux,
                                Farmer, and ISC modeling results for off-site for developed cap assuming that the average period of residency is 10 years and exposure is for 16 hours every day (equates to approximately
                                1/10 the dose or risk for 24hour/day, 70 year exposure).

Tables 5-3 and 5-4 present the cancer risks associated with the unadjusted doses from Tables 4-4 and 4-5 based on 24 hour-per-day lifetime exposures using the box and ISC models for the various scenarios. These risk values are then modified by the factors described above to arrive at the predicted risks for the various exposed populations. These risk are summarised in Table 5-5. The highest worst-case risk is 6.7 x 10(8), which, as discussed in the following section, is typically viewed as an insignificant, or non-existent level of risk (California's Proposition 65 definition of significant risk is risk greater than 10(5). Typical-case risk estimates are at least an order-of-magnitude (10 times) lover than the worst-case risks, and in some cases are predicted to be as much as three or four orders-of-magnitude lower than worst-case risks.

                                    Table 5-3
                                   Cancer Risk
                         Box Model Based Inhalation Dose
                       (24 Hour per Day, 70 year Exposure)

                                                         FARMER MODEL
                        THIBODEAUX MODEL                 Construction
                                            Current       Incremental      Approved       Proposed
                         All Scenarios        Cap            Risk            Plan           Plan
Vinyl Chloride             3.54E-07         2.28E-09       3.46E-09        1.77E-10      1.52E-10
Chloroform                 4.63E-08         2.31E-10       3.93E-10        1.90E-11      1.60E-11
Methylene Chloride         1.01E-09         5.03E-12       7.77E-12        3.89E-13      3.25E-13
Trichloroethylene          5.34E-09         2.57E-11       4.18E-11        1.99E-12      1.65E-12
Benzene                    9.11E-08         4.72E-10       7.62E-10        3.81E-11      3.15E-11

            TOTAL RISK     4.98E-07         3.01E-09       5.59E-12        2.36E-10      2.01E-10
                                                       Incremental (1)

Note:
1) Construction incremental risk for 24 hour per day exposure for one month with cap removed.

                                          Table 5-4
                                         Cancer Risk
                               ISC Model Based Inhalation Dose

                             (24 Hour per Day, 70 year Exposure)

                           THIBODEAUX MODEL                                            FARMER MODEL
                            ALL SCENARIOS             CURRENT CAP                   NO-CAP CONSTRUCTION             DEVELOPED CAP
                      On/Near Site    Off-Site  On/Near Site    Off-Site     On-Site    Near Site    Off-Site On/Near Site  Off-Site
                          200m          900m        200m          900m         50m         200m        900m       200m        900m
Vinyl Chloride          4.72E-08      1.35E-08    3.03E-10      8.43E-11     6.74E-09    1.52E-09     .03E-10   2.02E-11    5.90E-12
Chloroform              6.25E-09      1.85E-09    3.24E-11      9.49E-12     7.87E-10    1.69E-10    8.47E-11   2.13E-12    6.25E-13
Methylene Chloride      1.33E-10      3.89E-11    6.40E-13      1.92E-13     1.65E-11    3.47E-12    6.86E-13   4.34E-14    1.28E-14
Trichloroethylene       7.29E-10      2.09E-10    3.45E-12      1.02E-12     8.26E-11    1.80E-11    8.64E-12   2.23E-13    6.31E-14
Benzene                 1.24E-08      3.65E-09    6.30E-11      1.82E-11     1.57E-09    3.31E-11    6.71E-11   4.23E-12    1.24E-12

        TOTAL RISK      6.67E-08      1.92E-08    4.03E-10      1.13E-10     1.10E-11    2.45E-12    4.92E-13   2.69E-11    7.84E-12
                                                                                    Incremental Risk (1)

Note:
1) Construction Incremental risk for 24 hour per day exposure for one month with cap removed.

                                    Table 5-5
                              Cancer Risk Estimates
                             for Exposure Scenarios
                          Assuming Additivity of Risks

                                  Fraction of Continuous
Scenario                          Lifetime Exposure Risk       Estimated Risk
--------                          ----------------------       --------------
No-Action - Current Health
Impacts

Off-Site Residents
   Worst-Case                              1                      6.70E-08
   Typical-Case
     On/Near Site                         0.1                  6.7E-9 to 4E-11
     Off-Site                             0.1                 1.9E-9 to 1.1E-11

Construction-Site Development

Construction Worker
   Worst-Case                             0.01                     5.00E-09

Off-Site Resident
   Worst-Case                              1                       6.70E-08
   Typical-Case                    Incremental Risk for            2.40E-12
                                   one month cap removal

Project Occupancy

On-Site Resident (On/Near Site)
   Worst-Case                              1                       6.70E-08
   Typical-Case                           0.1                 6.7E-9 to 2.7E-12
On-Site Worker
   Worst-Case                             0.3                      1.50E-07
   Typical-Case                           0.05                3.3E-9 to 1.3E-12
Off-Site Resident (Off-Site)
   Worst-Case                              1                       1.90E-08
   Typical-Case                           0.1                 1.9E-9 to 7.8E-13

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-15

The dermal exposure scenario for construction workers identified a number of compounds in groundwater that are considered to be carcinogens. Benzene was selected as a representative carcinogenic compound for the purposes of evaluating the relative cancer risk from dermal uptake. The average daily dermal dose of benzene associated with the dermal exposure scenario presented in
Section 4.5.1.1 was calculated to be 5.6 x 10-10 mg/kg-day. The cancer risk associated with this level of exposure is calculated to be 1.6 x 10-11. Therefore, dermal contact with carcinogenic contaminants in groundwater under the conservative conditions described in the dermal exposure scenario are not expected to represent a significant cancer risk.

5.3 INTERPRETATION OF CANCER RISK ESTIMATES

In the interest of providing additional background information for readers of this assessment that are unfamiliar with the measures of cancer risk two discussions are provided; a) the levels of risk considered "acceptable" by regulatory agencies, and b) the cancer risks posed by chemicals present in the ambient air of the Bay Area and Redwood City. The purpose of comparing estimated carcinogenic risks from the project with these criteria is to place into perspective the significance of any theoretical health risks calculated in this assessment.

5.3.1 REGULATORY HISTORY

Beginning in the late 1970's and early 1980's, regulatory agencies in the U.S. and abroad frequently adopted a cancer risk criteria of one in a million (1 x 10-6) as a negligible (i.e., of no concern) risk when fairly large populations might be exposed to a suspect carcinogen. Unfortunately, theoretical increased cancer risks of one in a million are often incorrectly portrayed as serious public health risks. As discussed by Dr. Frank Young (1987), the commissioner of the FDA, this was not the intent of such estimates:

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-16

        In applying the de minimis concept and in setting other safety standards, FDA has been guided by the figure of "one in a million." Other Federal agencies have also used a one in a million level, such as the Occupational Safety and Health Administration and the Environmental Protection Agency. Both agencies rely on the one in one million increased risk over a lifetime as a reasonable criterion for separating high-risk problems warranting agency attention from negligible risk problems that do not.

        The risk level of one in one million is often misunderstood by the public and the media. It is not an actual risk - i.e., we do not expect one out of every million people to get cancer if they drink decaffeinated coffee. Rather, it is a mathematical risk based on scientific assumptions used in risk assessment. FDA uses a conservative estimate to ensure that the risk is not understated. We interpret animal test results conservatively and we are extremely careful when we extrapolate risks to humans. When FDA uses the risk level of one in one million, it is confident that the risk to humans is virtually nonexistent.

In short, a 'one in a million' cancer risk estimate, which is often tacitly assumed by some policy-makers to represent a trigger level for regulatory action, actually represents a level of risk that is so small as to be of negligible concern.

Another misperception within the risk assessment arena is that all occupational and environmental regulations have as their goal a theoretical maximum cancer risk of 1 in 1,000,000. Travis et al. (1987) recently conducted a retrospective examination of the level of risk which triggered regulatory action in 132 decisions. Three variables were considered: 1) individual risk (an upper-limit estimate of the probability

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-17

that the most highly exposed individual in a population will develop cancer as a result of a lifetime exposure), 2) population risk (an upper-limit estimate of the number of additional incidences of cancer in the exposed population), and 3) population size. The findings of Travis et al. (1987) can be summarized as follows:

        1. Every chemical with an individual lifetime risk above 4 x 10-3 received regulation. Those with values below 1 x 10-6 remained unregulated.

        2. For small populations, regulatory action never resulted for individual risks below 1 x 10-4.

        3. For effects resulting from exposures to the entire U.S. population, a risk level below 1 x 10-6 never triggered action; above 3 x 10-4 it always triggered action.

In short, regulatory agencies have found risks far in excess of 1 in 1,000,000 acceptable if experienced by small populations. Not only have regulatory agencies taken exception to the unilateral application of 1 in 1,000,000 risk, but many common human activities entail risks greatly in excess of 1 in 1,000,000. Rodricks et al. (1987) has discussed these:

        Examination of the risks of common human activities demonstrates . . . a lifetime risk of 1 in 100,000 or more is within the realm of, or orders of magnitude below, everyday risks that generally do not cause undue concern. These are risks that people, while they are aware of them and may have some concern or fear over them, do not in general alter their behavior to avoid. The risks from many activities greatly exceed the level of one in 100,000. In comparison to these background risks of "everyday activities," a lifetime risk of 1 in 100,000 is relatively small. Accordingly, regulatory

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-18

        action will not generally be justifiable unless risks are substantially higher than this 1 in 100,000 "benchmark".

In essence, society attempts to reduce the risks associated with exposure to chemicals to levels much lower than those to which we voluntarily expose ourselves each day; such as driving a car, smoking, using artificial sweeteners, and travelling in commercial aircraft. The key issue is one of involuntary vs. voluntary risk.

As discussed above, U.S. Federal regulatory agencies have adopted a 'one in a million' cancer risk as being of negligible concern in situations where large populations (e.g., 200 million people) are involuntarily exposed to suspect carcinogens (e.g., food additives). When smaller populations are exposed (e.g., in occupational settings) theoretical cancer risks of up to 10-4 have been considered acceptable.

It is important to emphasize that an estimated cancer risk of one in a million (or less) does not actually imply that an additional one out of every million people will get cancer. Rather, the 'one in a million' value is simply a mathematical estimate, conservatively derived from animal exposure studies, that has been historically interpreted as representing a nonexistent risk.

Another example of what an actual one-in-one million risk would mean in terms of the cancer rate can be demonstrated by realizing the current lifetime cancer risk (incidence) in the U.S. population is approximately 25%, an actual increase in risk of one-in-one million would result in a cancer incidence of 25.0001%.

5.3.2 RELATIVE SITE RISKS

The population of the Bay Area and Redwood City are exposed to airborne toxic compounds released from vehicles, commercial and industrial

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-19

operations, and a variety of consumer products. The Bay Area Air Quality Management District (BAAQMD) has established a toxic gas monitoring network throughout the Bay Area (with two monitoring stations in Redwood City) to quantify toxics in community air. The BAAQMD has published cancer risk estimates based on the annual mean concentrations of toxic compounds measured by the monitoring network (Levaggi, 1988). These estimated cancer risks from toxics measured in the ambient air are as follows:

Compound                                 Cancer Risk
--------                                 -----------
Benzene                                 2.45  x   10-4
Formaldehyde                            8     x   10-5
Methylene Chloride                      2.6   x   10-5
Carbon Tetrachloride                    9     x   10-6
Chloroform                              6     x   10-6
Perchloroethylene                       2     x   10-6
Trichloroethylene                       1     x   10-6
                                        --------------
      Total Additive Risk               3.7   x   10-4


Many of the above compounds detected in community air by the area-wide monitoring network are the same compounds that are addressed by this risk assessment. The highest predicted airborne concentrations of these same compounds associated with the Westport site are hundreds or thousands of times lower than the ambient levels measured by the monitoring network. As a consequence, the theoretical cancer risk associated with exposures to ambient levels of these compounds are far greater than those that have been estimated for compounds originating from the site.

5.4 POTENTIAL AQUATIC IMPACTS

Surface water sampling conducted in Belmont Slough has not detected any of the contaminants found at the site. This section discusses the

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-20

potential for impacts to the aquatic environment based on the compounds detected at the site and the likelihood of their transport to the Slough. The locations of sampling wells referred to in this discussion are identified in the figures contained in Appendix B. The discussion is organized by contaminant type.

Organic Chemicals in Groundwater

The Levine-Fricke (1989a) analyses identified organic contaminants exceeding the EPA criteria in only 5 samples located in the refuse fill area, of approximately 78 samples collected at the Westport site. Eight of the twelve groundwater samples collected by McLaren (1989) contained organic contaminants at concentrations that exceed the EPA ambient water quality criteria for the protection of aquatic life. Three of the shallow zone wells (K-3, K-4 and P-7) located in the non-refuse fill area sampled by McLaren contained chlorinated pesticides. Table 5-6 identifies chemicals that exceeded EPA criteria in these three wells outside the refuse-fill area in proximity to Belmont Slough.

A single positive sampling result is generally not sufficient to establish the actual presence of a compound. However, any pesticides present are likely the result of localized contamination since these compounds are highly immobile. Chlorinated pesticides bind readily to soil and organic carbon and are very insoluble in water. Chlorinated pesticide concentrations reported for urban soils nation-wide are in the low part-per-million to part-per-billion range (US EPA Office of Pesticides and Toxic Substances Urban Soil Monitoring Program). Therefore, part-per-trillion levels detected in the groundwater could be the result of fill soil contamination.

Based on the low hydraulic conductivity and high organic matter content of the bay mud; the low levels (part per trillion) measured in the groundwater and the high sorption characteristics of the chemicals, the

                                    Table 5-6
                 Groundwater Organic Contaminant Concentrations
                         in Non-Refuse Fill Area Wells
                   Exceeding Protective Water Quality Criteria
                           for Saltwater Aquatic Life


                                      Max. Cone     USEPA Guideline     (mg/L)(1)
Chemical                  Well          (mg/L)            Acute            Chronic
--------                  ----          ------            -----            -------
Heptachlor Epoxide (2)     K-3         0.00006          0.000053         0.0000036
                           K-4         0.0002
4.4 DDT                    P-7         0.0004           0.00013          0.000001
                           K-4         0.00048
4.4 DDD                    K-4         0.00026          0.036              none
4.4 DDE                    K-3         0.00029          0.014              none
                           K-4         0.00035
Dieldrin                   K-3         0.00006          0.00071          0.0000019
                           K-4         0.00019
Endrin                     K-3         0.00012          0.000037         0.0000023
                           K-4         0.00021
Endrin Aldehyde            P-7         0.0004             none             none
Endosulfan I               K-3         0.00021          0.000034         0.0000069
                           K-4         0.00023
Endosulfan II              K-3         0.00023          0.000034         0.0000069
                           K-4         0.00009


Notes:
1)      Quality Criteria for Water, 1986. EPA 440/5-86-001
2)      Criteria for Heptachlor.

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-22

detected chlorinated compounds are not expected to reach Belmont Slough at concentrations likely to cause adverse effects in aquatic life.

The low-level organic chemical contamination measured in the groundwater at the Westport Landfill should not pose a threat to the aquatic life or to the beneficial uses of Belmont Slough based on the following:

        - Organic contaminants detected within the refuse do not appear to be migrating from the refuse, area and are well contained by the clay cap and the underlying bay mud.

        - The competitive environmental fate processes such as sorption to soil and organic matter particles, hydrolysis, biodegradation, volatilization and dilution will greatly reduce the concentrations of any contaminants reaching the Slough through the shallow ground water.

        - Adams (1987) has suggested that sediment and organic particle bound neutral lipophilic organic chemicals are not readily bioavailable, and that the non-bound fraction of these chemicals is significantly less than the total concentration in natural surface waters. Based on this assumption, even if these compounds migrated to Belmont Slough, it is highly unlikely that a significant fraction of the compounds would be biologically available.

Metals

No pattern of elevated metal concentrations is evident from the groundwater or soil data. The metal concentrations measured in the groundwater are probably related to the various types of fill material present in the non-refuse fill areas, as well as, the refuse in the mound and panhandle areas. There is no evidence to suggest that groundwater is migrating to any significant extent from the refuse area to the non-refuse fill materials. Therefore the following discussion addresses the potential impacts associated with the migration of metals detected in the non-refuse fill area wells in proximity to Belmont Slough (Wells:K-3, K-4 and P-7).

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-23

The metals measured in the groundwater at concentrations that exceed the USEPA ambient water quality criteria for the protection of saltwater aquatic life for chronic exposure include Ag, Cd, Cr, Cu, Pb. Hg, Ni and Zn (Table 5-7). These elements will only pose a threat to the aquatic life of Belmont Slough if they migrate to the mudflats and enter the interstitial waters at concentrations toxic to aquatic organisms. The shallow groundwater is unconfined and may flow to the Slough, but is expected to pass through the relatively impermeable and highly organic bay mud before reaching the interstitial waters of the benthic zone or the open waters of the slough proper.

It is very likely that the metal concentrations in the emergent groundwater along the slough mudflats will be significantly less than the concentrations measured in the groundwater at the monitoring wells. This is based on the assumption that the well concentrations will be diluted by at least a factor of 10 during the transport and emergence process. A conservative dilution factor of 10 is used since the initial contact with benthic organisms will occur in the interstitial waters of the mudflats before the much greater dilution potential of the open water is realised. Adsorption phenomena can be assumed very conservatively to reduce the concentrations by another factor of 10, resulting in a total attenuation factor of 100. The dominant environmental fate processes reported for these metals are sorption to soil particles (predominantly clays) and particulate organic matter (Pavlou, 1987, Versar, 1979). and a strong affinity for many of these elements to form insoluble complexes with hydrous iron and manganese oxides (Versar, 1979).

The groundwater metal concentrations after accounting for attenuation are well below the EPA ambient water quality criteria for the protection of saltwater aquatic life for chronic exposure (Table 5-7) for all of the elements (Ag, Cd, Cr, Pb, Hg, Ni, Zn) except for Cu. The predicted concentration for Cu (0.004 mg/L) would exceed the USEPA acute and chronic criteria (0.0029 mg/L) by 0.0011 mg/L, but is less than the California Department of Health Services Applied Action Level for saltwater species (0.006 mg/L). The expected attenuation would

                                   Table 5-7
         Groundwater Metal Concentrations in Non-Refuse Fill Area Wells
                   Exceeding Protective Water Quality Criteria
                           for Saltwater Aquatic Life

                  Maximum Detected
                   Concentration     DHS AAL(1)           USEPA Guideline     (mg/L) (2)
Element               (mg/L)           (mg/L)               Acute               Chronic
-------               ------           ------               -----               -------
Silver                 0.05             0.005                                   0.0023 (3)
Cadmium                0.06             0.0015            0.043                 0.0093
Chromium               0.06                               (Cr. VI) 1.1          0.05
                                                          (Cr III) 10.3
Copper                 0.4              0.006             0.0029                0.0029
Lead                   0.5              0.0044            0.14                  0.0056
Nickel                 0.3                                0.075                 0.0083
Mercury                0.002                              0.0021                .000025 (3)
Zinc                   0.4              0.012             0.095                 0.086


Notes:
1)      California DHS, TSCD, Applied Action Levels Update, August 9, 1989
2)      US EPA, 1986a. Criteria for Water Quality. EPA 440/5-86-001
3)      San Francisco RWQCB Basin Plan objective for marine waters.

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-25

reduce the groundwater concentrations to below the California DHS Applied Action Levels established for saltwater species for Cd, Cr, Cu, Pb, and Zn.

Based on the above conservative assumptions the metals detected in the shallow groundwater in the non-refuse fill areas are not expected to pose a significant threat to the aquatic life or the beneficial uses of Belmont Slough or San Francisco Bay.

Chlorinated Compounds (Surface Soils)

Chlorinated compounds were detected in the composite surface soil samples collected by McCann in June and July of 1989, from the non-refuse fill area in blocks 13, 14, 17, 18 and 19. These are areas that could potentially generate surface runoff that directly enters Belmont Slough. The compounds detected included 1 sample which contained PCB's measured at 2.0 ppm, 3 samples contained DDT at 0.005, 0.012. and 0.055 ppm, and 1 sample contained DDD at 0.005 ppm.

These concentrations are well below the California DHS TTLC's for PCB's, DDT and DDD which are 50 mg/kg, 1.0 mg/kg and 1.0 mg/kg, respectively (Marchack, 1988).

The chlorinated compounds detected in the surface soils of the non-refuse fill area of the site are not expected to pose a threat to the aquatic life of Belmont Slough.

5.5 CONCLUSIONS

Based on this assessment, no significant adverse health effects are expected to be associated with the identified potential exposure pathways; the inhalation of volatile compounds released from the refuse fill area of the site and incidental contact with contaminated groundwater.

Predicted exposures are far below those considered "safe" relative to potential non-carcinogenic health effects.

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-26

Worst-case inhalation cancer risks for on-site or near-site residents have been estimated to be below 10(-7), while more typical-case risks are expected to be less than 10(-8). The typical-case risk estimates incorporate a number of conservative assumptions that are likely to lead to the over-estimation of actual risks, including:

- Use of cancer potency factors that are based on the upper 95% confidence limit of the low-dose carcinogenic response extrapolated from animal data,

- Use of default meteorologic values (wind speeds and atmospheric stabilities) in air dispersion modeling rather than actual data which could over-state actual airborne concentrations by a factor of 2 to 10 times,

- Emissions are assumed to occur throughout the entire year with no reductions associated with the colder, rainy months of the year.

These levels of cancer risk do not represent a significant health risk. Predicted airborne concentrations and cancer risks for a number of the compounds potentially released from the site are well below those commonly present in the ambient Redwood City air as a result of releases from a variety of other sources.

None of the compounds found at the site have been detected in the waters of Belmont Slough. In view of the limited mobility of the majority of the detected compounds in bay muds and the significant dilution of any compounds reaching the Slough, the potential for significant impacts to acquatic life is considered to be low. Furthermore, the proposed project, in and of itself, is not expected to significantly alter the potential for aquatic impacts at the site.

5.6 RECOMENDATIONS

There are a number of uncertainties associated with our understanding of the processes that lead to the generation and release of volatile compounds from landfills. However, there are also a number of steps that can be taken to minimize any potential health impacts associated with these uncertainties. The developers have already identified a number of landfill gas control measures

                                                                 RISK ASSESSMENT
                                                                 PAGE 5-27

that reduce the potential for gas migration off-site or the accumulation of gases in site structures. These features reduce the potential for exposure to elevated concentrations of vapors in indoor airspaces and their effective implementation and maintenance are an important hazard prevention measure.

The variability and duration of gas and vapor generation at landfills is not well defined. Therefore, increases in the release of volatile compounds from the refuse fill area could conceivably occur. However, based on this assessment, gas and vapor concentrations could increase by as much as 100 times under the typical-case scenarios before cancer health risks would potentially reach a significant level. Concerns related to the potential variability of gas generation at the site could be addressed by periodic (annual) monitoring of soil gas/vapor at the site. Monitoring that indicates a sustained (several month period), significant elevation (100 times levels used in this analysis) of gas/vapor concentrations in soil should trigger further evaluation and possibly control measures. Further evaluation could consist of actual flux measurements of gases and vapors leaving the soil surface and ambient and indoor air measurements for the compounds of concern. If these evaluations suggest unacceptable levels of gases or vapors, an active gas recovery and scrubbing system would provide one option for collecting soil gases from the refuse-fill areas to prevent their release to the atmosphere.

The potential hazards for construction workers associated with the presence of methane gas at the site should be addressed in the site health and safety plan. The plan should address the control of any confined space entry to eliminate hazards associated with methane gas. The plan should also address the use of appropriate clothing (boots, gloves, and water resistant clothing) during excavations to limit the contact with subsurface water and soils.

As with any construction site. efforts should be made to limit the generation of fugitive dust associated with construction activities. Material excavated from the subsurface is not expected to pose a potential health hazard, however the potential for off-site exposure to fugitive dusts from subsurface material

                                                                 RISE ASSESSMENT
                                                                 PAGE 5-28

can be substantially reduced by maintaining the material in a wetted condition or by providing temporary cover. Access to excavations or excavated material at the site should be restricted to prevent unnecessary contact. The site health and safety plan should include measures to minimize the release of fugitive dusts and limit contact with excavated material.

Consistent with recommendations made by the California Waste Management Board (Larson, 1989), any cap removal activities should be performed during non-rainfall periods. Such scheduling will reduce the potential for the inflow of run-off into the waste material. Also, temporary barriers should also be constructed to divert run-off from exposed areas should a rainfall event occur.

                                                                 RISK ASSESSMENT
                                                                        PAGE 6-1

6.0 REFERENCES

Adams, W. J., 1987. Bioavailability of neutral lipophilic organic chemicals contained on sediments: a review. In: Fate and Effects of Sediment-bound Chemicals in Aquatic Systems. K. L. Dickson, A. W. Maki, and W. A. Brungs (eds.). Society of Environmental Toxicology and Chemistry. Pergamon Press. N.Y. pp. 219-244.

American Conference of Governmental Industrial Hygienists - ACGIH, 1988. Threshold Limit Values and Biological Exposure Indices for 1988-1989. Cincinnati.

ACGIH. 1989. Documentation of the Threshold Limit Values, 1989. 5th ad. Cincinnati.

Ames, B.N., R. Magaw, and L.S. Gold, 1987. Ranking Possible Carcinogenic Hazards. Science, 236:271-273.

California Air Pollution Control Officers Association (CAPCOA), 1987. Air Toxics Assessment Manual: Interagency Working Group. Berkeley, CA.

California Air Resources Board (CARB), 1986. Testing Guidelines for Active Solid Waste Disposal Sites. Stationary Source Division. Toxic Pollutants Branch. December 18.

CDHS - California Department of Health Services, 1986. The California Site Mitigation Decision Tree Manual. Toxic Substances Control Division, Alternative Technology & Policy Development Section.

CDHS, 1989. DHS applied action level list, August 9, 1989. Technical Services Unit, Toxic Substances Control Program. pp. 6.

Cooper Engineers, 1983. Report - Geotechnical and Waste Management Engineering Studies for Approval of Concept Plan Lands of Parkvood 101 Associates Radwood City. California for Parkwood 101 Associates. September 16.

Grump, K.S., D.C. Hoel, C.H. Langley, and R. Petro. 1976. Fundamental Carcinogenic Processes and their Implications for Low Dose Risk Assessment. Cancer Res, 36:2975-2979.

Farmer, W.J., M.S. Yang, J. Letey, W.F. Spencer and M.H. Roulier. 1978. In Land Disposal of Hazardous Waste. Proceedings of the Fourth Annual Research Symposium. U.S. Environmental Protection Agency. Report no. 600/9-78-016. U.S. Government Printing Office. Washington, D.C., pp. 182-190.

Farmer, W.J., M.S. Yang, J. Letey, and W.F. Spencer. 1980. Hexachlorobenzene:
Its vapor pressure and vapor phase diffusion in soil. Soil Sci. Soc. Am. J. 44:676-680.

                                                                 RISK ASSESSMENT
                                                                        PAGE 6-2

Flower, F.B., E.F. Gilman, and I.A. Leone. 1981. Landfill Gas, What It Does to Trees and How its Injurious Effects May Be Prevented. Journal of Arboriculture. 7(2):February. p44.

International Agency For Research on Cancer (IARC), 1979. IARC Monographs on the Evaluation of Carcinogenic Risk of Chemicals to Humans. Volume 19: Some Monomers, Plastics and Synthetic Elastomers, and Acrolein. World Health Organization, Lyon, France.

International Agency For Research on Cancer (IARC), 1982. IARC Monographs on the Evaluation of Carcinogenic Risk of Chemicals to Humans. Volume 29: Some Industrial Chemicals and Dyestuffs. World Health Organization, Lyon. France.

Larson, C.H., 1989. Letter to Ms. L.A. Lew, San Mateo County Department of Health Services, regarding review of Draft Risk Assessment Work Program for the Westport Development. May 12.

Levaggi. D.A., W. Siu, R.V. Zerrudo, and J.W. LaVoie, 1988. Experiences in Gaseous Toxic Monitoring in the San Francisco Bay Area. Bay Area Air Quality Management District. San Francisco, California.

Levine-Fricke, 1989a. Preliminary SWAT Investigation Report Westport Landfill Site Redwood City, California. March 9.

Levine-Fricke, 1989b. Preliminary results of leachate and vapor wall sampling as reported in lab sheets transmitted by facsimile to Prometheus Development Co. March 2.

Levine-Fricke, 1989c. Presentation of Hydrogeologic Data. Former Westport Landfill Site Redwood City, California. July 17.

Marshack, J. B., 1988. Regional Water Quality Control Board. Central Valley Region Memo: Appendix III, Water Quality Goals, Hazardous Criteria and Designated Level Examples for Chemical Constituents. October 3, 1988. Sacramento, CA.

McLaren, 1989. Sampling Report for the Westport Site. Prepared for the City of Redwood City. October.

National Toxicology Program (NTP), 1982. Carcinogenesis Bioassay of Trichloroethylene. CAS No. 79-01-6. NTP 81-84, NIH Publication No. 82-1799.

National Institute for Occupational Safety and Health (NIOSH), 1977. Occupational Exposure Sampling Strategy Manual. Cincinnati.

Parker, Alan, 1986. Landfill gas - a potential environmental hazard. Disasters. October 1.

                                                                 RISK ASSESSMENT
                                                                        PAGE 6-3

Pavlou, S. P., 1987. The use of the equilibrium partitioning approach in determining safe levels of contaminants in marine sediments. In: Fate and Effects of Sediment-bound Chemicals in Aquatic Systems. K. L. Dickson, A. W. Maki, and W. A. Brungs (eds.). Society of Environmental Toxicology and Chemistry. Pergamon Press. N. Y. pp. 388-412.

Piotrovski, J., 1972. Industrial Toxicology. National Institute of Occupational Safety and Health. Cincinnati.

Redwood City Planning Department, 1985. Draft for the Westport Park Specific Plan. March.

Rodricks, J.V., S.N. Brett, and C.C. Wrenn. 1987. Risk Decisions in Federal Regulatory Agencies. Regul. Toxicol. Pharmacol. 7:307-320.

Rovers, F.A., J.J. Trembley, and H. Mooij. 1977. Procedures for Landfill Gas Monitoring and Control, (Waste Management Branch Report #EPS 4-EC-77-4). Environmental Protection Service, Fisheries and Environment, Ottawa, Ontario Canada, 34 pgs.

SCAQMD, 1986. Hazardous Pollutants in Class II Landfills, a research report prepared by South Coast Air Quality Management District.

Snyder W.S., et al., 1975. Report of the Task Group on Reference Man. International Commission of Radiological Protection. No. 23. P17. Pergamon Press. New York.

South Coast Air Management District (SCAQMD), 1982. Landfill Gas Emissions
- Report of the Task Force. July.

SCS Engineers, 1989. Available Strategies for Landfill Gas Migration Control for Westport Development. January 16.

Sielkin, R.L., 1985. Some Issues in the Quantitative Modeling Portion of Cancer Risk Assessment, Regul. Toxicol. Pharm., 5, 175-181.

Superfund Health Evaluation Manual (SPHEM), 1988. Update of the Risk -Characterization Tables --Toxicity Data for Potential Carcinogenic Effects and Non-Carcinogenic Effects. Toxics Integration Branch, Washington, D.C.

Superfund Health Effects Assessments Summary Tables and User's Guide (SHEAS), 1989. Office of Emergency and Remedial Response, Washington D.C.

Tejima and Associates, Inc., 1988a. Report - Landfill Gas Monitoring for June 1988 Closed Parkwood 101 Landfill Redwood City, California. July 6.

Tejima and Associates. Inc. 1988b. Landfill Gas Report Westport Project Site Redwood City, California, October 28.

                                                                 RISK ASSESSMENT
                                                                        PAGE 6-4

Thibodeaux, L.J. 1981. Estimating the Air Emissions of Chemicals from Hazardous Waste Landfills. In Journal of Hazardous Materials. Vol. 4.

Travis, C.C. S.A. Richter, E.A.C. Crouch, R. Wilson, and E.D. Kiema. 1987. Cancer Risk Management. Environ. Sci. Technol. 21:415-420.

Tsuruta, H. 1982. Percutaneous Absorption of Organic Solvents, III. On the Penetration Rates of Hydrophobic Solvents through the Excised Rat Skin. Industrial Health. 20:335-345.

U.S. Environmental Protection Agency (US EPA), 1979. Water Related Environmental Fate of 129 Priority Pollutants. Washington, D.C. EPA 440/5-8-051.

U.S. Environmental Protection Agency (US EPA), 1980. Ambient Water Quality Criteria for Chloroform. Office of Water Regulations and Standards Division. Washington, D.C. EPA 440/5-8-033.

U.S. Environmental Protection Agency (US EPA), 1984a. Health Effects Assessment for Vinyl Chloride. Environmental Criteria and Assessment Office. Cincinnati, Ohio.

U.S. Environmental Protection Agency (US EPA), 1984b. Health Effects Assessment for Ethylbenzene. Environmental Criteria and Assessment Office. Cincinnati, Ohio.

U.S. Environmental Protection Agency (USEPA), 1985. The Endargerment Assessment Handbook, prepared for office of Waste Programs Enforcement by PRC, Environmental Management, Inc. August.

U.S. Environmental Protection Agency (US EPA), 1986a. Quality Criteria for Water. EPA-440/5-86-001, U. S. Environmental Protection Agency. Washington D.C.

U.S. Environmental Protection Agency (US EPA), 1986b. Superfund Public Health Evaluation Manual. Office of Emergency and Remedial Response, Washington, D.C. October.

U.S. Environmental Protection Agency (US EPA), 1987. Assessment of Health Risks to Certain Home Residents to Formaldehyde. Office of Pesticides and Registration. Washington. DC.

U.S. Environmental Protection Agency (US EPA), 1988a. Superfund Exposure Assessment Manual. Office of Remedial Response. Washington. D.C. April.

U.S. Environmental Protection Agency (US EPA), 1988b. Proposed Guidelines on Exposure-Related Measurements for Risk Assessment. 53 FR 48830. December 2.


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       2.50       600.0     293.0       .0000            3        .1000      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 15
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 15 -



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       3.00       600.0     293.0       .0000            3        .1000      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 16
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 16-



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       4.00       600.0     293.0       .0000            3        .1000      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 17
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 17-



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       5.00       600.0     293.0       .0000            3        .1000      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 18
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 18 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------


                                                                                                              MET DATA
                                                                                                               DAY 19
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 19 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0      10.00       600.0     293.0       .0000            3        .1000      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 20
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 20 -




                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0      12.00       600.0     293.0       .0000            3        .1000      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 21
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 21 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0      15.00       600.0     293.0       .0000            3        .1000      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 22
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 22 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       1.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 23
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 23 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       1.50       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 24
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 24 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       2.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 25
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 25 -



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       2.50       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 26
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 26 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       3.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 27
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 27 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT


HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       4.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 28
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 28 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       5.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 29
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 29 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       7.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 30
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 30 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0      10.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 31
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 31 -



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0      12.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 32


                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 32 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0      15.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 33
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 33 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0      20.00       600.0     293.0       .0000            4        .1500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 34
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 34 -



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       2.00       600.0     293.0       .0000            5        .3500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 35
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 35 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
   1      .0       2.50       600.0     293.0       .0000            5        .3500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 36
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 36 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       3.00       600.0     293.0       .0000            5        .3500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 37
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 37 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       4.00       600.0     293.0       .0000            5        .3500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 38
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 38 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       5.00       600.0     293.0       .0000            5        .3500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 39
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 39 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.00       600.0     293.0       .0000            6        .5500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 40
                ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING  ---


                       - METEOROLOGICAL DATA FOR DAY 40 -



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------



  1       .0       2.50       600.0     293.0       .0000            6        .5500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 41
              ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---


                       - METEOROLOGICAL DATA FOR DAY 41 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       3.00       600.0     293.0       .0000            6        .5500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 42
              ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---


                       - METEOROLOGICAL DATA FOR DAY 42 -


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       4.00       600.0     293.0       .0000            6        .5500      .000000E+00

                                                                                                             MET. DATA
                                                                                                               DAY 43
              ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---


                       - METEOROLOGICAL DATA FOR DAY 43 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       5.00       600.0     293.0       .0000            6        .5500      .000000E+00

                                                                                                             'N'-DAY
                                                                                                              43 DAYS
              ----REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---                                          SGROUP# 1

              - 43-DAY AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER -

                               - FROM ALL SOURCES -
                            - FOR THE RECEPTOR GRID -

    - MAXIMUM VALUE EQUALS 50066.00000 AND OCCURRED AT (   100.0,   200.0)



X-AXIS  /                                                                  X-AXIS (METERS)
(METERS)/          .0         50.0         100.0         150.0         200.0         250.0         300.0         350.0        400.0
-----------------------------------------------------------------------------------------------------------------------------------
10000.0 /   573.62500    589.05750     591.34300     580.28640     556.82990     522.89730     481.12410     434.47920    385.89690
5000.0  /  1366.70400   1436.20400    1504.64200    1417.25700    1246.10000    1030.30700     810.41050     615.SS300    458.88020
3000.0  /    28.44800   2685.94100    2960.32900     616.70000    2011.14600   13711.21700     880.09630     550.33570    347.86420


1150.0 /    6217.43700    8990.75600      9325.23500    7470.19900    3548.46300   1167.15900     4. 3140   184.13520     90.68196
1100.0 /    6478.09100    9414.51600      9754.19900    7824.69600    3593.78600   1125.16500   399.17920   170.90400     82.35033
1050.0 /    6764.06700    9873.22600     10216.74000    8214.39600    3636.69300   1080.25400   373.44980   157.79190     74.02728
1000.0 /    7087.12600   10382.49000     10728.63000    8654.11800    3680.24500   1043.46700   348.16780   144.90760     65.79739
 950.0 /    7475.01600   10981.51000     11330.03000    9178.47800    3733.98300    986.78050   323.68340   132.20630     57.70398
 800.0 /    7910.93400   11641.92000     11990.54000    9767.61200    3782.78200    936.75580   299.50870   119.48410     49.73784
 850.0 /    8404.33400   12373.41000     12719.23000   10433.48000    3823.95000    883.10940   275.45380   106.50410     41.87652
 800.0 /    8967.31400   13187.96000     13527.34000   11190.91000    3853.82600    825.59390   251.18170    93.06545     34.15018
 750.0 /    9615.87300   14100.87000     14429.38000   12058.68000    3867.70800    764.22620   226.28800    79.11176     26.68659
 700.0 /   10376.84000   15139.16000     15451.77000   13067.59000    3860.41700    699.39510   200.31920    64.77065     19.70264
 650.0 /   11297.95000   16352.41000     16644.14000   14271.74000    3826.00200    631.78700   172.78640    50.35550     13.46801
 600.0 /   12405.46000   17751.08000     18018.14000   15690.55000    3750.68100    562.04220   143.31070    36.38839      8.26011
 550.0 /   13762.85000   19383.42000     19624.94000   17380.15000    3621.61800    490.35450   111.92690    23.62258      4.30465
 500.0 /   15461.22000   21312.82000     21531.58000   19412.53000    3420.89500    413.68040    79.07751    12.89505      1.70089
 450.0 /   17629.88000   23615.82000     23815.16000   21874.68000    3120.59500    324.49630    46.40813     5.12673       .39749
 400.0 /   20498.46000   26438.10000     26614.64000   24917.18000    2704.58900    222.77920    19.87069     1.13949       .03413
 350.0 /   24389.64000   29931.24000     30062.01000   28704.85000    2135.63600    112.70460     4.28102      .06522       .00031
 300.0 /   29936.45000   34502.87000     34559.57000   33647.89000    1437.23800     27.61194      .14308      .00009       .00000
 250.0 /   38099.38000   40819.24000     40822.25000   40493.77000     624.37560       .39471      .00000      .00000       .00000
 200.0 /   49789.71000   50066.00000     50066.00000   50065.90000       2.16671       .00000      .00000      .00000       .00000
 150.0 /        .00000        .00000          .00000        .00000        .00000       .00000      .00000      .00000       .00000
 100.0 /        .00000        .00000          .00000        .00000        .00000       .00000      .00000      .00000       .00000
  50.0 /        .00000        .00000          .00000        .00000        .00000       .00000      .00000      .00000       .00000
    .0 /        .00000        .00000          .00000        .00000        .00000       .00000      .00000      .00000       .00000
                                                                                                                      HIGH
                                                                                                                      1-HR
                                                                                                                      SGROUP# 1

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

        - HIGHEST 1-HOUR AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER -

                               - FROM ALL SOURCES -

                             -FOR THE RECEPTOR GRID-

        - MAXIMUM VALUE EQUALS 170256.70000 AND OCCURRED AT ( .0, 200.0)

X-AXIS  /                                                      X-AXIS (METERS)
(METERS)/                     .0                50.0                 100.0                  150.0                  200.0
------------------------------------------------------------------------------------------------------------------------------
 10000.0 /      3786.76800 ( 39, 1)   3939.21000 ( 39, 1)   3961.86700 ( 39. 1)    3852.48100 ( 39, 1)     3621.85300 ( 39, 1)
  5000.0 /      8315.52900 ( 39, 1)   9437.83600 ( 39, 1)   9612.93600 ( 39, 1)    8787.51200 ( 39, 1)     7207.40800 ( 39, 1)
  3000.0 /     13078.26000 ( 39, 1)  16985.36000 ( 39, 1)  17634.98000 ( 39, 1)   14666.14000 ( 39, 1)     9680.75000 ( 39, 1)
  2000.0 /     17664.53000 ( 39, 1)  25833.07000 ( 39, 1)  27160.63000 ( 39. 1)   20992.12000 ( 39, 1)    10866.15000 ( 39, 1)
  1200.0 /     26605.36000 ( 39, 1)  41095.81000 ( 39, 1)  42236.69000 ( 39, 1)   33748.02000 ( 39, 1)    13853.03000 ( 22, 1)
  1150.0 /     27580.05000 ( 39, 1)  42516.66000 ( 39, 1)  43542.98000 ( 39, 1)   35147.58000 ( 39, 1)    14042.82000 ( 22, 1)
  1100.0 /     28647.64000 ( 39, 1)  44019.87000 ( 39, 1)  44919.41000 ( 39. 1)   36676.09000 ( 39, 1)    14222.52000 ( 22, 1)
  1050.0 /     29822.73000 ( 39, 1)  41612.34000 ( 39, 1)  46376.20000 ( 39, 1)   38150.68000 ( 39, 1)    14389.65000 ( 22, 1)
  1000.0 /     31140.74000 ( 39, 1)  47328.98000 ( 39, 1)  47953.21000 ( 39, 1)   40213.86000 ( 39, 1)    14566.86000 ( 22, 1)
   950.0 /     32678.08000 ( 39, 1)  49261.23000 ( 39, 1)  49748.25000 ( 39. 1)   42359.12000 ( 39, 1)    14824.51000 ( 22, 1)
   900.0 /     34404.67000 ( 39, 1)   1332.93000 ( 39, 1)  51690.35000 ( 39, 1)   44738.63000 ( 39, 1)    15063.67000 ( 22, 1)

   850.0 /     36358.59000 ( 39, 1)  53563.13000 ( 39, 1)  53807.59000 ( 39, 1)   47386.32000 ( 39, 1)    15273.99000 ( 22, 1)
   800.0 /     38588.93000 ( 39, 1)  55986.46000 ( 39, 1)  56134.82000 ( 39, 1)   50340.71000 ( 39, 1)    15440.22000 ( 22, 1)
   750.0 /     41159.49000 ( 39, 1)  58636.03000 ( 39, 1)  58715.13000 ( 39, 1)   53644.76000 ( 39, 1)    15$40.13000 ( 22, 1)
   700.0 /     44221.64000 ( 39, 1)  61660.09000 ( 39, 1)  61695.04000 ( 39, 1)   57431.73000 ( 39, 1)    15$41.21000 ( 22, 1)
   650.0 /     48120.18000 ( 39, 1)  65436.46000 ( 39, 1)  65448.37000 ( 39, 1)   62045.63000 ( 39, 1)    15395.86000 ( 22, 1)
   600.0 /     52813.71000 ( 39, 1)  69761.33000 ( 39, 1)  69764.09000 ( 39, 1)   67267.46000 ( 39, 1)    15033.96000 ( 22, 1)

   550.0 /     58558.20000 ( 39, 1)  74786.37000 ( 39, 1)  74786.72000 ( 39, 1)   73176.56000 ( 39, 1)    14352.41000 ( 22, 1)
   500.0 /     65716.89000 ( 39, 1)  80715.46000 ( 39, 1)  80715.48000 ( 39, 1)   79873.02000 ( 39, 1)    13201.65000 ( 22, 1)
   450.0 /     74803.14000 ( 39, 1)  87834.24000 ( 39, 1)  87834.24000 ( 39, 1)   87526.21000 ( 39, 1)    11377.46000 ( 22, 1)
   400.0 /     86505.25000 ( 39, 1)  96563.12000 ( 39, 1)  96563.12000 ( 39, 1)   96508.09000 ( 39, 1)     9846.64400 ( 6, 1)
   350.0 /    101564.00000 ( 39, 1) 107553.20000 ( 39, 1) 107553.20000 ( 39, 1)  107551.10000 ( 39, 1)     9411.78800 ( 6, 1)
   300.0 /    120119.60000 ( 39, 1) 121874.30000 ( 39, 1) 121674.30000 ( 39. 1)  121874.30000 ( 39, 1)     7685.96500 ( 6, 1)
   250.0 /    141399.60000 ( 39, 1) 141425.80000 ( 39, 1) 141425.80000 ( 39, 1)  141425.80000 ( 39, 1)     4954.12700 ( 1, 1)


   200.0 /    170256.70000  (39, 1)  170256.70000  (39, 1)  170256.70000  (39, 1)  170256.70000  (39, 1)  31.92392  ( 1, 1)
   150.0 /          .00000  ( 0, 0)        .00000  ( 0, 0)        .00000  ( 0, 0)        .00000  ( 0, 0)    .00000  ( 0, 0)
   100.0 /          .00000  ( 0, 0)        .00000  ( 0, 0)        .00000  ( 0, 0)        .00000  ( 0, 0)    .00000  ( 0, 0)
    50.0 /          .00000  ( 0, 0)        .00000  ( 0, 0)        .00000  ( 0, 0)        .00000  ( 0, 0)    .00000  ( 0, 0)
      .0 /          .00000  ( 0, 0)        .00000  ( 0, 0)        .00000  ( 0, 0)        .80000  ( 0, 0)    .00000  ( 0, 0)
                                                                                                                    HIGH
                                                                                                                    I-HR
                                                                                                                    SGROUP# 1


              *** REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ***

          * HIGHEST 1-HOUR AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER *

                               * FROM ALL SOURCES *

                             *FOR THE RECEPTOR GRID*

        * MAXIMUM VALUE EQUALS 170256.70000 AND OCCURRED AT ( .0, 200.0) *

   AXIS  /                                                      X-AXIS (METERS)
   TERS) /            250.0                  300.0                 350.0                  400.0
----------------------------------------------------------------------------------------------------------------
 10000.0 /   3292.06600 ( 39, 1)   2893.01600 ( 39, 1)   2457.95100 ( 39, 1)    2018.98100  ( 39, 1)
  5000.0 /   5300.65400 ( 39, 1)   3492.53500 ( 39, 1)   2559.02400 ( 22, 1)    2147.61600  ( 22, 1)
  3000.0 /   5573.11100 ( 22, 1)   4191.03300 ( 22, 1)   2924.40700 ( 22, 1)    1892.89900  ( 22, 1)
  2000.0 /   6827.30500 ( 22, 1)   3867.99600 ( 22, 1)   1876.10500 ( 22, 1)     801.68420  (  6, 1)
  1200.0 /   5537.05000 ( 22, 1)   1958.16200 (  6, 1)   1266.63100 (  6, 1)     747.65410  (  6, 1)
  1150.0 /   5273.42500 ( 22, 1)   1992.58900 (  6, 1)   1242.99000 (  6, 1)    701.928800  (  6, 1)
  1100.0 /   4976.98300 ( 22, 1)   2017.14200 (  6, 1)   1207.60000 (  6, 1)     648.45480  (  6, 1)
  1050.0 /   4645.70600 ( 22, 1)   2028.80200 (  6, 1)   1158.92700 (  6, 1)     587.45060  (  6, 1)
  1000.0 /   4285.70100 ( 22, 1)   2024.37800 (  6, 1)   1095.60600 (  6, 1)     519.57750  (  6, 1)
   950.0 /   3913.88500 ( 22, 1)   1999.71300 (  6, 1)   1016.61500 (  6, 1)      446.1048  (  6, 1)
   900.0 /   3512.64100 (  6, 1)   1950.56200 (  6, 1)    921.54680 (  6, 1)     369.01040  (  6, 1)
   850.0 /   3601.32800 (  6, 1)   1872.34300 (  6, 1)    810.94380 (  6, 1)     291.06390  (  6, 1)
   800.0 /   3662.14600 (  6, 1)   1760.53300 (  6, 1)    686.73830 (  6, 1)     248.41670  (  1, 1)
   750.0 /   3681.25200 (  6, 1)   1611.17000 (  6, 1)    552.73770 (  6, 1)     222.05300  (  1, 1)
   700.0 /   3654.06000 (  6, 1)   1421.70200 (  6, 1)    453.16020 (  1, 1)     187.29650  (  1, 1)
   650.0 /   3554.46500 (  6, 1)   1192.44800 (  6, 1)    409.05300 (  1, 1)     145.53010  (  1, 1)
   600.0 /   3363.70800 (  6, 1)    932.47500 (  1, 1)    343.42400 (  1, 1)     100.27640  (  1, 1)
   550.0 /   3054.34800 (  6, 1)    864.57810 (  1, 1)    256.07440 (  1, 1)      57.46749  (  1, 1)
   500.0 /   2595.13100 (  6, 1)    726.12430 (  1, 1)    160.63980 (  1, 1)      24.20225  (  1, 1)
   450.0 /   2166.37200 (  1, 1)    503.21220 (  1, 1)     70.54161 (  1, 1)       5.83436  (  1, 1)
   400.0 /   1820.84600 (  1, 1)    252.63420 (  1, 1)     16.59667 (  1, 1)        .50560  (  1, 1)
   350.0 /   1161.15500 (  1, 1)     61.01904 (  1, 1)       .96588 (  1, 1)        .00463  (  1, 1)
   300.0 /    362.20410 (  1, 1)      2.11795 (  1, 1)       .00137 (  1, 1)        .00000  (  1, 1)
   250.0 /      5.83815 (  1, 1)       .00003 (  1, 1)       .00000 (  1, 1)        .00000  (  1, 1)
   200.0 /       .00000 (  1, 1)       .00000 (  0, 0)       .00000 (  0, 0)        .00000  (  0, 0)
   150.0 /       .00000 (  0, 0)       .00000 (  0, 0)       .00000 (  0, 0)        .00000  (  0, 0)
   100.0 /       .00000 (  0, 0)       .00000 (  0, 0)       .00000 (  0, 0)        .00000  (  0, 0)
    50.0 /       .00000 (  0, 0)       .00000 (  0, 0)       .00000 (  0, 0)        .00000  (  0, 0)
      .0 /       .00000 (  0, 0)       .00000 (  0, 0)       .00000 (  0, 0)        .00000  (  0, 0)


                                                                        2ND HIGH
                                                                            1-HR
                                                                       SGROUP# 1

              *** REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ***

     * SECOND HIGHEST 1-HOUR AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER *

                               * FROM ALL SOURCES *

                             *FOR THE RECEPTOR GRID*

        * MAXIMUM VALUE EQUALS 164469.00000 AND OCCURRED AT ( .0, 200.0) *


   AXIS  /                                                      X-AXIS (METERS)
   TERS) /            .0                     50.0                100.0                150.0             200.0
----------------------------------------------------------------------------------------------------------------



  3000.0 /  10462.60000 ( 40, 1)   13588.29000 ( 40, 1)    14107.99000 ( 40, 1)    11732.92000 ( 40, 1)   77441.60100 ( 40, 1)
  2000.0 /  14131.62000 ( 40, 1)   20666.4500  ( 40, 1)    21728.51000 ( 40, 1)    16793.70000 ( 40, 1)   10352.31000 ( 22, 1)
  1200.0 /  21284.29000 ( 40, 1)   32876.65000 ( 40, 1)    33789.35000 ( 40, 1)    26998.42000 ( 40, 1)   11110.55000 ( 39, 1)
  1150.0 /  22064.04000 ( 40, 1)   34013.33000 ( 40, 1)    34834.39000 ( 40, 1)    28118.06000 ( 40, 1)   10990.42000 ( 39, 1)
  1100.0 /  22918.11000 ( 40, 1)   35215.89000 ( 40, 1)    35935.53000 ( 40, 1)    29340.87000 ( 40, 1)   10833.20000 ( 39, 1)
  1050.0 /  23858.19000 ( 40, 1)   36489.88000 ( 40, 1)    37100.96000 ( 40, 1)    30680.55000 ( 40, 1)   10631.76000 ( 39, 1)
  1000.0 /  24912.59000 ( 40, 1)   37863.19000 ( 40, 1)    38362.57000 ( 40, 1)    32171.09000 ( 40, 1)   10383.43000 ( 39, 1)
   950.0 /  26142.46000 ( 40, 1)   39408.98000 ( 40, 1)    39798.60000 ( 40, 1)    33887.29000 ( 40, 1)   10093.52000 ( 39, 1)
   900.0 /  27523.73000 ( 40, 1)   41066.34000 ( 40, 1)    42160.16000 ( 22, 1)    35790.90000 ( 40, 1)   10042.45000 ( 23, 1)
   850.0 /  29086.88000 ( 40, 1)   42895.74000 ( 22, 1)    44969.54000 ( 22, 1)    37909.05000 ( 40, 1)   10182.66000 ( 23, 1)
   800.0 /  30871.14000 ( 40, 1)   45947.00000 ( 22, 1)    48019.02000 ( 22, 1)    40272.57000 ( 40, 1)   10293.48000 ( 23, 1)
   750.0 /  32927.59000 ( 40, 1)   49339.46000 ( 22, 1)    51335.66000 ( 22, 1)    42915.81000 ( 40, 1)   10360.09000 ( 23, 1)
   700.0 /  35377.32000 ( 40, 1)   53128.22000 ( 22, 1)    54956.11000 ( 22, 1)    45945.38000 ( 40, 1)   10360.80000 ( 23, 1)
   650.0 /  38496.14000 ( 40, 1)   57376.20000 ( 22, 1)    58933.47000 ( 22, 1)    49636.51000 ( 40, 1)   10263.91000 ( 23, 1)
   600.0 /  42250.97000 ( 40, 1)   62154.27000 ( 22, 1)    63348.38000 ( 22, 1)    53813.97000 ( 40, 1)   10022.64000 ( 23, 1)
   550.0 /  46846.56000 ( 40, 1)   67546.66000 ( 22, 1)    68326.91000 ( 22, 1)    58541.25000 ( 40, 1)    9568.27500 ( 23, 1)
   500.0 /  52573.52000 ( 40, 1)   73673.41000 ( 22, 1)    74067.55000 ( 22, 1)    64811.69000 ( 22, 1)    9199.98100 (  6, 1)
   450.0 /  59842.51000 ( 40, 1)   80749.30000 ( 22, 1)    80876.80000 ( 22, 1)    73598.96000 ( 22, 1)    9638.22400 (  6, 1)
   400.0 /  69104.20000 ( 40, 1)   89190.16000 ( 22, 1)    89207.79000 ( 22, 1)    84473.97000 ( 22, 1)    8654.65600 ( 22, 1)
   350.0 /  81251.19000 ( 40, 1)   99724.50000 ( 22, 1)    99724.88000 ( 22, 1)    97682.76000 ( 22, 1)    7206.90200 (  1, 1)
   300.0 /  97925.82000 ( 22, 1)  113727.70000 ( 22, 1)   113727.70000 ( 22, 1)   113442.40000 ( 22, 1)    7183.43300 (  1, 1)
   250.0 / 128944.80000 ( 22, 1)  134135.40000 ( 22, 1)   134135.40000 ( 22, 1)   134135.00000 ( 22, 1)    3313.01000 (  6, 1)
   200.0 / 164469.00000 ( 22, 1)  164469.00000 ( 22, 1)   164469.00000 ( 22, 1)   164469.00000 ( 22, 1)      21.28261 (  2, 1)
   150.0 /       .00000 (  0, 0)        .00000 ( 0, 0)          .00000 (  0, 0)         .00000 (  0, 0)        .00000 (  0, 0)
   100.0 /       .00000 (  0, 0)        .00000 ( 0, 0)          .00000 (  0, 0)         .00000 (  0, 0)        .00000 (  0, 0)
    50.0 /       .00000 (  0, 0)        .00000 ( 0, 0)          .00000 (  0, 0)         .00000 (  0, 0)        .00000 (  0, 0)
      .0 /       .00000 (  0, 0)        .00000 ( 0, 0)          .00000 (  0, 0)         .00000 (  0, 0)        .00000 (  0, 0)



                                                                        2ND HIGH
                                                                            1-HR
                                                                       SGROUP# 1

              *** REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ***

     * SECOND HIGHEST 1-HOUR AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER *

                               * FROM ALL SOURCES *

                             *FOR THE RECEPTOR GRID*

       * MAXIMUM VALUE EQUALS 164469.00000 AND OCCURRED AT ( .0, 200.0) *


   AXIS  /                                                      X-AXIS (METERS)
   METERS) /          250.0                  300.0                 350.0                  400.0
----------------------------------------------------------------------------------------------------------------
 10000.0 /    2633.65300 ( 40, 1)    2314.41300 ( 40, 1)   1966.36300 ( 40, 1)   1615.18500 ( 40, 1)
  5000.0 /    4240.52300 ( 40, 1)    2958.89800 ( 22, 1)   2059.43400 ( 39, 1)   1445.93200 ( 34, 1)
  3000.0 /    4989.70800 ( 39, 1)    2794.02200 ( 23, 1)   1949.60500 ( 23, 1)   1261.93300 ( 23, 1)
  2000.0 /    4551.53700 ( 23, 1)    2578.66400 ( 23, 1)   1250.73600 ( 23, 1)    776.36940 ( 22, 1)
  1200.0 /    3691.36700 ( 23, 1)    1458.17100 ( 22, 1)    844.42050 (  7, 1)    498.43610 (  7, 1)
  1150.0 /    3515.61600 ( 23, 1)    1328.39300 (  7, 1)    828.66030 (  7, 1)    467.95260 (  7, 1)
  1100.0 /    3317.98900 ( 23, 1)    1344.76100 (  7, 1)    805.06700 (  7, 1)    432.30520 (  7, 1)
  1050.0 /    3156.51500 (  6, 1)    1352.58800 (  7, 1)    772.61790 (  7, 1)    391.63370 (  7, 1)
  1000.0 /    3284.25800 (  6, 1)    1349.58500 (  7, 1)    730.40370 (  7, 1)    346.38500 (  7, 1)
   950.0 /    3404.70300 (  6, 1)    1333.14200 (  7, 1)    677.74360 (  7, 1)    297.40320 (  7, 1)
   900.0 /    3500.08500 ( 22, 1)    1300.37500 (  7, 1)    614.36450 (  7, 1)    278.45660 (  1, 1)
   850.0 /    3046.31600 ( 22, 1)    1248.22800 (  7, 1)    540.62930 (  7, 1)    266.65510 (  1, 1)
   800.0 /    2558.48700 ( 22, 1)    1173.68900 (  7, 1)    486.41900 (  1, 1)    215.80340 (  6, 1)
   750.0 /    2456.16800 (  7, 1)    1074.11300 (  7, 1)    477.74980 (  1, 1)    148.03530 (  2, 1)
   700.0 /    2436.04000 (  7, 1)     947.80130 (  7, 1)    415.14980 (  6, 1)    124.86430 (  2, 1)
   650.0 /    2369.64400 (  7, 1)     951.03890 (  1, 1)    282.87870 (  6, 1)     97.02005 (  2, 1)
   600.0 /    2242.47200 (  7, 1)     929.13020 (  6, 1)    228.94940 (  2, 1)     66.85092 (  2, 1)
   550.0 /    2187.24100 (  1, 1)     646.96940 (  6, 1)    172.04960 (  2, 1)     38.31166 (  2, 1)
   500.0 /    2273.85300 (  1, 1)     484.08290 (  2, 1)    107.09320 (  2, 1)     16.13483 (  2, 1)
   450.0 /    1963.97200 (  6, 1)     335.47480 (  2, 1)     47.02774 (  2, 1)      3.88957 (  2, 1)
   400.0 /    1219.89700 (  2, 1)     168.42280 (  2, 1)     11.06445 (  2, 1)       .33707 (  2, 1)


   350.0 / 774.10330  (2,1)  40.67936  (2,1)  .64392 (2,1)  .00308 (2,1)
   300.0 / 241.46940  (2,1)   1.41197  (2,1)  .00091 (2,1)  .00000 (2,1)
   250.0 /   3.89210  (2,1)    .00002  (2,1)  .00000 (2,1)  .00000 (2,1)
   200.0 /    .00000  (2,1)    .00000  (0,0)  .00000 (0,0)  .00000 (0,0)
   150.0 /    .00000  (0,0)    .00000  (0,0)  .00000 (0,0)  .00000 (0,0)
   100.0 /    .00000  (0,0)    .00000  (0,0)  .00000 (0,0)  .00000 (0,0)
    50.0 /    .00000  (0,0)    .00000  (0,0)  .00000 (0,0)  .00000 (0,0)
      .0 /    .00000  (0,0)    .00000  (0,0)  .00000 (0,0)  .00000 (0,0)

       SECTION 1. GUIDELINE MODELS
       IN UNAMAP (VERSION 6) JULY 86.
       BOWMAN ENVIRONMENTAL ENGINEERING REV.6.2

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

CALCULATE (CONCENTRATION=1,DEPOSITION=2)                                                  ISW(1) =           1
RECEPTOR GRID SYSTEM (RECTANGULAR=1 OR 3, POLAR=2 OR 4)                                   ISW(2) =           1
DISCRETE RECEPTOR SYSTEM (RECTANGULAR=1, POLAR=2)                                         ISW(3) =           1
TERRAIN ELEVATIONS ARE READ (YES=1, NO=0),                                                ISW(4) =           0
CALCULATIONS ARE WRITTEN TO TAPE (YES=1,NO=0)                                             ISW(4) =           0
LIST ALL INPUT DATA (NO=0,YES=1,MET DATA ALSO=2)                                          ISW(6) =           2

COMPUTE AVERAGE CONCENTRATION (OR TOTAL DEPOSITION)
WITH THE FOLLOWING TIME PERIODS:
   HOURLY (YES=1,NO=0)                                                                    ISW(7) =           1
   2-HOUR (YES=1,NO=0)                                                                    ISW(8) =           0
   3-HOUR (YES=1,NO=0)                                                                    ISW(9) =           0
   4-HOUR (YES=1,NO=0)                                                                   ISW(10) =           0
   6-HOUR (YES=1,NO=0)                                                                   ISW(11) =           0
   8-HOUR (YES=1,NO=0)                                                                   ISW(12) =           0
   12-HOUR(YES=1,NO=0)                                                                   ISW(13) =           0
   24-HOUR (YES=1,NO=0)                                                                  ISW(14) =           0
PRINT 'N'-DAY TABLE(S) (YES=1,N=0)                                                       ISW(15) =           1

PRINT THE FOLLOWING TYPES OF TABLES WHOSE TIME PERIODS ARE
SPECIFIED BY ISW(7) THROUGH ISW(14):
   DAILY TABLES (YES=1,NO=0)                                                             ISW(16) =           0
   HIGHEST & SECOND HIGHEST TABLES (YES=1,NO=0)                                          ISW(l7) =           1
   MAXIMUM 50 TABLES (YES=1,NO=0)                                                        ISW(18) =           0
METEOROLOGICAL DATA INPUT METHOD (PRE-PROCESSED=1,CARD=2)                                ISW(19) =           2
RURAL-URBAN OPTION (RU.=0.UR. MODE 1=1,UR. MODE 2=2,UR. MODE 3=3)                        ISW(20) =           0
WIND PROFILE EXPONENT VALUES (DEFAULTS=1,USER ENTERS=2,3)                                ISW(21) =           1
VERTICAL POT. TEMP. GRADIENT VALUES (DEFAULTS=1,USER ENTERS=2,3)                         ISW(22) =           1
SCALE EMISSION RATES FOR ALL SOURCES (NO=0,YES>0)                                        ISW(23) =           0
PROGRAM CALCULATES FINAL PLUME RISE ONLY (YES=1,NO=2)                                    ISW(24) =           1
PROGRAM ADJUSTS ALL STACK HEIGHTS FOR DOWNWASH (YES=2,,NO=0)                             ISW(25) =           1
PROGRAM USES BUOYANCY INDUCED DISPERSION (YES=1(NO=2)                                    ISW(26) =           1
CONCENTRATIONS DURING CALM PERIODS SET = 0 (YES=1,NO=2)                                  ISW(27) =           2
REG. DEFAULT OPTION CHOSEN (YES=1,NO=2)                                                  ISW(28) =           2
TYPE OF POLLUTANT TO BE MODELLED (1=S02,2=OTHER)                                         ISW(29) =           2
DEBUG OPTION CHOSEN (1=YES,2=NO)                                                         ISW(30) =           2

NUMBER OF INPUT SOURCES                                                                   NSOURC =           4
NUMBER OF SOURCE GROUPS (=0,ALL SOURCES)                                                  NGROUP =           0
TIME PERIOD INTERVAL TO BE PRINTED (=0,ALL INTERVALS)                                      IPERD =           0
NUMBER Of X (RANGE) GRID VALUES                                                           NXPNTS =           9
NUMBER OF Y (THETA) GRID VALUES                                                           NYPNTS =          29
NUMBER Of DISCRETE RECEPTORS                                                              NXWYPT =           0
NUMBER OF HOURS PER DAY IN METEOROLOGICAL DATA                                            NHOURS =           1
NUMBER Of DAYS OF METEOROLOGICAL DATA                                                      NDAYS =          43
SOURCE EMISSION RATE UNITS CONVERSION FACTOR                                                  TK =  .10000E+07
HEIGHT ABOVE GROUND AT WHICH WIND SPEED WAS MEASURED                                          ZR =          10.00 METERS
LOGICAL UNIT NUMBER OF METEOROLOGICAL DATA                                                  IMET =           5
ALLOCATED DATA STORAGE                                                                     LIMIT =       43500 WORDS
REQUIRED DATA STORAGE FOR THIS PROBLEM RUN                                                 HIMIT =        2986 WORDS


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                                  (METERS/SEC)
                         1.54, 3.09, 5.14. 8.23, 10.80,

            --- X-COORDINATES OF RECTANGULAR GRID SYSTEM ---
                                    (METERS)

    .0,       50.0,      100.0,      150.0,      200.0,      250.0,      300.0,      350.0,      400.0,

            --- Y-COORDINATES OF RECTANGULAR GRID SYSTEM ---
                                    (METERS)

    .0,       50.0,      100.0,      150.0,      200.0.      250.0,      300.0,      350.0,      400.0,      450.0,
 500.0,      550.0,      600.0,      650.0,      700.0,      750.0,      800.0.      850.0,      900.0,      950.0,
1000.0,     1050.0,     1100.0,     1150.0,     1200.0,     2000.0.     3000.0,     5000.0,    10000.0.


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                               --- SOURCE DATA ---


                       EMISSION RATE                                         TEMP.    EXIT VET.
                          TYPE=0,1                                          TYPE=0    TYPE=0
        T W            GRAMS/SECOND                                         (DEG.K);  (M/SEC);            BLDG.    BLDG.    BLDG.
        Y A   NUMBER      TYPE=2                          BASE             VERT.DIM   HORZ.DIM  DIAMETER  HEIGHT  LENGTH    WIDTH
SOURCE  P K   PART.    GRAMS/SECOND       X       Y       ELEV.    HEIGHT   TYPE=1    TYPE=1,2   TYPE=0   TYPE=0   TYPE=0   TYPE=O
NUMBER  E E   CATS.   *PER METER**2   (METERS) (METERS)  (METERS) (METERS) (METERS)   (METERS)  (METERS) (METERS) (METERS)  (METERS)
-----------------------------------------------------------------------------------------------------------------------------------
 1      2 0    0        .10000E-01        .0       .0      .0       .00       .00       13.65      .00      .00      .00       .00
 2      2 0    0        .10000E-01      13.6       .0      .0       .00       .00       13.65      .00      .00      .00       .00
 3      2 0    0        .10000E-01        .0     13.6      .0       .00       .00       13.65      .00      .00      .00       .00
 4      2 0    0        .10000E-01      13.6     13.6      .0       .00       .00       13.65      .00      .00      .00       .00

                                                                       MET. DATA

                                                                           DAY 1

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 1*


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       1.00.      600.0     293.0       .0000            1        .0700     .000000E+00

                                                                       MET. DATA
                                                                           DAY 2

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 2*



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------

                                                                       MET. DATA
                                                                           DAY 3
              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 3*


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.00       600.0     293.0       .0000            1        .0700     .000000E+00

                                                                       MET. DATA
                                                                           DAY 4

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 4*



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.50       600.0     293.0       .0000            1        .0700     .000000E+00

                                                                       MET. DATA
                                                                           DAY 5


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 5*




                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       3.00       600.0     293.0       .0000            1        .0700     .000000E+00

                                                                       MET. DATA
                                                                           DAY 6


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 6*




                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       1.00       600.0     293.0       .0000            2        .0700     .000000E+00

                                                                       MET. DATA
                                                                           DAY 7

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                        - METEOROLOGICAL DATA FOR DAY 7*



                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       1.50       600.0     293.0       .0000            2        .0700     .000000E+00

                                                                       MET. DATA
                                                                           DAY 8

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 8*




                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.00       600.0     293.0       .0000            2        .0700     .000000E+00

                                                                       MET. DATA
                                                                           DAY 9
              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 9*




                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.50       600.0     293.0       .0000            2        .0700     .000000E+00

                                                                       MET. DATA
                                                                          DAY 10


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 10*




                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       3.00       600.0     293.0       .0000            2        .0700     .000000E+00

                                                                       MET. DATA
                                                                          DAY 11


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 11*


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT


HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       4.00       600.0     293.0       .0000            2        .0700     .000000E+00

                                                                       MET. DATA
                                                                          DAY 12


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 12*


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       5.00       600.0     293.0       .0000            3        .0700     .OOO0OOE+00

                                                                       MET. DATA
                                                                          DAY 13


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 13*


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.00       600.0     293.0       .0000            3        .1000     .000000E+00

                                                                       MET. DATA
                                                                          DAY 14


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 14*




                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.50       600.0     293.0       .0000            3        .1000     .000000E+00

                                                                       MET. DATA
                                                                          DAY 15


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 15*


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       3.00       600.0     293.0       .0000            3        .1000     .000000E+00

                                                                       MET. DATA
                                                                          DAY 16

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 16*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       4.00       600.0     293.0       .0000            3        .1000     .000000E+00

                                                                       MET. DATA
                                                                          DAY 17

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 17*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       5.00       600.0     293.0       .0000            3        .1000     .000000E+00

                                                                       MET. DATA
                                                                          DAY 18

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 18*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       7.00       600.0     293.0       .0000            3        .1000     .000000E+00

                                                                       MET. DATA
                                                                          DAY 19

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 19*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       10.00      600.0     293.0       .0000            3        .1000     .000000E+00

                                                                       MET. DATA
                                                                          DAY 20


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 20*


                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0      12.00       600.0     293.0       .0000            3       .1000      .000000E+00

                                                                       MET. DATA
                                                                          DAY 21


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 21*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0      15.00       600.0     293.0       .0000            3        .1000     .000000E+00

                                                                       MET. DATA
                                                                          DAY 22


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 22*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0      1.00        600.0     293.0       .0000            3        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 23

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 23*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       1.50       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 24
              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 24*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND        DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------


  1       .0       2.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 25

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 25*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       1.20       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 26

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 26*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       3.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 27


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 27*

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       4.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 28


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 28 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       5.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 29


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 29 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.      (DEG. K       STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       7.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 30

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 30 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0      10.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 31


              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 31 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0      12.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 32

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 32 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0      15.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 33

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 33 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT



HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0      20.00       600.0     293.0       .0000            4        .1500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 34

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 34 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.00       600.0     293.0       .0200            5        .3500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 35

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 35 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.50       600.0     293.0       .0200            5        .3500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 36

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 36 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       3.00       600.0     293.0       .0200            5        .3500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 37

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 37 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       4.00       600.0     293.0       .0200            5        .3500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 38

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 38 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       5.00       600.0     293.0       .0200            5        .3500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 39

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 39 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.00       600.0     293.0       .0350            6        .5500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 40

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 40 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WINO         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEC. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       2.50       600.0     293.0       .0350            6        .5500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 41

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 41 -

                                                  POT. TEMP.
        FLOW       WIND       MIXING               GRADIENT                   WIND         DECAY
        VECTOR     SPEED      HEIGHT    TEMP.       (DEG. K      STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)     (METERS) (DEG. K)    PER METER)     CATEGORY    EXPONENT    (PER SEC)
-----------------------------------------------------------------------------------------------------
  1       .0       3.00       600.0     293.0       .0350            6        .5500     .000000E+00

                                                                       MET. DATA
                                                                          DAY 42

              --- REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ---

                         - METEOROLOGICAL DATA FOR DAY 42 -

                                                 POT. TEMP.
         FLOW      WIND     MIXING                GRADIENT                  WIND        DECAY
        VECTOR     SPEED    HEIGHT     TEMP.      (DEG. K     STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)   (METERS)   (DEG. K)   PER METER)   CATEGORY    EXPONENT    (PER SEC)
------------------------------------------------------------------------------------------------
 1        .0       4.00     600.0      293.0       .0350         6         .5500     .000000E+00


                                                                       MET. DATA
                                                                       DAY 43
             *** REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ***

                       * METEOROLOGICAL DATA FOR DAY 43 *

                                                 POT. TEMP.
         FLOW      WIND     MIXING                GRADIENT                  WIND        DECAY
        VECTOR     SPEED    HEIGHT     TEMP.      (DEG. K     STABILITY   PROFILE    COEFFICIENT
HOUR   (DEGREES)   (MPS)   (METERS)   (DEG. K)   PER METER)   CATEGORY    EXPONENT    (PER SEC)
------------------------------------------------------------------------------------------------
 1        .0       5.00     600.0      293.0       .0350         6         .5500     .000000E+00


                                                                        'N'-DAY
                                                                        43 DAYS
                                                                       SGROUP# 1

             *** REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ***

            * 43-DAY AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER *

                              * FROM ALL SOURCES *
                           * FOR THE RECEPTOR GRID *

        * MAXIMUM VALUE EQUALS 20389.74000 AND OCCURRED AT (.0, 50.0) *

 Y-AXIS  /                                              X-AXIS (METERS)
(METERS) /          .0        50.0       100.0      150.0      200.0     250.00      300.0     350.00     400.0
---------------------------------------------------------------------------------------------------------------
10000.0 /     15.79957    15.71731    15.28133   14.52919   13.52220   12.33744   11.05612    9.75492   8.49732
 5000.0 /     40.97952    40.25610    36.61559   31.03999   24.81765   19.02655   14.25252   10.61006   7.93684
 3000.0 /     84.58144    80.95499    64.52261   44.60892   28.58075   18.07337   11.60911    7.57711   5.02192
 2000.0 /    154.25790   141.10250    91.00742   48.65674   25.62851   13.95037    7.84880    4.66936   2.98132
 1200.0 /    335.13200   270.30760   108.88310   40.68587   16.64517    7.82984    4.21340    2.39835   1.37132
 1150.0 /    357.16820   283.55590   108.82170   39.49439   15.87671    7.46412    3.99287    2.22949   1.24069
 1100.0 /    381.65690   297.69760   108.51360   38.20426   15.11986    7.11120    3.76841    2.05585   1.10957
 1050.0 /    408.99400   312.79020   107.94480   36.82609   14.38971    6.77279    3.54095    1.88000    .98066
 1000.0 /    439.97430   329.13110   107.18990   35.39784   13.70413    6.44948    3.31148    1.70451    .85642
  950.0 /    476.82860   348.01660   106.63030   34.01977   13.08245    6.13843    3.07954    1.53076    .73832
  900.0 /    518.81840   368.26280   105.75420   32.58986   12.50657    5.82950    2.84225    1.35843    .62665
  850.0 /    566.94380   389.90020   104.51170   31.13455   11.97065    5.51045    2.59500    1.18627    .52113
  800.0 /    622.46050   412.92240   102.84260   29.68662   11.45983    5.16765    2.33361    1.01378    .42193
  750.0 /    686.96450   437.27330   100.68560   28.28643   10.95287    4.78969    2.05660     .84265    .33013
  700.0 /    762.88540   462.97710    97.99254   26.97657   10.42302    4.36865    1.76591     .67647    .24728
  650.0 /    854.95630   490.50790    94.74844   25.78856    9.83819    3.89974    1.46657     .51971    .17478
  600.0 /    965.18770   518.66720    90.99932   24.72515    9.16293    3.38170    1.16648     .37675    .11379
  550.0 /   1098.68000   546.84890    86.91834   23.74014    8.36134    2.81883     .87580     .25155    .06556
  500.0 /   1262.36900   574.08760    82.76600   22.67707    7.37694    2.21464     .60291     .14741    .03115
  450.0 /   1465.50700   598.49580    78.53795   21.08586    6.07457    1.55969     .35363     .06825    .01067
  400.0 /   1722.40000   618.20360    74.69153   18.83461    4.57246     .95244     .16556     .02248    .00229
  350.0 /   2052.21600   628.39020    70.01891   15.32588    2.90628     .44536     .05108     .00408    .00022
  300.0 /   2492.29600   626.90480    64.09648   10.90145    1.43693     .13418     .00788     .00028    .00001
  250.0 /   3114.60400   610.29660    53.72964    5.91170     .42444     .01659     .00033     .00000    .00000
  200.0 /   4033.23200   569.52740    35.91392    1.80682     .03994     .00032     .00000     .00000    .00000
  150.0 /   5549.11100   495.09990    13.39069     .12438     .00022     .00000     .00000     .00000    .00000
[ILLEGIBLE]

             *** REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ***

        * HIGHEST 1-HOUR AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER *
                              * FROM ALL SOURCES *
                           * FOR THE RECEPTOR GRID *

      * MAXIMUM VALUE EQUALS 74161.43000 AND OCCURRED AT (   .0,   50.0) *


Y-AXIS  /                                              X-AXIS (METERS)
(METERS) /                 .0                 50.0            100.0                  150.0               200.0
---------------------------------------------------------------------------------------------------------------
10000.0 /    106.56980 ( 39, 1)   105.74830 ( 39, 1)  101.40520 ( 39, 1)   93.97662 ( 39, 1)   84.16580 ( 39, 1)
 5000.0 /    268.22060 ( 39, 1)   261.11300 ( 39, 1)  225.81910 ( 39, 1)  173.49890 ( 39, 1)  118.42190 ( 39, 1)
 3000.0 /    535.88890 ( 39, 1)   500.91200 ( 39, 1)  347.78870 ( 39, 1)  179.36390 ( 39, 1)  133.99510 ( 22, 1)
 2000.0 /    953.48180 ( 39, 1)   828.61230 ( 39, 1)  388.00650 ( 39, 1)  236.75980 ( 22, 1)  143.53510 ( 22, 1)
 1200.0 /   2015.22000 ( 39, 1)  1418.77100 ( 39, 1)  519.43380 ( 22, 1)  215.50210 ( 22, 1)   65.60665 (  6, 1)
 1150.0 /   2140.62300 ( 39, 1)  1466.11500 ( 39, 1)  529.28340 ( 22, 1)  204.44330 ( 22, 1)   68.41705 (  6, 1)
 1100.0 /   2278.90300 ( 39, 1)  1513.18300 ( 39, 1)  537.53410 ( 22, 1)  191.50110 ( 22, 1)   71.21363 (  6, 1)
 1050.0 /   2431.87700 ( 39, 1)  1559.14200 ( 39, 1)  543.61930 ( 22, 1)  176.64220 ( 22, 1)   73.93213 (  6, 1)
 1000.0 /   2602.74900 ( 39, 1)  1603.51700 ( 39, 1)  547.54260 ( 22, 1)  160.12280 ( 22, 1)   76.48397 (  6, 1)
  950.0 /   2799.57300 ( 39, 1)  1647.98800 ( 39, 1)  551.76250 ( 22, 1)  142.90390 ( 22, 1)   78.74934 (  6, 1)
  900.0 /   3020.37400 ( 39, 1)  1687.23200 ( 39, 1)  551.42970 ( 22, 1)  124.03130 ( 22, 1)   80.56758 (  6, 1)
  850.0 /   3269.07200 ( 39, 1)  1718.69900 ( 39, 1)  545.20430 ( 22, 1)  131.25850 (  6, 1)   81.72908 (  6, 1)
  800.0 /   3550.36600 ( 39, 1)  1739.12400 ( 39, 1)  531.52760 ( 22, 1)  139.17200 (  6, 1)   81.96444 (  6, 1)
  750.0 /   3869.84600 ( 39, 1)  1744.38100 ( 39, 1)  508.68710 ( 22, 1)  146.89670 (  6, 1)   80.93999 (  6, 1)
  700.0 /   4238.85600 ( 39, 1)  1749.82400 ( 22, 1)  474.97030 ( 22, 1)  153.96860 (  6, 1)   78.26387 (  6, 1)
  650.0 /   4691.39100 ( 39, 1)  1910.48000 ( 22, 1)  428.98090 ( 22, 1)  159.67450 (  6, 1)   73.51180 (  6, 1)
  600.0 /   5216.89900 ( 39, 1)  2086.66800 ( 22, 1)  370.18930 ( 22, 1)  162.95640 (  6, 1)   66.29963 (  6, 1)
  550.0 /   5829.91200 ( 39, 1)  2275.99800 ( 22, 1)  336.61600 (  6, 1)  162.30700 (  6, 1)   56.42881 (  6, 1)
  500.0 /   6548.00100 ( 39, 1)  2471.86000 ( 22, 1)  372.02590 (  6, 1)  155.73230 (  6, 1)   55.92178 (  1, 1)
  450.0 /   7392.66200 ( 39, 1)  2659.77200 ( 22, 1)  406.68950 (  6, 1)  140.92150 (  6, 1)   54.17139 (  1, 1)
  400.0 /   8391.27100 ( 39, 1)  2811.16500 ( 22, 1)  433.73110 (  6, 1)  133.59570 (  1, 1)   47.86496 (  1, 1)
  350.0 /   9582.92700 ( 39, 1)  2873.98200 ( 22, 1)  436.71180 (  6, 1)  131.10350 (  1, 1)   35.13124 (  1, 1)
  300.0 /  11035.67000 ( 39, 1)  2766.68100 ( 22, 1)  401.52230 (  6, 1)  113.06350 (  1, 1)   19.48765 (  1, 1)
  250.0 /  12894.78000 ( 39, 1)  2390.38300 ( 22, 1)  408.37300 (  1, 1)   73.21488 (  1, 1)    6.14721 (  1, 1)
  200.0 /  15535.26000 ( 39, 1)  2275.77000 (  6, 1)  352.83050 (  1, 1)   25.43256 (  1, 1)     .59076 (  1, 1)
  150.0 /  20129.69000 ( 39, 1)  2583.28200 (  6, 1)  170.55500 (  1, 1)    1.83681 (  1, 1)     .00324 (  1, 1)
  100.0 /  30486.79000 ( 39, 1)  2582.70600 (  1, 1)    9.80891 (  1, 1)     .00076 (  1, 1)     .00000 (  1, 1)
   50.0 /  74161.43000 ( 39, 1)   313.33950 (  1, 1)     .00000 (  1, 1)     .00000 (  1, 1)     .00000 (  0, 0)
     .0 /       .00000 (  0, 0)      .00000 (  1, 1)     .00000 (  0, 0)     .00000 (  0, 0)     .00000 (  0, 0)
                                                                                                        HIGH
                                                                                                        1-HR
                                                                                                       SGROUP #1





             *** REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ***

        * HIGHEST 1-HOUR AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER *
                              * FROM ALL SOURCES *
                           * FOR THE RECEPTOR GRID *

      * MAXIMUM VALUE EQUALS 74161.43000 AND OCCURRED AT (   .0,   50.0) *


Y-AXIS  /                                              X-AXIS (METERS)
(METERS) /               250.0                300.0           350.0                  400.0
---------------------------------------------------------------------------------------------
10000.0 /     72.84946 ( 39, 1)    60.93524 ( 39, 1)   49.25819 ( 39, 1)   38.48067 ( 39, 1)
 5000.0 /     74.60780 ( 22, 1)    63.97096 ( 22, 1)   53.25932 ( 22, 1)   43.05566 ( 22, 1)
 3000.0 /     97.94581 ( 22, 1)    66.47884 ( 22, 1)   41.89703 ( 22, 1)   24.51864 ( 22, 1)

 2000.0 /       74.51778 ( 22, 1)      33.1304  ( 22, 1)    20.05382 (  6, 1)    16.00879 (  6, 1)
 1200.0 /       47.11799 (  6, 1)      31.29161 (  6, 1)    19.21627 (  6, 1)    10.91250 (  6, 1)
 1150.0 /       47.84745 (  6, 1)      30.74840 (  6, 1)    18.15777 (  6, 1)     9.85349 (  6, 1)
 1100.0 /       48.32745 (  6, 1)      29.92286 (  6, 1)    16.90466 (  6, 1)     8.71384 (  6, 1)
 1050.0 /       48.48343 (  6, 1)      28.77534 (  6, 1)    15.45725 (  6, 1)     7.51504 (  6, 1)
 1000.0 /       48.22834 (  6, 1)      27.26956 (  6, 1)    13.82664 (  6, 1)     6.28667 (  6, 1)
  950.0 /       47.46125 (  6, 1)      25.37698 (  6, 1)    12.03833 (  6, 1)     5.06662 (  6, 1)
  900.0 /       46.07140 (  6, 1)      23.08457 (  6, 1)    10.13561 (  6, 1)     4.73047 (  1, 1)
  850.0 /       43.94377 (  6, 1)      20.40445 (  6, 1)     8.18237 (  6, 1)     4.43006 (  1, 1)
  800.0 /       40.97264 (  6, 1)      17.38602 (  6, 1)     7.68126 (  1, 1)     4.03559 (  1, 1)
  750.0 /       37.08275 (  6, 1)      14.12829 (  6, 1)     7.27766 (  1, 1)     3.52997 (  1, 1)
  700.0 /       32.26486 (  6, 1)      13.45207 (  1, 1)     6.63480 (  1, 1)     2.92180 (  1, 1)
  650.0 /       26.62191 (  6, 1)      12.88478 (  1, 1)     5.73798 (  1, 1)     2.24453 (  1, 1)
  600.0 /       25.81973 (  1, 1)      11.76302 (  1, 1)     4.61219 (  1, 1)     1.55654 (  1, 1)
  550.0 /       25.19745 (  1, 1)      10.02101 (  1, 1)     3.34251 (  1, 1)      .93527 (  1, 1)
  500.0 /       22.99113 (  1, 1)       7.66490 (  1, 1)     2.07277 (  1, 1)      .45495 (  1, 1)
  450.0 /       18.40160 (  1, 1)       4.84739 (  1, 1)      .99092 (  1, 1)      .15749 (  1, 1)
  400.0 /       12.49636 (  1, 1)       2.37985 (  1, 1)      .33130 (  1, 1)      .03389 (  1, 1)
  350.0 /        6.27996 (  1, 1)        .75097 (  1, 1)      .06048 (  1, 1)      .00333 (  1, 1)
  300.0 /        1.96363 (  1, 1)        .11676 (  1, 1)      .00419 (  1, 1)      .00009 (  1, 1)
  250.0 /         .24561 (  1, 1)        .00484 (  1, 1)      .00005 (  1, 1)      .00000 (  1, 1)
  200.0 /         .00472 (  1, 1)        .00001 (  1, 1)      .00000 (  1, 1)      .00000 (  1, 1)
  150.0 /         .00000 (  1, 1)        .00000 (  1, 1)      .00000 (  1, 1)      .00000 (  1, 1)
  100.0 /         .00000 (  1, 1)        .00000 (  1, 1)      .00000 (  1, 1)      .00000 (  0, 0)
   50.0 /         .00000 (  0, 0)        .00000 (  0, 0)      .00000 (  0, 0)      .00000 (  0, 0)
     .0 /         .00000 (  0, 0)        .00000 (  0, 0)      .00000 (  0, 0)      .00000 (  0, 0)

                                                                                                                           2ND HIGH
                                                                                                                            1 - HR
                                                                                                                          SGROUP # 1

                                       *** REDWOOD CITY REFUSE FILL AREA SOURCE MODELING ***
                                                        * FROM ALL SOURCES *
                                                     * FOR THE RECEPTOR GRID *

                             * MAXIMUM VALUE EQUALS 65153.86000 AND OCCURRED AT (      .0,     50.0) *

Y-AXIS   /                                                     X-AXIS (METERS)
(METERS) /                .0                     50.0                100.0                150.0               200.0
-----------------------------------------------------------------------------------------------------------------------------
10000.0 /       85.25583 ( 40, 1)      84.59878 ( 40, 1)    81.12418 ( 40, 1)    75.18129 ( 40, 1)   67.33264 ( 40, 1)
 5000.0 /      214.57650 ( 40, 1)     208.89040 ( 40, 1)   180.65530 ( 40, 1)   138.79910 ( 40, 1)   94.73748 ( 40, 1)
 3000.0 /      428.71110 ( 40, 1)     400.72960 ( 40, 1)   278.23100 ( 40, 1)   170.21240 ( 22, 1)   92.15483 ( 34, 1)
 2000.0 /      762.78550 ( 40, 1)     662.88980 ( 40, 1)   334.42840 ( 22, 1)   157.83990 ( 23, 1)   95.69004 ( 23, 1)
 1200.0 /     1612.17600 ( 40, 1)    1135.01700 ( 40, 1)   346.28920 ( 23, 1)   143.66810 ( 23, 1)   60.23695 ( 22, 1)
 1150.0 /     1712.49900 ( 40, 1)    1172.89200 ( 40, 1)   352.85570 ( 23, 1)   136.29560 ( 23, 1)   51.52550 ( 22, 1)
 1100.0 /     1823.12200 ( 40, 1)    1210.54600 ( 40, 1)   358.35600 ( 23, 1)   127.66740 ( 23, 1)   47.47575 (  7, 1)
 1050.0 /     1945.50200 ( 40, 1)    1247.31300 ( 40, 1)   362.41280 ( 23, 1)   117.76150 ( 23, 1)   49.28809 (  7, 1)
 1000.0 /     2082.19900 ( 40, 1)    1282.81300 ( 40, 1)   365.02840 ( 23, 1)   108.75970 (  6, 1)   50.98932 (  7, 1)
  950.0 /     2239.65800 ( 40, 1)    1381.39100 ( 40, 1)   367.84170 ( 23, 1)   115.91500 (  6, 1)   52.49956 (  7, 1)
  900.0 /     2416.30000 ( 40, 1)    1349.78600 ( 40, 1)   367.61980 ( 23, 1)   123.44770 (  6, 1)   53.71173 (  7, 1)
  850.0 /     2615.25700 ( 40, 1)    1374.95900 ( 40, 1)   363.46960 ( 23, 1)   103.96400 ( 22, 1)   54.48606 (  7, 1)
  800.0 /     2840.29300 ( 40, 1)    1474.97100 ( 22, 1)   354.35170 ( 23, 1)    92.78136 (  7, 1)   54.64296 (  7, 1)
  750.0 /     3095.87700 ( 40, 1)    1604.92900 ( 22, 1)   339.12480 ( 23, 1)    97.93112 (  7, 1)   53.96000 (  7, 1)
  700.0 /     3391.08500 ( 40, 1)    1731.27700 ( 39, 1)   316.64690 ( 23, 1)   102.64580 (  7, 1)   52.17591 (  7, 1)
  650.0 /     3753.11300 ( 40, 1)    1702.68900 ( 39, 1)   285.98720 ( 23, 1)   106.44970 (  7, 1)   49.00787 (  7, 1)
  600.0 /     4173.52000 ( 40, 1)    1641.17200 ( 39, 1)   303.17170 (  6, 1)   108.63760 (  7, 1)   48.77045 (  1, 1)
  550.0 /     4463.92900 ( 40, 1)    1563.57200 ( 34, 1)   299.77810 ( 22, 1)   108.20470 (  7, 1)   53.12975 (  1, 1)
  500.0 /     5238.40100 ( 40, 1)    1647.90700 ( 23, 1)   248.01730 (  7, 1)   110.26360 (  1, 1)   44.12977 (  6, 1)
  450.0 /     5914.12900 ( 40, 1)    1773.18100 ( 23, 1)   271.12630 (  7, 1)   123.60240 (  1, 1)   36.11427 (  2, 1)
  400.0 /     6713.01800 ( 40, 1)    1874.11000 ( 23, 1)   289.15410 (  7, 1)   115.74780 (  6, 1)   31.90997 (  2, 1)
  350.0 /     7666.34100 ( 40, 1)    1915.98800 ( 23, 1)   325.75220 (  1, 1)    87.40237 (  2, 1)   23.42083 (  2, 1)
  300.0 /     8828.53700 ( 40, 1)    1844.45400 ( 23, 1)   381.64870 (  1, 1)    75.37566 (  2, 1)   12.99177 (  2, 1)
  250.0 /    10734.22000 ( 22, 1)    1798.61300 (  6, 1)   305.76380 (  6, 1)    48.80992 (  2, 1)    4.09814 (  2, 1)

[copy missing]                                                              1.22954   (    1)   .00216  ( 2, 1)
  100.0 / 28538.50000  ( 22, 1)   1785.73900  ( 3, 1)    6.53927  ( 2, 1)    .00050   (   ,1)   .00000  ( 2, 1)
   50.0 / 65153.86000  ( 22, 1)    208.89300  ( 2, 1)     .00000  ( 2, 1)    .00000   ( 2, 1)   .00000  ( 0, 0)
     .0 /      .00000  (  0, 0)       .00000  ( 0, 0)     .00000  ( 0, 0)    .00000   ( 0, 0)   .00000  ( 0, 0)

                                                                        2ND HIGH
                                                                            1-HR
                                                                       SGROUP# 1

           ***REDWOOD CITY REFUSE FILL AREA SOURCE MODELING       ***


     * SECOND HIGHEST 1-HOUR AVERAGE CONCENTRATION MICROGRAMS/CUBIC METER *
                              * FROM ALL SOURCES *
                           * FOR THE RECEPTOR GRID *

       * MAXIMUM VALUE EQUALS 65153.8600 AND OCCURRED AT (   .0,   50.0 *


Y-AXIS  /                                              X-AXIS (METERS)
METERS) /               250.0                300.0           350.0                  400.0
---------------------------------------------------------------------------------------------
10000.0 /     58.27957 ( 40, 1)    48.74819 ( 40, 1)   39.40655 ( 40, 1)   30.78454 ( 40, 1)
 5000.0 /     71.80651 ( 39, 1)    46.57524 ( 34, 1)   35.50621 ( 23, 1)   28.70377 ( 23, 1)
 3000.0 /     65.29721 ( 23, 1)    44.31923 ( 23, 1)   27.93135 ( 23, 1)   16.34576 ( 23, 1)
 2000.0 /     49.67852 ( 23, 1)    24.34994 (  6, 1)   13.36922 (  7, 1)   10.67252 (  7, 1)
 1200.0 /     31.41200 (  7, 1)    20.86107 (  7, 1)   12.81085 (  7, 1)    7.27500 (  7, 1)
 1150.0 /     31.89830 (  7, 1)    20.49894 (  7, 1)   12.10518 (  7, 1)    6.56899 (  7, 1)
 1100.0 /     32.21830 (  7, 1)    19.94857 (  7, 1)   11.26978 (  7, 1)    5.80923 (  7, 1)
 1050.0 /     32.32229 (  7, 1)    19.18356 (  7, 1)   10.30483 (  7, 1)    5.48266 (  7, 1)
 1000.0 /     32.15223 (  7, 1)    18.17970 (  7, 1)    9.21776 (  7, 1)    5.21567 (  1, 1)
  950.0 /     31.64083 (  7, 1)    16.91799 (  7, 1)    8.02555 (  7, 1)    4.97658 (  1, 1)
  900.0 /     30.71427 (  7, 1)    15.38971 (  7, 1)    7.95827 (  1, 1)    3.89956 (  6, 1)
  850.0 /     29.29585 (  7, 1)    13.60297 (  7, 1)    7.88668 (  1, 1)    2.95337 (  2, 1)
  800.0 /     27.31509 (  7, 1)    13.37578 (  1, 1)    6.26275 (  6, 1)    2.69039 (  2, 1)
  750.0 /     24.72184 (  7, 1)    13.57635 (  1, 1)    4.85177 (  2, 1)    2.35331 (  2, 1)
  700.0 /     24.35073 (  1, 1)    10.78943 (  6, 1)    4.42320 (  2, 1)    1.94787 (  2, 1)
  650.0 /     25.41335 (  1, 1)     8.58985 (  2, 1)    3.82532 (  2, 1)    1.49636 (  2, 1)
  600.0 /     20.42486 (  6, 1)     7.84201 (  2, 1)    3.07479 (  2, 1)    1.03769 (  2, 1)
  550.0 /     16.79830 (  2, 1)     6.68068 (  2, 1)    2.22834 (  2, 1)     .62351 (  2, 1)
  500.0 /     15.32742 (  2, 1)     5.10993 (  2, 1)    1.38185 (  2, 1)     .30330 (  2, 1)
  450.0 /     12.26774 (  2, 1)     3.23159 (  2, 1)     .66062 (  2, 1)     .10499 (  2, 1)
  400.0 /      8.33091 (  2, 1)     1.58657 (  2, 1)     .22087 (  2, 1)     .02260 (  2, 1)
  350.0 /      4.18664 (  2, 1)      .50065 (  2, 1)     .04032 (  2, 1)     .00222 (  2, 1)
  300.0 /      1.30908 (  2, 1)      .07784 (  2, 1)     .00279 (  2, 1)     .00006 (  2, 1)
  250.0 /       .16374 (  2, 1)      .00322 (  2, 1)     .00003 (  2, 1)     .00000 (  2, 1)
  200.0 /       .00315 (  2, 1)      .00001 (  2, 1)     .00000 (  2, 1)     .00000 (  2, 1)
  150.0 /       .00000 (  2, 1)      .00001 (  2, 1)     .00000 (  2, 1)     .00000 (  2, 1)
  100.0 /       .00000 (  2, 1)      .00001 (  2, 1)     .00000 (  2, 1)     .00000 (  0, 0)
   50.0 /       .00000 (  0, 0)      .00001 (  0, 0)     .00000 (  0, 0)     .00000 (  0, 0)
     .0 /       .00000 (  0, 0)      .00001 (  0, 0)     .00000 (  0, 0)     .00000 (  0, 0)

                                  APPENDIX III

                              Table S-1 From FEIR

Table S-1. SUMMARY OF ENVIRONMENTAL IMPACTS AND MITIGATION

--------------------------------------------------------------------------------------------------------------------------
  PROPOSED RESIDENTIAL/COMMERCIAL PROJECT                                    IMPACTS OF ALTERNATIVES

     Impact                    Mitigation                         All Office Park               Reduced Residential Density
---------------------------------------------------------------------------------------------------------------------------
Geology and Soils

Settlement of the site         Conceptual building           Impacts would be the same         Impacts would be the same
would occur. Buildings         design and structural         as for the proposed               as for the proposed
and structures would be        measures have been re-        project.                          project.
subject to ground shaking      commended for this site.
from earthquakes.              The City would require
                               that a geotechnical
                               assessment be conducted of
                               the detailed building designs
                               and site plans that would
                               be submitted during the
                               Plan Development review
                               process.

Land Use, Public Plans, and Policies

The residential portion        The project applicant has     This alternative is               Impacts would be the same
of the project is              applied to make the           consistent with the current       as for the proposed
inconsistent with the          necessary revisions to        Specific Plan, zoning,            project.
current Westport Specific      the Specific Plan and         and General Plan.
Plan, zoning, and General      zoning; the City of Redwood
Plan. A portion of             City must approve these
lands adjacent to              changes. The site plan
Peninsula Landing              provides for some landscaped
designated open spaces         areas adjacent to Peninsula
would be changed to            Landing. A shoreline public
multifamily residential.       park has been proposed that
                               would provide open space area
                               along the Belmont Slough.

------------------------------------------------------------------------------------------------------------
   PROPOSED RESIDENTIAL/COMMERCIAL PROJECT                          IMPACTS OF ALTERNATIVES

     Impact                   Mitigation                 All Office Park             Reduced Residential Density
------------------------------------------------------------------------------------------------------------
Air Quality

Construction would       Dust would be minimized       Impacts would be the          Impacts would be the same
result in short-term     by watering of the project    same as for the proposed      as for the proposed
dust emissions.          site during construction.     project.                      project.

Emissions from project-  Project design and facil-     Cumulative vehicle            Emissions from traffic
related traffic are      ities are proposed that       emissions would be            would be approximately
predicted to exceed      would reduce vehicle use.     higher than for the           8 percent lower than for
levels of significance   The project would have        proposed project,             the proposed project.
suggested by the Bay     both residential and          although the difference
Area Air Quality Manage- commercial uses, allowing     is negligible.
ment District.           the opportunity for resi-
                         dents to work near home
                         and avoid driving to work.

Natural decomposition of Gas extraction and control    Impacts would be the same     Impacts would be the same
the former refuse land-  measures have been recom-     as for the proposed           as for the proposed
fill material at the     mended for the project and    project.                      project.
site is a source of      site. During Plan Devel-
landfill gases.          opment review, the City
                         would require that the
                         detailed building designs
                         and site plan be reviewed
                         by a qualified specialist
                         to determine specific gas
                         control measures, and all
                         designs would be subject
                         to approval by the City.


----------------------------------------------------------------------------------------------------------------------------
   PROPOSED RESIDENTIAL/COMMERCIAL PROJECT                                    IMPACTS OF ALTERNATIVES

        Impact                    Mitigation                      All Office Park               Reduced Residential Density
----------------------------------------------------------------------------------------------------------------------------

Noise

Temporary construction     Control measures and                Impacts would be approx-        Impacts would be approx-
noise impacts would        limiting construction               imately the same as for         imately the same as for
occur.                     to daytime hours are                the proposed project.           the proposed project.
                           recommended to minimize
                           construction noise.

Residents of the project   Insulation and building             Office workers would be         Impacts would be approx-
may be disturbed by        design would minimize               less affected by noise          imately the same as for
aircraft noise.            interior noise levels.              at the project site since       the proposed project.
                           Measures are unavailable            exposure would be limited
                           to reduce exterior noise            to daytime hours.
                           levels at homes
                           resulting from aircraft.
                           The project applicant
                           would be required to inform
                           residents of the potential
                           for disturbance from a
                           aircraft noise.

Biological Resources

The project site has       As an offsetting measure            Impacts would be the same       Impacts would be the same
been highly disturbed      the 13-acre parcel would            as for the proposed             as for the proposed
in the past; the proposed  be enhanced (if allowed             project.                        project.
project would not affect   by agencies having
biological resources at    jurisdiction over the parcel)
the site. The adjacent     through introduction of tidal
state-owned tidal area     influence, and would be
could be affected by       protected by fencing. Pets
increased use of the       would be prohibited within
site.                      the residential development.

----------------------------------------------------------------------------------------------------------------
   PROPOSED RESIDENTIAL/COMMERCIAL PROJECT                          IMPACTS OF ALTERNATIVES

     Impact                   Mitigation                 All Office Park             Reduced Residential Density
----------------------------------------------------------------------------------------------------------------
Visual Resources

Some views from adjoin-  The site plan has been        Total building coverage       Impacts would be slightly
ing properties across    revised to cluster devel-     of the site would be          reduced due to fewer
the site would be re-    opment to the extent          slightly less, allowing       buildings and greater
duced. The site would    possible. A shoreline         more site acreage to be       extent of landscaped open
no longer appear from    park would be constructed     parking, landscaping, and     space area.
distant view points as   to provide public shore-      open space.
a sparsely vegetated     line access and viewing
plain.                   points.

Socioeconomics

Additional students      The applicant would           Increases in school           Increases in school
would be added to the    negotiate new development     district enrollment would     district enrollment, and
Belmont and Sequoia      agreements for additional     be avoided. Demand for        sewer and water demand,
School Districts, but    sewer and water demand.       housing in the regional       would be slightly reduced
available capacity                                     area would increase due       in comparison to the
exists to accommodate                                  to the creation of a new      proposed project.
these students. Addi-                                  employment center with no
tional sewer capacity                                  corresponding housing
and water supply would                                 provided. Sewer and water
be needed.                                             capacity would not be
                                                       impacted since existing
                                                       development agreements
                                                       are adequate.

Parks and Recreation

New residents and work-  Public recreation, park       Impacts would be approx-      Impacts would be approx-
ers would use existing   and shoreline access          imately the same as for       imately the same as for
nearby recreational      facilities would be in-       the proposed project.         the proposed project.
facilities.              cluded in the proposed
                         development.

Table S-1.  SUMMARY OF ENVIRONMENTAL IMPACTS AND MITIGATION (concluded)

----------------------------------------------------------------------------------------------------------------
   PROPOSED RESIDENTIAL/COMMERCIAL PROJECT                          IMPACTS OF ALTERNATIVES

     Impact                   Mitigation                 All Office Park             Reduced Residential Density
----------------------------------------------------------------------------------------------------------------
Traffic

Additional project-      Traffic improvement           Additional daily traffic      Additional daily traffic
related traffic would    measures include new          would be greater than for     would be less than for the
result in deteriorated   signal controls and           the proposed project.         proposed project. Deter-
operating conditions at  turn lanes.                   Deteriorated operating        iorated operating con-
identified local inter-                                conditions would occur at     ditions would still occur
sections.                                              local intersections.          at local intersections.

Project development      No mitigation identified.     Impacts would be the same     Impacts would be the same
would preclude the                                     as for the proposed           as for the proposed
construction of a                                      project.                      project.
Belmont Slough vehicle
crossing.
----------------------------------------------------------------------------------------------------------------

                                                                [GEOMATRIX LOGO]


================================================================================
REVISED DISCHARGE MONITORING PLAN

Westport Landfill Site
Redwood City, California






Prepared for
Westport Investments



May 1996
Project No. 2965.02
================================================================================

GEOMATRIX CONSULTANTS

                                                                [GEOMATRIX LOGO]

100 Pine Street, 10th Floor
San Francisco, CA 94111
(415) 434-9400 o FAX (415) 434-1365

31 May 1996
Project 2965

Mr. Abdul Karim Yusufzai
California Regional Water Quality Control Board
San Francisco Bay Region
2101 Webster Street, Suite 500
Oakland, California 94612

Subject:       Revised Discharge Monitoring Plan
               Westport Landfill, Redwood City, San Mateo County

Dear Mr. Yusufzai:

This letter transmits the Revised Discharge Monitoring Plan for the Westport Landfill site located in Redwood City, California. The subject report was prepared by Geomatrix Consultants, Inc. on behalf of Westport Investments in accordance with Specification 20 of the California Regional Water Quality Control Board - San Francisco Bay Region (RWQCB) Order No. 94-181, and the 1 December letter from the RWQCB to Mr. Gary Moiseff of Vance M. Brown & Sons, Inc.

As noted in the Discharge Monitoring Plan, the monitoring well locations at the site were recently surveyed by others on behalf of Westport Investments. The survey data indicated that several of the well locations presented on site plans based on previous surveys were inaccurate. Site plans included in this report show the new survey locations of the site wells. The results of this survey indicate that the spacing between existing wells P-7, P-3, MW-4, and K-4 is generally consistent, and an additional well between K-3 and K-4 as previously proposed (proposed well MW-4 location in the September 1995 DRAFT DMP) does not appear needed or appropriate.

We appreciate your attention on this DMP. Please call either of the undersigned with questions or comments.

Sincerely yours,

GEOMATRIX CONSULTANTS, INC.


/s/ [Signature Illegible] for              /s/ [Signature Illegible] for
------------------------------             ------------------------------
Amanda L. Spencer, R.G., P.E.              Cynthia L. Shaw, G.E.
Senior Hydrogeologist                      Principal Engineer


cc:     Mr. Curtis Scott, RWQCB (w/Enclosure)
        Mr. Gary Moiseff, Vance M. Brown & Sons (w/Enclosure)
        Mr. Greg Schirle, County of San Mateo (w/Enclosure)

GEOMATRIX CONSULTANTS, INC.
Engineers, Geologists, and Environmental Scientists

                                                                [GEOMATRIX LOGO]

================================================================================

REVISED DISCHARGE MONITORING PLAN
Westport Landfill Site
Redwood City, California









Prepared for
Westport Investments



May 1996
Project No. 2965.02

================================================================================

GEOMATRIX CONSULTANTS

                                                                [GEOMATRIX LOGO]

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.0  INTRODUCTION ..........................................................  1
          1.1  OBJECTIVE ...................................................  1
          1.2  SCOPE OF WORK ...............................................  1

2.0  BACKGROUND ............................................................  2
          2.1  SITE SETTING, HISTORY, AND DESCRIPTION ......................  2
          2.2  PROPOSED FUTURE SITE USE AND CURRENT ACTIVITIES .............  5
               2.2.1  Development Plans ....................................  5
               2.2.2  Current Activities ...................................  5
          2.3  PREVIOUS ENVIRONMENTAL INVESTIGATIONS AND RESULTS ...........  6
               2.3.1 Previous Investigations ...............................  6
               2.3.2 Analytical Data Summary ...............................  9

3.0  DEVELOPMENT OF THE MONITORING PROGRAM ................................. 11
          3.1  CONSTITUENTS OF CONCERN ..................................... 11
               3.1.1 Volatile Organic Compounds ............................ 12
               3.1.2 Semivolatile Organic Compounds ........................ 14
               3.1.3 PCBs .................................................. 15
               3.1.4 Pesticides ............................................ 16
               3.1.5 Metals ................................................ 17
               3.1.6 Water Quality Parameters .............................. 18
          3.2  CONCENTRATION LIMITS ........................................ 19
          3.3  POINTS OF COMPLIANCE ........................................ 21
          3.4  WQPS SUMMARY ................................................ 23

4.0  PROPOSED MONITORING PLAN .............................................. 24
          4.1  SCHEDULE .................................................... 24
          4.2  METHODOLOGY ................................................. 24
               4.2.1 Water Level Measurements .............................. 24
               4.2.2 Monitoring Well Sampling .............................. 25
               4.2.3 Laboratory Analysis ................................... 26
               4.2.4 Quality Assurance/Quality Control ..................... 26
               4.2.5 Reporting ............................................. 28
          4.3  STATISTICAL EVALUATION OF DATA .............................. 28

5.0  REFERENCES ............................................................ 31

                                      (i)

                                                                [GEOMATRIX LOGO]

                                 LIST OF TABLES

Table 1        General Water Quality Parameters Detected in Groundwater and
               Surface Water
Table 2        Metal Concentrations Detected in Groundwater and Surface Water
Table 3        VOC Concentrations Detected in Groundwater and Surface Water
Table 4        SVOC Concentrations Detected in Groundwater and Surface Water
Table 5        Herbicides, PCB and Pesticide Concentrations Detected in
               Groundwater and Surface Water
Table 6        Constituents of Concern
Table 7        Volatile Organic Compounds-Frequency of Detections
Table 8        Semivolatile Organic Compounds-Frequency of Detections
Table 9        Polychlorinated Biphenyls-Frequency of Detections
Table 10       Pesticides-Frequency of Detections
Table 11       Metals-Maximum Concentrations Comparison
Table 12       Metals-Frequency of Detections
Table 13       Concentration Limits
Table 14       Monitoring Schedule


                                LIST OF FIGURES


Figure 1       Site Location Map
Figure 2       Topographic Site Plan with Monitoring Well Locations
Figure 3       Shallow Groundwater Elevation Contour Map - 1 May 1995
Figure 4       Extent of Refuse Fill
Figure 5       Point-of-Compliance Sampling Locations


                               LIST OF APPENDICES


Appendix A     Engineering Plans for the Cut-Off Wall
Appendix B     Refuse Limit Definition
Appendix C     Schematic of Reconstructed Cap
Appendix D     Point-of-Compliance Wells Boring Logs
Appendix E     Quality Assurance/Quality Control Procedures


                                      (ii)

                                                                [GEOMATRIX LOGO]

                       REVISED DISCHARGE MONITORING PLAN
                             Westport Landfill Site
                            Redwood City, California


                                1.0 INTRODUCTION

This revised discharge monitoring report was prepared on behalf of Westport Investments by Geomatrix Consultants, Inc. (Geomatrix), for the former Westport Landfill site in Redwood City, California (Site; Figure 1). It was prepared in accordance with Regional Water Quality Control Board (RWQCB) Order No. 94-181 (the Order), the 1 December 1995 letter from the RWQCB to Mr. Gary Moiseff of Vance M. Brown Sons, Inc. (Vance Brown), and guidelines provided in Article 5, Title 23, Chapter 15 of the California Code of Regulations (CCR). The report is organized into five sections: Section 1.0 is an introduction to the report with a discussion of the objective and scope of work; Section 2.0 provides background information (including landfill history, geologic setting, and previous analytical results); Section 3.0 presents the water quality protection standard for the monitoring program; and Section 4.0 presents the Proposed Monitoring Plan. References are included in Section 5.0.


1.1 OBJECTIVE

The overall objective of the monitoring program is to evaluate whether refuse at the Site is causing a long-term adverse effect on the environment. This objective is accomplished by development of a water quality protection standard and compliance with the requirements of Article 5, Chapter 15 (Water Quality Monitoring and Response Programs for Waste Management Units) of Title 23 in the CCR ("Article 5").

1.1 SCOPE OF WORK

To develop a monitoring program that complies with the overall requirements of
Article 5, Geomatrix performed the following scope of work:


o developed a list of constituents of concern (COCs) to be monitored (as required in Section 2550.3, Article 5), based on historical chemical data generated at the Site;

                                                                [GEOMATRIX LOGO]

o developed concentration limits for the identified COCs that have no adverse effect on the environment (as described in Section 2550.4, Article 5);

o identified points of compliance on the Site (as required by Section 2550.5, Article 5); and

o developed a monitoring program and statistical evaluation method (as described in Sections 2550.7 and 2550.8, Article 5) to evaluate the data generated during the monitoring program.

                                 2.0 BACKGROUND

This section provides background information on the Site, including a description of the landfill history, monitoring systems, and subsurface geology, and a summary of the previous investigations conducted at the Site and historical analytical results.

2.1 SITE SETTING, HISTORY, AND DESCRIPTION

Location: The Site is located along the western shore of San Francisco Bay, within the city limits of Redwood City, California. It covers approximately 80 acres and is bounded by Marine World Parkway and residences to the south and east, and Belmont Slough to the north and west (Figures 1 and 2).

Site History: The Site and vicinity was tidal marshland until approximately 1910. Dikes were constructed around this time and the region was then used for pasture. A pig farm was located on a portion of the Site until the mid-1950s (Levine-Fricke, 1989).


The Site was operated as a landfill for domestic waste from approximately 1948 until 1970 (Levine-Fricke, 1989). From 1948 to 1957, combustible waste was burned on site and the incinerator ash was placed in the southwestern portion of the Site (Levine-Fricke, 1989). Disposal of domestic waste ceased in 1970; construction fill was brought to the Site and grading was conducted at various times after 1970.


In 1975, the owners of the Site requested approval from the RWQCB to terminate operation

                                                                [GEOMATRIX LOGO]

and abandon the former refuse disposal area. In response, the RWQCB issued waste discharge requirements (Waste Discharge Requirements [WDR], Order No. 76-77). The landfill owners then performed post-closure activities, which included filling and grading of low-lying areas to prevent ponding of surface water (mid-1970s through 1984), constructing a clay cap to protect surface water and groundwater (1975 through 1980), constructing a leachate collection trench and gas monitoring system (1980), and sealing perimeter dikes (Woodward-Clyde Consultants, June 1988).

Geologic Setting and Hydrogeology: The Site is located along the western edge of San Francisco Bay in a region that was characterized as tidal marsh until the construction of levees during the early 1900s. This allowed for use of the land for pastures and then later for commercial and residential development.

The natural sediments below the landfill consist primarily of Bay Mud deposits, comprised of organic clay and silty clay, to a depth of approximately 36 to 63 feet below ground surface (bgs). Stiff to very stiff sandy clay/clayey sand deposits comprise the first water bearing zone below the refuse. The sandy units are generally about 2 to 12 feet in thickness, occur at depths of between approximately 35 and 140 feet bgs and do not appear to be laterally continuous. The sandy clay/clayey sand deposits are, in turn, underlain by silty clay (Levine-Fricke, 1989) to a depth of approximately 200 feet bgs (Cooper Engineers, 1983). According to a report by Cooper Engineers (1983), a sequence of clay, sand, and gravel underlies the stiff silty and sandy clays to depths ranging from 300 to 500 feet bgs. Beneath the clay, sand, and gravel of this alluvial sequence is Mesozoic Franciscan Assemblage basement rock.

Adjacent to the Bay, the regional groundwater table is very flat, and horizontal and vertical flow within the fine-grained Bay Mud sediments is restricted. At the Site, where refuse disposal has caused the land surface to be elevated, the groundwater potentiometric surface reflects that topography, and the groundwater gradient slopes radially away from the topographic highs within the refuse layer (Figure 3). The horizontal hydraulic conductivity of

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                                                                [GEOMATRIX LOGO]

the refuse has been estimated at approximately 16 to 19 ft/day and two to three orders of magnitude greater than the conductivity estimated for the adjacent Bay Mud (approximately 0.003 to 0.16 ft/day) (Levine-Fricke, 1989). The low permeability of the Bay Mud, which surrounds the refuse, restricts both horizontal and vertical migration of leachate from the refuse areas.


Landfill Description: To accommodate the waste disposal at the time of construction, native sediments consisting primarily of Bay Mud were excavated to depths of 10 to 15 feet from several areas of the Site (Cooper Engineers, 1983). Liner material reportedly was not used to separate the waste from the underlying clay. The primary areas of waste disposal are located in the northwestern and southeastern portions of the Site (Figure 2). The elongated elevated area in the southwestern portion of the Site is referred to as the "Panhandle"; the other elevated area in the northeastern portion of the Site is referred to as the "Mound" (Figure 3). Thinner layers (approximately 1/2 foot to 4 feet) of refuse have been observed in the lower lying region west of the Panhandle and the Mound.


Prior to recent reconstruction of a low-permeability cap (discussed in Section 2.3.2) and grading for the proposed development of the Site, the ground surface elevations at the Site were: 5 to 7 feet above mean sea level (msl) in the low-lying area west of the Mound; 7 to 10 feet above msl in the Panhandle area; and 10 to 30 feet above msl in the Mound area. (Elevations at the site have also been reported in feet Redwood City Datum [RCD], which is equal to msl plus 100 feet). The elevation of a perimeter dike is approximately 7 feet above msl].


Based on Site boring logs, refuse at the Site consists of decomposed garbage (primarily paper and glass fragments with a minor amount of ash, plastic, wood, brick, and rock fragments) mixed with soil. In the low-lying area, the layer of refuse ranges from 1/2 to 4 feet in thickness; in the Panhandle area it ranges from 4 to 24 feet in thickness; and in the Mound area it ranges from 4 to 35 feet in thickness. Across the Site, the layer of refuse is saturated with water.

                                                                [GEOMATRIX LOGO]

The original cap constructed at the landfill reportedly consisted of 1 to 9 feet of clay, as described in the Landfill Cap Construction Plan (Geomatrix, 14 February 1995). An 18-inch-wide leachate collection trench and gas-migration barrier extends vertically through the refuse to a depth of 8 to 13 feet along the southeastern boundary of the Site (Figure 3). The trench collects leachate and inhibits southerly groundwater flow as groundwater and leachate are automatically or periodically pumped out of the trench to the sanitary sewer. To monitor potential gas migration at the Site, a series of probes have been installed at various depths into the refuse and into the shallow sediments on the lower lying region to the west.


A cut-off wall was installed along Marine World Parkway during development of the adjacent residential property to prevent migration of gas into the surrounding homes (Figure 2). The cut-off wall consists of a 3-foot-wide wall of low-permeability clay installed from ground surface to mean sea level (i.e., 100 feet RCD), so that it penetrates several feet into the Bay Mud. This cut-off wall further limits the flow of groundwater from the Site. Engineering plans for the cut-off wall are contained in Appendix A.


2.2 PROPOSED FUTURE SITE USE AND CURRENT ACTIVITIES

Proposed development plans and current site activities are described below.


2.2.1 DEVELOPMENT PLANS

Current development plans for the Site include construction of the Westport Office Park. The Westport Office Park will consist of 20 one- to two-story commercial buildings that will be constructed in phases. Most of the Site will be covered by asphalt or concrete pavement, or buildings once the development is complete.


2.2.2 CURRENT ACTIVITIES

Site preparation activities, including grading, and cap reconstruction, have been ongoing since June, 1995 to prepare for Site development. The cap reconstruction was completed by the end of May 1996. As part of preparation work for the proposed development, additional fill was

                                                                [GEOMATRIX LOGO]

placed in the low-lying areas of the Site to meet final grade requirements, and the thickness of the clay cap and the extent of the refuse fill were investigated. During this investigation, the refuse fill was found to extend beyond the previously identified limits based on soil borings drilled at various locations and test pits excavated on a grid pattern across the low-lying area. Based on this work, the lateral limit of refuse at the Site has been revised as shown on Figure 4. Details of the test pit program are included in Appendix B.


The test pit and soil boring program also identified areas where the thickness and makeup of the clay cap did not meet the requirements for a final cover according to Article 8, Section 2581 of Chapter 15 of the CCR. To meet the requirements, a minimum of 1 foot of low-permeability material, such as Bay Mud, and a 1-foot protective layer has been placed across the former landfill areas. Work has been completed to extend the cap to cover the newly defined extent of refuse. In addition, a cut-off wall is in the process of being constructed at the outer boundaries of the refuse areas. The cut-off wall will consist of the low-permeability layer within the cap which has been keyed into the adjacent Bay Mud to minimize potential future migration of leachate from the landfill. This new cut-off wall, in addition to the existing cut-off wall along the eastern boundary of the site effectively isolates the refuse fill area. Schematic design drawings illustrating the cap construction and low-permeability "key" are contained in Appendix C. A report of this work will be submitted under separate cover. It should be noted that topographic contours presented on figures in this report are based on pre-construction site conditions. In addition, monitoring well locations were recently surveyed; figures in this report reflect the surveyed locations of the monitoring wells. Several monitoring well locations (specifically K-1, K-2, K-3, K-4, K-5, P-2A, P-2B, P-3, P-4, P-6, P-7, P-8,
S-1A, S-4A, MW-2) were shifted from locations shown in previously submitted site plans to accurately reflect the surveyed positions.


2.3 PREVIOUS ENVIRONMENTAL INVESTIGATIONS AND RESULTS

2.3.1 PREVIOUS INVESTIGATIONS

Environmental investigations of the Site were initiated in 1988, and several investigations have been conducted since that time, including a preliminary environmental investigation, a shallow

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                                                                [GEOMATRIX LOGO]

groundwater quality survey, a Solid Waste Assessment Test (SWAT), soil and groundwater investigations for a Risk Assessment, quarterly monitoring for an addendum to the SWAT, and semi-annual monitoring in accordance with the Order. An additional two quarters of monitoring were completed in November 1995 and March 1996 in accordance with the 1 December 1995 letter from the RWQCB to Mr. Gary Moiseff of Vance Brown. During the investigations, 19 shallow groundwater/leachate monitoring wells were installed to monitor shallow groundwater within and outside the limits of refuse at the Site, 4 deeper wells were installed to monitor groundwater in the first permeable zone beneath the refuse, and 2 wells (1 shallow and 1 deep) were installed on the east side of the cut-off wall and leachate collection trench to monitor groundwater quality upgradient of the Site. The locations of these wells are presented on Figure 2. Two of the shallow/leachate wells were destroyed in 1994 in accordance with state and local regulations as part of the lead remediation program mandated by the Environmental Health Division of the San Mateo Department of Health Services.


Brief summaries of the scopes of work performed for each of the previous investigations at the Site are presented below.


o Preliminary Soil and Groundwater Investigation by Kaldveer Associates in 1998: Kaldveer installed five wells in the western portion of the Site (K-1 through K-5) to evaluate shallow groundwater quality adjacent to the refuse fill area.


o SWAT by Irvine-Fricke in 1988 to 1989: As a part of the SWAT, Levine-Fricke installed seven shallow groundwater monitoring wells outside the primary refuse areas (P-3 through P-8, and UGP-2), seven monitoring wells within the primary refuse areas (referred to as leachate wells; P-1A, P-2A, S-1A, S-2, S-3A, S-4A, and S-5) and three deeper groundwater monitoring wells (P-1B, P-2B, and UGP-1); conducted hydraulic testing at wells in the refuse area and in the surrounding Bay Mud; collected soil samples for chemical analysis from the wellbores during drilling activities; and conducted quarterly groundwater, leachate, and surface water monitoring for one year. The Kaldveer wells (K-1 through K-5) were included in the quarterly monitoring program. The leachate wells in the Mound (S-1A, S-2, S-3A, S-4A, and S-5) were included in the first quarter sampling event but not in the remaining three quarters. Water levels were measured and recorded quarterly to evaluate groundwater flow.

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                                                                [GEOMATRIX LOGO]

o Shallow Groundwater Quality Survey by Tracer Research Corporation in 1988: Tracer Research Corporation conducted a shallow groundwater quality survey under the direction of Levine-Fricke. Thirteen grab leachate samples were collected from borings installed in the Panhandle refuse fill area, and nine grab groundwater samples were collected from borings installed within approximately 100 feet of the refuse fill in the western portion of the Site. The samples were analyzed on site in a mobile laboratory for selected VOCs and total petroleum hydrocarbons.

o Supplemental Environmental Impact Report, by McLaren-Hart in 1989: As part of a Risk Assessment for the Supplemental Environmental Impact Report, McLaren-Hart installed one shallow well (MW-3) and two deeper wells (MW-1 and MW-2); collected surface and subsurface soil samples; collected soil vapor samples from 17 locations; and collected leachate samples from wells P-lA, S-4A, and S-5, shallow groundwater samples from K-3, K-4, MW-3, and UGP-2, and deep groundwater samples from wells MW-1, MW-2, P-1B, P-2B, and UPG-1. Wells UGP-1, UGP-2, and P-1B were sampled a second time in August 1989, one month following McLaren-Hart's initial groundwater sampling event.

o Addendum to SWAT by Levine-Fricke in 1992 and 1993: Levine-Fricke conducted quarterly monitoring of wells installed in the Mound area (S-lA, S-2, S-3A, S-4A, and MW-1) to complete the SWAT of the Site. Water levels were measured and recorded quarterly to evaluate groundwater flow.

o Removal and Replacement of Lead-Affected Soils and Landfill Materials by Levine-Fricke in 1994: Levine-Fricke investigated and remediated lead-affected soil in three locations at the Site. To complete the removal at two of the locations, two monitoring wells at the Site (P-5 and P-lA) were destroyed in accordance with San Mateo County protocols.

o Groundwater Monitoring by Geomatrix in 1995: Geomatrix conducted the first semi-annual round of groundwater and surface water monitoring under RWQCB Order No. 94-181. Sampling was conducted in May 1995; the report was issued in July 1995.

o Groundwater Monitoring by Geomatrix in 1995 and 1996: An additional two quarters of sampling of six leachate wells (S-lA, S-2, S-3A, S-4, S-5, and P-2A) to identify COC's was conducted in accordance with the 1 December 1995 letter from the RWQCB to Mr. Gary Moiseff of Vance Brown. Sampling was conducted in November 1995 and March 1996; quarterly reports documenting the results of the monitoring were submitted to the RWQCB in December 1995 and April 1996.


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2.3.2 ANALYTICAL DATA SUMMARY

The presence and distribution of chemicals at and in the vicinity of the Site have been established over the past nine years (1988 to 1996). Previous work has generated a significant amount of historical chemical data on the landfill leachate, the nearby surface water, and shallow and deep groundwater. The existing monitoring well network consists of twelve monitoring wells within the lateral limits (as recently defined) of the refuse (leachate wells S-1A, S-2, S-3A, S-4A, S-5, K-3, P-2A, P-4(1), P-6(1), K-1(1), K-2(1), and MW3-1(1)), six
shallow groundwater wells located at the Site outside the limits of the landfill waste (K-4, K-5, P-3, P-7, P-8, and MW-3), one upgradient shallow groundwater well (UPG-2), four wells that monitor deep groundwater beneath the refuse at the Site (MW-1, MW-2, P-1B, and P-2B), and one upgradient deep groundwater well (UPG-1). As noted previously, two monitoring wells were abandoned in 1994 (P-1A and P-5(1)). Seven surface water locations have been sampled historically (SW-1 through SW-5 and "surfup" [upgradient] and "surfdn" [downgradient]). The sampling locations at the Site are shown on Figure 4.


Samples of leachate, groundwater, and surface water have been analyzed for general water quality parameters, volatile organic compounds (VOCs), semivolatile organic compounds (SVOCs), polychlorinated biphenyls (PCBs), metals, and pesticides. The VOCs, SVOCs, and PCBs detected at the Site appear to be associated with the landfill waste; the metals, pesticides, and most of the water quality parameters that have been detected at the Site appear to be associated with regional groundwater conditions and do not appear to be associated with the refuse. Brief summaries of the analytical results are presented below; the historical data are presented in Tables 1 through 5. The distribution of each of the constituents is presented in detail in Section 3.1.


Water Quality Parameters: The leachate, shallow groundwater, and surface water samples have been analyzed for general water quality parameters, including pH, specific conductance,


----------

        (1) These wells were originally installed to monitor shallow groundwater outside the refuse area, but because recent work has shown that they are located within the refuse area, they are now considered to be leachate monitoring wells. These changes are discussed in more detail in Section 3.3.1 of this report.


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turbidity, total dissolved solids (TDS), total suspended solids (TSS), cations, anions, alkalinity, ammonia, chemical oxygen demand (COD), biological oxygen demand (BOD), and total organic carbon (Table 1). These constituents are naturally occurring and, except for ammonia, the concentrations in leachate, groundwater, and surface water samples are relatively similar. Details of the variations are presented in Section 3.1.


Metals: Metals also are naturally occurring constituents in groundwater.
Samples have been analyzed for 17 metals (arsenic [As], barium [Ba], cadmium [Cd], calcium [Ca], chromium [Cr], cobalt [Co], copper [Cu], iron [Fe], lead [Pb], manganese [Mg], mercury [Hg], molybdenum [Mo], nickel [Ni], potassium [K], selenium [Se], silver [Ag], and zinc [Zn]). Concentrations of metals detected in leachate monitoring wells are generally low and consistent with concentrations detected in upgradient wells and surface water. Of the 17 metals analyzed, silver was detected once in one well and mercury and molybdenum were each detected once in two wells. All other metals have been detected at least six times in samples of leachate, shallow groundwater, and/or surface water (Table
2).


Volatile Organic Compounds: A total of 14 VOCs and gasoline have been detected sporadically at the Site. Most of the detections were in samples of leachate and primarily consisted of benzene, toluene, ethylbenzene, and xylenes (BTEX; Table
3). Groundwater samples collected from wells located outside the recently defined extent of the refuse fill areas have, in general, not contained VOCs. A few VOCs have been detected only a few times in shallow groundwater adjacent to the fill, and no VOCs have been detected in surface water.


Semivolatile Organic Compounds: A total of 15 SVOCs have been detected at the Site at variable frequencies. As with VOCs, most of the detections of SVOCs were from samples of leachate (Table 4). SVOCs have generally not been detected in wells located outside the recently defined extent of the refuse fill areas. Three SVOCs have been detected in surface water (Table 4); however these results appear questionable.


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Polychlorinated Biphenyls: PCBs have been detected in samples from leachate wells only. Arochlor 1242, 1248, 1254, and 1260 have each been detected at least once (Table 5). No PCBs have been detected in samples of shallow groundwater or surface water.


Pesticides: Pesticides have been detected in samples from both shallow groundwater monitoring wells and leachate wells. A total of 14 different pesticides have been detected sporadically in shallow groundwater samples; a total of 10 different pesticides have been detected sporadically in leachate samples (Table 5). Pesticides have not been detected in samples collected from deep monitoring wells or from surface water.


                   3.0 DEVELOPMENT OF THE MONITORING PROGRAM


In accordance with Section 2550.2, Article 5, a water quality protection standard (WQPS) was developed for the monitoring program. It consists of a list of constituents of concern (Section 2550.3, Article 5), their concentration limits (Section 2550.4, Article 5), and points of compliance (Section 2550.4,
Article 5). These components were developed and are presented below.


3.1 CONSTITUENTS OF CONCERN

In accordance with Section 2550.3, a list of constituents of concern (COC) for the Site was developed. As defined in Article 5, COCs are "chemical constituents that are reasonably expected to be in or derived from the waste contained in the waste management unit." Two primary criteria were used in developing the list of COCs associated with the Site:


        (1) a concentration and distribution comparison between leachate and other samples was used to delineate the constituents associated with the waste from those associated with regional conditions; and


        (2) frequency of detection was used to eliminate constituents that are not statistically significant (USEPA, 1989); constituents with frequencies less than


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                                                                [GEOMATRIX LOGO]

        approximately 10 percent were not considered COCs for the development of concentration limits.

In a few cases where the concentration and distribution comparison was not definitive and the frequency of detection was low, the maximum concentration of the constituent in question was compared to water quality criteria to determine whether monitoring for that constituent would be appropriate. If the maximum historical detected concentration of the constituent was several orders of magnitude below the applicable water quality criteria, that constituent was not considered a COC. The evaluation of the constituents according to the above criteria is presented below. The resultant list of COCs is presented in Table 6.

3.1.1 VOLATILE ORGANIC COMPOUNDS

Distribution and Concentration Comparison: VOCs were primarily detected in samples of leachate; a few VOCs have been detected in shallow groundwater and a few VOCs have been detected in deep groundwater; no VOCs have been detected in surface water (Tables 3 and 7). A comparison of VOC distribution and concentration between leachate and shallow groundwater samples revealed that acetone and toluene were the only VOCs that were detected in both leachate and upgradient shallow groundwater samples. Based on this comparison, it appears that most of the VOCs detected in leachate samples are potentially associated with the materials in the waste management unit and should be considered for inclusion as COCs.

Frequency of Detection Criteria: A total of 14 VOCs and gasoline have been detected in samples of leachate (Tables 3 and 7). Of these compounds only benzene, ethylbenzene, toluene, total xylenes, and 1,4-dichlorobenzene have been detected in more than 24 of the 69 samples analyzed for VOCs (Table 7). Gasoline was detected in four of the six samples analyzed for gasoline, and four compounds, p-isopropyl-toluene, acetone, 1,2,4-trimethylbenzene, and 1,3,5-trimethylbenzene were detected in 14 (2096), 12 (1696), 15 (22%) and 14
(1696) of the 69 samples analyzed, respectively.


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The remaining five chemicals (1,2-dichlorobenzene, 2-butanone,
4-methyl-2-pentanone, chlorobenzene, and tetrachloroethylene) were detected at low concentrations in eight or fewer samples Oess than 11%) (Tables 3 and 7). Based on low frequency of detection, these five constituents are not considered COCs and concentration limits were not developed at this time.

Comparison with Water Quality Criteria: Because acetone and p-isopropyl-toluene were detected in upgradient groundwater and/or have a low frequency of detection in leachate (approximately 16% and 20%, respectively), acetone and p-isopropyl-toluene concentrations were compared to current water quality criteria to assess its appropriateness as a COC. No maximum contaminant levels
(MCLs) for drinking water has been established for acetone or pisopropyl-toluene, and no ambient water quality criteria for marine conditions were identified. The secondary chronic toxicity value for acetone in freshwater organisms is 11.2 mg/l, which is about two orders of magnitude above the maximum concentration of acetone detected in leachate at the Site (0.2 mg/1). An acute no observed affect concentration of 10.0 mg/l has been established for p-isopropyl-toluene, based on fish toxicity testing; this is about two orders of magnitude higher than maximum concentrations of this compounds detected in leachate (0.15 mg/1). Due to the very low toxicity and low frequency of detection of these compounds, acetone and p-isopropyl-toluene were eliminated as COCs.

In addition, gasoline was eliminated as a COC for monitoring because BTEX, the toxic, soluble components of gasoline, are included as COCs. Concentration limits for the BTEX compounds are applicable to gasoline.

Based on the presence, distributions, and concentrations of the VOCs detected at the Site; their frequency of detection; and comparison with groundwater and surface water quality criteria, the VOCs that are considered to be COCs at the Site are benzene, toluene, xylene, ethylbenzene, 1,4-dichlorobenzene, 1,2,4-trimethylbenzene, and 1,3,5-trimethylbenzene. Concentrations limits have been established for these identified COCs and are presented in Section 3.3. The seven other compounds that were detected at low frequencies and at low concentrations will be monitored in general as a result of the analytical


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                                                                [GEOMATRIX LOGO]

method used to quantify the other VOCs but are not considered COCs at this time. If the frequency of detection of one (or more) of these constituents increases with time, it will be considered for inclusion as a COC, and a concentration limit may be developed at that time.

3.1.2 SEMIVOLATILE ORGANIC COMPOUNDS

Distribution and Concentration Comparison: More SVOCs have been detected in samples of leachate than in samples of shallow groundwater. Fifteen SVOCs were detected in the 57 leachate samples analyzed (Table 4). None of these compounds were detected in the upgradient shallow or deep groundwater wells. Three of the compounds (phenol, isophorone, and bis(2-ethyl-hexyl)phthalate) have each been detected once in samples from shallow groundwater wells. During the May 1995 semi-annual monitoring event, three of the SVOCs (2-methyl-phenol, 2,4-dimethyl-phenol, and napthalene) were detected in a sample of surface water; however, these results appear questionable (Geomatrix, July 1995). SVOCs detected in leachate samples are considered for inclusion as COCs.

Frequency of Detection: The frequency of detection of the SVOCs has varied substantially (Table 8). Only two SVOCs (2,4-dirnethylphenol and naphthalene) were detected in more than 25 (44%) of the 57 leachate samples analyzed for SVOCs. Three SVOCs (2-methylphenol, 4-methylphenol, and bis(2-ethyl-hexyl)phthalate) were each detected in between 13 (23%) and 17 (30%) leachate samples. 2-methynaphthalene was detected in ten of twenty-six samples collected from three leachate wells (S-2, S-3A, and S-4A). Phenanthrene was detected in five of six samples collected from one leachate well (S-3A) and in one sample from an additional leachate well (P-1A). The remaining eight SVOCs (acenaphthene, bis(2-chloroisopropyl)ether, dibenzofuran, di-n-octylphthalate, fluorene, isophorone, n-nitrosodiphenylamine, and phenol) were detected at low concentrations in five (9%) or fewer of the 57 samples analyzed for SVOCs and, based on low concentration and frequency of detection, are not considered to be COCs, and concentration limits were not developed at this time.


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Comparison with Water Quality Criteria: Based on the data collected to date, the
SVOCs detected at the site appear to be associated with the leachate and a comparison with water quality criteria is not appropriate.

Summary: Based on the presence, distributions, and concentrations of the SVOCs detected at the Site, SVOCs are considered to be associated with the former landfill. Based on the frequency of detection criteria, the primary SVOC COCs are 2,4-dimethylphenol and naphthalene. Of secondary concern are the five compounds detected at lesser frequencies and typically lesser concentrations:
2-methylnaphthalene, 2-methylphenol, 4-methylphenol, bis(2-ethyl-hexyl)phthalate, and phenanthrene. Concentration limits were established for these seve identified SVOC COCs and are presented in Section
3.3. The eight other compounds that were detected at low frequencies and at low concentrations will be monitored as a result of the analytical method used to quantify the other SVOCs, but are not considered COCs; if their frequencies of detection increase in the future they will be considered for inclusion as COCs, and concentration limits will be developed at that time, as appropriate.

3.1.3 PCBs

Distribution and Concentration Comparison: PCBs were detected at low concentrations as four different Arochlors (1242, 1248, 1254, and 1260) in samples of leachate only (Tables 5 and 9). These Arochlor mixtures were not detected in any shallow groundwater samples or samples of surface water. This suggests that the detected PCBs are likely related to the materials in the waste management.

Frequency of Detection: PCBs are generally evaluated collectively. Therefore, frequency of detection of any single arochlor is not applicable.

Comparison with Water Quality Criteria: Data collected at the Site to date suggest that the PCBs are associated with the waste management unit and a comparison with water quality criteria to evaluate their inclusion as COCs is not applicable.


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Summary: The PCBs are considered COCs at the Site. A concentration limit has been established for total PCBs and is presented in Section 3.3.

3.1.4 Pesticides

Distribution and Concentration Comparison: A total of 16 different pesticides have been detected at very low concentrations in at least one sample of leachate, shallow on-site groundwater, and/or upgradient groundwater (Tables 5 and 10). As detailed below, the distribution of these pesticides is highly variable and suggests that the source of the pesticides is not the former landfill.

- Three of the 16 pesticides (Endosulfan I, Endosulfan II, and Endrin Aldehyde) were not detected in leachate;

- eight of the 13 remaining pesticides (Delta BHC, Heptachlor, Heptachlor Epoxide, 4,4 DDD, 4,4-DDT, Endosulfan Sulfate, 4,4-DDE, and Dieldrin) were detected in upgradient groundwater samples and therefore are not likely associated with the landfill;

- two of remaining 5 pesticide compounds (Beta BHC, and Endrin) were detected at higher concentrations in shallow groundwater outside the refuse areas than in leachate samples, indicating that the source of these pesticides is not the landfill; and

- the three remaining pesticide compounds (Gamma BHC, Aldrin, and 2,4-DDE) were detected at higher concentrations in leachate samples. Gamma BHC and 2,4-DDE were detected during one sampling event conducted in 1989. However, the 2,4-DDE was detected only once in leachate well and chemical analysis results for Gamma BHC from the May 1995 sampling event did not support the 1989 results (e.g., Gamma BHC was not detected in the two wells which previously were reported to contain this constituent). Aldrin has been detected only once, during the November 1995 sampling event. Aldrin was not detected in the most recent sampling.

The variable distribution suggests that the landfill is not the source of the pesticides and could have resulted from regional historic application of these compounds for pest control in the former marshlands and sloughs.


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                                                                [GEOMATRIX LOGO]

Frequency of Detection
The frequency of detection of the pesticides has been very variable and further suggests that the landfill is not the source of the pesticides.

Comparison to Water Quality Criteria
This comparison is not applicable for the pesticides detected at the Site because these compounds have been detected both upgradient and within the landfill, indicating that pesticides appear to be a regional water quality issue.

Summary
Based on the frequency of detection and the variable distribution of pesticides at the Site, pesticides in shallow groundwater do not appear to be related to the landfill. Therefore, pesticides are not considered to be COCs. However, the monitoring program includes provisions for monitoring pesticide content in leachate on a bi-annual basis. This data will be used to assess the presence and concentration of pesticides in the leachate and confirm that the pesticide concentrations in leachate do not significantly change over time (See Section 4.1).

3.1.5 METALS

Distribution and Concentration: Comparison arms Metals are naturally occurring constituents in groundwater. To identify metals that may be associated with landfill waste, the maximum detected concentrations of metals in the leachate samples were compared to the maximum concentrations detected in the samples collected from the on-site shallow groundwater wells and the upgradient groundwater wells (Table 11). Of the 11 metals detected in leachate samples (Tables 2 and 11), five metals (As, Ba, Cd, Co, and Zn) were detected at higher maximum concentrations in shallow groundwater samples than in leachate samples, and three metals (Cu, Pb, Ni) had maximum concentrations that were similar in both the leachate and shallow groundwater samples. Of the remaining three metals (Cr, Mo and Se), Mo was detected only once, Cr was detected in only a few samples of leachate at higher concentrations than shallow groundwater samples, and Se was detected in only one sample at a higher


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                                                                [GEOMATRIX LOGO]

concentration (Table 2). Cr and Se were not detected in samples collected from the same wells during subsequent sampling events.

Frequency of Detection: Because metals are naturally occurring constituents, an evaluation of the frequency of detection is not applicable.

Comparison to Water Quality Criteria: The results of the evaluation of distribution indicate that the metals are not associated with the waste management unit and therefore, a comparison to water quality not applicable.

Summary: The distribution and generally lower metal concentrations in leachate indicates that none of the metals detected in the leachate samples appear to be directly related to the materials present in the waste management unit. None of the metals detected in the leachate samples have been established as COCs as defined in Article 5, Section 2550.3 for the monitoring plan. However, the monitoring program includes provisions for monitoring metals in leachate on a bi-annual basis to confirm that the metal concentrations in leachate are not significantly changing over time (See Section 4.1).

3.1.6 WATER QUALITY PARAMETERS

Concentration and Distribution Comparison: The shallow groundwater adjacent to the refuse fill is brackish, with similar pH, specific conductance, TDS, cation, anion, and alkalinity concentrations as the surface water in the Belmont Slough. The leachate samples generally indicate similar specific conductance, similar or slightly higher pH, similar alkalinity, similar or slightly higher cation concentrations, lower anion concentrations, and slightly higher total organic carbon content than samples of surface water and shallow groundwater (Table 1). Ammonia is the only general water quality constituent that was detected at significantly higher concentrations (up to an order of magnitude higher) in the samples of leachate than in the samples of shallow groundwater or surface water (Table 1). Based on concentrations in the leachate samples, elevated ammonia is likely associated with the former landfill and is considered a COC.


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                                                                [GEOMATRIX LOGO]

Frequency of Detection
A frequency of detection evaluation for general water quality parameters is not appropriate.

Comparison to Water Quality Criteria
This comparison is not applicable. A comparison to the adjacent slough and upgradient, shallow groundwater, as described above, provides an assessment of whether the landfill has adversely affected shallow or deeper groundwater at the site.

Summary
The above analysis indicates that ammonia is the only water quality parameter that should be included in the list of COCs for the monitoring plan. To evaluate the ammonia concentrations at the point of compliance it will also be necessary to measure pH, water temperature, and specific conductance in order to determine its potential toxicity.

3.2 CONCENTRATION LIMITS

Concentration limits for the COCs identified in Section 3.1 have been developed based on water quality criteria and are presented in Table 13. Both groundwater quality standards and surface water standards were considered when developing the WQPS concentration limits to evaluate the potential effect of vertical and lateral migration of chemicals, respectively.

Surface Water
For shallow water at the Site, the appropriate water quality standards are standards that protect surface and marine water because the Site is adjacent to the Belmont Slough and San Francisco Bay and shallow groundwater at the Site is not a potential source of drinking water, based on total dissolved solids content (see Table 1). The receptor population most likely to be exposed to chemicals in emergent groundwater from the former landfill are aquatic invertebrates and fish. Therefore, it was considered appropriate to use national or state ambient water quality criteria (AWQC) protective of marine aquatic organisms under chronic exposure conditions as proposed concentration limits for shallow water.


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A variety of federal and state resources were used to identify appropriate water quality criteria:

        USEPA Gold Book (USEPA, 1986);

        Federal Register, 40 CFR Part 131, Water Quality Standards; Establishment of Numeric Criteria for Priority Toxic Pollutants; States' Compliance; Final Rule; December 22, 1992;

        California Regional Water Quality Control Board, Central Valley Region; A Compilation of Water Quality Goals; May 1993;

        California State Water Resources Control Board; California Enclosed Bays and Estuaries Plan; 91-13 WQ; 1991;

        Regional Water Quality Control Board, San Francisco Region; San Francisco Bay Basin Region Water Quality Control Plan; 1991.

The use of the chronic marine AWQC was determined to be the most applicable marine standard for shallow water because, with the exception of PCBs (discussed below), the identified COCs are not expected to bioaccumulate based on their relatively low octanol/water partitioning coefficients (K(ow); USEPA, 1994). In the instances where a national or state AWQC has not been established for a COC and/or in which a chronic criterion has not been established (but an acute criterion has), alternative criteria were used.

In developing the concentration limits for shallow water, the AWQCs were used in the following priority:

        California AWQC for chronic exposure of marine organisms;

        National AWQC for chronic exposure of marine organisms;

        Secondary chronic values protective of marine organisms;

        Estimated secondary chronic values protective of marine organisms derived from an acute secondary value for marine organisms using an extrapolation factor of 10; and

        Secondary chronic values protective of freshwater organisms.


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The exception to this practice is the concentration limit for PCBs, which is based on the marine AWQC protective of human consumption of fish.

Deeper Groundwater
For deep groundwater beneath the refuse, federal and/or state drinking water standards were considered the appropriate water quality standards because deep groundwater is not likely to affect surface water conditions.

The concentration limits for the COCs in deep groundwater are federal or state drinking water standard-maximum contaminant levels (MCLs), whichever is lower. If a drinking water standard does not exist for a COC, a concentration limit may be established if warranted, once that constituent is detected in a statistically significant number of samples from deep groundwater.

Concentration limits for COCs in deeper groundwater compliance points, based on the above criteria, are presented in Table 13.

3.3 POINTS OF COMPLIANCE

According to Section 2550.5, a point of compliance is a vertical surface located at the hydraulically downgradient limit of the waste management unit that extends through the uppermost water bearing unit underlying the waste. At the Site, the water table is located within the waste and therefore, points of compliance at the Site should be located hydraulically downgradient of the former refuse fill areas (shallow water compliance points) and in the first water bearing zone beneath the refuse (compliance points to protect deeper groundwater).

Shallow Water Compliance Points
As described in Section 2.3.2 of this plan, the limits of the refuse fill area have been modified based on further review of site boring logs and recent geotechnical work being conducted as part of site redevelopment (Appendix B). Areas within the "low-lying area" that had previously been assumed to contain only imported soil fill materials have been shown to


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                                                                [GEOMATRIX LOGO]

contain a thin layer of refuse consisting of glass, paper, slag, and/or plastic mixed with soil. Because the refuse layer generally has a higher hydraulic conductivity than the surrounding Bay Mud and the majority of flow at the Site is within the layer of refuse (see Section 2.2), it is important that the points of compliance at this Site are located beyond the refuse limits so that they accurately monitor the potential for leachate migration away from the refuse and accurately reflect water quality downgradient of the waste. A map showing the revised limit of refuse at the Site is presented in Figure 3. A cut-off wall is in the process of being installed along the revised limit of refuse. The data generated during the geotechnical work conducted to delineate the refuse limits and the boring logs for all wells located within the area of refuse at the Site are included in Appendix B.

The points of compliance for shallow water for this monitoring program will be monitoring wells located downgradient of the cut-off wall. Lateral shallow groundwater gradients within the refuse layer at the Site are primarily toward the Belmont Slough to the southwest, west, northwest, north, northeast, and east at the Site (Figure 3). Flow to the southeast and south is inhibited by the leachate collection trench and gas migration barrier located along the southeastern site boundary and the cut-off wall located along the Marine World Parkway. The proposed shallow water network consists of five existing shallow groundwater wells located just outside the perimeter of the cut-off wall at the Site (P-8, P-7, P-3, K-4, and K-5), and three proposed shallow groundwater wells. The new wells (PS-1, MW3-1R, MW-d, and MW3-2) are proposed to provide approximately consistent coverage along the cut-off wall will be installed near the limits of refuse in areas that will be accessible after site development is complete. It should be noted that proposed wells P5-1, MW3-1R, MW-4, and MW3-2 will meet the intent of the wells requested in item 19 of Order 94-181 and will be installed to satisfy this requirement. Figure 5 illustrates the locations of the existing and proposed point-of-compliance wells.

Deeper Groundwater Compliance Points
The refuse areas of the Site are underlain by 12 to 30 feet of Bay Mud clay. Discontinous sandy clay/clayey sand lenses have been observed at depths ranging between 40 to 60 feet bgs.


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                                                                [GEOMATRIX LOGO]

lenses are laterally discontinuous, lateral migration within these lenses is limited. However, the quality of groundwater within these lenses can be monitored to evaluate the possibility of downward migration of chemicals associated with the landfill. Therefore, two existing deep wells that monitor groundwater beneath the thickest sections of refuse (MW-1. and P-2B; located in the Mound and Panhandle, respectively) are included in the discharge monitoring program to monitor deeper groundwater.

In addition, water levels will be measured in all accessible leachate, shallow groundwater, and deep groundwater wells at the Site to estimate groundwater flow direction during each sampling event. The proposed point-of-compliance monitoring well network is shown on Figure 5. Boring logs of the existing point-of-compliance wells are included in Appendix D.

3.4 WQPS SUMMARY

A water quality protection standard, which consists of a list of COCs (Table 6), a concentration limit for each COC (Table 13), and proposed locations for points of compliance (Figure 5), was developed for the Site. Considering the site setting and subsurface conditions in accordance with Article 5, the COCs are the waste constituents that likely were derived from the waste; the concentration limits are based on both the potential adverse effects these constituents may have on the adjacent Belmont Slough and on groundwater quality. The points of compliance include groundwater monitoring wells located both hydraulically downgradient of the waste and in the water-bearing zone beneath the waste.

It should be noted that the application of surface water quality criteria (the concentration limits) to shallow groundwater quality at the point-of-compliance monitoring wells is very conservative because these criteria are based on concentrations over time in surface water bodies where diffusion occurs, and do not account for any degree of concentration attenuation or breakdown that will occur as the groundwater moves from the points of compliance through the Bay Mud toward a point of potential exposure at the Belmont Slough.


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                          4.0 PROPOSED MONITORING PLAN

The monitoring plan includes a schedule for sample collection and analysis, the methodology for collection of the samples, and a statistical method for evaluating the data obtained.

4.1 SCHEDULE

As specified in the Order, each point of compliance will be monitored on a semi-annual basis for the COCs identified in Section 3.1 and listed in Table 6. In addition, a bi-annual sampling program also will be conducted to confirm that there has not been a statistically significant change in the concentrations of pesticides or metals previously detected in leachate samples at the Site or in water quality upgradient of the Site. If significant changes in concentrations are identified in leachate but not in upgradient groundwater, addition of the elevated constituent(s) will be considered for inclusion as COC(s) in the monitoring program. Similarly, if increases in the frequencies of detection of the VOC and SVOCs that have been detected at the Site but not included as COCs for the WQPS (Section 3.1.1 and 3.1.2) are observed in compliance wells, those constituents will be considered for inclusion as COCs in the monitoring program. Table 14 outlines the monitoring schedule for the project.

4.2 METHODOLOGY

Specific procedures will be followed to obtain monitoring data that are, to the extent possible, representative of field conditions. Field and laboratory data will be obtained by using consistent data collection methods, sampling procedures, and analysis procedures. Equipment used to obtain the data and analyze the samples will be maintained and calibrated according to manufacturer's instructions against known standards. Details of the protocols for the field and laboratory activities are tabulated in Appendix E and are summarized below.

4.2.1 WATER LEVEL MEASUREMENTS

Groundwater levels will be measured in selected Site monitoring wells (P-2A, P-2B, P-3, P5-1, P-7, P-8, K-3, K-4, K-5, S-5, S-3A, UPG-1, UPG-2, MW-1, MW3-1R,
MW3-2, MW-4) at the initiation of each semi-annual sampling event and recorded to the nearest 0.01

                                                                [GEOMATRIX LOGO]

foot using either a steel tape or electronic sounder. To aid in evaluating the hydraulic gradient near the cut-off wall, piezometers will be installed at two locations inside the wall where monitoring wells are located just outside the wall (Figure 5). The monitoring wells and piezometers will be within 20 feet of either side of the wall, respectively. Prior to data collection, the tape or sounder will be rinsed with Alconox and distilled water and dried with a paper towel.

4.2.2 MONITORING WELL SAMPLING

To obtain representative samples of groundwater, the point-of-compliance monitoring wells will be purged prior to sampling with either a pump or a bailer that was steam-cleaned or washed with Alconox and water prior to use. All wells will be purged until temperature, pH, and specific conductance stabilize, the water is relatively clear, and a minimum of 4 casing volumes have been removed from the well. Temperature, pH, and specific conductance, measured during purging, and visual observations of color and turbidity will be noted on a Well Sampling Record data sheet.

Samples for analysis will be collected with cleaned Teflon or disposable bailers and poured into EPA-approved, laboratory-supplied sample containers. Samples for VOC analysis will be carefully poured into the sample vials so that no headspace is present in the vials prior to analysis. Samples for metals analysis will be filtered in the field by passing the water through a new 0.45-micron filter and pouring the filtrate into acidified EPA-approved bottles. All samples for analysis will be labeled and placed in an ice-cooled chest and transported under Geomatrix chain-of-custody procedures to a state-certified analytical laboratory.

Water generated during purging and well sampling activities will be stored in 55-gallon drums or an on-site liquid storage tank. Each drum and/or storage tank will be labeled as to the origin of its contents. Disposal options for the purge water will be evaluated once the analytical results of the samples are obtained.

                                                                [GEOMATRIX LOGO]

4.2.3 LABORATORY ANALYSIS

The samples will be analyzed by an analytical laboratory certified by the California Department of Toxic Substances Control to perform the required analyses. Each analysis will be performed in accordance with the United States Environmental Protection Agency (EPA) Test Methods for Evaluating Solid Waste (SW-846). Samples will be collected from the point-of-compliance wells on a semi-annual basis and analyzed for the COCs according to the following methods:

        -       VOC analysis: EPA Method 8021;

        -       SVOC analysis: EPA Method 8270;

        -       PCB analysis: EPA Method 8270;

        -       Ammonia analysis: EPA Method 350.

In addition, to assess whether metal and pesticide concentrations in leachate and upgradient groundwater vary significantly over time, samples will be collected from selected leachate wells (P-2A, S-5, and S-3A) and upgradient shallow groundwater well (UPG-2) on a bi-annual basis and analyzed according to the following methods:

        - Selected metals: EPA 6010 or 7000 series methods (As-Method 7061, Cr-Method 6010, Pb-Method 7421, Se-Method 7740); and

        -       Pesticides: EPA Method 8080.

4.2.4 QUALITY ASSURANCE/QUALITY CONTROL

The quality assurance/quality control procedures followed by the sampling team are detailed in Appendix E. Field QA/QC procedures include thorough cleaning of all sampling equipment before each use; use of laboratory-supplied deionized water and sample bottles; use of new gloves at each sampling location; and submittal of field blanks, equipment blanks (as appropriate), and at least one blind duplicate to the analytical laboratory for analysis.

                                                                [GEOMATRIX LOGO]

Analytical protocols for the analytical laboratory include analysis of method blanks, matrix and/or laboratory control spikes, and duplicates to evaluate the methods for accuracy and precision.

The data generated should meet the goals for precision, accuracy, and completeness as defined below:

- Precision-    Precision is a measurement of the degree of agreement of data.
                It is assessed by calculating the relative percent difference
                (RPD) between a duplicate set of analyses. RPD = [2(C1 - C2)/(C1
                + C2)] X 100 where C1 = sample concentration and C2 = duplicate concentration. A general quality assurance goal for precision is that the RPD in duplicate pairs not exceed 25 percent for compounds detected at concentrations greater than five times the detection limit: values less than five times the detection limit are not considered meaningful for the quality assurance goal.

- Accuracy-     Accuracy is the agreement of a measurement with an accepted reference of the true value. Data accuracy is assessed based on recoveries, expressed as the percent of the known concentration.
                Recoveries can be calculated from matrix spikes and laboratory control samples. The equation to calculate percent recovery (R%) is: [(A-B)/T] X 100, where A is the treasured concentration after spiking, B is the background concentration, and T is the known true value of the spike. Accuracy goals are generated by the laboratory for their equipment and are compound specific.
                Typical acceptable percent recoveries fall within a range of 60 to 140 percent.

- Completeness- refers to the amount of valid data obtained from a prescribed measurement system during the course of the project as compared with that expected and required to meet project goals. A reasonable quality assurance goal for the project is that at least 90 percent of the data is considered valid.

                                                                [GEOMATRIX LOGO]

4.2.5 REPORTING

A report will be prepared and submitted to the RWQCB by the 15th day of January and the 15th of July of each year and will present the water quality data collected during the previous six month period. Each report will include:

-       a site plan showing the locations of all sampling points.

- a detailed description of the procedures and techniques for sample collection, including purging technique, sampling equipment, and decontamination procedures; sample preservation and shipment; analytical procedures; and chain-of-custody control.

- a table summarizing the groundwater elevations within the monitoring wells.

-       a potentiometric map for shallow groundwater.

-       a table summarizing the analytical results of the samples collected.

- tables summarizing the historical water quality information for the constituents analyzed.

-       copies of laboratory data sheets and chain-of-custody records.

- field sampling records generated during the sampling activities, which will include all measurements collected and observations of water quality made at the Site during the fieldwork.

- a discussion of quality assurance/quality control for the sampling period.

- a discussion of the data according to the statistical method described below, if warranted.

4.3 STATISTICAL EVALUATION OF DATA

The monitoring program is designed to assess whether the refuse in the former landfill is causing an adverse effect on the environment. To this end, a water quality protection standard has been developed, which includes concentration limits that are protective of the aquatic invertibrates and fish at the most likely potential point of exposure, the adjacent Belmont Slough and are protective of deep groundwater. Samples will be collected from the wells and analyzed for COCs on a periodic basis. After each sampling event, the results will be tabulated by well and by COC. These data will be reviewed and statistical analysis performed

                                                                [GEOMATRIX LOGO]

(as described below) to detect whether an ongoing exceedance of a concentration limit is occurring.

Inferential statistical methods are employed to carry out decision making when uncertainty exists. In a groundwater monitoring program, uncertainty arises from two primary sources: sampling and analysis variations and temporal variations. Sampling and analysis variation is introduced by the acts of collecting the sample and performing the analysis. This variation introduces uncertainty in our knowledge of the actual concentration in the water. Temporal variation arises from fluctuations in the actual concentration over time. This variation may occasionally produce a temporary exceedance that is ongoing and may resolve itself in the short term. A decision that an ongoing exceedance of a concentration limit has occurred should be made only when enough data are obtained to believe that the exceedance is not temporary.

The statistical analysis to be performed on the data is a method described in the "Methods for Evaluating Attainment of Clean-up Standards, Volume 2: Ground Water." (U.S. EPA, 1992), Chapter 7, Section 7.4.2, "A Test for Trends Based on Charts". The results of the sample analyses will be recorded on run charts. Individual charts will be maintained for each COC in each well once a COC is detected twice in a row in a well. If detections of a COC in a well do not recur for three consecutive events, the chart for that COC in that well will be terminated.

The goal is to determine whether an ongoing exceedance of a concentration limit has occurred. A decision will be made that an exceedance of a concentration limit is actual and ongoing if:

        a) five consecutive values on a chart exceed the concentration limit, or

        b) a value exceeding the concentration limit is preceded by four consistently rising values.

                                                                [GEOMATRIX LOGO]

To expedite the decision process in the event that a COC is detected in a sample from a specific well at a concentration greater than its concentration limit, that well will be sampled quarterly for the constituent of concern until a decision is trade whether the exceedance of the concentration limit is ongoing. If the ongoing exceedance is verified, a plan for a site evaluation program will be prepared at that time and submitted to the RWQCB for review and approval.

                                                                [GEOMATRIX LOGO]

                                 5.0 REFERENCES

Caldwell, R.S., E.M. Caldarone and M.H. Mallon. (1977). Effects of a seawater soluble fraction of cook inlet crude oil and its major aromatic components on laval stages of the dungeness crab, Cancer Magister. In:
        D.A. Wolfe (Ed.) Fate and Effect of Petroleum Hydrocarbon or Marim Ecosystem and Organisms. Pergamon Press. New York pp. 210-220.

Cooper Engineers, 1983, Geotechnical and Waste Management Engineering Studies for Approval of Concept Plan, Lands of Parkwood 101 Landfill, Redwood City, California, September.

CSWRCB. 1990. Water Quality Control Plan: Ocean Waters of California. California
        State Water Resources Control Board. Sacramento, CA. March.

CSWRCB. 1991. Water Quality Control Plan for Enclosed Bays and Estuaries of
        California. California State Water Resources Control Board. Sacramento, CA. Document 91-13 WQ. April.

Federal Register, 40 CFR Part 131, Water Quality Standards; Establishment of
        Numeric Criteria for Priority Toxic Pollutants; States' Compliance; Final Rule; December 22, 1992;

California Regional Water Quality Control Board, Central Valley Region; A
        Compilation of Water Quality Goals; May 1993;

California Regional Water Quality Control Board, San Francisco Region; San
        Francisco Bay Basin Region Water Quality Control Plan; 1991.

                                                                [GEOMATRIX LOGO]

Geomatrix Consultants, Inc., 1995, Semiannual Groundwater and Surface Water
        Monitoring Report - January through June 1995, Westport Landfill Site, Redwood City, California, July.

Geomatrix Consultants, Inc. 1995, Landfill Cap Construction Plan, Westport
        Landfill Site, Redwood City, California, 14 February.

Geomatrix Consultants, Inc., 1995, Quarterly Leachate Monitoring Report -
        October through December 1995, Westport Landfill Site, Redwood City, California, December.

Geomatrix Consultants, Inc., 1996, Quarterly Leachate Monitoring Report -
        January through March 1996, Westport Landfill Site, Redwood City, California, April.

Heitmuller, P.T.; T.A. Hollister, P.R. Parrish. (1981). Acute toxicity of 54 industrial chemicals to sheepshead minnows (Cyprinodon Variegatus). Bulletin of Environmental Contaminant Toxicology 27(5): 596-604.

Levine-Fricke, Inc. 1989. Solid Waste Assessment Test Investigation Report,
        Westport Landfill Site, Redwood City, California. November.

Levine-Fricke, Inc., 1989, SWAT Investigation Report, Westport Landfill Site, 13
        November.

Marshack, J.B. 1993. A compilation of water quality goals. California Regional
        Water Quality Control Board, Central Valley Region. Sacramento, CA. May.

McLaren, 1989, Supplemental Environmental Impact Report, Westport Development
        Project, October

U.S. Environmental Protection Agency (USEPA),1986a, Quality criteria for water
        1986, Office of Water Regulations and Standards, Washington, D.C., EPA/440/5-86/001.

                                                                [GEOMATRIX LOGO]

USEPA, 1986b, Test methods for evaluating solid waste, 3rd edition, Office of Solid Waste and Emergency Response, Washington, D.C., SW-846, November.

USEPA, 1989, Risk Assessment Guidance for Superfund Volume I Human Health
        Evaluation Manual (Part A), Interim Final, EPA/540/1-89/002, December 1989.

USEPA, 1992, A test for trends based on charts: Methods for Evaluating
        Attainment of Clean-Up Standards, Volume 2: Groundwater, Chapter 7,
        Section 7.4.2.

USEPA/USACE (1994). Evaluation of Dredged Material Proposed for Discharge in
        Waters of the U.S. - Testing Manual (Draft): Inland Testing Manual. US. Environmental Protection Agency/US Army Corps of Engineers. Office of Water. Washington, D.C. EPA-823-B-94-002.

Woodward-Clyde Consultants. 1988. Draft Environmental Impact Report, Westport
        Development, Redwood City, California.

                                                                [GEOMATRIX LOGO]


                                     TABLES

                                                                [GEOMATRIX LOGO]

                                    TABLE 1

                                                                    Page 1 of 3


   GENERAL WATER QUALITY PARAMETERS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                            Redwood City, California

===================================================================================================================================

Location                                              Specific     Turbidity  Nitrate    Nitrate  Phosphate
  No.          Description       Date        pH     Conductance3     (NTU)    (as N)'   (as N)'    (as N)'    Chloride'   Fluoride
-----------------------------------------------------------------------------------------------------------------------------------

S-1A           Leachate        01/89        8.2      44.000          NA        <1       <1         <5        15,000         2
                                5/95        7.8        OR            ??        NA        NA        NA          NA           NA
                               11/95        8.2        OR            15        NA        NA        NA          NA           NA
                                2/96        8.0        OR            10        NA        NA        NA          NA           NA


S-2            Leachate        01/89        8.7      36.000          NA        <1        <1        <5        12,000         12
                                5/95        8.7        OR            NA        NA        NA        NA          NA           NA
                               11/95        9.1        OR           55.7       NA        NA        NA          NA           NA
                                2/96        7.5        OR            14        NA        NA        NA          NA           NA


S-3A           Leachate        01/89        7.4      32.000          NA        <1        <1        <5         9,000         <1
                                5/95        7.3        OR            11        NA        NA        NA          NA           NA
                               11/95        7.6        OR           11.8       NA        NA        NA          NA           NA
                                2/96        7.0        OR            15        NA        NA        NA          NA           NA


S-4A           Leachate        01/89        7.7      35.000          NA        <1        <1        <5        11,000         2
                                5/95        7.9        OR            25        NA        NA        NA          NA           NA
                               11/95        7.5        OR            15        NA        NA        NA          NA           NA
                                2/96        8.0        OR            19        NA        NA        NA          NA           NA


S-5            Leachate        01/89        7.6      27.000          NA        <1        <1        <5        8,300         <1
                                5/95        NS         NS            NA        NA        NA        NA          NA           NA
                               11/95        7.4        NS           24.7       NA        NA        NA          NA           NA
                                2/96        7.0        OR           14.0       NA        NA        NA          NA           NA


P-1A           Leachate        09/88        8.4      27.000          NA*       <1        <1        <5        10,000         <1
          (Well Destroyed)      7/89        NA'        NA            NA        NA        NA        NA          NA           NA
               (1994)           5/95        NS'        NS            NS        NS        NS        NS          NS           NS
                               11/95        NS         NS            NS        NS        NS        NS          NS           NS
                                2/96        NS         NS            NS        NS        NS        NS          NS           NS


P-2A           Leachate        09/88        7.7      35.000          NA        <1        <1        <5         7,600         <1
                                7/89        NA         NA            NA        NA        NA        NA          NA           NA
                                5/95        7.2       9800           NA        NA        NA        NA          NA           NA
                                2/96        7.5      16.00           10        NA        NA        NA          NA           NA


P-4            Leachate        09/88        8.2      36.000          NA        <1        <1        <5       13,000          <1
                                7/89        NA         NA            NA        NA        NA        NA          NA           NA
                                5/95        8.0        OR            25        NA        NA        NA          NA           NA
                               11/95        NS         NS            NS        NS        NS        NS          NS           NS
                                2/96        NS         NS            NS        NS        NS        NS          NS           NS


P-5            Leachate        09/88        7.2      43.000          NA        <1        <1        <5        15,000         <1
          (Well Destroyed)      7/89        NA         NA            NA        NA        NA        NA          NA           NA
               (1994)           5/95        NS         NS            NS        NS        NS        NS          NS           NS
                               11/95        NS         NS            NS        NS        NS        NS          NS           NS
                                2/96        NS         NS            NS        NS        NS        NS          NS           NS


P-6            Leachate         5/95        NS         NS            NS        NA        NA        NA          NA           NA
                               11/95        NS         NS            NS        NS        NS        NS          NS           NS
                                2/96        NS         NS            NS        NS        NS        NS          NS           NS


K-1            Leachate         5/95        6.7        OR           140        NA        NA        NA          NA           NA
                               11/95        NS         NS            NS        NS        NS        NS          NS           NS
                                2/96        NS         NS            NS        NS        NS        NS          NS           NS




===================================================================================================================================
                                                                                           Chemical   Biological
Location                                 Hydroxyl   Carbonate      Total                    Oxygen      Oxygen      Nitrate/
  No.          Sulfate       Cyanide     ????????   ?????????'    ????????   Ammonia -N*    Demand*     Demand*     Nitrate-N*
-----------------------------------------------------------------------------------------------------------------------------------

S-1A           <5             NA           NA        NA           NA          NA          NA            NA            NA
               NA             NA           <01       <2           NA          35         2400           40            0.27
               NA             NA           <0.10     32.8         NA          770        1400           65            5
               NA             NA           <0.10     <0.10        NA          940        2600           36            2.5


S-2            <5             NA           NA        NA           NA          NA          NA            NA            NA
               NA             NA           <5        ???          3400        630        2100          150           8.33
               NA             NA           <0.10     319.5        NA          970        1600          240           6.0
               NA             NA           <0.10      300         NA          130        2300           87           1.5


S-3A           <5             NA           NA        NA           NA          NA          NA            NA            NA
               NA             NA           <01       <2           NA          290        1800           40            0.14
               NA             NA           <0.10     11.6         NA          730        980            62            2.5
               NA             NA           <0.10     <0.10        NA          660        1900           35            2.0


S-4A           <5             NA           NA        NA           NA          NA          NA            NA            NA
               NA             NA           <01       <2           NA          240        2100           70            8.15
               NA             NA           <0.10     8.0          NA          650        1300           80            4.0
               NA             NA           <0.10     <0.10        NA          530        2600           34            3.0



S-5            <5             NA           NA         NA          NA          NA          NA            NA            NA
               NA             NA           NS         NS          NS          NS          NS            NS            NS
               NA             NA           <0.10      2.0         NA          590         610           33            0.6
               NA             NA           <0.10      <0.10       NA          420         1100          25            1.5


P-1A           37             NA           NA         NA          NA          NA          NA            NA            NA
               NA             NA           NA         NA          NA          NA          NA            NA            NA
               NS             NS           NS         NS          NS          NS          NS            NS            NS
               NS             NS           NS         NS          NS          NS          NS            NS            NS
               NS             NS           NS         NS          NS          NS          NS            NS            NS


P-2A           1.9            NA           NA         NA          NA          NA          NA            NA            NA
               NA             <0.2         NA         NA          NA          NA          NA            NA            NA
               NA             NA           <5         <5         1990         14          450           ???          <0.5
               NA             NA           <0.10      1.6         NA          110         960           39           1.0
               NA             NA           <0.10      <0.10       NA          140         680           <5.0         1.5



P-4            140            NA           NA          NA          NA          NA          NA            NA            NA
               NA             <0.02        NA          NA          NA          NA          NA            NA            NA
               NA             NA           <0.1*       <0.2*       NAL         470         1700          4*            8.12
               NS             NS           NS          NS          NS          NS          NS            NS            NS
               NS             NS           NS          NS          NS          NS          NS            NS            NS



P-5            400            NA           NA          NA          NA          NA          NA            NA            NA
               NA             <0.02        NA          NA          NA          NA          NA            NA            NA
               NS             NS           NS          NS          NS          NS          NS            NS            NS
               NS             NS           NS          NS          NS          NS          NS            NS            NS
               NS             NS           NS          NS          NS          NS          NS            NS            NS



P-6            NA             NA           NS          NS          NS          NS          NS            NS            NS
               NS             NS           NS          NS          NS          NS          NS            NS            NS
               NS             NS           NS          NS          NS          NS          NS            NS            NS



K-1            NA             NA           <0.1*      <2*          NA          320         1200          26*           <0.05
               NS             NS           NS          NS          NS          NS          NS            NS            NS
               NS             NS           NS          NS          NS          NS          NS            NS            NS




================================================================================
                 Total                                Total           Total
Location       Dissolved        Total ???????         Organic      ??????????
  No.           Solids*           Nitrogen            Carbon         Solids*
--------------------------------------------------------------------------------
S-1A            NA                  NA                 NA              NA
                22,000              730                550*            120
                22,000              995                430             39
                17,000              1,320              490             130


S-2             NA                  NA                 NA              NA
                16,000              700                510*            <50
                19,000              994                470             110
                16,000              189                590             13


S-3A            NA                  NA                 NA              NA
                18,900              710                350*            74
                18,000              747 5              290             43
                16,000              676                380             31


S-4A            NA                  NA                 NA              NA
                20,000              118                460*            87
                20,000              826                400             66
                17,000              778                420             96



S-5             NA                  NA                 NA              NA
                NS                  NS                 NS              NS
                18,000              679 4              170             56
                16,000              454                200             94



P-1A            NA                  NA                 NA              NA
                NA                  NA                 NA              NA
                NS                  NS                 NS              NS
                NS                  NS                 NS              NS
                NS                  NS                 NS              NS



P-2A            NA                  NA                 NA              NA
                NA                  NA                 NA              NA
                6,500               98                 110             <50
                8,200               219                150             31
                12,000              166                120             17



P-4             NA                  NA                 NA              NA
                NA                  NA                 NA              NA
                <50                590                550*            20.000
                NS                  NS                 NS              NS
                NS                  NS                 NS              NS


P-5             NA                  NA                 NA              NA
                NA                  NA                 NA              NA
                NS                  NS                 NS              NS
                NS                  NS                 NS              NS
                NS                  NS                 NS              NS



P-6             NS                  NS                 NS              NS
                NS                  NS                 NS              NS
                NS                  NS                 NS              NS



K-1             740                 310                260*            22.00
                NS                  NS                 NS              NS
                NS                  NS                 NS              NS

                                                                [GEOMATRIX LOGO]



                                    TABLE 1
   GENERAL WATER QUALITY PARAMETERS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                                                                    Page 2 of 3

===================================================================================================================================

Location                                          Specific      Turbidity  Nitrite   Nitrate    Phosphate
  No.          Description       Date    pH     Conductance(1)    (NTU)   (as N)(3)  (as N)(3)   (as P)(3)  Chloride(3)  Fluoride(3)
-----------------------------------------------------------------------------------------------------------------------------------

K-2            Leachate         5/95    7.3        OR             15         NA       NA         NA            NA           NA
                               11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


MW-3-1         Leachate         5/95    8.7        OR             30         NA       NA         NA            NA           NA
                               11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


K-3            Shallow         05/95    6.5        OR             2.4        NA       NA         NA            NA           NA
              Groundwater      11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


K-4            Shallow          5/95    6.3        OR             70         NA       NA         NA            NA           NA
              Groundwater      11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


K-5             Shallow         5/95    6.0        OR             17         NA       NA         NA            NA           NA
              Groundwater      11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


P-3             Shallow        09/88    6.8      39,000           NA         <1       <1         <5          13,000         <1
              Groundwater       7/89    NA         NA             NA         NA       NA         NA            NA           NA
                                5/95    6.6        OR             20         NA       NA         NA            NA           NA
                               11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


P-7            Shallow          5/95    7.0        OR             2.2        NA       NA         NA            NA           NA
              Groundwater      11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


P-8            Shallow          5/95    6.2        OR             89         NA       NA         NA            NA           NA
              Groundwater      11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


MW-3           Shallow          5/95    6.9        OR             36         NA       NA         NA            NA           NA
              Groundwater      11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


UGP-2          Shallow          5/95    7.0        OR             15         NA       NA         NA            NA           NA
              Groundwater      11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


MW-1        Deep Groundwater/   5/95    7.5        OR             55         NA       NA         NA            NA           NA
            Beneath Refuse     11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


MW-2        Deep Groundwater/   5/95    6.7        OR             12         NA       NA         NA            NA           NA
            Beneath Refuse     11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS



P-1B        Deep Groundwater/  09/88    7.3      34,000           NA         4        <1         <5          12,000         <1
            Beneath Refuse      7/89    NA         NA             NA         NA       NA         NA            NA           NA
                                5/95    6.8        OR*            26         NA       NA         NA            NA           NA
                               11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS


P-2B        Deep Groundwater/  09/88    7.1      44,000           NA         <1       <1         <5          17,000         <1
            Beneath Refuse      7/89    NA         NA             NA         NA       NA         NA            NA           NA
                                5/95    6.8        OR             6.3        NA       NA         NA            NA           NA
                               11/95    NS         NS             NS         NS       NS         NS            NS           NS
                                2/96    NS         NS             NS         NS       NS         NS            NS           NS



===================================================================================================================================
                                                                                           Chemical   Biological
Location                         Hydroxyl      Carbonate       Total                        Oxygen     Oxygen       Nitrate/
  No.      Sulfate Cyanide(3)   Alkalinity(4)  Alkalinity(4)  Alkalinity(4)  Ammonia-N(9)  Demand(9)  Demand(9)     Nitrite-N(9)
-----------------------------------------------------------------------------------------------------------------------------------

K-2         NA        NA          <0.1           <2              NA              49           1600       8.8          <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


MW-3-1      NA        NA          2              300             NA              250          2000       30           0.22
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


K-3         NA        NA          <0.1           <2              NA              210          1100       21           0.06
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


K-4         NA        NA          <5             <5             1700             75           4.6        990          <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


K-5         NA        NA          <0.1(10)       <2(10)          NA              40           700        29(10)       <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


P-3         3,400     NA          NA             NA              NA              NA           NA         NA           NA
            NA        <0.02       NA             NA              NA              NA           NA         NA           NA
            NA        NA          <0.1           <2              NAL             120          1000       4            <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS



P-7         NA        NA          <0.1(10)       <2(10)          NA              54          1100        110(10)      <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


P-8         NA        NA          <0.1(10)       <2(10)          NA              47           970        <1(10)      <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


MW-3        NA        NA          <5             <5              2900            54           1100       10           <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


UGP-2       NA        NA          <5             <5              3500            69           1600       14           <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


MW-1        NA        NA          <0.1           <2              NA              17           590        11           <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


MW-2        NA        NA          <0.1           <2              NA              39           560        12           <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS



P-1B        150       NA          NA             NA              NA              NA           NA         NA           NA
            NA        <0.02       NA             NA              NA              NA           NA         NA           NA
            NA        NA          <5             <5              2200            62           680        8.0(10)      <0.05
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS


P-2B        64        NA          NA             NA              NA              NA           NA         NA           NA
            NA        <0.02       NA             NA              NA              NA           NA         NA           NA
            NA        NA          <5             <5              1500            22           930        <6(10)       0.32
            NS        NS          NS             NS              NS              NS           NS         NS           NS
            NS        NS          NS             NS              NS              NS           NS         NS           NS




   ================================================================================
                    Total                                  Total         Total
   Location       Dissolved        Total Kjeidhl          Organic     Suspended
     No.          Solids(8)          Nitrogen(9)         Carbon(9)     Solids(9)
   --------------------------------------------------------------------------------
    K-2            29,000              95                 230(10)         310
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS

    MW-3-1         26,000              470                350(10)         96
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS



    K-3            110                 210                250(10)         20,000
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS


    K-4            52,000              130                63(10)          560
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS



    K-5            83                  53                 210(10)         24,000
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS



    P-3            NA                  NA                 NA              NA
                   NA                  NA                 NA              NA
                   19,000              210                22(10)          330
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS



    P-7            490                 100                72(10)          48,000
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS

    P-8            660                 89                 110(10)         32,000
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS


    MW-3           30,000              60                 16(10)          3400
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS



    UGP-2          49,000              53                 64(10)          100
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS


    MW-1           28,000              23                 <2(10)          88
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS



    MW-2           19,000              35                 5(10)           100
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS



    P-1B           NA                  NA                 NA              NA
                   NA                  NA                 NA              NA
                   23,000              58                 17              3400
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS





    P-2B           NA                  NA                 NA              NA
                   NA                  NA                 NA              NA
                   29,000              7.6                3               54
                   NS                  NS                 NS              NS
                   NS                  NS                 NS              NS

                                                                [GEOMATRIX LOGO]

                                    TABLE 1

                                                                    Page 3 of 3


   GENERAL WATER QUALITY PARAMETERS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE

===================================================================================================================================

Location                                              Specific     Turbidity ???????    Nitrate   Phosphate
  No.          Description       Date        pH     Conductance9     (NTU)    (as N)9   (as N)9    (as N)9    Chloride9   Fluoride8
-----------------------------------------------------------------------------------------------------------------------------------
UGP-1          Deep             10/88       7.1      35,000           NA      <1         <1         <5        14,000       <1
               Groundwater/     5/95        6.7        OR             ??      NA         NA         NA         NA          NA
               South of Site    5/95        6.7        OR             ??      NA         NA         NA         NA          NA
                                11/95        NS        NS             NS      NS         NS         NS         NS          NS
                                2/96         NS        NS             NS      NS         NS         NS         NS          NS



Sulfur         Surface Water    10/88       7.8      49,000           NA      <20        <1         <5        20,000       <1
                                11/95        NS        NS             NS      NS         NS         NS         NS          NS
                                2/96         NS        NS             NS      NS         NS         NS         NS          NS


Sulfur         Surface Water    10/88       7.9      49,000           NA     <20        <1         <5         19,000       <1
                                11/95        NS        NS             NS      NS         NS         NS         NS          NS
                                2/96         NS        NS             NS      NS         NS         NS         NS          NS



SW-1           Surface Water     5/95       7.7      19,700           7100    NA         NA         NA         NA          NA
                                11/95        NS        NS             NS      NS         NS         NS         NS          NS
                                2/96         NS        NS             NS      NS         NS         NS         NS          NS

SW-2           Surface Water     5/95       8.0      18,800           24      NA         NA         NA         NA          NA
                                11/95        NS        NS             NS      NS         NS         NS         NS          NS
                                2/96         NS        NS             NS      NS         NS         NS         NS          NS


SW-3           Surface Water     5/95       8.0      18,800           24      NA         NA         NA         NA          NA
                                11/95        NS        NS             NS      NS         NS         NS         NS          NS
                                2/96         NS        NS             NS      NS         NS         NS         NS          NS

Notes:

1    Specific Conductance in ????.com: analyzed by EPA Method 120.1.
2    Major unions in ppm; analyzed by EPA Method 300
3    Cyanide in ppm: analyzed by EPA Method 335.2
4    Concentration as mg CaCO,/1
5    Concentration mg/1
6    No  -  not applicable
7    NA  -  not analyzed
8    NS  -  not sampled
9 OR - out of range: specific conductance greater than 19.900 ?? measured in field.
10   Analyzed past the holding time by laboratory




===================================================================================================================================
                                                                                           Chemical   Biological
Location                                 Hydroxyl   Carbonate      Total                    Oxygen      Oxygen      Nitrate/
  No.          Sulfate9     Cyanide9     ????????   ?????????'    ????????   Ammonia -N*    Demand*     Demand*     ???????-N*
-----------------------------------------------------------------------------------------------------------------------------------
UGP-1          28             NA           NA         NA            NA           NA           NA          NA            NA
               NA             NA           NA         NA            NA           NA           NA          NA            NA
               NA             NA           <5         <5            1500         31           480         3.8           <0.05
               NS             NS           NS         NS            NS           NS           NS          NS            NS
               NS             NS           NS         NS            NS           NS           NS          NS            NS


Sulfur         2600           NA           NA         NA            NA           NA           NA          NA            NA
               NS             NS           NS         NS            NS           NS           NS          NS            NS
               NS             NS           NS         NS            NS           NS           NS          NS            NS



Sulfur         2600           NA           NA         NA            NA           NA           NA          NA            NA
               NS             NS           NS         NS            NS           NS           NS          NS            NS
               NS             NS           NS         NS            NS           NS           NS          NS            NS



SW-1           NA             NA           <0.1       <2            NA           ???          1300        6             <0.05
               NS             NS           NS         NS            NS           NS           NS          NS            NS
               NS             NS           NS         NS            NS           NS           NS          NS            NS

SW-2           NA             NA           <01        <2            NA           ???          310         4.8           <0.05
               NS             NS           NS         NS            NS           NS           NS          NS            NS
               NS             NS           NS         NS            NS           NS           NS          NS            NS


SW-3           NA             NA           <0.1       <2            NA           1.7          300         3             <0.05
               NS             NS           NS         NS            NS           NS           NS          NS            NS
               NS             NS           NS         NS            NS           NS           NS          NS            NS





================================================================================
                 Total                                Total           Total
Location        Dissolved       Total ???????        Organic       ??????????
  No.           Solids*           Nitrogen            Carbon         Solids*
--------------------------------------------------------------------------------
UGP-1            NA                 NA                  NA             NA
                 NA                 NA                  NA             NA
               20,000               16                  31*            640
                 NS                 NS                  NS             NS
                 NS                 NS                  NS             NS


Sulfur           NA                 NA                  NA             NA
                 NS                 NS                  NS             NS
                 NS                 NS                  NS             NS



Sulfur           NA                 NA                  NA             NA
                 NS                 NS                  NS             NS
                 NS                 NS                  NS             NS



SW-1           16,000               5                   31*          10,000
                 NS                 NS                  NS             NS
                 NS                 NS                  NS             NS



SW-2           17,000               4.7                 18*            61
                 NS                 NS                  NS             NS
                 NS                 NS                  NS             NS



SW-3           17,000               4.5                 16*            110
                 NS                 NS                  NS             NS
                 NS                 NS                  NS             NS

                                    TABLE 2

        METALS CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                            Redwood City, California
                                                                     Page 1 of 4
                   Concentrations in parts per million (ppm)

Well
No.     Description    Date       As       Ba      Cd       Cr      Co      Cu       Ph        Hg        Mo     Ni       Se
----    -----------    -----    ------    ----   ------   ------   ----   ------   ------   --------   -----   -----   ------
S-1A    Leachate       01/89    0.005     0.52   <0.003    0.06    0.07   0.005    <0.01    <0.0003    <0.05    0.19   <0.02
                        5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   0.050    <0.0004     NA      0.19   <0.050
                       11/95    0.008      NA    <0.020   0.059     NA    <0.050   <0.050   <0.00005    NA      0.53   <0.050
                        2/96    0.011      NA    <0.020   <0.050    NA     0.19    <0.050   <0.0005     NA      0.38   <0.050
-----------------------------------------------------------------------------------------------------------------------------
S-2     Leachate       01/89     0.10     0.36   <0.003    0.3     0.06   0.005    <0.01    <0.0003    <0.05    0.15   <0.02
                        5/95    <0.05      NA    <0.125   <0.25     NA    <0.25    <0.005   <0.0004     NA      <0.5   <0.05
                        5/95    <0.05      NA    <0.125   <0.25     NA    <0.25    <0.005   <0.0004     NA      <0.5   <0.05
                       11/95    0.016      NA    <0.020    0.14     NA    <0.050   <0.050   <0.0005     NA      0.42   <0.050
                        2/96    0.018      NA    <0.020   0.093     NA    0.086    <0.050   <0.0005     NA      0.30   <0.050
-----------------------------------------------------------------------------------------------------------------------------
S-3A    Leachate       01/89    0.058     0.34   <0.003    0.02    0.06    0.01    <0.01    <0.0003    <0.05    0.14   <0.02
                        5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004     NA     0.170   <0.050
                       11/95    <0.005     NA    <0.020   <0.050    NA    <0.050   <0.050   <0.0005     NA      0.34   <0.050
                        2/96    <0.005     NA    <0.020   0.092     NA    <0.050   <0.050   <0.0005     NA      0.21   <0.050
-----------------------------------------------------------------------------------------------------------------------------
S-4A    Leachate       01/89    0.094     0.47   <0.003    0.03    0.05   0.016    <0.01    <0.0003    <0.05    0.21   <0.02
                       07/89    0.005      ND      ND      0.04     ND      ND      0.1       ND        ND      0.3      ND
                        5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004     NA     0.200   <0.050
                       11/95    0.012      NA    <0.020   <0.050    NA    <0.050   <0.050   <0.0005     NA      0.58   <0.050
                        2/96    0.017      NA    <0.020   <0.050    NA     0.18    <0.050   <0.0005     NA      0.46   <0.050
-----------------------------------------------------------------------------------------------------------------------------
S-5     Leachate       01/89    0.047     1.3    <0.003    0.03    0.02   <0.005   <0.01    <0.0003    <0.05    0.06   <0.02
                       07/89    0.007     1.0     0.03      ND     0.08     ND      0.3       ND        ND       ND      ND
                        5/95      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
                       11/95    <0.005     NA    <0.020   <0.050    NA    <0.050   <0.050   <0.0005     NA      0.28   <0.050
                        2/96    <0.005     NA    <0.020   <0.050    NA     0.14    <0.050   <0.0005     NA      0.13   <0.050
-----------------------------------------------------------------------------------------------------------------------------
P-1A    Leachate       09/88    0.022     0.56   <0.003    0.08    0.03   <0.005   <0.01    <0.0003    <0.05    0.09   0.007
          (Well        07/89      ND      0.8     0.03      ND      ND      ND      0.2       ND        ND       ND      ND
        Destroyed       5/95      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
          1994)        11/95      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
-----------------------------------------------------------------------------------------------------------------------------
P-2A    Leachate       09/88    0.012     0.60   <0.003    0.13    0.03   <0.005   <0.01    <0.0003    <0.05    0.06   0.006
                        5/95    <0.005     NA    <0.005   <0.010    NA    <0.010   <0.005   <0.0004     NA     <0.020  <0.005
                       11/95    <0.005     NA    <0.020   <0.050    NA    <0.050   <0.050   <0.0005     NA     <0.100  <0.050
                        2/96    <0.005     NA    <0.020   0.088     NA    0.098    <0.050   <0.0005     NA     <0.100  <0.050
-----------------------------------------------------------------------------------------------------------------------------
P-4     Leachate       09/88    0.056     0.48   0.004     0.10    0.07    0.41     0.44    <0.0003    0.35     0.52   <0.03
                        5/95    <0.050     NA    <0.025   <0.050    NA    0.090    <0.050   <0.0004     NA     0.330   <0.050
                       11/95      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
-----------------------------------------------------------------------------------------------------------------------------
P-5     Leachate       09/88    0.026     0.52   <0.003    0.02    0.02    0.11    <0.01    <0.0003    <0.05    0.14   0.054
          (Well         5/95      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
        Destroyed      11/95      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
          1994)         2/96      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
-----------------------------------------------------------------------------------------------------------------------------
P-6     Leachate        5/95      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
                       11/95      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS       NS        NS       NS      NS


Well
No.     Description    Date       Ag         Zn      Ca     Fe      Mn       K        Na
----    -----------    -----    -------    ------    ---    ---    -----    ----    ------
S-1A    Leachate       01/89    <0.005     0.041     19     2.7    0.035     860     9500
                        5/95    <0.050     <0.100    NA     NA      NA       NA       NA
                       11/95    <0.005     <0.100    NA     NA      NA       NA       NA
                        2/96    <0.005     <0.100    NA     NA      NA       NA       NA
------------------------------------------------------------------------------------------
S-2     Leachate       01/89    <0.005     0.048     24     1.4    0.068     740     8800
                        5/95     <0.25      <0.5     NA     NA      NA       NA       NA
                        5/95     <0.25      <0.5     NA     NA      NA       NA       NA
                       11/95    <0.005     <0.100    NA     NA      NA       NA       NA
                        2/96    <0.005      0.12     NA     NA      NA       NA       NA
------------------------------------------------------------------------------------------
S-3A    Leachate       01/89    <0.005     0.047     26     1.5    0.048     940     6800
                        5/95    <0.050     <0.100    NA     NA      NA       NA       NA
                       11/95    <0.005     <0.100    NA     NA      NA       NA       NA
                        2/96    <0.005     <0.100    NA     NA      NA       NA       NA
------------------------------------------------------------------------------------------
S-4A    Leachate       01/89    <0.005     0.065     29     1.5    0.16      690     6800
                       07/89      ND        0.09     NA     NA      NA       NA       NA
                        5/95    <0.050     <0.100    NA     NA      NA       NA       NA
                       11/95    <0.0005    <0.100    NA     NA      NA       NA       NA
                        2/96    <0.0005    <0.100    NA     NA      NA       NA       NA
------------------------------------------------------------------------------------------
S-5     Leachate       01/89    <0.005     0.028     61     1.7    0.17      610     4800
                       07/89      ND        0.1      NA     NA      NA       NA       NA
                        5/95      NS         NS      NA     NA      NA       NA       NA
                       11/95    <0.0005    <0.100    NA     NA      NA       NA       NA
                        2/96    <0.005     <0.100    NA     NA      NA       NA       NA
------------------------------------------------------------------------------------------
P-1A    Leachate       09/88    <0.005     0.036     270    1.5    0.14      900    13,000
          (Well        07/89      ND        0.1      NA     NA      NA       NA       NA
        Destroyed       5/95      NS         NS      NS     NS      NS       NS       NS
          1994)        11/95      NS         NS      NS     NS      NS       NS       NS
                        2/96      NS         NS      NS     NS      NS       NS       NS
------------------------------------------------------------------------------------------
P-2A    Leachate       09/88    <0.005     0.028     60     3.3    0.33     2300     5100
                        5/95    <0.010     <0.020    NA     NA      NA       NA       NA
                       11/95    <0.0005    <0.100    NA     NA      NA       NA       NA
                        2/96    <0.0005    <0.100    NA     NA      NA       NA       NA
------------------------------------------------------------------------------------------
P-4     Leachate       09/88    <0.005      0.51     130     2     0.25      980     8100
                        5/95    <0.050      0.16     NA     NA      NA       NA       NA
                       11/95      NS         NS      NS     NS      NS       NS       NS
                        2/96      NS         NS      NS     NS      NS       NS       NS
------------------------------------------------------------------------------------------
P-5     Leachate       09/88    <0.005     0.035     480    45      1.2      890     9300
          (Well         5/95      NS         NS      NS     NS      NS       NS       NS
        Destroyed      11/95      NS         NS      NS     NS      NS       NS       NS
          1994)         2/96      NS         NS      NS     NS      NS       NS       NS
------------------------------------------------------------------------------------------
P-6     Leachate        5/95      NS         NS      NS     NS      NS       NS       NS
                       11/95      NS         NS      NS     NS      NS       NS       NS
                        2/96      NS         NS      NS     NS      NS       NS       NS


                                    TABLE 2

        METALS CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                                                                     Page 2 of 4
                   Concentrations in parts per million (ppm)

Well
No.       Description    Date       As       Ba      Cd       Cr      Co      Cu       Pb       Hg       Mo       Ni       Se
------    -----------    -----    ------    ----   ------   ------   ----   ------   ------   -------   -----   ------   ------
 K-1       Leachate       5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.100   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
 K-2       Leachate       5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.100   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
MW-3-1     Leachate       5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.100   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
 K-3        Shallow      07/89     ND        2.0    0.03     0.03     0.2     ND      0.1        ND      ND      0.2       ND
          Groundwater     5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.100   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
 K-4        Shallow      07/89     ND        ND     0.06     0.06     0.2    0.4      0.5        ND      ND      0.3       ND
          Groundwater     5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.100   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
 K-5        Shallow       5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.480   <0.050
          Groundwater    11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
 P-3        Shallow      09/88     0.026     0.42  <0.003   <0.01    <0.02  <0.005   <0.01    <0.0003   <0.05    0.03    <0.02
          Groundwater     5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA      0.14    <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
 P-7        Shallow      07/89     0.008     ND     0.04     0.03     0.1     ND      0.4      0.002     ND      0.2      0.002
          Groundwater     5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.100   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
 P-8        Shallow       5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.100   <0.050
          Groundwater    11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
MW-3        Shallow      07/89    0.02       ND     0.03     0.04     0.1     ND      0.1        ND      ND      0.3      0.2
          Groundwater     5/95    0.067      NA    <0.025   <0.050    NA    <0.050   <0.005   <0.0004    NA     <0.100   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
UGP-2       Shallow      07/89     ND        ND     0.1      0.06     0.2    0.1      0.4      0.002     ND      0.4      0.002
          Groundwater/    5/95    0.22       NA    <0.025   <0.05     NA    <0.05    <0.05    <0.0004    NA     <0.1     <0.05
          South of Site   5/95    0.200      NA    <0.125   <0.250    NA    <0.250   <0.050   <0.0004    NA     <0.500   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
MW-1      Deep/Beneath   07/89     ND        2.0    0.08      ND      0.2     ND       0.3       ND      ND       ND       ND
            Refuse        5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004    NA     <0.100   <0.050
                         11/95     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS
                          2/96     NS        NS      NS       NS      NS      NS       NS        NS      NS       NS       NS






Well
No.       Description    Date       Ag         Zn       Ca     Fe     Mn      K      Na
------    -----------    -----    -------    ------    ----    ---    ---    ---    ----
 K-1       Leachate       5/95    <0.050     <0.100     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
 K-2       Leachate       5/95    <0.050     <0.100     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
MW-3-1     Leachate       5/95    <0.050     <0.100     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
 K-3        Shallow      07/89     0.05        ND       NA      NA     NA     NA     NA
          Groundwater     5/95    <0.050     <0.100     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
 K-4        Shallow      07/89      ND        0.4       NA      NA     NA     NA     NA
          Groundwater     5/95    <0.050     <0.100     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
 K-5        Shallow       5/95    <0.050     <0.340     NA      NA     NA     NA     NA
          Groundwater    11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
 P-3        Shallow      09/88    <0.005      0.019    2400    100    1.5    480    7900
          Groundwater     5/95    <0.050     <0.100     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
 P-7        Shallow      07/89      ND        0.2       NA      NA     NA     NA     NA
          Groundwater     5/95    <0.050     <0.100     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
 P-8        Shallow       5/95    <0.050     <0.100     NA      NA     NA     NA     NA
          Groundwater    11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
MW-3        Shallow      07/89      ND         ND       NA      NA     NA     NA     NA
          Groundwater     5/95    <0.005     <0.100     NS      NA     NA     NA     NA
                         11/95      NS         NS       NA      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
UGP-2       Shallow      07/89      ND        1.0       NA      NA     NA     NA     NA
          Groundwater     5/95    <0.05      <0.1       NA      NA     NA     NA     NA
          South of Site   5/95    <0.250     <0.500     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS
MW-1      Deep/Beneath   07/89      ND        0.1       NA      NA     NA     NA     NA
            Refuse        5/95    <0.050     <0.100     NA      NA     NA     NA     NA
                         11/95      NS         NS       NS      NS     NS     NS     NS
                          2/96      NS         NS       NS      NS     NS     NS     NS

                                    TABLE 2

        METALS CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE                  Page 3 of 4

                   Concentrations in parts per million (ppm)

Well
No.     Description    Date       As       Ba      Cd       Cr      Co      Cu       Pb        Hg        Mo     Ni       Se
----    -----------    -----    ------   -----   ------   ------  ------  ------   ------   --------   -----   -----   ------
MW-2    Deep/Beneath   07/89      ND      4.6     0.08      ND     0.09     ND      0.4        ND        ND      ND      ND
           Refuse       5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004      NA    <0.100  <0.050
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
P-1B    Deep/Beneath   09/88     0.014    0.84   <0.003    0.07   <0.02    0.006   <0.01    <0.0003    <0.05    0.02   <0.02
           Refuse      07/89      ND       ND     0.02      ND     0.1     0.09     0.4        ND        ND      ND      ND
                        5/95    <0.050     NA    <0.005   <0.010    NA     0.013   <0.005   <0.0004      NA    <0.020  <0.05
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
P-2B   Deep/Beneath    09/88    <0.01     1.2    <0.003   <0.01    0.02   <0.005   <0.01    <0.0003     0.06   <0.01   <0.03
          Refuse       07/89     0.02     2.0     0.07      ND     0.2     0.1      0.5        ND        ND      ND      ND
                        5/95    <0.005     NA    <0.005   <0.01     NA     0.033   <0.005   <0.0004      NA    <0.02   <0.05
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
UGP-1      Deep        10/88     0.015    2.1    <0.003   <0.01   <0.02   <0.005   <0.01    <0.0003    <0.05    0.02   <0.03
       Groundwater/    07/89      ND      2.0     0.03      ND     0.01    0.4      0.4        ND        ND      ND      ND
       South of Site    5/95     0.026     NA    <0.025   <0.050    NA    <0.050   <0.005   <0.0004      NA    <0.100  <0.050
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
Surfup  Surface Water  09/88    <0.20     0.400  <0.003    0.010  <0.02    0.006   <0.010   <0.0003    <0.050  <0.010  <0.030
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
Surfdn  Surface Water  09/88    <0.010    0.040  <0.003   <0.010  <0.020   0.005   <0.010   <0.0003    <0.050  <0.010  <0.030
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
SW-1    Surface Water  08/89     0.005   <1       0.003    0.02    0.1    <0.09     0.2     <0.002     <1.0     0.3    <0.001
                        5/95    <0.050     NA    <0.025   <0.05     NA    <0.050   <0.005   <0.0004      NA    <0.100  <0.050
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
SW-2    Surface Water  08/89     0.01    <1       0.03     0.02    0.1    <0.09     0.1     <0.002     <1.0     0.3     0.007
                        5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.005   <0.0004      NA     0.200  <0.050
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
SW-3    Surface Water  08/89     0.005     ND     0.03     0.03    0.1      ND      0.2        ND        ND     0.2      ND
                        5/95    <0.050     NA    <0.025   <0.050    NA    <0.050   <0.050   <0.0004      NA     0.330  <0.050
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
SW-4    Surface Water  08/89     0.006     ND     0.03     0.03    0.1      ND      0.1        ND        ND     0.3      ND
                        5/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------
SW-5    Surface Water  08/89     0.009     ND     0.03     0.03    0.1      ND      0.1        ND        ND     0.3      ND
                        5/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                       11/95      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
                        2/96      NS       NS      NS       NS      NS      NS       NS        NS        NS      NS      NS
-----------------------------------------------------------------------------------------------------------------------------

Well
No.     Description    Date       Ag       Zn      Ca       Fe      Mn       K       Na
----    -----------    -----    ------   -----   ------   ------  ------  ------  -------
MW-2    Deep/Beneath   07/89      ND      0.4      NA       NA      NA      NA       NA
           Refuse       5/95    <0.050    0.160    NA       NA      NA      NA       NA
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
P-1B    Deep/Beneath   09/88    <0.005    0.64   <0.003    0.05    1.7     170      8400
           Refuse      07/89      ND      0.9     0.02      NA      NA      NA       NA
                        5/95    <0.010     NA    <0.020     NA      NA      NA       NA
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
P-2B   Deep/Beneath    09/88    <0.005    0.05    360      0.19    2.3     150      9300
          Refuse       07/89      ND      0.5      NA       NA      NA      NA       NA
                        5/95    <0.01    <0.02     NA       NA      NA      NA       NA
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
UGP-1      Deep        10/88    <0.005    0.055   330      3.7     2.2     160      7000
       Groundwater/    07/89      ND      0.6      NA       NA      NA      NA       NA
       South of Site    5/95    <0.050   <0.100    NA       NA      NA      NA       NA
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
Surfup  Surface Water  09/88    <0.005    0.014   340      0.630   0.056   360     9,900
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS               NS      NS      NS       NS
-----------------------------------------------------------------------------------------
Surfdn  Surface Water  09/88    <0.005    0.012   350      0.040   0.029   370    11,000
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
SW-1    Surface Water  08/89    <0.05    <0.06     NA       NA      NA      NA       NA
                        5/95    <0.050    0.200    NA       NA      NA      NA       NA
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
SW-2    Surface Water  08/89    <0.05    <0.06     NA       NA      NA      NA       NA
                        5/95    <0.05     0.270    NA       NA      NA      NA       NA
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
SW-3    Surface Water  08/89      ND       ND      NA       NA      NA      NA       NA
                        5/95    <0.050    0.370    NA       NA      NA      NA       NA
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
SW-4    Surface Water  08/89      ND       ND      NA       NA      NA      NA       NA
                        5/95      NS       NS      NS       NS      NS      NS       NS
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------
SW-5    Surface Water  08/89      ND       ND      NA       NA      NA      NA       NA
                        5/95      NS       NS      NS       NS      NS      NS       NS
                       11/95      NS       NS      NS       NS      NS      NS       NS
                        2/96      NS       NS      NS       NS      NS      NS       NS
-----------------------------------------------------------------------------------------

                                    TABLE 2

        METALS CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE                  Page 4 of 4

                    Concentration in parts per million (ppm)

Notes:
As - Arsenic, Ba - Barium, Cd - Cadmium, Cr - Chromium,              Sources:
Co - Cobalt, Cu - Copper, Pb - Lead, Hg - Mercury,                   September 1988 data: Levine-Fricke, 1989
Mo - Molybdenum, Ni - Nickel, Se - Selenium, Ag - Silver,            July 1989 data: McLaren-Hart, 1990
Zn - Zinc, Ca - Calcium, Fe - Iron, Mn - Manganese,
K - Potassium, Na - Sodium
ND - non-detect; detection limits can be found in laboratory data sheets contained in the original sources
NS - not sampled
NA - not analyzed

                                    TABLE 3

          VOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                            Redwood City, California                 Page 1 of 5

                   Concentrations in parts per million (ppm)

------------------------------------------------------------------------------------------------------------------------------------
                                                   Carbon
Well                        Chloro-                Tetra-                                        Ethyl-      Total      Chloro-
No.  Description    Date    form     I.I.I.-TCA   chloride   TCE     PCE     Benzene   Toluene   Benzene    Xyelenes    benzene
------------------------------------------------------------------------------------------------------------------------------------
S-1A  Leachate      01/89   <0.005     <0.005      <0.005   <0.005   <0.005   0.026     0.031     0.023       0.098      <0.005
                    06/92    ND         ND          ND       ND       ND      0.018     0.031     0.021       0.065       ND
                    09/92    ND         ND          ND       ND       ND     <0.03     <0.03     <0.03       <0.03        ND
                    12/92    ND         ND          ND       ND       ND      0.016     0.025     0.021       0.052       ND
                    03/93    ND         ND          ND       ND       ND      0.010     0.016     0.017       0.043       ND
                     5/95   <0.005     <0.005      <0.005   <0.005   <0.005   0.0089    0.012     0.018       0.036       ND
                    11/95   <0.005     <0.005      <0.005   <0.005   <0.005   0.0061   <0.005    <0.005       0.022      <0.005
                     2/96   <0.005     <0.005      <0.005   <0.005   <0.005   0.007     0.013     0.016       0.031      <0.005
------------------------------------------------------------------------------------------------------------------------------------
S-2   Leachate      01/89   <0.005     <0.005      <0.005   <0.005   <0.005   0.013     0.14      0.049       0.170      <0.005
                    06/92   <0.03      <0.03       <0.03    <0.03    <0.03   <0.03      0.2       0.070       0.24       <0.03
                    09/92    ND         ND          ND       ND       ND     <0.03      0.21      0.090       0.3         ND
                    12/92    ND         ND          ND       ND       ND      0.012     0.17      0.064       0.18        ND
                    03/93    ND         ND          ND       ND       ND      0.011     0.13      0.057       0.19        ND
                     5/95   <0.005     <0.005      <0.005   <0.005   <0.005   0.0085    0.160     0.049       0.162      <0.005
                     5/95   <0.005     <0.005      <0.005   <0.005   <0.005   0.011     0.l70     0.056       0.184      <0.005
                    11/95   <0.005     <0.005      <0.005   <0.005   <0.005   0.011     0.190     0.065       0.220      <0.005
                     2/96   <0.005     <0.005      <0.005   <0.005   <0.005   0.010     0.160     0.049       0.160      <0.005
------------------------------------------------------------------------------------------------------------------------------------
S-3A  Lechate       01/89   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.02      0.028       0.11       <0.005
                    06/92   <0.005     <0.005      <0.005   <0.005   <0.005   0.005     0.098     0.037       0.118      <0.005
                    09/92    ND         ND          ND       ND       ND     <0.03     <0.03     <0.03        0.03       <0.03
                    12/92    ND         ND          ND       ND       ND      0.005     0.005     0.024       0.065       0.008
                    03/93    ND         ND          ND       ND       ND     <0.005     0.007     0.82        0.05        0.020
                     5/95   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.0066    0.018       0.047      <0.005
                    11/95   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.0058    0.0014      0.0046     <0.005
                     2/96   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.0076    0.018       0.041      <0.005
------------------------------------------------------------------------------------------------------------------------------------
S-4A  Lechate       06/92   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.044     0.025       0.046      <0.005
                    09/92    ND         ND          ND       ND       ND     <0.03     <0.03     <0.03       <0.03        ND
                    12/92    ND         ND          ND       ND       ND     <0.005     0.028     0.018       0.037       ND
                    03/93    ND         ND          ND       ND       ND     <0.005     0.034     0.018       0.034       ND
                     5/95   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.016     0.019       0.033      <0.005
                    11/95   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.020     0.017       0.031      <0.005
                     2/96   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.021     0.014       0.017      <0.005
------------------------------------------------------------------------------------------------------------------------------------
S-5                 01/89   <0.005     <0.005      <0.005   <0.005   <0.005   0.005     0.033     0.025       0.053      <0.005
                    07/89    ND         ND          ND       ND       ND      ND        0.006     0.024       0.012       ND
                    06/92    ND         ND          ND       ND       ND     <0.005    <0.005    <0.005       ND          ND
                     5/95    NS         NS          NS       NS       NS      NS        NS        NS          NS          NS
                    11/95   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005    <0.005     0.023       0.012      <0.005
                     2/96   <0.005     <0.005      <0.005   <0.005   <0.005  <0.005     0.0068    0.017       0.020      <0.005
------------------------------------------------------------------------------------------------------------------------------------
P-1A  Leachate      09/88   <0.03      <0.03       <0.03    <0.03     0.097  <0.03      0.093     0.046       0.22       <0.03
                    12/88   <0.005     <0.005      <0.005   <0.005   <0.005   0.005     0.045     0.025       0.08       <0.05
      (Well         03/89   <0.01      <0.01       <0.01    <0.01    <0.01   <0.01      0.11      0.05        0.17       <0.01
      Destroyed     06/89   <0.001     <0.001      <0.001   <0.001   <0.001  <0.001     0.06     <0.001       0.110      <0.001
      1994)         07/89    ND         ND          ND       ND       ND      0.007     0.097     0.048       0.080       ND
                     5/95    NS         NS          NS       NS       NS      NS        NS        NS          NS          NS
                    11/95    NS         NS          NS       NS       NS      NS        NS        NS          NS          NS
                     2/96    NS         NS          NS       NS       NS      NS        NS        NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                              1,3,5-       1,2,4-
Well                         Trimethyl-   Trimethyl-   1,2-Dichloro-   1-4-Dichloro-  P-Isopropyl-                        4-Methyl-
 No.  Description    Date     benzene      benzene      benzene         benzene        toluene     Acetone   2-Butanone  2-pantanone
------------------------------------------------------------------------------------------------------------------------------------
S-1A  Leachate      01/89    ND             ND          <0.01           <0.01           ND          <0.01      <0.01       <0.05
                    06/92    ND             ND           ND              ND             ND           ND         ND          ND
                    09/92    ND             ND           ND              ND             ND           ND         ND          ND
                    12/92    ND             ND           ND              ND             ND           ND         ND          ND
                    03/93    ND             ND           ND              ND             ND           ND         ND          ND
                     5/95    0.010          0.043       <0.005           0.016          0.0071      <0.050     <0.020      <0.020
                    11/95    0.0084        <0.005       <0.005           0.014         <0.005       <0.050     <0.020      <0.020
                     2/96    0.0076         0.033       <0.005           0.016          0.054       <0.050     <0.020      <0.020
------------------------------------------------------------------------------------------------------------------------------------
S-2   Leachate      01/89    ND             ND          <0.04           <0.04           ND           0.150     <0.100      <0.05
                    06/92    ND             ND          <0.03           <0.03           ND           0.2       <0.1        <0.1
                    09/92    ND             ND           ND              ND             ND           ND         ND          ND
                    12/92    ND             ND           ND              ND             ND           0.09       0.03        0.03
                    03/93    ND             ND           ND              ND             ND           0.08       ND          0.02
                     5/95    0.010          0.044       <0.005           0.025          0.130        0.095      0.023       0.026
                     5/95    0.010          0.047        0.005           0.027          0.150        0.100      0.025       0.027
                    11/95    0.014          0.053       <0.005           0.026          0.130        0.140     <0.020       0.028
                     2/96    0.010          0.039       <0.005           0.022          0.130        0.068     <0.020      <0.020
------------------------------------------------------------------------------------------------------------------------------------
S-3A  Lechate       01/89    ND             ND           ND              ND             ND          <0.1       <0.1        <0.05
                    06/92    ND             ND           ND              ND             ND          <0.02      <0.02       <0.02
                    09/92    ND             ND           ND              ND             ND           ND         ND          ND
                    12/92    ND             ND           ND              ND             ND           ND         ND          ND
                    03/93    ND             ND           ND              ND             ND           ND         ND          ND
                     5/95    0.0053         0.020       <0.005           0.011          0.013       <0.05      <0.02       <0.02
                    11/95    0.0056         0.0017      <0.005           0.0076         0.0076      <0.050     <0.020      <0.020
                     2/96    0.0053         0.022       <0.005           0.011          0.011       <0.050     <0.020      <0.020
------------------------------------------------------------------------------------------------------------------------------------
S-4A  Lechate       06/92    ND             ND          <0.005           0.025          ND           0.030     <0.02       <0.02
                    09/92    ND             ND           ND              ND             ND           ND         ND          ND
                    12/82    ND             ND           ND              ND             ND           ND         ND          ND
                    03/93    ND             ND           ND              ND             ND           ND         ND          ND
                     5/95    0.0068         0.031       <0.005           0.023         <0.005       <0.05      <0.02       <0.02
                    11/95    0.0081         0.036       <0.005           0.020          0.047       <0.050     <0.020      <0.020
                     2/96    0.0055         0.027       <0.005           0.017          0.032       <0.050     <0.020      <0.020
------------------------------------------------------------------------------------------------------------------------------------
S-5                 01/89    ND             ND           0.01           <0.01           ND          <0.1       <0.01       <0.05
                    07/89    ND             ND           ND              0.095          ND           ND         ND          ND
                    06/92    ND             ND           0.05            ND             ND           ND         ND          ND
                     5/95    ND             NS           NS              NS             NS           NS         NS          NS
                    11/95    0.0057        <0.005       <0.005           0.020          0.017       <0.050     <0.020      <0.020
                     2/96    0.005          0.012       <0.005           0.016          0.0075      <0.050     <0.020      <0.020
------------------------------------------------------------------------------------------------------------------------------------
P-1A  Leachate      09/88    ND             ND          <0.100           2.9            ND          <0.5       <0.500      <0.300
                    12/88    ND             ND           ND              1.2            ND          <0.05      <0.100      <0.005
      (Well         03/89    ND             ND           0.066           0.74           ND          <0.1       <0.02       <0.01
      Destroyed     06/89    ND             ND          <0.004           1.2            ND          <0.01      <0.02       <0.001
      1994)         07/89    ND             ND           ND              ND             ND           ND         ND           ND
                     5/95    NS             NS           NS              NS             NS           NS         NS           NS
                    11/95    NS             NS           NS              NS             NS           NS         NS           NS
                     2/96    NS             NS           NS              NS             NS           NS         NS           NS
------------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 3

          VOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                                                                     Page 2 of 5

                                                  Carbon                                                                   1,3,5-
Well                        Chloro-               Tetra-                                         Ethyl-   Total   Chloro- Trimethyl-
No.    Description  Date     form    I,I,I-TCA   chloride    TCE      PCE    Benzene   Toluene  Benzene  Xylenes  Benzene  benzene
------------------------------------------------------------------------------------------------------------------------------------
P-2A   Leachate     09/88   <0.005    <0.005      <0.005    <0.005   <0.005   <0.005     0.015    0.007   0.017   <0.005     ND
                    12/88   <0.005       ND       <0.005        ND   <0.005   <0.005    <0.005   <0.005  <0.005     ND       ND
                    03/89   <0.001    <0.001      <0.001    <0.001   <0.001    0.003     0.007    0.005   0.011   <0.001     ND
                    06/89   <0.001    <0.001      <0.001    <0.001   <0.001   <0.001     0.002    0.002   0.004    0.002     ND
                     5/95   <0.005    <0.005      <0.005    <0.005   <0.005   <0.005    <0.005   <0.005  <0.005   <0.005  <0.005
                    11/95   <0.005    <0.005      <0.005    <0.005   <0.005   <0.005    <0.005   <0.005  <0.005   <0.005  <0.005
                     2/96   <0.005    <0.005      <0.005    <0.005   <0.005   <0.005    <0.005   <0.005  <0.005   <0.005  <0.005
------------------------------------------------------------------------------------------------------------------------------------
P-4    Leachate     09/88   <0.03     <0.03       <0.03     <0.03    <0.03    <0.03      0.028   <0.03   <0.05    <0.03      ND
                    12/88   <0.01     <0.01       <0.01     <0.01    <0.01    <0.01      0.03     0.01    0.02    <0.01      ND
                    03/89   <0.001    <0.001      <0.001    <0.001   <0.001    0.006     0.032    0.015   0.038    0.001     ND
                    06/89   <0.001    <0.001      <0.001    <0.001   <0.001    0.007     0.034    0.017   0.042    0.002   <0.005
                     5/95   <0.005    <0.005      <0.005    <0.005   <0.005    0.0059    0.0066   0.011   0.0063  <0.005     ND
                    11/95     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS       NS
                     2/96     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS       NS
------------------------------------------------------------------------------------------------------------------------------------
P-5    Leachate     09/88   <0.005    <0.005      <0.005    <0.005   <0.005   <0.005    <0.005   <0.005  <0.005   <0.005   ND
                    12/88   <0.005    <0.005      <0.005    <0.005   <0.005   <0.005    <0.005   <0.005  <0.005   <0.005   ND
         (Well      03/89   <0.001    <0.001      <0.001    <0.001   <0.001   <0.001    <0.001   <0.001  <0.001   <0.001   ND
       Destroyed    06/89   <0.001    <0.001      <0.001    <0.001   <0.001   <0.001    <0.001   <0.001  <0.001   <0.001   ND
         1994)       5/95     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS     NS
                    11/95     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS     NS
                     2/96     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS     NS
------------------------------------------------------------------------------------------------------------------------------------
P-6    Leachate     11/88   <0.001      ND        <0.001      ND     <0.001    0.019     0.001    0.018   0.12      ND     ND
                     3/89   <0.001    <0.001      <0.001    <0.001   <0.001   <0.001    <0.001   <0.001  <0.032   <0.001   ND
                     6/89   <0.001    <0.001      <0.001    <0.001   <0.001   <0.001    <0.001   <0.001  <0.04    <0.001   ND
                     5/95     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS     NS
                    11/95     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS     NS
                     2/96     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS     NS
------------------------------------------------------------------------------------------------------------------------------------
K-1    Leachate     11/88   <0.001       ND       <0.001        ND   <0.001    0.004    <0.001   <0.001  <0.001     ND     ND
                     6/89   <0.001    <0.001      <0.001    <0.001   <0.001    0.007    <0.001    0.003   0.003   <0.001   ND
                     5/95   <0.005    <0.005      <0.005    <0.005   <0.005    0.002    <0.005    0.005  <0.005   <0.005 <0.005
                    11/95     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS     NS
                     2/96     NS        NS          NS        NS       NS       NS        NS       NS      NS       NS     NS
------------------------------------------------------------------------------------------------------------------------------------
K-2    Leachate     11/88   <0.001       ND       <0.001        ND   <0.001   0.039    <0.001     0.014   0.001     0.001     ND
                    03/89   <0.001    <0.001      <0.001    <0.001   <0.001   0.030    <0.001     0.009  <0.001    <0.001     ND
                     6/89   <0.001    <0.001      <0.001    <0.001   <0.001   0.035    <0.001     0.006   0.001    <0.001     ND
                     5/95   <0.005    <0.005      <0.005    <0.005   <0.005  <0.005    <0.005    <0.005  <0.005    <0.005   <0.005
                    11/95     NS        NS          NS        NS       NS      NS        NS        NS      NS        NS       NS
                     2/96     NS        NS          NS        NS       NS      NS        NS        NS      NS        NS       NS
------------------------------------------------------------------------------------------------------------------------------------
MW-3-1 Leachate      5/95   <0.005    <0.005      <0.005    <0.005   <0.005   0.0075    0.0092    0.011   0.021    <0.005   <0.005
                    11/95     NS        NS          NS        NS       NS      NS        NS        NS       NS       NS       NS
                     2/96     NS        NS          NS        NS       NS      NS        NS        NS       NS       NS       NS
------------------------------------------------------------------------------------------------------------------------------------
K-3    Shallow      11/88   <0.001      ND        <0.001      ND     <0.001  <0.001    <0.001    <0.001   <0.001     ND       ND
       Groundwater   3/89   <0.001    <0.001      <0.001    <0.001   <0.001  <0.001    <0.001    <0.001   <0.001   <0.001     ND
                    06/89   <0.001    <0.001      <0.001    <0.001   <0.001  <0.001    <0.001    <0.001   <0.001   <0.001     ND
                    07/89     ND        ND          ND        ND       ND      ND        ND        ND       ND       ND       ND
                     5/95   <0.005    <0.005      <0.005    <0.005   <0.005  <0.005    <0.005    <0.005   <0.005   <0.005   <0.005
                    11/95     NS        NS          NS        NS       NS      NS        NS        NS       NS       NS       NS
                     2/96     NS        NS          NS        NS       NS      NS        NS        NS       NS       NS       NS
------------------------------------------------------------------------------------------------------------------------------------

                            1,2,4
Well                      Trimothyl-  1,2-Dichloro-  1,4 Dichloro-  P-Isoproyl                       4-Methyl-    Carbon     TFH (as
No.    Description  Date   benzene      benzene        benzene       toluene   Acetone  2-Butanome  2-pentanone  Disulfide  gasoline
------------------------------------------------------------------------------------------------------------------------------------
P-2A   Leachate     09/88     ND       <0.02           <0.02             ND      <0.100    <0.100      <0.05       <0.01        NA
                    12/88     ND         ND            <0.01             ND        ND        ND          ND          ND         NA
                    03/89     ND         NA              NA              ND       0.03      0.02       <0.01       <0.001     <1.0
                    06/89     ND       <0.004          <0.004            ND      <0.01     <0.02       <0.01       <0.001     <1.0
                     5/95   <0.005     <0.005           0.0079         <0.005    <0.050    <0.020      <0.020      <0.020       NA
                    11/95   <0.005     <0.005           0.008          <0.005    <0.050    <0.020      <0.020      <0.020       NA
                     2/96   <0.005     <0.005           0.0062         <0.005    <0.050    <0.020      <0.020      <0.020       NA
------------------------------------------------------------------------------------------------------------------------------------
P-4    Leachate     09/88     ND         ND             0.025            ND      <0.5      <0.5        <0.300      <0.05        NA
                    12/88     ND       <0.002          <0.002            ND      <0.1      <0.2        <0.01       <0.01        NA
                    03/89     ND         NA              NA              ND      0.03      <0.02       <0.001      <0.001      2.5
                    06/89     ND         NA              NA              ND      0.03      <0.02       <0.001      <0.001      2.3
                     5/95    0.0073    <0.005           0.019           0.0085  <0.050     <0.020      <0.020        NA         NA
                    11/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                     2/96     NS         NS              NS              NS       NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
P-5    Leachate     09/88     ND         ND            <0.02             ND     <0.1       <0.1        <0.05       <0.01        NA
                    12/88     ND         ND            <0.002            ND     <0.05      <0.1        <0.005      <0.005       NA
         (Well      03/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
       Destroyed    06/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
         1994)       5/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                    11/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                     2/96     NS         NS              NS              NS       NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
P-6    Leachate     11/88     ND         ND            <0.04             ND       ND         ND          ND          ND         NA
                     3/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
                     6/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
                     5/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                    11/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                     2/96     NS         NS              NS              NS       NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
K-1    Leachate     11/88     ND         ND            <0.001            ND       ND         ND          ND          ND         NA
                     6/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
                     5/95   <0.005     <0.005          <0.005          <0.005   <0.050     <0.020      <0.020        NA         NA
                    11/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                     2/96     NS         NS              NS              NS       NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
K-2    Leachate     11/88     ND         NA              NA              ND       ND         ND          ND          ND         NA
                    03/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
                     6/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
                     5/95   <0.005     <0.005          <0.005          <0.005   <0.050     <0.020      <0.020        NA         NA
                    11/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                     2/96     NS         NS              NS              NS       NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
MW-3-1 Leachate      5/95    0.0065    <0.005          <0.005          <0.005   <0.050     <0.020      <0.020        NA         NA
                    11/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                     2/96     NS         NS              NS              NS       NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
K-3    Shallow      11/88     ND         ND            <0.002            ND       ND         ND          ND          ND         NA
       Groundwater   3/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
                    06/89     ND         NA              NA              ND     <0.01      <0.02       <0.001      <0.001       NA
                    07/89     ND         ND              ND              ND       ND         ND          ND          ND         NA
                     5/95   <0.005     <0.005          <0.005          <0.005   <0.050     <0.020      <0.020        NA         NA
                    11/95     NS         NS              NS              NS       NS         NS          NS          NS         NS
                     2/96     NS         NS              NS              NS       NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 3

          VOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE

                                                                     Page 3 of 5

                                                  Carbon                                                                   1,3,5-
Well                        Chloro-               Tetra-                                        Ethyl-   Total   Chloro-  Trimethyl-
No.    Description  Date     form    1,1,1-TCA   chloride   TCE      PCE    Benzene   Toluene  Benzene  Xylenes  Benzene   benzene
------------------------------------------------------------------------------------------------------------------------------------
K-4      Shallow    06/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001    <0.001   <0.001   <0.001   <0.001      ND
       Groundwater  07/89     ND        ND          ND       ND       ND      ND        ND       ND       ND       ND        ND
                     5/95   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005    <0.005
                    11/95     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
                     2/96     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
------------------------------------------------------------------------------------------------------------------------------------
K-5      Shallow    11/88   <0.001      ND        <0.001     ND     <0.001   0.002    <0.001   <0.001   <0.001     ND        ND
       Groundwater  03/89   <0.001    <0.001      <0.001   <0.001   <0.001   0.002    <0.001   <0.001   <0.001   <0.001      ND
                    06/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001    <0.001   <0.001   <0.001   <0.001      ND
                     5/95   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005    <0.005
                    11/95     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
                     2/96     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
------------------------------------------------------------------------------------------------------------------------------------
P-3      Shallow    09/88    <0.03     <0.03       <0.03    <0.03    <0.03   <0.03     <0.03    <0.03    <0.05    <0.03      ND
       Groundwater  12/88   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005      ND
                    03/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001    <0.001   <0.001   <0.001   <0.001      ND
                    06/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001    <0.001   <0.001   <0.001   <0.001      ND
                     5/95   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005    <0.005
                    11/95     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
                     2/96     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
------------------------------------------------------------------------------------------------------------------------------------
P-7      Shallow    11/88    0.001      ND        <0.001     ND     <0.001  <0.001     0.001   <0.001   <0.001     ND        ND
       Groundwater  03/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001     0.001   <0.001   <0.001   <0.001      ND
                    07/89     ND        ND          ND       ND       ND      ND        ND       ND       ND       ND        ND
                     5/95   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005    <0.005
                    11/95     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
                     2/96     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
------------------------------------------------------------------------------------------------------------------------------------
P-8      Shallow    11/88    0.002      ND        <0.001     ND     <0.001  <0.001    <0.001   <0.001   <0.001     ND        ND
       Groundwater  03/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001     0.001   <0.001   <0.001   <0.001      ND
                    06/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001     0.002   <0.001   <0.001   <0.001      ND
                     5/95   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005    <0.005
                    11/95     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
                     2/96     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
------------------------------------------------------------------------------------------------------------------------------------
MW-3     Shallow    07/89     ND        ND          ND       ND       ND      ND        ND       ND       ND       ND        ND
       Groundwater   5/95   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005    <0.005
                    11/95     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
                     2/96     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
------------------------------------------------------------------------------------------------------------------------------------
UGP-2    Shallow    11/88    0.001      ND        <0.001     ND     <0.001  <0.001     0.006   <0.001   <0.001     ND        ND
       Groundwater/ 03/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001    <0.001   <0.001   <0.001   <0.001      ND
      South of Site 06/89   <0.001    <0.001      <0.001   <0.001   <0.001  <0.001     0.001   <0.001   <0.001   <0.001      ND
                    07/89     ND        ND          ND       ND       ND      ND        ND       ND       ND       ND        ND
                     5/95   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005    <0.005
                    11/95     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
                     2/96     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
------------------------------------------------------------------------------------------------------------------------------------
MW-1     Deep       07/89     ND        ND          ND       ND       ND      ND        ND       ND       ND       ND        ND
       Beneath      06/92     ND        ND          ND       ND       ND    <0.005    <0.005   <0.005   <0.005     ND        ND
       Refuse       09/92     ND        ND          ND       ND       ND    <0.005    <0.005   <0.005   <0.005     ND        ND
                    12/92     ND        ND          ND       ND       ND    <0.005    <0.005   <0.005   <0.005     ND        ND
                    03/93     ND        ND          ND       ND       ND    <0.005    <0.005   <0.005   <0.005     ND        ND
                     5/95   <0.005    <0.005      <0.005   <0.005   <0.005  <0.005    <0.005   <0.005   <0.005   <0.005    <0.005
                    11/95     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
                     2/96     NS        NS          NS       NS       NS      NS        NS       NS       NS       NS        NS
------------------------------------------------------------------------------------------------------------------------------------








                            1,2,4
Well                      Trimothyl-  1,2-Dichloro-  1,4 Dichloro-  P-Isoproyl                       4-Methyl-    Carbon     TFH (as
No.    Description  Date   benzene      benzene        benzene       toluene   Acetone  2-Butanome  2-pentanone  Disulfide  gasoline
------------------------------------------------------------------------------------------------------------------------------------
K-4      Shallow    06/89    ND         NA             NA             ND        <0.01   <0.02       <0.001      <0.001        NA
       Groundwater  07/89    ND         ND             ND             ND         ND       ND          ND          ND          NA
                     5/95  <0.005     <0.005         <0.005         <0.005     <0.050   <0.020      <0.020        NA          NA
                    11/95    NS         NS             NS             NS         NS       NS          NS          NS          NS
                     2/96    NS         NS             NS             NS         NS       NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
K-5      Shallow    11/88    ND       <0.002         <0.002           ND         ND       ND          ND          ND          NA
       Groundwater  03/89    ND         NA             NA             ND        <0.01    <0.02      <0.001      <0.001        NA
                    06/89    ND         NA             NA             ND        <0.01    <0.02      <0.001      <0.001        NA
                     5/95  <0.005     <0.005         <0.005         <0.005     <0.050   <0.020      <0.020        NA          NA
                    11/95    NS         NS             NS             NS         NS       NS          NS          NS          NS
                     2/96    NS         NS             NS             NS         NS       NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
P-3      Shallow    09/88    ND       <0.002          <0.02           ND       <0.5       <O.5      <0.300       <0.05        NA
       Groundwater  12/88    ND         ND            <0.002          ND       <0.05      <0.1      <0.005      <0.005        NA
                    03/89    ND         NA             NA             ND       <0.01     <0.02      <0.001      <0.001        NA
                    06/89    ND         NA             NA             ND       <0.01     <0.02      <0.001      <0.001        NA
                     5/95  <0.005     <0.005         <0.005         <0.005     <0.005   <0.020      <0.020        NA          NA
                    11/95    NS         NS             NS             NS         NS       NS          NS          NS          NS
                     2/96    NS         NS             NS             NS         NS       NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
P-7      Shallow    11/88    ND         ND            <0.04           ND         ND       ND          ND         0.001        NA
       Groundwater  03/89    ND         NA             NA             ND        <0.01    <0.02      <0.001       0.001        NA
                    07/89    ND         ND             ND             ND         ND       ND          ND          ND          NA
                     5/95  <0.005     <0.005         <0.005         <0.005     <0.050   <0.020      <0.020        NA          NA
                    11/95    NS         NS             NS             NS         NS       NS          NS          NS          NS
                     2/96    NS         NS             NS             NS         NS       NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
P-8      Shallow    11/88    ND         ND             ND             ND         ND       ND          ND         0.002        NA
       Groundwater  03/89    ND         NA             ND             NA       <0.01    <0.02       <0.001      <0.001        NA
                    06/89    ND         NA             ND             NA        0.02    <0.02       <0.001      <0.001        NA
                     5/95  <0.005     <0.005         <0.005         <0.005     <0.005   <0.050      <0.020        NA          NA
                    11/95    NS         NS             NS             NS         NS       NS          NS          NS          NS
                     2/96    NS         NS             NS             NS         NS       NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
MW-3     Shallow    07/89    ND         ND             ND              ND        ND       ND          ND          ND          NA
       Groundwater   5/95  <0.005     <0.005         <0.005          <0.005    <0.050   <0.020      <0.020        NA          NA
                    11/95    NS         NS             NS              NS        NS       NS          NS          NS          NS
                     2/96    NS         NS             NS              NS        NS       NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
UGP-2    Shallow    11/88    ND         ND           <0.04           <0.04       ND       ND          ND          ND          NA
       Groundwater/ 03/89    ND         NA             NA             NA        0.025   <0.02        <0.01      <0.001        NA
      South of Site 06/89    ND         NA             NA             NA        0.020   <0.02       <0.001      <0.001        NA
                    07/89    ND         ND             ND             ND         ND       ND          ND          ND          NA
                     5/95  <0.005     <0.005         <0.005         <0.050     <0.050     NA        <0.020        NA          NA
                    11/95    NS         NS             NS             NS         NS       NS          NS          NS          NS
                     2/96    NS         NS             NS             NS         NS       NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
MW-1     Deep       07/89    ND         ND             ND             ND         ND       ND          ND          ND          NA
       Beneath      06/92    ND         ND           <0.005           ND         ND       ND          ND          ND          NA
       Refuse       09/92    ND         ND           <0.005           ND         ND       ND          ND          ND          NA
                    03/93    ND         ND           <0.005           ND         ND       ND          ND          ND          NA
                    12/92    ND         ND           <0.005           ND         ND       ND          ND          ND          NA
                     5/95  <0.005     <0.005         <0.005         <0.005     <0.050   <0.020      <0.020        NA          NA
                    11/95    NS         NS             NS             NS         NS       NS          NA          NS          NS
                     2/96    NS         NS             NS             NS         NS       NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------

                                        TABLE 3

          VOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE


                                                           Page 4 of 5

                                              CARBON                                                                  1,3,5-
WELL                      CHLORO-             TETRA-                                     ETHYL-    TOTAL   CHLORO-   TRIMETHYL
NO.   DESCRIPTION  DATE    FORM    I,I,I-TCA CHLORIDE   TCE     PCE    BENZENE  TOLUENE  BENZENE  XYLENES  BENZENE    BENZENE
----  -----------  -----  -------  --------- --------  -----   -----   -------  -------  -------  -------  -------   ---------
MW-2     DEEP/     07/89    ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
        BENEATH    5/95   <0.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005   <0.005   <0.005     <0.005
        REFUSE     11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------
P-1B     DEEP/     09/88  <0.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005    <0.01   <0.005       ND
        BENEATH    12/88   0.001    <0.001    0.005    <0.001  <0.001  <0.001   <0.001   <0.001   <0.001   <0.001       ND
        REFUSE     03/89  <0.001    <0.001    <0.001   <0.001  <0.001  <0.001   <0.001   <0.001   <0.001   <0.001       ND
                   06/89  <0.001    <0.001    <0.001   <0.001  <0.001  <0.001   <0.001   <0.001   <0.001   <0.001       ND
                   07/89    ND       0.007      ND     0.010     ND      ND       ND       ND       ND       ND         ND
                   08/89    ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
                   5/95   <0.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005   <0.005   <0.005     <0.005
                   11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------
P-2B     DEEP/     10/88  <0.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005    <0.01   <0.005       ND
        BENEATH    12/88  <0.001      ND      <0.001     ND    <0.001  <0.001   <0.001   <0.001   <0.001     ND         ND
        REFUSE     03/89  <0.001    <0.001    <0.001   <0.001  <0.001  <0.001   <0.001   <0.001   <0.001   <0.001       ND
                   06/89  <0.001    <0.001    <0.001   <0.001  <0.001  <0.001   <0.001   <0.001   <0.001   <0.001       ND
                   7/89     ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
                   5/95   <0.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005   <0.005   <0.005     <0.005
                   11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------
UGP-1   DEEP       10/88  <0.005      ND      <0.005     ND    <0.005  <0.005   <0.005   <0.005    <0.01     ND         ND
        GROUND     12/88  <0.001      ND      <0.001     ND    <0.001  <0.001   <0.001   <0.001   <0.001     ND         ND
        WATER/     06/89  <0.001    <0.001    <0.001   <0.001  <0.001  <0.001   <0.001   <0.001   <0.001   <0.001       ND
        SOUTH OF   07/89    ND       0.006      ND     0.007     ND      ND       ND       ND       ND       ND         ND
        SITE       08/89    ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
                   5/95   <0.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005   <0.005   <0.005     <0.005
                   11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------
SURF   SURFACE     10/88    ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
UP     WATER       11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------
SURF   SURFACE     10/88    ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
DOWN   WATER       5/95
                   11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------
SW-1   SURFACE     10/88    ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
       WATER       5/95   <0.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005   <0.005   <0.005     <0.005
                   11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------
SW-2   SURFACE     10/88    ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
       WATER       5/95   <0.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005   <0.005   <0.005     <0.005
                   11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------
SW-3   SURFACE     10/99    ND        ND        ND       ND      ND      ND       ND       ND       ND       ND         ND
       WATER       5/95   <O.005    <0.005    <0.005   <0.005  <0.005  <0.005   <0.005   <0.005   <0.005   <0.005     <0.005
                   11/95    NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
                   2/96     NS        NS        NS       NS      NS      NS       NS       NS       NS       NS         NS
-------------------------------------------------------------------------------------------------------------------------------




                     1,2,4
WELL               TRIMETHYL- 1,2-DICHLORO-  1,4-DICHLORO-   P-ISOPROPHYL-                           4-METHYL-   CARBON    TPH (AS
NO.  DESCRIPTION    BENZENE   BENZENE        BENZENE           TOLUENE     ACETONE     2-BUTANONE   2-PENTANONE  DISULFIDE GASOLINE)
---- -----------   ----------------------    -----------    -------------- --------    -----------  -----------  ------------------
MW-2    DEEP/         ND      ND               ND             ND             ND             ND          ND             ND        NA
       BENEATH      <0.005    <0.005           <0.005         <0.005         <O.005         <0.020      <0.020         NA        NA
       REFUSE         NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
------------------------------------------------------------------------------------------------------------------------------------
P-1B    DEEP/         ND      <0.02            <0.02          ND             <0.1           <0.1        <0.05          <0.01     NA
       BENEATH        ND      <0.002           <0.002         ND             <0.01          <0.02       <0.001         <0.001    NA
       REFUSE         ND      NA               NA             ND             <0.01          <0.02       <0.001         <0.001    NA
                      ND      NA               NA             ND             <0.01          <0.02       <0.001         <0.001    NA
                      ND      ND               ND             ND             ND             ND          ND             ND        NA
                      ND      ND               ND             ND             ND             ND          ND             ND        NA
                    <0.005    <0.005           <0.005         <0.005         <0.050         <0.020      <0.020         NA        NA
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
------------------------------------------------------------------------------------------------------------------------------------
P-2B    DEEP/         ND      <0.02            <0.02          ND             <0.1           <0.100      <0.05          <0.01     NA
       BENEATH        ND      ND               <0.002         ND             ND             ND          ND             ND        NA
       REFUSE         ND      NA               NA             ND             <0.01          <0.02       <0.001         <0.001    NA
                      ND      NA               NA             ND             <0.01          <0.02       <0.001         <0.001    NA
                      ND      ND               ND             ND             ND             ND          ND             ND        NA
                    <0.005    <0.005           <0.005         <0.005         <0.050         <0.020      <0.020         NA        NA
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
------------------------------------------------------------------------------------------------------------------------------------
UGP-   DEEP           ND      ND               <0.02          ND             ND             ND          ND             ND        NA
       GROUND         ND      ND               <0.002         ND             ND             ND          ND             ND        NA
       WATER          ND      <0.004           <0.002         ND             <0.01          <0.02       <0.001 <       0.001     NA
       SOUTH OF       ND      ND               ND             ND             ND             ND          ND             ND        NA
       SITE           ND      <0.005           <0.005         <0.005         <0.050         <0.020      <0.020         NA        NA
                    <0.005    NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS
------------------------------------------------------------------------------------------------------------------------------------
SURF   SURFACE        ND      ND               ND             ND             ND             ND          ND             ND        NA
UP     WATER          NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
------------------------------------------------------------------------------------------------------------------------------------
SURF   SURFACE        ND      ND               ND             ND             ND             ND          ND             ND        NA
DOWN   WATER                  NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS
------------------------------------------------------------------------------------------------------------------------------------
SW-1   SURFACE        ND      ND               ND             ND             ND             ND          ND             ND        NA
       WATER        <0.005    <0.005           <0.005         <0.005         <0.050         <0.020      <0.020         NA        NA
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
------------------------------------------------------------------------------------------------------------------------------------
SW-2   SURFACE        ND      ND               ND             ND             ND             ND          ND             ND        NA
       WATER        <0.005    <0.005           <0.005         <0.005         <0.050         <0.020      <0.020         NA        NA
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
------------------------------------------------------------------------------------------------------------------------------------
SW-3   SURFACE        ND      ND               ND             ND             ND             ND          ND             ND        NA
       WATER        <0.005    <0.005           <0.005         <0.005         <0.050         <0.020      <0.020         NA        NA
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
                      NS      NS               NS             NS             NS             NS          NS             NS        NS
------------------------------------------------------------------------------------------------------------------------------------

                                                                [GEOMATRIX LOGO]

                                    TABLE 3

          VOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE

                                                                     Page 5 of 5

-----------------------------------------------------------------------------------------------------------------------------------
                                                   Carbon                                                                 1,3,5-
Well                           Chloro-             Tetra-                                     Ethyl-    Total   Chloro-  Trimethyl-
No.    Description     Date     form    I,I,I-TCA  chloride   TCE    PCE   Benzene  Toluene   Benzene  Xylenes  benzene   benzene
-----------------------------------------------------------------------------------------------------------------------------------
SW-4   Surface Water   10/88    ND         ND        ND       ND     ND      ND       ND       ND        ND       ND        ND
                       11/95    NS         NS        NS       NS     NS      NS       NS       NS        NS       NS        NS
                        2/96    NS         NS        NS       NS     NS      NS       NS       NS        NS       NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-5   Surface Water   10/88    ND         ND        ND       ND     ND      ND       ND       ND        ND       ND        ND
                       11/95    NS         NS        NS       NS     NS      NS       NS       NS        NS       NS        NS
                        2/96    NS         NS        NS       NS     NS      NS       NS       NS        NS       NS        NS
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                1,2,4-       1,2-       1,4-
Well                           Trimethyl-  Dichloro-  Dichloro-  P-Isopropyl-                       4-Methyl-    Carbon    TPH (as
No.    Description     Date     benzene     benzene    benzene     toluene    Acetone  2-Butanone  2-pentanone  Disulfide  gasoline)
------------------------------------------------------------------------------------------------------------------------------------
SW-4   Surface Water   10/88      ND           ND        ND          ND         ND        ND           ND          ND         NA
                       11/95      NS           NS        NS          NS         NS        NS           NS          NS         NS
                        2/96      NS           NS        NS          NS         NS        NS           NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
SW-5   Surface Water   10/88      ND           ND        ND          ND         ND        ND           ND          ND         NA
                       11/95      NS           NS        NS          NS         NS        NS           NS          NS         NS
                        2/96      NS           NS        NS          NS         NS        NS           NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------

Abbreviations
I,I,I-TCA - I,I,I-trichloroethane
TCE - trichloroethene
PCE - tetrachloroethene
TPH - total petroleum hydrocarbon
ND  - Non-detect; detection on limits are presented in laboratory data sheets contained in the sources.
NA  - Not analyzed
NS  - Not sampled

Source
1. September 1988, December, 1988, March 1989, and June 1989 data are from Levine-Fricke, 1989.
2. July and August 1989 data are from McLaren-Hart, 1990.

                                    TABLE 4

         SVOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                            REDWOOD CITY, CALIFORNIA

                   Concentrations in parts per million (ppm)         Page 1 of 4


Well Type               2-Methyl-   Bio (2-chloro-                             2,4-Dimethyl               2-Methyl-
and No.   Date   Phenol   phenol    Isopropyl)ether 4-Methylphenol  Isopherone     phenol     Nephtholene  nephtholene  Fluorene
--------------------------------------------------------------------------------------------------------------------------------
LEACHATE
--------------------------------------------------------------------------------------------------------------------------------
S-1A     01/89   <0.01      ND      <0.01             ND              <0.01         <0.01       <0.01        ND          <0.01
         06/92     ND      0.01         ND            <0.005             ND          0.11        0.023        <0.005     <0.005
         09/92     ND     <0.005        ND            <0.005             ND          0.11        0.02         <0.005     <0.005
         12/92     ND      0.006        ND             0.007             ND          0.001       0.033        <0.005     <0.005
         03/93     ND      0.005        ND             0.007             ND          0.14        0.027        <0.005     <0.005
         05/95   <0.010   <0.010    <0.010            <0.010          <0.010         0.093       0.024        <0.010     <0.010
         11/95    0.014   <0.010    <0.010            <0.010          <0.010         0.086       0.013        <0.010     <0.010
         02/96   <0.010   <0.010    <0.010            <0.010          <0.010         0.070       0.015        <0.010     <0.010
--------------------------------------------------------------------------------------------------------------------------------

S-2      01/89   <0.04      ND      <0.04              ND             <0.04          <0.04      <0.04          ND         ND
         06/92     ND      0.017       ND              0.14              ND           0.066      0.038         0.006     <0.005
         09/92     ND      0.015       ND              0.11              ND           0.08       0.031        <0.005     <0.005
         12/92     ND      0.017       ND              0.11              ND           0.062      0.037         0.006     <0.005
         03/93     ND      0.018       ND              0.16              ND           0.15       0.048         0.006     <0.005
         05/95   <0.010   <0.010    <0.010             0.012          <0.010          0.014      0.033        <0.010     <0.010
         05/95   <0.010   <0.010    <0.010             0.013          <0.010          0.015      0.031        <0.010     <0.010
         11/95    0.014    0.012    <0.010             0.103          <0.010          0.054      0.018        <0.010     <0.010
         02/96   <0.010   <0.010    <0.010             0.071          <0.010          0.048      0.020        <0.010     <0.010
--------------------------------------------------------------------------------------------------------------------------------

S-3A     01/89   <0.02      ND      <0.02              ND             <0.02          <0.02      <0.04           ND       <0.02
         06/92     ND     <0.005       ND             <0.005             ND           0.019      0.068         0.018      0.01
         09/92     ND     <0.005       ND             <0.005             ND          <0.005      0.037         0.01      <0.005
         12/92     ND     <0.005       ND             <0.005             ND           0.023      0.047         0.01       0.005
         03/93     ND     <0.005       ND             <0.005             ND           0.049      0.15          0.039      0.018
         05/95   <0.010   <0.010    <0.010            <0.010          <0.010          0.031      0.041         0.013     <0.010
         11/95    0.011   <0.010    <0.010            <0.010          <0.01           0.028      0.036        <0.010     <0.010
         02/96   <0.010   <0.010    <0.010            <0.010          <0.010         <0.010     <0.010        <0.010     <0.010
--------------------------------------------------------------------------------------------------------------------------------

S-4A     01/89   <0.01      ND      <0.01              ND             <0.01          <0.01      <0.01            ND      <0.01
         07/89   <0.01     0.07      0.08              0.015           0.015          0.035     <0.01         <0.09      <0.01
         06/92     ND      0.021      ND               0.014            ND            0.035      0.034        <0.005     <0.005
         09/92     ND     <0.005      ND              <0.005            ND            0.05       0.024        <0.005     <0.005
         12/92     ND      0.013      ND              <0.005            ND            0.07       0.037         0.005     <0.005
         03/93     ND      0.023      ND               0.015            ND            0.12       0.029         0.005     <0.005
         05/95   <0.010    0.013     0.010             0.010           0.010          0.015      0.037        <0.010     <0.010
         11/95    0.019    0.013    <0.010            <0.010          <0.010          0.038      0.017        <0.010     <0.010
         02/96   <0.010   <0.010    <0.010            <0.010          <0.010          0.033      0.017        <0.010     <0.010
--------------------------------------------------------------------------------------------------------------------------------

S-5      01/89   <0.01      ND      <0.01               ND            <0.01           0.065      0.045         ND        <0.01
         07/89   <0.01     0.02     <0.01              0.013          <0.01           0.014      0.033        <0.01      <0.01
         05/95    NS        NS        NS                NS              NS             NS         NS            NS         NS
         11/95   <0.010   <0.010    <0.010            <0.010          <0.010          0.066      0.012        <0.010     <0.010
         02/96   <0.010   <0.010    <0.010            <0.010          <0.010          0.057     <0.010        <0.010     <0.010
-------------------------------------------------------------------------------------------------------------------------------

P-1A     09/88   <0.1       ND      <0.1                ND            <0.1           <0.1       <0.1             ND      <0.1
         12/88   <0.2       ND       ND                 ND            <0.2           <0.2       <0.2             ND        ND
         03/89   <0.002     ND      <0.002              ND            <0.002          0.036      0.052           ND      <0.002
(Well    06/89   <0.02      ND      <0.01               ND            <0.01           0.041      0.054           ND      <0.004
Destr-   07/89   <0.01    <0.01     <0.01             <0.01           <0.01           0.1        0.11          <0.01     <0.001
oyed     05/95    NS        NS       NS                 NS              NS              NS        NS             NS        NS
1994)    11/95    NS        NS       NS                 NS              NS              NS        NS             NS        NS
         02/96    NS        NS       NS                 NS              NS              NS        NS             NS        NS
-----------------------------------------------------------------------------------------------------------------------------




                                Bio(2-
                             ethyl-hexyl)   Phenon-   Di-n-actyl-   N-nitrose-
Acenophithene Dibenze-furan   phthalate     threne    phthalate    diphenylamine
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
    <0.01          ND        <0.01          <0.01        <0.01        <0.01
    <0.005         ND         ND            <0.005         ND         <0.005
    <0.005         ND         ND            <0.005         ND         <0.005
    <0.005         ND         ND            <0.005         ND         <0.005
    <0.005         ND         0.03          <0.005         ND         <0.005
    <0.010       <0.010      <0.010         <0.010       <0.010       <0.010
    <0.010       <0.010      <0.010         <0.010       <0.010       <0.010
    <0.010       <0.010      <0.010         <0.010       <0.010       <0.010
    <0.010       <0.010      <0.010         <0.010       <0.010       <0.010
-------------------------------------------------------------------------------
   <0.04           ND        <0.04          <0.04        <0.04          ND
   <0.005          ND          ND           <0.005         ND         <0.02
   <0.005          ND          ND           <0.005         ND         <0.005
   <0.005          ND         0.02          <0.005         ND          0.024
   <0.005          ND         0.01          <0.005         ND           ND
   <0.010        <0.010      <0.010         <0.010       <0.010       <0.010
   <0.010        <0.010      <0.010         <0.010       <0.010       <0.024
   <0.010        <0.010      <0.010         <0.010       <0.010       <0.010
   <0.010        <0.010      <0.010         <0.010       <0.010       <0.010
------------------------------------------------------------------------------
   <0.02           ND        <0.03          <0.02        <0.02        <0.02
    0.007          ND         ND             0.014         ND         <0.005
   <0.005          ND         ND             0.006         ND         <0.005
   <0.005          ND         0.02           0.011         ND         <0.005
    0.011         0.009       0.01           0.026         ND         <0.005
   <0.010        <0.010       0.020          0.010       <0.010       <0.010
   <0.010        <0.010      <0.010         <0.010       <0.010       <0.010
   <0.010        <0.010      <0.010         <0.010       <0.010       <0.010
------------------------------------------------------------------------------
   <0.01           ND         <0.01         <0.01        <0.01        <0.01
    0.02          0.03        <0.01         <0.01        <0.01          ND
   <0.005          ND           ND          <0.005         ND         <0.005
   <0.005          ND           ND          <0.005         ND         <0.005
   <0.005          ND          0.03         <0.005         ND         <0.005
   <0.005          ND          0.03         <0.005         ND         <0.005
   <0.010        <0.010       <0.010        <0.010       <0.010       <0.010
   <0.010        <0.010       <0.010        <0.010       <0.010       <0.010
   <0.010        <0.010       0.013         <0.010       <0.010       <0.010
------------------------------------------------------------------------------
   <0.01          ND          0.06          <0.01        <0.01        <0.01
   <0.01         <0.01        0.043         <0.01        <0.01        <0.01
     NS           NS           NS            NS            NS           NS
   <0.010        <0.010      <0.010         <0.010       <0.010       <0.010
   <0.010        <0.010      <0.038         <0.010       <0.010       <0.010
------------------------------------------------------------------------------
   <0.01          ND         <0.1            <0.1         <0.1        <0.1
     ND           ND         <0.2             ND          <0.2        <0.002
   <0.002         ND         <0.2            <0.002       <0.002      <0.002
   <0.004        <0.01       <0.04           <0.004       <0.02       <0.01
   <0.01         <0.01        0.043          <0.01        <0.01       <0.01
     NS            NS          NS              NS           NS          NS
     NS            NS          NS              NS           NS          NS
     NS            NS          NS              NS           NS          NS
-----------------------------------------------------------------------------

                                    TABLE 4
         SVOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                                                                     PAGE 2 OF 4

                   CONCENTRATIONS IN PARTS PER MILLION (PPM)

------------------------------------------------------------------------------------------------------------------------------------
  WELL TYPE                       2-METHYL-     BIO(2-CHLORO-                                        2,4-DIMETHYL
   AND NO.     DATE     PHENOL     PHENOL     ISOPROPYL)ETHER     4-METHYLPHENOL     ISOPHERENE         PHENOL       NAPHTHOLENE
------------------------------------------------------------------------------------------------------------------------------------
   P-2A        09/88     0.01        ND           < 0.02                ND            < 0.02            0.027           0.017
               12/88      ND         ND              ND                 ND            < 0.002          < 0.002          0.006
               06/89   < 0.02        ND           < 0.01                ND            < 0.01           < 0.01         < 0.004
                5/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010          < 0.010        < 0.010
               11/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010          < 0.010        < 0.010
                2/96   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010          < 0.010        < 0.010
------------------------------------------------------------------------------------------------------------------------------------
   P-4         09/88   < 0.02        ND           < 0.02                ND            < 0.02             0.076          0.018
               12/88   < 0.002       ND              ND                 ND            < 0.002              ND         < 0.002
                5/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010            0.012        < 0.010
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
   P-5         09/88   < 0.02        ND           < 0.02                ND            < 0.02           < 0.02           0.02
   WELL        12/88   < 0.002       ND              ND                 ND            < 0.002              ND         < 0.002
 DESTROYED      5/95      NS         NS              NS                 NS               NS                NS            NS
   1984        11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
   P-6          5/95      NS         NS              NS                 NS               NS                NS            NS
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
   K-1          5/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010           < 0.010       < 0.010
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
   K-2          5/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010           < 0.010       < 0.010
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
  MW-3-1        5/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010           < 0.033       < 0.012
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
SHALLOW GROUNDWATER
------------------------------------------------------------------------------------------------------------------------------------
   K-3         07/89   < 0.01     < 0.01          < 0.01             < 0.01           < 0.01            < 0.01        < 0.01
                5/95   < 0.010    < 0.010         < 0.010              <              < 0.010           < 0.010       < 0.010
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
   K-4         07/89   < 0.01     < 0.01          < 0.01             < 0.01           < 0.01            < 0.01        < 0.01
                5/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010           < 0.010       < 0.010
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
   K-5          5/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010           < 0.010       < 0.010
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------
   P-3         09/88     0.02        ND           < 0.02                ND            < 0.02            < 0.02        < 0.02
               12/88   < 0.002       ND              ND                 ND              0.001              ND         < 0.002
                5/95   < 0.010    < 0.010         < 0.010            < 0.010          < 0.010           < 0.010       < 0.010
               11/95      NS         NS              NS                 NS               NS                NS            NS
                2/96      NS         NS              NS                 NS               NS                NS            NS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  WELL TYPE    2-METHYL                                                  BIO(2-ETHYL-      PHENON-    DI-O-ECTYL-     N-NITROUS-
   AND NO.    NAPTHOLENE    FLOURENE    ACENAPHTHENE    DIBENZO-FURON   HEXYL) PHILOLATE    THRENE      PHILOLATE    DIPHEMYLAMINE
------------------------------------------------------------------------------------------------------------------------------------
   P-2A          ND          < 0.02       < 0.02             ND              0.31          < 0.02        0.016         < 0.02
                 ND             ND           ND              ND            < 0.2              ND       < 0.002            ND
                 ND          < 0.004      < 0.004         < 0.01           < 0.04          < 0.004     < 0.02          < 0.01
              < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
              < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
              < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
------------------------------------------------------------------------------------------------------------------------------------
   P-4           ND          < 0.02       < 0.02             ND            < 0.02          < 0.02        0.016         < 0.02
                 ND             ND           ND              ND               ND              ND          ND              ND
              < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
                 NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------
   P-5           ND          < 0.02       < 0.02             ND            < 0.02          < 0.02      < 0.02          < 0.02
   WELL          ND             ND           ND              ND               ND              ND          ND           < 0.002
 DESTROYED       NS             NS           NS              NS               NS              NS          NS              NS
   1984          NS             NS           NS              NS               NS              NS          N               NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------
   P-6           NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------
   K-1        < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
                 NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------
   K-2        < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
                 NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------
 MW-3-1       < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
                 NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------

SHALLOW GROUNDWATER
------------------------------------------------------------------------------------------------------------------------------------
   K-3        < 0.01         < 0.01       < 0.01          < 0.01           < 0.01          < 0.01      < 0.01          < 0.01
              < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
                 NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------
   K-5        < 0.010        < 0.010      < 0.010         < 0.010          < 0.010         < 0.010     < 0.010         < 0.010
                 NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------
   P-3           ND          < 0.02       < 0.02             ND            < 0.02          < 0.02      < 0.02          < 0.02
                 ND             ND           ND              ND               ND              ND          ND              ND
              < 0.010        < 0.010      < 0.010         < 0.010          < 0.011         < 0.010     < 0.010         < 0.010
                 NS             NS           NS              NS               NS              NS          NS              NS
                 NS             NS           NS              NS               NS              NS          NS              NS
------------------------------------------------------------------------------------------------------------------------------------

                                                                [GEOMATRIX LOGO]

                                    TABLE 4

         SVOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                                                                     Page 3 of 4
                   Concentrations in parts per million (ppm)

===========================================================================================================================
Well Type                         2-Methyl-     Bis(2-chloro-       4-Methyl-                  2,4-Dimethyl-
 and No.       Date     Phenol     phenol     isopropyl)ether         phenol    Isophorone        phenol       Naphthalene
---------------------------------------------------------------------------------------------------------------------------
  P-7         07/89     <0.01      <0.01           <0.01              <0.01          <0.01          <0.01          <0.01
               5/95      0.013     <0.010          <0.010             <0.010         <0.010         <0.010         <0.010
              11/95       NS         NS              NS                 NS             NS             NS             NS
               2/96       NS         NS              NS                 NS             NS             NS             NS
---------------------------------------------------------------------------------------------------------------------------
  P-8          5/95     <0.010     <0.010          <0.010               <            <0.010         <0.010         <0.010
              11/95       NS         NS              NS                 NS             NS             NS             NS
               2/96       NS         NS              NS                 NS             NS             NS             NS
---------------------------------------------------------------------------------------------------------------------------
  MW-3        07/89     <0.01      <0.01           <0.01              <0.01          <0.01          <0.01          <0.1
               5/95     <0.010     <0.010          <0.010             <0.010         <0.010         <0.010         <0.010
              11/95       NS         NS              NS                 NS             NS             NS             NS
               2/96       NS         NS              NS                 NS             NS             NS             NS
---------------------------------------------------------------------------------------------------------------------------
 UGP-2        11/88       ND         ND              ND                 ND             ND           <0.04          <0.04
              07/89     <0.01      <0.01           <0.01              <0.01          <0.01          <0.01          <0.01
               5/95     <0.010     <0.010          <0.010             <0.010         <0.010         <0.010         <0.010
               5/95     <0.010     <0.010          <0.010             <0.010         <0.010         <0.010         <0.010
              11/95       NS         NS              NS                 NS             NS             NS             NS
               2/96       NS         NS              NS                 NS             NS             NS             NS
---------------------------------------------------------------------------------------------------------------------------
DEEP GROUNDWATER
---------------------------------------------------------------------------------------------------------------------------
  MW-1        07/89     <0.01      <0.01           <0.01              <0.01          <0.01          <0.01          <0.01
              06/92       ND       <0.005            ND               <0.005           ND           <0.005         <0.005
              09/92       ND       <0.005            ND               <0.005           ND           <0.005         <0.005
              12/92       ND       <0.005            ND               <0.005           ND           <0.005         <0.005
              03/93       ND       <0.005            ND               <0.005           ND           <0.005         <0.005
               5/95     <0.010     <0.010          <0.010             <0.010         <0.010         <0.010         <0.010
              11/95       NS         NS              NS                 NS             NS             NS             NS
               2/96       NS         NS              NS                 NS             NS             NS             NS
---------------------------------------------------------------------------------------------------------------------------
  MW-2         07/89    <0.01      <0.01           <0.01              <0.01          <0.01          <0.01          <0.01
                5/95    <0.010     <0.010          <0.010             <0.010         <0.010         <0.010         <0.010
               11/95      NS         NS              NS                 NS             NS              NS            NS
                2/96      NS         NS              NS                 NS             NS              NS            NS
---------------------------------------------------------------------------------------------------------------------------
  P-1B         09/88    <0.02        ND            <0.02                ND           <0.02          <0.02          <0.02
               12/88    <0.002       ND            <0.002               ND           <0.002         <0.002         <0.002
               07/89    <0.01      <0.01           <0.01              <0.01          <0.01          <0.01          <0.01
               08/89    <0.01      <0.01           <0.01              <0.01          <0.01          <0.01          <0.01
                5/95    <0.010     <0.010          <0.010             <0.010         <0.010         <0.010         <0.010
               11/95      NS         NS              NS                 NS             NS             NS             NS
                2/96      NS         NS              NS                 NS             NS             NS             NS
---------------------------------------------------------------------------------------------------------------------------
  P-2B         10/88    <0.02        ND            <0.02                ND           <0.02          <0.02          <0.02
               07/89    <0.01      <0.01           <0.01              <0.01          <0.01          <0.01          <0.01
                5/95    0.014      <0.010          <0.010             <0.010         <0.010         <0.010         <0.010
               11/95     NS          NS              NS                 NS             NS             NS             NS
                2/96     NS          NS              NS                 NS             NS             NS             NS
---------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Well Type            2-Methyl-                                              Bis(2-ethyl-      Phenan-    Di-n-octyl-     N-nitroso-
 and No.      Date  naphthalene  Fluorene   Acenaphthene   Dibenzo-furon    hexyl)phtalate    threne      phthalate    diphenylamine
------------------------------------------------------------------------------------------------------------------------------------
  P-7        07/89    <0.01       <0.01        <0.01           <0.01            <0.01          <0.01        <0.01           <0.01
              5/95    <0.010      <0.010       <0.010          <0.010           <0.010         <0.010       <0.010          <0.010
             11/95      NS          NS           NS              NS               NS             NS           NS              NS
              2/96      NS          NS           NS              NS               NS             NS           NS              NS
------------------------------------------------------------------------------------------------------------------------------------
  P-8         5/95    <0.010      <0.010       <0.010          <0.010           <0.010         <0.010       <0.010          <0.010
             11/95      NS          NS           NS              NS               NS             NS           NS              NS
              2/96      NS          NS           NS              NS               NS             NS           NS              NS
------------------------------------------------------------------------------------------------------------------------------------
  MW-3       07/89    <0.01       <0.01        <0.01           <0.01            <0.01          <0.01        <0.01           <0.01
              5/95    <0.010      <0.010       <0.010          <0.010           <0.010         <0.010       <0.010          <0.010
             11/95      NS          NS           NS              NS               NS             NS           NS              NS
              2/96      NS          NS           NS              NS               NS             NS           NS              NS
------------------------------------------------------------------------------------------------------------------------------------
 UGP-2       11/88      ND          ND           ND              ND             <0.04            ND         <0.04             ND
             07/89    <0.01       <0.01        <0.01           <0.01            <0.01          <0.01        <0.01           <0.01
              5/95    <0.010      <0.010       <0.010          <0.010           <0.010         <0.010       <0.010          <0.010
              5/95    <0.010      <0.010       <0.010          <0.010           <0.010         <0.010       <0.010          <0.010
             11/95      NS          NS           NS              NS               NS             NS           NS              NS
              2/96      NS          NS           NS              NS               NS             NS           NS              NS
------------------------------------------------------------------------------------------------------------------------------------
DEEP GROUNDWATER
------------------------------------------------------------------------------------------------------------------------------------
  MW-1       07/89    <0.01       <0.01        <0.01           <0.01            <0.01          <0.01        <0.01           <0.01
             06/92    <0.005      <0.005       <0.005            ND               ND           <0.005         ND            <0.005
             09/92    <0.005      <0.005       <0.005            ND               ND           <0.005         ND            <0.005
             12/92    <0.005      <0.005       <0.005            ND               ND           <0.005         ND            <0.005
             03/93    <0.005      <0.005       <0.005          <0.005            0.01          <0.005       <0.005          <0.005
              5/95    <0.010      <0.010       <0.010          <0.010           <0.010         <0.010       <0.010          <0.010
             11/95      NS          NS           NS              NS               NS             NS           NS              NS
              2/96      NS          NS           NS              NS               NS             NS           NS              NS
------------------------------------------------------------------------------------------------------------------------------------
  MW-2        07/89   <0.01       <0.01        <0.01           <0.01            <0.01          <0.01        <0.01           <0.01
               5/95   <0.010      <0.010       <0.010            <               0.013         <0.010       <0.010          <0.010
              11/95     NS          NS           NS              NS               NS             NS           NS              NS
               2/96     NS          NS           NS              NS               NS             NS           NS              NS
------------------------------------------------------------------------------------------------------------------------------------
  P-1B        09/88     ND        <0.02        <0.02             ND             <0.02          <0.02        <0.02           <0.02
              12/88     ND        <0.002       <0.002            ND             <0.002         <0.002       <0.002          <0.002
              07/89   <0.01       <0.01        <0.01           <0.01             0.016         <0.01        <0.01           <0.01
              08/89   <0.01       <0.01        <0.01           <0.01            <0.01          <0.01        <0.01           <0.01
               5/95   <0.010      <0.010       <0.010          <0.010           <0.010         <0.010       <0.010          <0.010
              11/95     NS          NS           NS              NS               NS             NS           NS              NS
               2/96     NS          NS           NS              NS               NS             NS           NS              NS
------------------------------------------------------------------------------------------------------------------------------------
  P-2B        10/88   <0.02         ND         <0.02             ND             <0.02          <0.02        <0.02           <0.02
              07/89   <0.01       <0.01        <0.01           <0.01            <0.016         <0.01        <0.01           <0.01
               5/95   <0.010      <0.010       <0.010          <0.010           <0.010         <0.010       <0.010          <0.010
              11/95     NS          NS           NS              NS               NS             NS           NS              NS
               2/96     NS          NS           NS              NS               NS             NS           NS              NS
------------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 4

         SVOC CONCENTRATIONS DETECTED IN GROUNDWATER AND SURFACE WATER
                             WESTPORT LANDFILL SITE                  Page 4 of 4

                   CONCENTRATIONS IN PARTS PER MILLION (PPM)

Well Type                 2-Methyl   Bis(2-chloro-                               2, 4-Dimethyl                2-Methyl-
 and No.   Date  Phenol    phenol   isopropyl)ether  4-Methylphenol  Isopherone     phenol      Naphthalene  naphthalene
------------------------------------------------------------------------------------------------------------------------
UGP-1      10/88   ND        ND           ND                ND           ND         <0.02          <0.02         ND
           12/88   ND        ND           ND                ND           ND         <0.002         <0.002        ND
           06/89   <0.02     ND           <0.01             ND           <0.01      <0.01          <0.004        ND
           07/89   <0.01     <0.01        <0.01             <0.01        <0.01      <0.01          <0.01         <0.01
           5/95    <0.010    <0.010       <0.010            <0.010       <0.010     <0.010         <0.010        <0.010
           11/95   NS        NS           NS                NS           NS         NS             NS            NS
           2/96    NS        NS           NS                NS           NS         NS             NS            NS

Well Type                                                    Bis(2-ethyl-    Phenon-  Di-n-ectyl-   N-nitrese-
 and No.   Date    Fluorene  Accenaphthene  Dibenze-furan  hexyl) phthalate   threne  phthalate   diphenylamine
---------------------------------------------------------------------------------------------------------------
UGP-1      10/88      ND          ND             ND             0.081          ND       <0.02          ND
           12/88      ND          ND             ND             <0.2           ND       <0.002         ND
           06/89      <0.004      <0.004         <0.01          <0.04          <0.004   <0.02          <0.01
           07/89      <0.01       <0.01          <0.01          <0.01          <0.01    <0.01          <0.01
           5/95       <0.010      <0.010         <0.010         <0.010         <0.010   <0.010         <0.010
           11/95      NS          NS             NS             NS             NS       NS             NS
           2/06       NS          NS             NS             NS             NS       NS             NS

SURFACE WATER

Well Type                    2-Methyl   Bis(2-chloro-                               2, 4-Dimethyl                2-Methyl-
 and No.    Date    Phenol    phenol   isopropyl)ether  4-Methylphenol  Isopherone     phenol      Naphthalene  naphthalene
---------------------------------------------------------------------------------------------------------------------------
Surf Up     10/88   <0.02       ND           ND               ND            ND           ND            ND           ND
            11/95   NS          NS           NS               NS            NS           NS            NS           NS
             2/96   NS          NS           NS               NS            NS           NS            NS           NS
---------------------------------------------------------------------------------------------------------------------------
Surf Down   10/88   <0.02       ND           ND               ND            ND           ND            ND           ND
            11/95   NS          NS           NS               NS            NS           NS            NS           NS
             2/96   NS          NS           NS               NS            NS           NS            NS           NS
---------------------------------------------------------------------------------------------------------------------------
SW-1        08/89   ND          ND           ND               ND            ND           ND            ND           ND
             5/95   <0.010      <0.010       <0.010           <0.010        <0.010       <0.010        <0.010       <0.010
            11/95   NS          NS           NS               NS            NS           NS            NS           NS
             2/96   NS          NS           NS               NS            NS           NS            NS           NS
---------------------------------------------------------------------------------------------------------------------------
SW-2        08/89   ND          ND           ND               ND            ND           ND            ND           ND
             5/89   <0.010      0.016        <0.010           <0.010        <0.010       0.015         0.036        <0.010
            11/95   NS          NS           NS               NS            NS           NS            NS           NS
             2/96   NS          NS           NS               NS            NS           NS            NS           NS
---------------------------------------------------------------------------------------------------------------------------
SW-3        08/89   ND          ND           ND               ND            ND           ND            ND           ND
             5/95   <0.010      <0.010       <0.010           <0.010        <0.010       <0.010        <0.010       <0.010
            11/95   NS          NS           NS               NS            NS           NS            NS           NS
             2/96   NS          NS           NS               NS            NS           NS            NS           NS
---------------------------------------------------------------------------------------------------------------------------
SW-4        08/89   ND          ND           ND               ND            ND           ND            ND           ND
            11/95   NS          NS           NS               NS            NS           NS            NS           NS
             2/96   NS          NS           NS               NS            NS           NS            NS           NS
---------------------------------------------------------------------------------------------------------------------------
SW-5        08/89   ND          ND           ND               ND            ND           ND            ND           ND
            11/95   NS          NS           NS               NS            NS           NS            NS           NS
             2/96   NS          NS           NS               NS            NS           NS            NS           NS
---------------------------------------------------------------------------------------------------------------------------

Well Type                                                    Bis(2-ethyl-    Phenon-  Di-n-ectyl-   N-nitrese-
 and No.    Date   Fluorene  Accenaphthene  Dibenze-furan  hexyl) phthalate   threne  phthalate   diphenylamine
---------------------------------------------------------------------------------------------------------------
Surf Up     10/88    ND          ND              ND               ND            ND       ND            ND
            11/95    NS          NS              NS               NS            NS       NS            NS
             2/96    NS          NS              NS               NS            NS       NS            NS
---------------------------------------------------------------------------------------------------------------
Surf Down   10/88    ND          ND              ND               ND            ND       ND            ND
            11/95    NS          NS              NS               NS            NS       NS            NS
             2/96    NS          NS              NS               NS            NS       NS            NS
---------------------------------------------------------------------------------------------------------------
SW-1        08/89    ND          ND              ND               ND            ND       ND            ND
             5/95    <0.010      <0.010          <0.010           <0.010        <0.010   <0.010        <0.010
            11/95    NS          NS              NS               NS            NS       NS            NS
             2/96    NS          NS              NS               NS            NS       NS            NS
---------------------------------------------------------------------------------------------------------------
SW-2        08/89    ND          ND              ND               ND            ND       ND            ND
             5/89    <0.010      <0.010          <0.010           <0.010        <0.010   <0.010        <0.010
            11/95    NS          NS              NS               NS            NS       NS            NS
             2/96    NS          NS              NS               NS            NS       NS            NS
---------------------------------------------------------------------------------------------------------------
SW-3        08/89    ND          ND              ND               ND            ND       ND            ND
             5/95    <0.010      <0.010          <0.010           <0.010        <0.010   <0.010        <0.010
            11/95    NS          NS              NS               NS            NS       NS            NS
             2/96    NS          NS              NS               NS            NS       NS            NS
---------------------------------------------------------------------------------------------------------------
            08/89    ND          ND              ND               ND            ND       ND            ND
            11/95    NS          NS              NS               NS            NS       NS            NS
             2/96    NS          NS              NS               NS            NS       NS            NS
---------------------------------------------------------------------------------------------------------------
            08/89    ND          ND              ND               ND            ND       ND            ND
            11/95    NS          NS              NS               NS            NS       NS            NS
             2/96    NS          NS              NS               NS            NS       NS            NS
---------------------------------------------------------------------------------------------------------------

Notes

SVOC - Semivolatile Organic Compound
MD - Not detected above laboratory reporting limits; detection limits are presented in laboratory data sheets contained in the sources listed below. MS - Not sampled

Sources:

1    1992 and 1993 data from Levine Fricke, 1993 (SWAT Addendum)
2    September 1988 through June 1989 data from Levine Fricke, 1989 (SWAT
     Report)
3    July and August 1989 data from McLaren-Hart, 1990 (Risk Assessment).

                                    TABLE 5

      HERBICIDES, PCB AND PESTICIDE CONCENTRATIONS DETECTED IN GROUNDWATER
                               AND SURFACE WATER
                             WESTPORT LANDFILL SITE
                              Redwood City, California
                                                                     Page 1 of 3

                   Concentrations in parts per million (ppm)

------------------------------------------------------------------------------------------------------------------------------------
Well Type            Arechlor   Arcechlor   Arechlor  Arechlor   Gamma       Delta       Beta          Hepta-             Heptachlor
 and No.    Date      1242         1248       1254     1260       BHC         BHC        BHC           chlor     Aldrin    Epoxide
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LEACHATE
------------------------------------------------------------------------------------------------------------------------------------
   S-1A    01/89      ND       <0.0005     <0.0005    <0.0005     0.0009    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
            5/95    0.0014     <0.0014     <0.0002     0.0003    <0.0001     <0.0001     <0.0001      <0.0001   <0.0001     <0.0001
           11/95    <0.001      <0.001      <0.001     <0.001    0.00013    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
            2/96    <0.001      <0.001      <0.001     <0.001    0.00005    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
------------------------------------------------------------------------------------------------------------------------------------
   S-2     01/89      ND       <0.0005     <0.0005    <0.0005   <0.00005    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
            5/95   0.00016     <0.0016    <0.00055    0.00055    0.00002      0.0002    <0.00002     <0.00002   <0.00002   <0.00002
            5/95   0.00017     <0.0016    <0.00055    0.00054   <0.00002    <0.00002    <0.00002     <0.0002    <0.0002    <0.00002
           11/95    <0.001      <0.001      <0.001     <0.001    0.00022    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
            2/96    <0.001      <0.001      <0.001     <0.001   <0.00005    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
------------------------------------------------------------------------------------------------------------------------------------
   S-3A    01/89      ND       <0.0005     <0.0005    <0.0005   <0.00005    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
            5/95    0.0009     <0.0009     <0.0002     0.0002   <0.00002    <0.00002    <0.00002     <0.00002   <0.00002   <0.00002
           11/95    <0.001      <0.001      <0.001     <0.001   <0.00005    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
            2/96    <0.001      <0.001      <0.001     <0.001   <0.00005    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
------------------------------------------------------------------------------------------------------------------------------------
   S-4A    01/89      ND       <0.0005     <0.0005    <0.0005   <0.00005    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
           07/89      ND         ND          ND         ND       0.00006      ND         0.00006        ND      <0.00005    0.00019
            5/95    0.0026     <0.0026      0.0003     0.0003   <0.00004    <0.00002    <0.00002     <0.00006   <0.00002    <0.0001
           11/95    <0.001      <0.001      <0.001     <0.001    0.00014    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
            2/96    <0.001      <0.001      <0.001     <0.001   <0.00005    <0.00005    <0.00005     <0.00005   <0.00005   <0.00005
------------------------------------------------------------------------------------------------------------------------------------
   S-5     01/89      ND       <0.0005     <0.0005    <0.0005   <0.00005    <0.00005   <0.00005      <0.00005   <0.00005   <0.00005
           07/89      ND         0.075       0.072      0.020       ND          ND         ND          0.0014      ND         ND
            5/95      NS           NS         NS         NS         NS          NS         NS           NS         NS         NS
           11/95    <0.001      <0.001      <0.001     <0.001   <0.00005    <0.00005   <0.00005      <0.00005    0.00011   <0.00005
            2/96    <0.001      <0.001      0.0022     <0.001   <0.00005    <0.00005   <0.00005      <0.00005   <0.00005   <0.00005
------------------------------------------------------------------------------------------------------------------------------------
  P-1A     09/88      ND        <0.002      <0.002     <0.002    <0.0002     <0.0002     <0.002      <0.0002    <0.0002    <0.0002
 (Well     07/89      ND          ND          ND        0.037       ND          ND         ND          ND            ND        ND
Destroyed   5/95      NS          NS          NS         NS         NS          NS         NS          NS            NS        NS
 1994)     11/95      NS          NS          NS         NS         NS          NS         NS          NS            NS        NS
            2/96      NS          NS          NS         NS         NS          NS         NS          NS            NS        NS
------------------------------------------------------------------------------------------------------------------------------------
 P-2A       5/95   0.0004      <0.0004     0.0004      <0.0002  <0.00002    <0.00002    <0.00002    <0.00002    <0.00002    <0.00002
           11/95   <0.001       <0.001     <0.001       <0.001  <0.00005    <0.00005    <0.00005    <0.00005    <0.00005    <0.00005
            2/96   <0.001       <0.001     <0.001       <0.001  <0.00005    <0.00005    <0.00005    <0.00005    <0.00005    <0.00005
------------------------------------------------------------------------------------------------------------------------------------
  P-4      09/88     ND       <0.0005     <0.0005      <0.0005  <0.00005    <0.00005    <0.00005    <0.00005    <0.00005    <0.00005
            5/95   <0.0002     <0.002     <0.0002      <0.0002  <0.00005    <0.00002    <0.00005    <0.00002    <0.00005    <0.00002
           11/95     NS           NS          NS         NS         NS          NS         NS          NS          NS          NS
            2/96     NS           NS          NS         NS         NS          NS         NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
  P-5      09/88     ND        <0.0005    <0.0005      <0.0005  <0.00005    <0.00005    <0.00005    <0.00005    <0.00005    <0.00005
 (Well      5/95     NS          NS          NS         NS         NS          NS         NS          NS          NS          NS
Destroyed  11/95     NS          NS          NS         NS         NS          NS         NS          NS          NS          NS
  1994)     2/96     NS          NS          NS         NS         NS          NS         NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
  K-1       5/95   <0.0002     <0.0002    <0.0002      <0.0002  <0.00002    <0.00002    <0.00002    <0.00002    <0.00002    <0.00002
           11/95     NS           NS          NS         NS         NS          NS         NS          NS          NS          NS
            2/96     NS           NS          NS         NS         NS          NS         NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------
  K-2       5/95   <0.0002     <0.0002    <0.0002      <0.0002  <0.00002    <0.00002    <0.00002    <0.00002    <0.00002    <0.00002
           11/95     NS           NS          NS         NS         NS          NS         NS          NS          NS          NS
            2/96     NS           NS          NS         NS         NS          NS         NS          NS          NS          NS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Well Type          Endosulfan   4,4' -  Endosulfan     4,4' -     Endrin    Endosulfan    2,4' -     4,4' -
 and No.    Date       I        DDD        II          DDT       Aldehyde    Sulfate      DDD        DDE        Dieldrin    Endrin
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LEACHATE
------------------------------------------------------------------------------------------------------------------------------------
   S-1A    01/89    <0.00005     0.026    <0.0001     <0.0001     <0.0001     <0.0001     0.019      <0.0001     <0.0001    <0.0001
            5/95     <0.0001    0.0014    <0.0001     <0.0001     <0.0001     <0.0001      NA        <0.0001     <0.0001    <0.0001
           11/95     0.00005   0.00036    <0.0001     <0.0001     <0.0001     <0.0001      NA        <0.0001     <0.0001    <0.0001
            2/96     0.00005    0.0001    <0.0001     <0.0001     <0.0001     <0.0001      NA        <0.0001     <0.0001    <0.0001
------------------------------------------------------------------------------------------------------------------------------------
   S-2     01/89    <0.00005   <0.0001    <0.0001     <0.0001     <0.0001     <0.0001    <0.0001     <0.0001     <0.0001    <0.0001
            5/95    <0.00002  <0.00002   <0.00002    <0.00002    <0.00002    <0.00002      NA        0.00003    <0.00002   <0.00002
            5/95    <0.00002  <0.00002   <0.00002    <0.00002    <0.00002    <0.00002      NA        0.00002    <0.00002   <0.00002
           11/95    <0.00005   <0.0001    <0.0001     <0.0001     <0.0001     <0.0001      NA        <0.0001     <0.0001    <0.0001
            2/96    <0.00005   <0.0001    <0.0001     <0.0001     <0.0001     <0.0001      NA        <0.0001     <0.0001    <0.0001
------------------------------------------------------------------------------------------------------------------------------------
   S-3A    01/89    <0.00005   <0.0001    <0.0001     <0.0001     <0.0001     <0.0001    <0.0001     <0.0001     <0.0001    <0.0001
            5/95    <0.00002  <0.00002   <0.00002    <0.00002    <0.00002    <0.00002      NA       <0.00002    <0.00002   <0.00002
           11/95    <0.00005   <0.0001    <0.0001     <0.0001     <0.0001     <0.0001      NA        <0.0001     <0.0001    <0.0001
            2/96    <0.00005   <0.0001    <0.0001     <0.0001     <0.0001     <0.0001      NA        <0.0001     <0.0001    <0.0001
------------------------------------------------------------------------------------------------------------------------------------
   S-4A    01/89    <0.00005   <0.0001    <0.0001     <0.0001     <0.0001     <0.0001     <0.0001       ND          ND         ND
           07/89       ND      0.00025    <0.0004     0.00006        ND          ND         ND       0.00007     0.00016     0.0009
            5/95    <0.00002  <0.00002   <0.00002     <0.00002   <0.00006    <0.00006       NA      <0.00002    <0.00002   <0.00002
           11/95    <0.00005   <0.0001    <0.0001      <0.0001    <0.0001     <0.0001       NA       <0.0001     <0.0001    <0.0001
            2/96    <0.00005   <0.0001    <0.0001      <0.0001    <0.0001     <0.0001       NA       <0.0001     <0.0001    <0.0001
------------------------------------------------------------------------------------------------------------------------------------
   S-5     01/89    <0.00005   <0.0001    <0.0001      <0.0001    <0.0001     <0.0001     <0.0001    <0.0001     <0.0001    <0.0001
           07/89       ND         ND         ND          ND          ND          ND          NA         ND          ND         ND
            5/95       NS         NS         NS          NS          NS          NS          NS         NS          NS         NS
           11/95    <0.00005   <0.0001    <0.0001      <0.0001    <0.0001     <0.0001        NA      <0.0001     <0.0001    <0.0001
            2/96    <0.00005   <0.0001    <0.0001      <0.0001    <0.0001     <0.0001        NA      <0.0001     <0.0001    <0.0001
------------------------------------------------------------------------------------------------------------------------------------
  P-1A     09/88    <0.0002    <0.0004    <0.0004      <0.0004    <0.0004     <0.0004      <0.004    <0.0001     <0.0001    <0.0001
 (Well     07/89      ND          ND         ND           ND          ND         ND          ND         ND          ND         ND
Destroyed   5/95      NS          NS         NS           NS          NS         NS          NS         NS          NS         NS
 1994)     11/95      NS          NS         NS           NS          NS         NS          NS         NS          NS         NS
            2/96      NS          NS         NS           NS          NS         NS          NS         NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
 P-2A       5/95  <0.00002    <0.00002   <0.00002      <0.00002   <0.00002     <0.00002      NA     <0.00002     <0.00002   <0.00002
           11/95  <0.00005     <0.0001    <0.0001       <0.0001    <0.0001      <0.0001      NA      <0.0001      <0.0001    <0.0001
            2/96  <0.00005     <0.0001    <0.0001       <0.0001    <0.0001      <0.0001      NA      <0.0001      <0.0001    <0.0001
------------------------------------------------------------------------------------------------------------------------------------
  P-4      09/88  <0.00005     <0.0001    <0.0001       <0.0001    <0.0001      <0.0001    <0.0001   <0.0001      <0.0001    <0.0001
            5/95  <0.00002    <0.00002   <0.00002      <0.00002   <0.00002     <0.00002      NA     <0.00002     <0.00002   <0.00002
           11/95     NS          NS          NS            NS         NS          NS         NS          NS          NS         NS
            2/96     NS          NS          NS            NS         NS          NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
  P-5      09/88  <0.00005     <0.0001    <0.0001       <0.0001    <0.0001      <0.0001    <0.0001   <0.0001      <0.0001    <0.0001
 (Well      5/95     NS          NS          NS            NS         NS          NS         NS          NS          NS         NS
Destroyed  11/95     NS          NS          NS            NS         NS          NS         NS          NS          NS         NS
  1994)     2/96     NS          NS          NS            NS         NS          NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
  K-1       5/95  <0.00002    <0.00002   <0.00002      <0.00002   <0.00002     <0.00002      NA     <0.00002     <0.00002   <0.00002
           11/95     NS           NS          NS           NS         NS          NS         NS          NS          NS         NS
            2/96     NS           NS          NS           NS         NS          NS         NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------
  K-2       5/95  <0.00002    <0.00002   <0.00002      <0.00002   <0.00002     <0.0000       NA     <0.00002     <0.00002   <0.00002
           11/95     NS           NS          NS           NS         NS          NS         NS          NS          NS         NS
            2/96     NS           NS          NS           NS         NS                     NS          NS          NS         NS
------------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 5

      HERBICIDES, PCB AND PESTICIDE CONCENTRATIONS DETECTED IN GROUNDWATER
                             WESTPORT LANDFILL SITE

                                                                     Page 2 of 3

-----------------------------------------------------------------------------------------------------------------------------------
WELL TYPE           ARECHLOR    ARECHLOR    ARECHLOR   ARECHLOR     GAMMA      DELTA       BETA       HEPTA-             HEPTACHLER
AND NO.     DATE      1242        1248        1254       1260        BHC        BHC        BHC        CHLOR      ALDRIN    EPOXIDE
-----------------------------------------------------------------------------------------------------------------------------------
MW-3-1      5/95    0.0003      <0.0003     <0.0002    <0.0002     <0.00004   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SHALLOW GROUNDWATER
-----------------------------------------------------------------------------------------------------------------------------------
 K-3       07/89      ND           ND          ND         ND         ND          ND         ND         ND       0.00005   0.00006
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 K-4       07/89      ND           ND          ND         ND         ND        0.0001     0.00027      ND       0.00012   0.0002
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 K-5        5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 P-3       09/88      ND        <0.0005     <0.0005    <0.0005     <0.00005   <0.00005   <0.00005   <0.00005   <0.00005  <0.00005
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 P-7       07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.0002    <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 P-8        5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 MW-3      07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 UGP-2     07/89      ND           ND          ND         ND         ND       0.00009       ND      0.00009       ND     0.00006
           08/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002  <0.00002    <0.00002  <0.00002    <0.00002  <0.00002
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002  <0.00002    <0.00002  <0.00002    <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
DEEP GROUNDWATER
-----------------------------------------------------------------------------------------------------------------------------------
 MW-1      07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 MW-2      07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 P-1B      09/88      ND        <0.0005     <0.0005    <0.0005     <0.00005   <0.00005   <0.00005   <0.00005   <0.00005  <0.00005
           07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
WELL TYPE          ENDOSULFAN     4.4'-    ENDOSULFAN     4.4'-     ENDRIN   ENDOSULFAN    2.4'-     4.4'-
AND NO.     DATE       I          DDD          II         DDT      ALDEHYDE    SULFATE     DDD       DDE       DIELDRIN   ENDRIN
-----------------------------------------------------------------------------------------------------------------------------------
MW-3-1      5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SHALLOW GROUNDWATER
-----------------------------------------------------------------------------------------------------------------------------------
 K-3       07/89    0.00021        ND       0.00023       ND         ND          ND         ND      0.00029    0.00006   0.00012
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS       <0.0001      NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 K-4       07/89    0.00023     0.00026     0.00009    0.00048       ND          ND         ND      0.00035    0.00019   0.00021
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 K-5        5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 P-3       09/88    <0.00005    <0.0001     <0.0001    <0.0001     <0.0001    <0.0001     <0.0001   <0.0001    <0.0001   <0.0001
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 P-7       07/89      ND           ND          ND       0.0004      0.0004       ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 P-8        5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 MW-3      07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 UGP-2     07/89      ND         0.00054       ND       0.00006      ND        0.00006      ND      <0.001      0.00007     ND
           08/89      ND           ND          ND       0.00006      ND          ND         ND       0.00005      ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
DEEP GROUNDWATER
-----------------------------------------------------------------------------------------------------------------------------------
 MW-1      07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 MW-2      07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
 P-1B      09/88    <0.00005    <0.0001     <0.0001    <0.0001     <0.0001    <0.0001     <0.0001   <0.0001    <0.0001   <0.0001
           07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 5

      HERBICIDES, PCB AND PESTICIDE CONCENTRATIONS DETECTED IN GROUNDWATER
                             WESTPORT LANDFILL SITE

                                                                     Page 3 of 3

-----------------------------------------------------------------------------------------------------------------------------------
Well Type           Arechlor    Arechlor    Arechlor   Arechlor     Gamma      Delta       Beta       Hepta-             Heptachlor
and No.     Date      1242        1248        1254       1260        BHC        BHC        BHC        chlor      Aldrin    Epoxide
-----------------------------------------------------------------------------------------------------------------------------------
P-28       10/88      ND        <0.0005     <0.0005    <0.0005     <0.00005   <0.00005   <0.00005   <0.00005   <0.00005  <0.00005
           07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
UGP-1      07/89      ND           ND          ND         ND         ND          ND         ND         ND         NS        ND
            5/95    <0.00002    <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002      NS      <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SURFACE WATER
-----------------------------------------------------------------------------------------------------------------------------------
Surf Up    10/88      ND        <0.0005     <0.0005    <0.0005     <0.00005   <0.00005   <0.00005   <0.00005   <0.00005  <0.00005
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
Surf Down  10/88      ND        <0.0005     <0.0005    <0.0005     <0.00005   <0.00005   <0.00005   <0.00005   <0.00005  <0.00005
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-1       08/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-2       08/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-3       08/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.0002     <0.0002     <0.0002    <0.0002     <0.00002   <0.00002   <0.00002   <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-4        8/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-5        8/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Well Type          Endosulfan     4.4'-    Endosulfan     4.4'-     Endrin   Endosulfan    2.4'-     4.4'-
and No.     Date       I          DDD          II         DDT      Aldehyde    Sulfate     DDD       DDE       Dieldrin   Endrin
-----------------------------------------------------------------------------------------------------------------------------------
P-28       10/88    <0.00005    <0.0001     <0.0001    <0.0001     <0.0001    <0.0001    <0.0001    <0.0001    <0.0001   <0.0001
           07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
UGP-1      07/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SURFACE WATER
-----------------------------------------------------------------------------------------------------------------------------------
Surf Up    10/88    <0.00005    <0.00001    <0.0001    <0.0001     <0.0001    <0.0001    <0.0001    <0.0001    <0.0001   <0.0001
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
Surf Down  10/88    <0.00005    <0.00001    <0.0001    <0.0001     <0.0001    <0.0001    <0.0001    <0.0001    <0.0001   <0.0001
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-1       08/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-2       08/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-3       08/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
            5/95    <0.00002    <0.00002    <0.00002   <0.00002    <0.00002   <0.00002      NA      <0.00002   <0.00002  <0.00002
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-4        8/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------
SW-5        8/89      ND           ND          ND         ND         ND          ND         ND         ND         ND        ND
           11/95      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
            2/96      NS           NS          NS         NS         NS          NS         NS         NS         NS        NS
-----------------------------------------------------------------------------------------------------------------------------------


Notes:

ND - Non-detect; detection limits are presented in laboratory data sheets contained in the sources listed below.
NS - Not sampled.
1. Pesticides and PCBs analyzed by EPA Method 8080.
2. Herbicides analyzed by EPA Method 8150.

Sources:

1. 1992 and 1993 data from Levine Fricke, 1993 (SWAT Addendum).
2. September 1988 through June 1989 data from Levine Fricke, 1989 (SWAT Report).
3. July and August 1989 data from McLaren-Hart, 1990 (Risk Assessment).

                                                                [GEOMATRIX LOGO]

                                    TABLE 6

                            CONSTITUENTS OF CONCERN
                             Westport Landfill Site
                                Redwood City, CA


VOLATILE ORGANIC COMPONENTS:
----------------------------

benzene
toluene
ethyl benzene
xylenes
1, 4-dichlorobenzene
1, 2, 4-trimethylbenzene
1, 3, 5-trimethylbenzene


SEMIVOLATILE ORGANIC COMPONENTS:
--------------------------------

2, 4-dimethylphenol
naphthalene
2-methylnaphthalene
2-methylphenol
4-methylphenol
bis (2-ethyl-hexyl) phthalate
phenanthrene

PCBs
Ammonia

                                                                [GEOMATRIX LOGO]

                                    TABLE 7

              VOLATILE ORGANIC COMPOUNDS--FREQUENCY OF DETECTIONS
                             Westport Landfill Site
                            Redwood City, California

                                                                     Page 1 of 2

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Upgradient   Upgradient
                                                                                       Shallow       Deep
                                               Shallow On-Site      Deep On-Site     Groundwater  Groundwater
                            Leachate Wells    Groundwater Wells   Groundwater Wells   Well UPG-2   Well UPG-1     Surface Water
                          ----------------------------------------------------------------------------------------------------------
                           No.    Frequency    No.    Frequency    No.   Frequency    Frequency    Frequency     No.       Frequency
                           of        of        of        of        of       of           of           of         of           of
                          Wells   Detection   Wells   Detection   Wells  Detection    Detection    Detection  Locations    Detection
      Constituent          (1)       (2)       (1)      (2)        (1)      (2)          (2)          (2)        (3)          (4)
------------------------------------------------------------------------------------------------------------------------------------
Chloroform                 0/13     0/69       1/7      1/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
1,1,1-TCA                  0/13     0/69       1/7      1/27       1/4     1/21          0/6          1/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
Carbon Tetrachloride       0/13     0/69       0/7      0/27       1/4     1/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
TCE                        0/13     0/69       0/7      0/27       1/4     1/21          0/6          1/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
PCE                        1/13     1/69       0/7      0/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
Benzene                   11/13    31/69       1/7      2/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
Toluene                   10/13    46/69       2/7      4/27       0/4     0/21          1/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
Ethylbenzene              12/13    50/69       0/7      0/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
Xylenes                   12/13    53/69       0/7      0/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
Chlorobenzene              4/13     6/69       0/7      0/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
1,3,5-Trimethylbenzene     5/13    14/69       0/7      0/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
1,2,4-Trimethylbenzene     6/13    15/69       0/7      0/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
1,2-Dichlorobenzene        2/13     2/58       0/7      0/17       0/4     0/17          0/4          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
1-4-Dichlorobenzene        8/13    26/58       0/7      0/17       0/4     0/17          0/4          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
P-isopropyl-toluene        6/13    14/69       0/7      0/27       0/4     0/21          0/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------
Acetone                    4/13    12/69       1/7      1/27       0/4     0/21          2/6          0/6        0/7         0/12
------------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 7

             VOLATILE ORGANIC COMPOUNDS -- FREQUENCY OF DETECTIONS
                                                                     Page 2 of 2


====================================================================================================================================
                                                                              Upgradient    Upgradient
                                                                                Shallow        Deep
                                         Shallow On-Site     Deep On-Site     Groundwater   Groundwater
                        Leachate Wells  Groundwater Wells  Groundwater Wells  Well UPG-2    Well UPG-1          Surface Water
                      ----------------  -----------------  -----------------  -----------   -----------     ---------------------
                       No.   Frequency   No.    Frequency   No.   Frequency    Frequency     Frequency        No.        Frequency
                       of       of       of        of       of       of           of            of            of           of
                      Wells  Detection  Wells   Detection  Wells  Detection    Detection     Detection     Locations    Detection
  Constituent          (1)       (2)     (1)       (2)      (1)       (2)        (2)           (2)           (3)           (4)
------------------------------------------------------------------------------------------------------------------------------------
2-Butanone            1/13      3/69     0/7      0/27      0/4      0/21         0/6            0/6          0/7          0/12
------------------------------------------------------------------------------------------------------------------------------------
4-Methyl-2-pentanone  1/13      5/69     0/7      0/27      0/4      0/21         0/6            0/6          0/7          0/12
------------------------------------------------------------------------------------------------------------------------------------
Carbon Disulfide      0/13      0/59     2/7      3/20      0/4      0/17         0/4            0/5          0/7          0/8
------------------------------------------------------------------------------------------------------------------------------------
TPH (as gasoline)     2/13      4/4      0/0      0/0       0/0      0/0          0/0            0/0          0/0          0/0
====================================================================================================================================

Notes

(1)  "6/13" means that constituent was detected in 6 of 13 wells sampled.

(2) "27/57" means that constituent was detected in 27 of 57 samples collected and analyzed for this constituent.

(3) "0/7" means that constituent was detected at 0 of 7 surface water sample locations.

(4) "0/12" means that constituent was detected in 0 of 12 surface water samples collected and analyzed for this constituent.

                                                                [GEOMATRIX LOGO]

                                    TABLE 8

            SEMIVOLATILE ORGANIC COMPOUNDS--FREQUENCY OF DETECTIONS
                             Westport Landfill Site
                            Redwood City, California                 Page 1 of 2

===========================================================================================================
                                                              Shallow On-Site             Deep On-Site
                                     Leachate Wells          Groundwater Wells         Groundwater Wells
                                ---------------------------------------------------------------------------
                                 No. of    Frequency of    No. of    Frequency of    No. of    Frequency of
        Constituent             Wells(1)   Detection(2)   Wells(1)   Detection(2)   Wells(1)   Detection(2)
-----------------------------------------------------------------------------------------------------------
Phenol                            5/13        5/57        1/7            1/13          1/4         1/16
-----------------------------------------------------------------------------------------------------------
2-Methylphenol                    4/13       15/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
BIS(2-chloro-isopropyl)ether      1/13        1/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
4-Methylphenol                    4/13       14/47        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
Isophorone                        1/13        1/57        1/7            1/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
2,4-Dimethylphenol                9/13       38/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
Naphthalene                       9/13       38/47        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
2-Methylnaphthalene               3/13       10/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
Fluorene                          1/13        3/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
Acenaphthene                      2/13        3/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
Dibenzofuran                      2/13        2/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
Bis(2-ethylhexyl)phthalate        7/13       14/57        1/7            1/13          3/4         3/16
-----------------------------------------------------------------------------------------------------------
Phenanthrene                      2/13        6/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
Di-n-octylphthalate               1/13        1/57        0/7            0/13          0/4         0/16
-----------------------------------------------------------------------------------------------------------
N-nitrosodiphenylamine            2/13        4/57        0/7            0/13          0/4         0/16
===========================================================================================================

===========================================================================================
                                 Upgradient      Upgradient
                                   Shallow          Deep
                                 Groundwater    Groundwater
                                 Well UPG-2      Well UPG-1           Surface Water
                                -----------------------------------------------------------
                                Frequency of    Frequency of       No. of      Frequency of
        Constituent             Detection(2)    Detection(2)    Locations(3)   Detection(4)
-------------------------------------------------------------------------------------------
Phenol                              0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
2-Methylphenol                      0/4             0/6             1/7            1/10
-------------------------------------------------------------------------------------------
BIS(2-chloro-isopropyl)ether        0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
4-Methylphenol                      0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
Isophorone                          0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
2,4-Dimethylphenol                  0/4             0/6             1/7            1/10
-------------------------------------------------------------------------------------------
Naphthalene                         0/4             0/6             1/7            1/10
-------------------------------------------------------------------------------------------
2-Methylnaphthalene                 0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
Fluorene                            0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
Acenaphthene                        0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
Dibenzofuran                        0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
Bis(2-ethylhexyl)phthalate          0/4             1/6             0/7            0/10
-------------------------------------------------------------------------------------------
Phenanthrene                        0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
Di-n-octylphthalate                 0/4             0/6             0/7            0/10
-------------------------------------------------------------------------------------------
N-nitrosodiphenylamine              0/4             0/6             0/7            0/10
===========================================================================================

                                                                [GEOMATRIX LOGO]

                                    TABLE 8

            SEMIVOLATILE ORGANIC COMPOUNDS--FREQUENCY OF DETECTIONS
                             Westport Landfill Site                  Page 2 of 2


Notes

1       "6/13" means that constituent was detected in 6 of 13 wells sampled.
2 "27/57" means that constituent was detected in 27 of 57 samples collected and analyzed for this constituent.
3 "0/7" means that constituent was detected in 0 of 7 surface water sample locations.
4 "0/12" means that constituent was detected in 0 of 12 surface water samples collected and analyzed for this constituent.

                                                                [GEOMATRIX LOGO]

                                    TABLE 9

            POLYCHLORINATED BIPHENYLS--FREQUENCY OF DETECTIONS
                             Westport Landfill Site
                            Redwood City, California

===========================================================================================================
                                                              Shallow On-Site             Deep On-Site
                                     Leachate Wells          Groundwater Wells         Groundwater Wells
                                ---------------------------------------------------------------------------
                                 No. of    Frequency of    No. of    Frequency of    No. of    Frequency of
        Constituent             Wells(1)   Detection(2)   Wells(1)   Detection(2)   Wells(1)   Detection(2)
-----------------------------------------------------------------------------------------------------------
Arochlor 1242                     6/12        7/33        0/7            0/12          0/4         0/10
-----------------------------------------------------------------------------------------------------------
Arochlor 1248                     1/12        1/33        0/7            0/12          0/4         0/10
-----------------------------------------------------------------------------------------------------------
Arochlor 1254                     2/12        3/33        0/7            0/12          0/4         0/10
-----------------------------------------------------------------------------------------------------------
Arochlor 1260                     5/12        7/33        0/7            0/12          0/4         0/10
===========================================================================================================

===========================================================================================
                                 Upgradient      Upgradient
                                   Shallow          Deep
                                 Groundwater    Groundwater
                                 Well UPG-2      Well UPG-1           Surface Water
                                -----------------------------------------------------------
                                Frequency of    Frequency of       No. of      Frequency of
        Constituent             Detection(2)    Detection(2)    Locations(3)   Detection(4)
-------------------------------------------------------------------------------------------
Arochlor 1242                       0/4             0/2             0/7            0/10
-------------------------------------------------------------------------------------------
Arochlor 1248                       0/4             0/2             0/7            0/10
-------------------------------------------------------------------------------------------
Arochlor 1254                       0/4             0/2             0/7            0/10
-------------------------------------------------------------------------------------------
Arochlor 1260                       0/4             0/2             0/7            0/10
===========================================================================================

Notes

1       "6/13" means that constituent was detected in 6 of 13 wells sampled.
2 "27/57" means that constituent was detected in 27 of 57 samples collected and analyzed for this constituent.
3 "0/7" means that constituent was detected in 0 of 7 surface water sample locations.
4 "0/12" means that constituent was detected in 0 of 12 surface water samples collected and analyzed for this constituent.

                                                                [GEOMATRIX LOGO]

                                    TABLE 10

                       PESTICIDES-FREQUENCY OF DETECTIONS
                             Westport Landfill Site
                            Redwood City, California                 Page 1 of 2

                                                                                 Upgradient    Upgradient
                                                                                  Shallow         Deep
                                      Shallow On-Site         Deep On-Site      Groundwater    Groundwater
                 Leachate Wells      Groundwater Wells     Groundwater Wells     Well UPG-2    Well UPG-1        Surface Water
              --------------------  --------------------  --------------------  ------------  ------------  -----------------------
              No. of  Frequency of  No. of  Frequency of  No. of  Frequency of  Frequency of  Frequency of    No. of   Frequency of
Constituent   Wells1   Detection2   Wells1   Detection2   Wells1   Detection2    Detection2    Detection2   Locations3  Detection4
-----------   ------  -----------  -------  ------------  ------  ------------  ------------  ------------  ----------  -----------
Gamma BHC      3/12      5/33        1/7        1/12        0/4       0/10           0/4            0/2         0/7        0/10
Delta BHC      1/12      1/33        1/7        1/12        0/4       0/10           1/4            0/2         0/7        0/10
Beta BHC       1/12      1/33        1/7        1/12        0/4       0/10           0/4            0/2         0/7        0/10
Heptachlor     1/12      1/33        0/7        0/12        0/4       0/10           1/4            0/2         0/7        0/10
Aldrin         1/12      1/33        2/7        2/12        0/4       0/10           0/4            0/2         0/7        0/10
Heptachlor
  Epoxide      1/12      1/33        2/7        2/12        0/4       0/10           1/4            0/2         0/7        0/10
Endosulfan I   0/12      0/33        2/7        2/12        0/4       0/10           0/4            0/2         0/7        0/10
4,4 DDD        2/12      4/33        1/7        1/12        0/4       0/10           1/4            0/2         0/7        0/10
Endosulfan II  0/12      0/33        2/7        2/12        0/4       0/10           0/4            0/2         0/7        0/10
4,4 DDT        1/12      1/33        2/7        2/12        0/4       0/10           2/4            0/2         0/7        0/10
Endrin
  Aldehyde     0/12      0/33        1/7        1/12        0/4       0/10           1/4            0/2         0/7        0/10
Endosulfan
  Sulfate      0/12      0/33        0/7        0/12        0/4       0/10           1/4            0/2         0/7        0/10
2,4 DDD        1/8       1/10        0/7        0/12        0/4       0/6            0/2            0/1         0/5        0/5
4,4 DDE        2/12      3/33        2/7        2/12        0/4       0/10           1/4            0/2         0/7        0/10
Dieldrin       1/12      1/33        2/7        2/12        0/4       0/10           1/4            0/2         0/7        0/10
Endrin         1/12      1/33        2/7        2/12        0/4       0/10           0/4            0/2         0/7        0/10

                                    TABLE 10

                       PESTICIDES-FREQUENCY OF DETECTIONS
                             Westport Landfill Site

NOTES

  1     "6/13" means that constituent was detected in 6 of 13 wells sampled.

  2 "27/57" means that constituent was detected in 27 of 57 samples collected and analyzed for this constituent.

  3 "0/7" means that constituent was detected at 0 to 7 surface water sample locations.

  4 "0/12" means that constituent was detected in 0 to 12 surface water samples collected and analyzed for this constituent.

                                                                [GEOMATRIX LOGO]

                                    TABLE 11

                    Metals-Maximum Concentration Comparison
                             Westport Landfill Site
                                  Redwood City

                 concentrations in milligrams per liter (gm/l)

==============================================================================
                  Leachate      On Site Shallow       Upgradient Groundwater
  Metal             Wells      Groundwater Wells           (UPG-1/UPG-2)
------------------------------------------------------------------------------
   As               0.094           0.087                    0.026/0.2
------------------------------------------------------------------------------
   Ba               1.3             0.06                       2.0/ND
------------------------------------------------------------------------------
   Cd               0.03            0.06                      0.3/0.1
------------------------------------------------------------------------------
   Cr               0.30(1)         0.06                     <0.01/0.06
------------------------------------------------------------------------------
   Co               0.08            0.2                       0.1/0.2
------------------------------------------------------------------------------
   Cu               0.4             0.4                       0.4/0.1
------------------------------------------------------------------------------
   Pb               0.44            0.5                       0.4/0.4
------------------------------------------------------------------------------
   Hg              <0.004           0.002                   <0.004/0.002
------------------------------------------------------------------------------
   Ni               0.58            0.48                      0.02/0.4
------------------------------------------------------------------------------
   Se               0.054           0.02                    <0.03/0.002
------------------------------------------------------------------------------
   Ag              <0.05            0.05                       <0.05
------------------------------------------------------------------------------
   Zn               0.51            0.4                       0.6/1.0
==============================================================================


Note:

1. This concentration was detected during a 1989 sampling event and was not supported by subsequent sampling data. Chromium has not been detected in leachate samples in concentration exceeding 0.06 mg/l since this 1989 sampling event.



Abbreviations:

As - Arsenic        Pb - Lead
Ba - Barium         Hg - Mercury
Cd - Cadmium        Ni - Nickel
Cr - Chromium       Se - Selenium
Co - Cobalt         Ag - Silver
Cu - Cooper         Zn - Zinc

                                                                [GEOMATRIX LOGO]

                                    TABLE 12

                         METALS-FREQUENCY OF DETECTIONS
                             Westport Landfill Site
                            Redwood City, California                 Page 1 of 2

===================================================================================


                                        Shallow On-Site           Deep On-Site
                 Leachate Wells        Groundwater Wells       Groundwater Wells
             ----------------------------------------------------------------------
Constituent   No. of   Frequency of   No. of   Frequency of   No. of   Frequency of
             Wells(1)  Detection(2)  Wells(1)  Detection(2)  Wells(1)  Detection(2)
-----------------------------------------------------------------------------------
Arsenic        9/12       17/34        3/7         4/12        2/4         2/10
-----------------------------------------------------------------------------------
Barium         9/9        11/12        2/5         2/5         5/4         5/6
-----------------------------------------------------------------------------------
Cadmium        3/12        3/34        4/7         4/12        4/4         4/10
-----------------------------------------------------------------------------------
Chromium       9/12       15/34        4/7         4/12        1/4         1/10
-----------------------------------------------------------------------------------
Cobalt         9/9        10/12        4/5         4/5         5/4         5/6
-----------------------------------------------------------------------------------
Copper         8/12       12/34        1/7         1/12        5/4         5/10
-----------------------------------------------------------------------------------
Lead           5/12        4/34        3/7         3/12        4/4         4/10
-----------------------------------------------------------------------------------
Mercury        0/12        0/34        1/7         1/12        0/4         0/10
-----------------------------------------------------------------------------------
Molybdenum     1/9         1/12        0/5         0/5         1/4         1/6
-----------------------------------------------------------------------------------
Nickel         9/12       24/34        6/7         7/12        1/4         1/10
-----------------------------------------------------------------------------------
Selenium       3/12        3/34        1/7         1/12        0/4         0/10
-----------------------------------------------------------------------------------
Silver         0/12        0/34        1/7         1/12        0/4         0/10
-----------------------------------------------------------------------------------
Zinc           9/12       14/34        3/7         3/12        7/4         7/10
-----------------------------------------------------------------------------------
Calcium        9/9         9/9         1/1         1/1         2/2         2/2
-----------------------------------------------------------------------------------
Iron           9/9         9/9         1/1         1/1         2/2         2/2
-----------------------------------------------------------------------------------
Manganese      9/9         9/9         1/1         1/1         2/2         2/2
-----------------------------------------------------------------------------------
Potassium      9/9         9/9         1/1         1/1         2/2         2/2
-----------------------------------------------------------------------------------
Sodium         9/9         9/9         1/1         1/1         2/2         2/2
===================================================================================

========================================================
 Upgradient      Upgradient
  Shallow           Deep
Groundwater     Groundwater
 Well UPG-2      Well UPG-2         Surface Water
--------------------------------------------------------
Frequency of   Frequency of     No. of      Frequency of
Detection(2)   Detection(2)  Locations(3)   Detection(2)
--------------------------------------------------------
   2/3            2/3            5/7           5/10
--------------------------------------------------------
   0/1            2/2            2/7           2/7
--------------------------------------------------------
   1/3            1/3            5/7           5/10
--------------------------------------------------------
   1/3            0/3            6/7           6/10
--------------------------------------------------------
   1/1            1/2            5/7           5/7
--------------------------------------------------------
   1/3            1/3            1/7           1/10
--------------------------------------------------------
   1/3            1/3            5/7           5/10
--------------------------------------------------------
   1/3            0/3            0/7           0/10
--------------------------------------------------------
   0/1            0/2            0/7           0/7
--------------------------------------------------------
   1/3            1/3            5/7           5/10
--------------------------------------------------------
   1/3            0/3            1/7           1/10
--------------------------------------------------------
   0/3            1/3            0/7           0/10
--------------------------------------------------------
   1/3            2/3            5/7           5/10
--------------------------------------------------------
   0/0            1/1            2/2           2/2
--------------------------------------------------------
   0/0            1/1            2/2           2/2
--------------------------------------------------------
   0/0            1/1            2/2           2/2
--------------------------------------------------------
   0/0            1/1            2/2           2/2
--------------------------------------------------------
   0/0            1/1            2/2           2/2
========================================================

                                                                [GEOMATRIX LOGO]
                                                                  Page 2 of 2

                                    TABLE 12

                         METALS-FREQUENCY OF DETECTIONS
                             Westport Landfill Site

Notes

1.   "6/13" means that constituent was detected in 6 of 13 wells sampled.

2. "27/57" means that constituent was detected in 27 of 57 samples collected and analyzed for this constituent.

3. "0/7" means that constituent was detected at 0 of 7 surface water sample locations.

4. "0/12" means that constituent was detected in 0 of 12 surface water samples collected and analyzed for this constituent.

                                                                [GEOMATRIX LOGO]

                                    TABLE 13

                              CONCENTRATION LIMITS
                             Westport Landfill Site
                            Redwood City, California

=============================================================================================
                                           Shallow
                                  Groundwater Concentration             Deep Groundwater
          COC                            Limit (mg/l)              Concentration Limit (mg/l)
=============================================================================================
VOCs:
Benzene                                    0.51(1)                          0.001(2)
Ethylbenzene                              0.043(3)                           0.68(2)
Toluene                                       5(5)                            0.1(6)
Total Xylenes                             0.086(1)                           1.75(2)
1,2,4-Trimethylbenzene                      1.7(7)                             NA(7)
1,3,5-Trimethylbenzene                      1.3(7)                             NA(8)
1,4-Dichlorobenzene                       0.129(9)                          0.005(2)
=============================================================================================
SVOCs:
2,4-Dimethylphenol                         0.03(10)                           0.4(6)
Naphthalene                               0.235(3)                             NA
2-Methylnaphthalene                       0.002                                NA
2-Methylphenol                            0.072(11)                            NA
4-Methylphenol                            0.072(12)                            NA
Bis(2-ethyl-hexyl)phthalate                0.36(5)                          0.004(13)
Phenanthrene                             0.0046(9)                             ND
=============================================================================================
PCBs
Total PCBs                                0.079 ng/l(15)                   0.0005(14)
=============================================================================================
INORGANIC COMPOUNDS
Ammonia                                     2.2(16)                            NA
=============================================================================================

(1) Secondary chronic toxicity value for protection of freshwater organisms (USEPA, 1986).

(2)     California MCL.

(3) Acute marine National Ambient Water Quality Criteria (NAWQC) adjusted by an extrapolation factor of 10 (USEPA, 1986).

(4) Acute no observed effect concentration (NOEC) for sheepshead minnow (Cyprinodon Variegatus) (Heitmuller, P.T.; T.H. Hollister; P.R. Parish,
        1981).

(5)     Secondary chronic toxicity value for marine organisms (USEPA, 1986).

(6)     California Action Level.

(7) Acute marine (LC50) for dungeness crab (Cancer magister) first instar (sensitive larval stage) divided by a safety factor of 10 (Caldwell, et al., 1977).

(8)     Not available, no federal or state MCL or action level.

(9)     Chronic marine NAWQC (USEPA, 1986).

(10)    California Ocean Plan, 6 month median concentration (SWRCB, 1990).

(11)    Secondary chronic toxicity value for 1-methylnaphthalene (USEPA, 1986).

(12) Secondary chronic toxicity value for 2-methylphenol for freshwater organisms (USEPA, 1986).

(13)    California MCL for di(ethylthexyl)phthalate.

(14)    Federal MCL.

(15) NAWQC and California AWQC for human consumption of fish (1 x 10(6) risk level) (SWRCB, 1991). This concentration is below laboratory detection limits; therefore, a detection of PCB in compliance well could indicate an exceedance of the concentration limit.

(16) Chronic NAWQC based on a pH of 8.0, salinity of 30 g/kg, and temperature of 10 degrees centigrade (USEPA, 1986; Marshack, 1993).

                                                                [GEOMATRIX LOGO]

                                    TABLE 14

                               MOTORING SCHEDULE
                             Westport Landfill Site
                            Redwood City, California

===================================================================================================================================
         Sampling              Frequency       VOCs           SVOCs          PCBs          Ammonia        Metals       Pesticides
         Location                          (EPA 8021)(1)  (EPA 8270)(1)  (EPA 8270)(1)   (EPA 350)(1)   (EPA 6010/    (EPA 8080)(1)
                                                                                                         7000)(1)
-----------------------------------------------------------------------------------------------------------------------------------
Compliance Points:            semi-annual       X              X               X              X
(P-8, P-7, P-3, K-4, P5-1,
K-5, MW-4, MW3-2, MW3-1R,
MW-1, P-2B)
-----------------------------------------------------------------------------------------------------------------------------------
Leachate:                      bi-annual                                                                     X              X
(P-2A,S-2,S-3A)
-----------------------------------------------------------------------------------------------------------------------------------
Upgradient:                    bi-annual                                                                     X              X
(UP6-2)
===================================================================================================================================

(1) EPA Method for analysis

                                    Figure 1

[GEOMATRIX LOGO]               SITE LOCATION MAP
                               Westport Landfill
                            Redwood City, California



This map depicts the area surrounding the Westport Office Park, which is identified with an arrow labeled "Site." The map identifies San Carlos to the south and San Mateo to the east.

                                    Figure 2

                           TOPOGRAPHIC SITE PLAN WITH
                           MONITORING WELL LOCATIONS

                               WESTPORT LANDFILL
                            REDWOOD CITY, CALIFORNIA


This map depicts the snail-shaped Westport Office Park, with circular lines that show the contours of the land.

                                    Figure 3

                         SHALLOW GROUNDWATER ELEVATION
                                  CONTOUR MAP
                                   1 MAY 1995
                               WESTPORT LANDFILL
                            REDWOOD CITY, CALIFORNIA


This map depicts the snail-shaped Westport Office Park, with circular lines that show the contours of the land.

                                    FIGURE 4

                             EXTENT OF REFUSE FILL
                               WESTPORT LANDFILL
                            REDWOOD CITY, CALIFORNIA

This map depicts the snail-shaped Westport Office Park, with broken lines showing the site boundary and identifying refuse boundaries. The map also identifies well locations across the site.

                                    FIGURE 5

                              POINT OF COMPLIANCE
                               SAMPLING LOCATIONS
                               WESTPORT LANDFILL
                            REDWOOD CITY, CALIFORNIA

This map depicts the snail-shaped Westport Office Park, with broken lines showing the site boundary and identifying refuse boundaries. The map also identifies well locations.

                                   APPENDIX A

                     ENGINEERING PLANS FOR THE CUT-OFF WALL

                                  VICINITY MAP

                                      II

                               INDEX OF DRAWINGS
                               -----------------


1.  Title Sheet
2.  Marine World Parkway           Improvement Plans
3.  Marine World Parkway           Improvement Plans
4.  Marine World Parkway           Improvement Plans
5.  Marine World Parkway           Improvement Plans
6.  Marine World Parkway           Street Grades
7.  Marine World Parkway           Street Grades
8.  Marine World Parkway           Street Grades
9.  Marine World Parkway           Street Grades
10. Marine World Parkway           Traffic Signals and Safety Lighting
11. Marine World Parkway           Traffic Signals and Safety Lighting
12. Marine World Parkway           Traffic Signals and Safety Lighting
13. Marine World Parkway           Standard Details -- General Street Details
14. Marine World Parkway           Standard Details -- Sanitary
15. Marine World Parkway           Standard Details
16. Marine World Parkway           Standard Details -- Storm Drain
17. Marine World Parkway           Section Profiles
18. Marine World Parkway           Street Cross Section
19. Marine World Parkway
20. Marine World Parkway
21. Marine World Parkway
22. Marine World Parkway           Pump Station
23. Marine World Parkway           Pump Station
24. Marine World Parkway           Pump Station
25. Marine World Parkway
26. Marine World Parkway
27. Marine World Parkway
28. Marine World Parkway
29. Marine World Parkway
30. Marine World Parkway           Landscape Irrigation
31. Marine World Parkway           Landscape Irrigation
32. Marine World Parkway           Landscape Planting
33. Marine World Parkway           Landscape Planting


                           [REDWOOD SHORES, INC. MAP]

This diagram shows a section of an engineering map for the Westport Office Park.

                           [CITY OF REDWOOD CITY MAP]


This diagram shows a section of an engineering map for the Westport Office Park, with an area labeled "Parkway."

                         [METHANE GAS BARRIER DIAGRAM]


This diagram depicts a sketch of a methane gas barrier, with an area labeled "Plug Cross Section."

                                                                          MARIN?


                                  VICINITY MAP
                                  ------------



                                       I

                               INDEX OF DRAWINGS
                               -----------------

                                     [MAP]



This diagram shows a section of an engineering map for the Westport Office Park, with an area labeled "Parkway."

                                     [MAP]



This diagram shows a section of an engineering map for the Westport Office Park.

                                     [Map]


This diagram shows a section of an engineering map for the Westport Office Park.

                                                  VANCE M. BROWN & SONS INC.
                                                  AUG 15 1995
                                                  RECEIVED



                          [PARK HARBOUR LOCATION MAP]



INDEX OF DRAWINGS

 1.  TITLE SHEET
 2.  SITE IMPROVEMENT PLAN
 3.  SITE IMPROVEMENT PLAN
 4.  SITE IMPROVEMENT PLAN
 5.  PLOT AND GRADING PLAN
 6.  PLOT AND GRADING PLAN
 7.  SITE GEOMETRY
 8.  SITE GEOMETRY
 9.  STORM DRAIN PROFILES
10.  SANITARY SEWER & STORM DRAIN PROFILES
11.  WATER AND STREET PROFILES
12.  STORM DRAIN DETAILS
13.  STREET AND SANITARY SEWER DETAILS
14.  WATER DETAILS
15.  CATHODIC PROTECTION DETAILS
16.  LIGHTING PLAN       E-1
17.  LIGHTING PLAN       E-2
18.  LAKE PLANS          LP-1
19.  LAKE PLANS          LP-2
20.  LAKE PLANS          LP-3
21.  LAKE PLANS          LP-4
22.  LAKE PLANS          LP-5

                                     [MAP]

This diagram shows a section of an engineering map for the Park Harbour area.

                              CORK HARBOUR CIRCLE

                                     [MAP]

This diagram shows a section of an engineering map for the Cork Harbour Circle area.

                                     [MAP]

See p. 95.




                              CORK HARBOUR CIRCLE

                                     [MAP]

This diagram shows a section of an engineering map for the Cork Harbour Circle area.

                                     [MAP]

See p 95.



                              CORK HARBOUR CIRCLE

                                     [MAP]

This diagram shows a section of an engineering map for the Cork Harbour Circle area.

                                     [MAP]

See p 95.



                              CORK HARBOUR CIRCLE

                                     [MAP]

This diagram shows a section of an engineering map for the Cork Harbour Circle area.

                                   [DIAGRAM]

                                METHANE BARRIER
                                TYPICAL SECTION
                                 LANDSCAPE AREA





                                METHANE BARRIER
                                TYPICAL SECTION
                                    ROADWAY

                                     [MAP]

                      CITY OF REDWOOD CITY                  CORK HARBOUR
                      CALIFORNIA                          SITE IMPROVEMENTS
                      DEPARTMENT OF PUBLIC WORKS


See p 95.




                              CORK HARBOUR CIRCLE

                                     [MAP]

This diagram shows a section of an engineering map for the Cork Harbour Circle area.

                                                                [GEOMATRIX LOGO]



                                   APPENDIX B

                            REFUSE LIMIT DEFINITION

                                                                [GEOMATRIX LOGO]

                                   APPENDIX B

                            REFUSE LIMIT DEFINITION

During site preparation activities currently being conducted for the proposed site development, the contractor began having difficulty achieving sufficient compaction of imported fill, which was being placed on the existing subgrade in the area of the Mound. This existing subgrade was soft and yielding. The contractor began to investigate the condition of the subgrade material by overexcavating several feet of the material. During the overexcavating process, refuse was observed outside the reported limit of refuse. A review of historic boring logs was then conducted to better evaluate geotechnical conditions at the Site. This review indicated the apparent presence of refuse in areas defined to be outside the reported refuse limits. A copy of the wellbore logs (wells P-4, K-2, P-6, and K-1) that indicate the presence of refuse outside of the reported refuse limits are included in this appendix.

After observing refuse outside the reported limits and with the indication of refuse on logs for several reported shallow monitoring wells, an extensive test pit program was then conducted to better evaluate the possible presence of refuse outside of the reported refuse limits. The test pit program was conducted by Vance M. Brown & Sons, Inc. and consisted of manually excavating small pits on a 100 foot grid in the lower lying regions of the Site located southwest, west, and northwest of the Mound and Panhandle (see Figure 2). In several areas, test pits were excavated at the 50-foot midpoint between two grid locations to better define the extent of refuse. The results of the test pit program indicated the presence of 1/2-foot to 4 feet of refuse in the low lying area southwest, west, and northwest of the Mound and Panhandle. Included in this appendix are the field observation notes recorded during the test pit program and the field map illustrating the grid and test pit locations. Zone 1 and 2, referenced on the field maps, are the areas southwest and west of the Panhandle, and west and northwest of the Mound, respectively.

The extent of refuse was redefined based on the results of the test pit program by drawing a refuse limit line through the midpoint between the pits that contained no observable refuse and the pits that contained refuse; Figure 4 of the report presents the defined extent of the refuse. The results of the test pit program support that wells P-4, P-6, K-2, and K-1 monitor leachate and should be redesignated leachate wells (the wells previously were thought to monitor shallow groundwater outside the refuse limits).

             Figure E6: WELL CONSTRUCTION AND LITHOLOGY FOR WELL P4


Project No. 1287


This diagram depicts 3 rectangular shapes to show the depth of a well, and labeled to show some standard features.

DEPTH OF GROUNDWATER 2' (See Note 3)  BORING DIAMETER 8" (44" ID) DATE DRILLED
================================================================================

               DESCRIPTION AND CLASSIFICATION
               ------------------------------
                                                                                 PENETRATION                  WELL
                                                        SOIL     DEPTH           RESISTANCE     WATER     CONSTRUCTION
DESCRIPTION AND REMARKS         COLOR       CONSIST     TYPE     (FEET) SAMPLER  (BLOWS/ST)    CONTENT       DETAILS
-------------------------------------------------------------------------------------------------------------------
CLAY, silty, sandy, gravelly     brown       stiff       CL                         24
                                                                                     9
-------------------------------------------------------------------------------------------------------------------
CLAY, silty, some sand and       grey        stiff       CL
gravel
(interbedded with gravel lenses)
-------------------------------------------------------------------------------------------------------------------
SAND, gravelly, trace of silt    brown       medium      SW       25
                                             dense       SM
-------------------------------------------------------------------------------------------------------------------
SAND, (coarse-grained), slag,    black
garbage
(interbedded gravelly lenses)
                 (FILL)
-------------------------------------------------------------------------------------------------------------------
CLAY, silty organics             blue        very        CH
(Bay Mud)                        grey        soft-       MH
                                             soft                                    2

Notes:
1. The sratification lines repre-
sent the approximate boundaries
between soil types and the transi-
tions may be gradual.

2. For an explanation of penetra-
tion resistance values, the blow-
counts should be converted in
Appendix A.
3. Groundwater level was
measured at time of drilling                                                         2
===================================================================================================================
Bottom of Boring = 18 1/2 Feet
-------------------------------------------------------------------------------------------------------------------

KALDVEER ASSOCIATES
GEOSCIENCE CONSULTANTS [LOGO]
A California Corporation

EXPLORATORY BORING LOG

WESTPORT APARTMENTS
Redwood City, California

PROJECT NO.     DATE        BORING NO.
NE5/5-44        April 1988


----------------------------------------------------------------------------------------------------------------------------------

                     WELL CONSTRUCTION                                      LITHOLOGY
----------------------------------------------------------------------------------------------------------------------------------
               ?? DIAMETER                                         DESCRIPTION
                  LOCKING
                PROTECTIVE
                STEEL COVER
----------------------------------------------------------------------------------------------------------------------------------
                                                            SLTY SANDY CLAYEY GRAVEL (GP)

                                                            GRAVELLY CLAY (CL),

                                                            CLAYEY GRAVEL (GP),

                                                            SLTY CLAY (CL),

                                                            Color change


                                                            Organic matter decrease to trace amounts.


                                                            BOTTOM OF BORING AT 21 FEET.





                                                                                                       EXPLANATION

                                                                                                         Clay

                                                            Well Permit No.

                                                            Date well  ???:     11-November 1988         Salt

                                                            Drilling method:    ?????                    Sand

                                                            Date water level                             Gravel
                                                                 measured:      8 December 1988

                                                                                                         Salt Spoon Sampler
                                                            Well elevation:

                                                            LF Geologist:       Amanda Spencer           Sample retained for
                                                                                                         analysis

Approved by:
--------------------------------------------------------------------------------

            Figure E9: WELL CONSTRUCTION AND LITHOLOGY FOR WELL P-6

--------------------------------------------------------------------------------

Project No. 1287                                                 LEVINE - FRIC

--------------------------------------------------------------------------------

DRILL RIG Hollow Stem Auger         SURFACE ELEVATION  - -         LOGGED BY DYR
----------------------------------------------------------------------------------------------------------------------
DEPTH OF GROUNDWATER 2' (See Note 3)  BORING DIAMETER 8" (4 1/4" ID) DATE DRILLED 3/1/88
======================================================================================================================

               DESCRIPTION AND CLASSIFICATION
               ------------------------------
                                                                                  PENETRATION                 WELL
                                                        SOIL     DEPTH            RESISTANCE    WATER     CONSTRUCTION
DESCRIPTION AND REMARKS         COLOR       CONSIST     TYPE     (FEET) SAMPLER   (BLOWS/FT)   CONTENT       DETAILS
-----------------------------------------------------------------------------------------------------------------------
GRAVEL, sandy, with clay and    light       medium       GC        1                12
silt                            brown       dense
                                                                   2                23

                                                                   3

------------------------------------------------------------------ 4
SAND, (fine-to coarse-grained)  red-        medium       SC-
gravelly, some silt and clay,   brown       dense        GC        5
very gravely at 5 feet
                     (FILL)                                                         19
------------------------------------------------------------------ 6
CLAY, silty organics            blue-       stiff        CH-
(Bay Mud)                       grey                     MH        7

                                black                              8
                                            very
                                            soft                   9
                                                                                     2
Notes:                                                            10
1. The stratification lines
represent the approximate                                         11
boundaries between soil
types and the transitions                                         12
may be gradual.
                                                                  13
2. For an explanation of
penetration resistance values,                                    14
the blow-counts should be
converted in Appendix A.                                          15
                                            soft                                     3
3. Groundwater level was                                          16
measured at time of drilling.
                                                                  17
----------------------------------------------------------------
Bottom of Boring = 17 1/2 Feet                                    18

                                                                  19

                                                                  20
---------------------------------------------------------------------------------------------------------------------
[LOGO]                                                                        EXPLORATORY BORING LOG
             KALDVEER ASSOCIATES                                      -----------------------------------------------
            GEOSCIENCE CONSULTANTS                                             WESTPORT APARTMENTS
           A California Corporation                                            Redwood City, California
                                                                      -----------------------------------------------
                                                                      PROJECT NO           DATE         BORING NO
                                                                      -------------------------------- --------------
                                                                       KE675-22          APRIL 1988        K-1
---------------------------------------------------------------------------------------------------------------------

#814 ELEV. 104.84 CLEAN
------------------------

     CLEAN, FILL TO -2'-0"                                  CLEAN
     RED ROCK & RED CLAY MIX -3'-0"
     BAY MUD STOP AT -5'-6"

#813 ELEV. 104.66
------------------

     CLEAN FILL TO - 1 - 6
     RED ROCK & RED CLAY - 2 - 6
     BAY MUD BLUE GREEN STOP A - 5                          NO H2O  NO REFUSE
                                                            CLEAN

#812 ELEV. 105.50
------------------

     CLEAN FILL TO - 2'2"
     DARK BROWN ROCKY CLAY - 5                              H20 AT 6'5"
     BAY MUD BLUE & BLACK IN COLOR STOP A 6'5"              NO REFUSE      CLEAN

#811 ELEV. 105.38
------------------

     FILL WITH ROCKS - 2'4"
     DARK BROWN ALMOST BLACK WITH ROCK & ASPHALT MIX - 3'2" CLEAN
     GRAVEL CLAY MIX H2O AT THIS ELEV. - 4'                 H2O NO SMELL
     DARK BAY MUD STOP AT 5'2                               NO REFUSE

#810 ELEV. 105.00
------------------

     FILL WITH ROCK - 1'8"
     BLACK CLAY FILL MIX - 2'6"
     CLEAN FILL BROWN - 4'6"                                CLEAN
     BAY MUD BLACK - 6"2"                                   NO H2O   NO REFUSE

#809      ELEV. 105.70

0 - (2'-8")           Rocky soil
(2'8") - (5'-6")      Clay Brown
(5'-6") - (6'-0")     Yellow/Brown soil
(6'-0") - (6'-10")    [DOWN ARROW] Bay Mud
          stopped dig @ (6'10")
              no Refuse
              no H2O


#808      ELEV 105.66

0 - (2'-9")           Rocky soil
(2'-9") - (4'-10")    Brown clay w/some Yellow sand
(4'-10") - (7'-6")    [DOWN ARROW] Bay mud
          stopped @ (7'-6")
              no Refuse
              no H2O


#807      ELEV 105.95

0 - (4'-9") clean fill
(4'-9") - (6'-0") Bay mud w/First 2" - 4" being organic
          stopped @ (6'0")
              no H2O
              no Refuse


#806      ELEV 106.28
0 - (6')  cln fill
(6') - 8' [DOWN ARROW] Bay mud
          stopped @ (8')
              no H2O
              no Refuse

5/24/94

Hole # 820 A        elev 107.33 (on mid gridline)

- (DOWN ARROW W/DASH) @ (3') - as soon as we hit Red Rx layer H2O Rushed up from Red Rx layer to (3')
   0 -   clean fill
(5') - (8'-7") Red Rx down @ (5') - H2O Rushed in to quick
8 (7') - (9'0") Bay mud
* Stopped @ (9'0") (Reach)


#820B     elev 106.76   - (25' south of 820A on mid gridline)

0 - (5'-10") cln fill
(5'10") - (6'-5") Red Rx [DIVIDE] Hit H2O @ (6'-5"): RUSHING H2O
(6'5") - (8'-6") Red Rx w/GLASS, H2O
(8'6") - [DOWN ARROW] Bay mud
         [DOWN ARROW W/DASH] @ (4'-3")

----------------------------------------------------------------
                                    5/23/95

#821 A elev

0 - (4'-8") cln fill
(4'8") - (6'-10") Red Rx clean
(6'-10") start of Bay mud with organics
(6'-10") - (9'8)    Bay mud w/organics
      * stopped @ (9'-8") (Reach)
      * very little H2O leaking in @ Red Rx level
      * no Glass, Refuse, Hada


#866 elev

0 (56'-8): cln fill
(6'-8") - (7'-3"): Red Rx @ (7'-3") hit @ 10% GLASS
@ (7'3") H2O settling @ Btm of Trench ((approximately)2")
(7'-3") - (8'-7"): Red Rx mixed w/Brown Red Rx & H2O & 10% GLASS
(8'-7") - (9'-2"): Bay mud w/organic layer
* stopped @ (9'-2") (Reach)
[ILLEGIBLE]

#865 A    elev      (% Trench is 32' south of stake #865 on Gridline)
------    ----

0 - (3'): cln fill & start of H2O [(down arrow w/dash) @ (3')]
(3') - (4'-8"): cln fill      (down arrow)
(4'-8") - (7'-4")   Rock w/10% Glass every other bucket
      @ (6'-5") Glass/Rock mix : melted Glass
      * stopped @ (7'-4") too wet & started pulling up
          Refuse - 1 Plastic Bag, tin can lid, melted Glass
      * (down arrow w/dash) @ (3')


#864      elev
----      ----

                                   Zone 1 Dig

5/22/95                                       1/7

gary wagner sick sign out @ 11:30

#854                    elev: 106.13
----                    ------------
        0 - 7' clean fill
        7' - 8' refuse -- glass, shoe sole       *H2O   odor
        * stopped @ 8'

#853                    elev: 105.53
----                    ------------
        0 - 6' clean fill              Glass
        6' - 7' refuse -- glass  *H2O  reb rock B-1 trash = 6"
        ** stopped @ 7' due to H2O  *H2O raised from (7)' to (1)'
           in a matter of 10 seconds.
        * no odor

#853A                   elev: 106.68
-----                   ------------
        0 - 6' clean fill              Burnt Glass
        6' - 7' refuse, glass, burnt glass, soil was dark & wet
        * stopped @ 7' *H2O
        * no odor

#853B                   elev: 106.68
-----                   ------------
        0 - 5-1/2 clean fill
        5-1/2 - 6' reb rock w/glass
        6' - 7' reb rx -- found   1 tire, 1 fork, glass
        * stopped @ 7'
        * H2O filled hole to (3')

#852                    elev: 107.90
----                    ------------
        0 - 6' clean fill
        6' - 8' green/grey clay/bay mud mix w/rx
        8' - 9' red rx
        9' [arrow down] -- bay mud
        *no refuse           clean hole
        stopped @ (9')

#836.5                        elev 107.52
------                        -----------
0-9'-6" clean fill
9'-6"-10' Bay mud
stopped @ (10')               clean hole


#851                          elev 108.40
----                          -----------
0-9': clean fill
9'- (arrow down) Bay mud
*stopped @ (9'-6")            clean hole
*H2O was running out of walls of trench @ (4') hole did not fill much w/H2O


#850                          elev 106.74
----                          -----------
0-8' cln fill
(8'-9') Bay mud
(9') (arrow down) Bay mud
*stopped dig @ (9')           clean hole
*H2O running down sides of trench @ (3')


#849                          elev 106.76
----                          -----------
0-7'-10" cln fill
(7'-10") - (9'-0"): layer of red bricks/red broken clay pipe
(9'-0) - (9'-6") (arrow down) Bay mud
(9'6") stopped dig            clean hole
*sides of trench were wet -- no H2O running in


#848                          elev 106.30
----                          -----------
0-3' cln fill
(3' - 4'6") clay cap
(4'6") *100% refuse           refuse
*refuse @ (4'6")

#834A                          elev 106.54
-----                          -----------
0-(4') cln fill
(4') - (7'-6") clay cap
(7'6") - (7'-10") refuse
*100% @ 7'-10"
*stopped dig @ (7'-10")        refuse
*H2O w/head @ (7'-8")


#834B                          elev 106.74 -
-----                          -----------
PT is = 10' south of #834A in line of grid
0-3'8" cln fill
(3'8") - (5'2") clay cap
*(5'2") 100% refuse
*no H2O
*stopped @ (5'2")              refuse


#834                           elev 106.60
----                           -----------
0-(3'-8") cln fill
(3'-8") - (9'-7") clay cap
(9'-7") - (10'-4"): glass bottles - (4-5) = 20-30% refuse
(10'-4") - (11'-0")(arrow down) Bay mud
*stopped @ (11'-0")            refuse
*no H2O


#835B                          elev 107.69
-----                          -----------
0-(4'-0") cln fill
(4'-0") - (7'-5"): clay cap
(7'-5") - (10'-6")(arrow down) Bay mud
**stopped @ (10'-6")           clean hole
*no H2O, no refuse

4/7            5/22/95

#835A     elev 107.68
------    -----------
 0 - (6')  : cln fill
(6') - (11') : clay cap        clean hole
(11') - (11'3") (arrow down) : Bay mud
*stopped @ (11'-3")
*no H2O
*no Refuse

#835      elev 108.07           clean hole
----      -----------
0 - (9'-6") cln fill
(9'-6") - (10'-5") Bay mud
*stopped @ (10'-5")
*no Refuse
*H2O @ (9'-8") stopped/leveld at @ (9'-2")

#862      elev 108.95
----      -----------
*walls caving in @ (3') -- very wet (arrow down w/dash) @ (4'-6")
0 - 4'-6" very wet, walls caving in (clnfill) H2O coming w @ (4'-6") (4'6") - (10'-6"): clay mixed w/ brown soil H2O
(10'-6") - (11'0) (arrow down) Bay mud       clean hole

(arrow down w/dash) @ (4'-6")
*no Refuse

#861      elev 107.9
----      ----------
0 - (6') cln fill (walls cave in a little)
(6')-(9'-6")  clay
(9'-6") - (10'-6") Bay mud                clean hole


*H2O coming in @ (6'): right above clay level

6/7
                                                        5/22/95

#860                    elev 107.06
----                    -----------
        0 - (3'-6"):  cln fill
        (3'-6") - (4'-2"):  clay cap             refuse
        (4'-2") (down arrow) 100%  refuse
        - H2O @ (4'-0")

#820                    elev 106.50
----                    -----------
        0 - (5'-4")  cln fill
        (5'-4") - (5'-9")  red Rx              clean hole
        (5'-9") - (7'-4") (down arrow)  bay mud
        * stopped @ (7'-4")
        * some H2O in hole, sides cave in slightly from (1') - (4')

#817                    elev 107.31
----                    -----------
        0 - (8'-6")  cln fill
        (8'-6") - (9'-6")  glass, 2" organic   glass & organic layer
        (9'-6") - (10'-6") (down arrow)  bay mud
        *H2O (down arrow w/dash) @ (7'-6")
        *stopped dig @ (10'-6")

#816                    elev 107.75
----                    -----------
        0 - (8'-8")  cln fill
        (8'-8") - 10' (down arrow)  bay mud            clean hole
        *no refuse, no H2O
        *stopped dig @ (10')

815A                    elev 107.50
----                    -----------
        0 - (6'-0")  cln fill   @ (2'-10") H2O coming in (a little)
        (6'-0") - (10'-6")  cln fill with clay & some Rx
        (10'-6") (down arrow) start of bay mud
        *stopped dig @ (10'-6") due to reach of hoe
        *no refuse
                                                clean hole

6/7                                                                   5/22/95

#805 106.36 ELEV.
------------------

     0-(7'-8"): CLEAN FILL                                    CLEAN HOLE
     (7'-8") - 9'-2" [ARROW DOWN] BAY MUD
          NO H20
          NO REFUSE
          STOPPEE @ 9'-2"

#814A ELEV. 106.52
-------------------

     0(6'-4"): CLN FILL
     (6'-4") - (11'-0"): CLAY CAP                              REFUSE
     (11'-0") - 11'-3": 10-20% REFUSE MIX W/CLAY
     * STOPPED @ -11'-3" DUE TO REACH
     * NO H20

#804 ELEV. 105.98
------------------

     0-(6'-10"): CLN FILL                                     CLEAN HOLE
     (6'-10") - (9'-6") [ARROW DOWN] : BAY MUD
          NO REFUSE
          NO H20
          STOPPED AT (9'-6")

#803 ELEV. 106.93
------------------

     0-(7'8") CLN FILL                                        CLEAN HOLE
     (7'-8") - 9'-0" [ARROW DOWN] - BAY MUD
          * SOME H20 COMING IN FROM ONE SIDE OF TRENCH @ (7'8")
          * NO REFUSE

#801A ELEV. 107.00
-------------------

     0-4'-8" CLN FILL                                       REFUSE
     4'-8" - (6'-3") CLAY CAP
     @ (6'-3") 100% REFUSE - PLASTIC BAGS, GLASS, TIRES (1)
          * NO H20
          *

7/7

                   5/22/95

#802                           elev 106.78
0-(7') clean fill
(7') - (7'-7") bay mud w/organics
(7'-7") - (9'-7") bay mud
*H2O @ (7'-0") coming in on one side of trench
*2 1/2" horz pipe - mtl - is down (7'-0") from g??
 could not dig up, it is in good
*no refuse

                   5/23/95

#801                           elev 107.10
0 - (5'-6") clean fill
(5'-6") - (8'-0") reb rx
(8'-0") - (9'-0")(arrow down) bay mud
*stopped dig @ (9'-0")(reach)   clean hole
*little H2O @ btm


#800                           elev 107.48
0 - (5'-3") clean fill
(5'-3") - (7'-8") clay cap
(7'-8") - start refuse
*dug to (8'-0") @ got 100% refuse =
 plastic bags, glass, wood
*H2O @ btm w/ bubbles


#800A                          elev 107.38
0 - (6'-0") clean fill      66
(6'-0") - (8'-0") red rx    88
(8'-0") - (10'-0") bay mud 100
-stopped dig @ (10'-0")         clean hole
-little H2O @ btm

@ (6'-8") mtl pipe running N-S  2"-3"

#821                           elev 106.12
clean fill to (6'0")
red rock and some wood debris to ?'8"
organic bay mud, to (7'0")
bay mud to (8'0") stopped digging


#822                           elev 106.21
clean fill to (8'0")
org. bay mud to (8'7") stopped water


#823                           elev 106.21
clean fill to (8'0")
red rock to (9'0")  lot of water
dug with Bobcat max.


#824                           elev 106.02
clean fill to (7'0")
red rock to (7'8")  water
bay mud to 8' - 8"


#825                           elev 106.30
clean fill to (7'0")
red rock to (7' - 6")
bay mud 8' - 3"  no water


#8255                          elev 107.41
clean fill to 4'
red rock 4' - 5' bay
water @ 2'                     clean hole

                                 [Manual Notes]

                                  [ZONE 2 MAP]

This map depicts the snail-shaped Westport Office Park, with a grid that divides the map into quadrants. There are circles across the map.

GFS, CC & GARY WAGNER (BACKHOE)
D. ALVARADO -(#1-8)

ZONE 2 DIG         5/3/95         1/13

* Elev taken from stake #1285 @ Elev 107.5-2.95 = 104.
-- staked by Bohley/Mahley Elev @ 104.55

#1  Elev:  103.80
    Depth: 1ft. layer of Reddish Clay
           4ft. layer of Young Bay Mud
    -- DUG to (-5)ft (Below 103.80) and found   NO REFUSE
    Dimensions: 21' N: Along Gridline ACx 21' West from stake #1285.

#2  Elev:  103.35
    Dimensions: 21 ft N. Along Gridline ACx 10 ft. West from 1285.
    Depths: 1' layer of Reddish Clay
            4' layer of Young Bay Mud          NO REFUSE

#3  Elev:  103.20
    Dimensions: 21' N. on Gridline AC from 1285.
    Depth: 6" Reddish Clay
           2' Clean Bay Mud - Young            NO REFUSE

#4  Elev: 103.42
    Dimensions: 21' N. Along Gridline AC  .10' East from 1285.
    Depth: First 3' is rocky, Semi Organic Mix w/ Glass Bottles hit clean clay @ (-3)"
    *very wet, a lot of H2O                    GLASS

#5  Elev: 104.75
    Dimensions: 13' East on Gridline E from stake 1285.
    Depths: Rocky Reddish Soil from 0-5' Down
     -- then a 1/2" layer of ORGANIC trash (Decomposing Layer)
        Black Layer

     -- @ (-5 1/2) got into Clean Bay Mud
    * H2O level @ (-3)'

                                Zone 2 Dig Cont.

                                     5/3/95

5/3/95                                                          2/13


#6      Elev: 104.62
        Distance: 21' East on Gridline E
        Depths: down to 5-1/2' is rocky red soil w/glass
                @ 5-1/2' hit layer of ash, decomposing layer, black @ 6' hit black bay mud -- stopped dig
        * @ 3'0 H2O rushing in

#7      Elev: 105.76
        Distance: 50' est on Gridline E (from stake #1285)
        Depths: @ 6' down a 2' layer of 100% refuse
                @ 8-1/2 down hit bay mud

#8      Elev: 106.68
        Distance: 75' est on Gridline E (from #1285)
        Depths: (0') - 6' rock & glass
                (6') - (8'-6") refuse
                (8'-6") [arrow down]  bay mud

#9      elev: 105.85
        Distance: 50' N of Gridline E & 10' W of Gridline AD
        Depths: 0 -- 3': clean fill
                (3') -- (6'): rock & glass
                (6') -- (7'-6"): refuse
                (7'-6") [arrow down]: bay mud

#10     elev: 106.75    20' W of PT #11 [arrow down]
        Depths: 0 -- (5') clean fill
        (5') -- (7'-0") rock and glass
        (7'-0") -- (8'-0") refuse
        (8') [arrow down]  bay mud

#11     elev: 107.72    20' South of Stake 867 on Gridline AD
        Depths: 0 -- (7'-0") clean fill
                (7'-0") -- (8'-0") refuse
                (8'-0") [arrow down]  bay mud

                                                                            3/13

#12  Elev:   105.12 / on gridline AC 20 S of Pt 1285
     Depths: 0 - 4'0": Rock & Glass & lots of H20
             (4'0") - (5'6"): Bay mud
             5'6" [down arrow]: Bay mud

#13  Elev:   104.62 / 20' S of Gridline E & 50' E of Gridline AB
     Depths: 0 - (2'0") Rock, Glass, H20
             (2'0") - (5'0"): Bay Mud
                      (5'0") [down arrow]: Bay Mud

#14  Elev:   105.15 / on Gridline AC ~ 20' N of Stake 857
     Depth:  0 - (2'): rock, glass, H20
             (2') - (5'0): Bay Mud
                    (5') [down arrow]: Bay Mud

#15  Elev:   107.00 / Gridline E, 50 E of Stake 867
     Depth:  0 - (7'): Clean fill
             (7') - (8'): Red rock & glass
             (8') - (9'6"): Refuse
             (9'6") [down arrow]: Bay Mud

#16  Elev:   106.40 / 50' each way of Gridline E & F, AD & AE
     Depths: 0 - (7'0"): clean fill
             (7') - (8'): Red rock
             (8') - (9'): Refuse
             (9') [down arrow]: Bay Mud

#17  Elev:   105.48 / intersection of F & AD
     Depth:  0 - (5'6"): clean fill
             (5'6") - (7'0"): red rock & glass
             (7'0") [down arrow]: Bay mud

#18  Elev:   106.20 / Gridline F, 50 W of Stake 876
     Depth:  0 - (7'): Clean fill
             (7') - (7'6"): Red rock
             (7'6") - 8': Refuse
             (8') [down arrow]: Bay mud

                                                                            4/13

#19 elev: 104.70 / Gridline F, 150' E of stake 1284
    Depth:  0 -- (-3') clean fill
           (-3') -- (-4') Reb Rx &  Glass
           (-4') -- (-5') Refuse
           (-5') down arrow -- BAY MUD

#20 elev: 107.15 / 50' E. of stake #857
    Depth:  0 -- (-6') : clean fill
           (-6') -- 6' (-6") : Reb Rx
           (-6'6") -- (-9'0") : Black Trash - Burnt? (Lot of H2O
           (-9'0) down arrow -- BAY MUD

#21 elev: 105.50 / stake #857
           (-0) -- (-2') clean fill
           (-2') -- (-3') Reb Rx - clean
           (-3) -- (-7'6") down arrow  -- YOUNG BAY MUD

#22 elev: 105.72 / 50' Both ways Between C & D, AC & AD
           (-0) -- (-5'6") clean fill
           (-5'6") -- (-7'0") Reb Rx, Glass, lot of H2O
           (-7'0") -- down arrow -- BAY MUD

#23 elev: 105.68 / Gridline C & AC CROSSING PT
           (-0) -- (-5') clean fill
           (-5') -- (-7) Rep Rx, Broken Glass Ash, lot of H20
           (-7') -- down arrow -- BAY MUD

#24 elev: 105.50 / GRIDLINE C, 150' From stake 843
           (-0) -- (-6'0") : clean fill
           (-6') -- (-8') : Glass, Ash, Red Rx
           (-8') down arrow -- BAY MUD

#25 Elev: 105.25 /Gridline C, 50" From stake 843
           (-0) -- (-3') : clean fill
           (-3')-- (-9') down arrow -- BAY MUD

#26    elev: 107.63 / stake 1287
       (0) -- (7')  clean fill
       (7') -- 8'   Reb Rx, Glass
       8' -- 8'6"   Refuse
       (8'6) [down arrow] --  BAY MUD

#27    elev: 106.35 / GRIDLINE D, 50' from stake 1286
       (0) -- (6')  clean fill
       6'  -- (7')  Reb Rx & Glass
       7' -- (8')   Refuse
       8' [down arrow] --  BAY MUD

#28    elev: 107.20 / Between C&D, AD & AE 50' each way
       (0) -- (8'): clean fill
       8' -- (9'): Red Rx, Glass
       (9') [down arrow] --  BAY MUD

#29    elev: 105.80 / on Gridline AD 50' between F & G (Gridlines)
       (0) -- (4'6"):, clean fill
       (4'6") -- (6'6"):  Red Rx, Brown Clay, Glass
       (6'6") -- (8'0"): Thin layer of Refuse then BAY MUD
       (8'0) [down arrow] -- BAY MUD

#30    elev: 106.08      stake 868
       (0) -- (5'6"):  clean fill
       (5'6") -- (6'6"): Red Rx, Glass
       (6'6") -- (7'0"): Refuse
       (7'0") [down arrow] -- BAY MUD   LOT OF H2O

#31    elev:  106:42     stake 877
       (0) -- (6'6"):  clean fill
       (6'6") -- (7'6") : Red Rx w/  H2O
       (7'6") -- (7'7") : Refuse
       (7'7") -- 8'6" [down arrow] Refuse: Bay MUD

                                  [Manual Notes]

#40     104.31
        0' -- (2'-0"): clean fill
        -2'-0" -- (4'-6"): red rx, glass, metal, ash, thin layer of decomposing -4'-6" down bay mud

#41     103.65
        0' -- -2'-6": clean fill
        -2'-6" -- -5'-0": red rx, ash, glass, burnt debris
        -5'-0" down  bay mud

#42     104.08
        -0' -- -2': clean fill
        -2' -- -5'-6": glass, burnt debris, red rx
        @ -4'-6" H2O
        -5'-6" -- -6'-0" organic bay mud
        -6'-0" down  bay mud

#43     104.07
?

#44     103.56
        0' -- -6': clean fill
        -6' -- down  bay mud

#45     104.11
        0' -- -2'-6": clean fill
        -2'-6" -- -5'-0": clean fill
        -5'-0" -- -6': organic bay mud
        -6' down: bay mud

#46     104.54
        0' -- -5': clean fill
        -5'-0" -- -6'-0": organic bay mud (clean of glass, refuse) -6'-0" down bay mud

#47     106.17
        0' -- (8'-6"): clean fill
        (8'-6") -- (9'): organic bay mud        * H2O @ (8'-6")
        (9') down  bay mud
        * no refuse

#48     ?
        0' -- (6'): clean fill
        (6') -- (7'-6"): red rx, glass, silverware
        (7'-6") -- (8'): organic bay mud
        (8') down  bay mud
        * no refuse

#49     ?
        0' -- (7'-6"): clean fill
        (7'-6") -- (10'-8"): down  bay mud
                                   bay mud    * no refuse

#50     106.33
        (0') -- (7'-0"): clean fill
        (7'-0") -- (9'-0"): glass, burnt wood, shoes - size 8
        (9') down  bay mud
        * no H2O

#51     106.45
        (0') -- (6'): clean fill [* -- H2O @ (6') rose to (4'-6")]
        (6') -- (7'): red rx, glass, copper pipe, refuse
        (7') -- (8'-6"): garbage
        (8'-6") down  bay mud    * found garbage

#52     107.38
        0' -- (6'): clean fill
        (6') -- (8'): red rx, H2O, glass, silverware, burnt refuse (8') -- (8'-6"): newspaper, plastic, cans
        H2O bad - stopped dig @ (8'-6")

                                  [Manual Notes]

#59   106.66

      0 - 3' : clean fill - H2O @ (3')
      only Refuse  3' - (3'6") Glass, Gravel
      (3'-6") - (8'-6") : Clean fill
      (8'6) (down arrow) BAY MUD


#60

?     0 - (9') clean fill
      (9') (down arrow) BAY MUD


#61

?     0 - (3'6) Clean fill
      (3'6") - ORGANIC ON BAY MUD
      (3'6) [down arrow] Bay mud
         *H2O @ (2'6")


#62   105.04    *David PNeH was Present
      0 - (6'6") clean fill
      (6'-6") - (8') : ORGANIC BAY MUD
      (8'0") (down arrow) BAY MUD
      * No Refuse


#63   105.63    *D. Pneh Present
      0 - (8'0) : clean fill  *H2O @ (8'6")
      (8'0) (down arrow) BAY MUD
      * No Refuse


#64

      0 - (3'0) clean fill
      @ 3'0 A layer of AC chunks
      3' - 3'6 clay Pipe
      3'6" - 8' clean fill
      8' - 9' Red Rx, H2O, burnt debri, Glass, plates, silverware

            H2O - (9') - (6'6") in 5 min

                                                                        11/13

#65
        0' -- (8'): clean fill
        (8') -- (10'-6"): red rx, plastic, glass, rubber stopped @ (10'-6") Backhoe could not go deeper
        H2O @ (6')

#66
        0' -- (6'-6"): clean fill
        (6'-6") -- (8'-0"): red rx, rubber, wire, burnt debris
        (8'-0") [arrow down]  bay mud
        *H2O @ (6')

#67
        0' -- (6'-6"): clean fill
        (6'-6") [arrow down] bay mud  no H2O

#68     105.53
        0' -- (2'-3"): clean fill
        (2'-3") H2O w/slight smell (lot of H2O)
        (2'-3") -- (7'-0") red rx, wood chips, burnt debris, steel pipe, chunks of timber, plastic
        (7'-8") bay mud w/organics
        (8') [arrow down] bay mud

#69     106.36
        0' -- (2'): clean fill
        (2') -- (4') burnt debris, glass, red rx
        (4') -- (5'-6") red rx
        (5'-6") [arrow down] bay mud
        * H2O @ (4'-0")

#70     105.23
        0' -- (5'-6"): clean fill
        (5'-6") -- (6') red rock, glass
        (6') -- (6'-6") organic bay mud
        (6'-6") [arrow down]   bay mud

                                                                           12/13

#71  105.14
     0 - (2'9"): clean fill
     (2'9") - (3'0"): red rx w/wood
     (3'0") - (5'3"): clean fill
     (5'3") - (5'6"): red rx no debris
     (5'6") - (6'0"): organic bay mud
     (6') [arrow down]: bay mud
     * little H20 @ (4'0)

#72  104.6
     0 - (3'0"): clean fill
     (3'0") - (5'0"): red rx no debris
     (5'0") [arrow down]: bay mud

#73  104.84
     0 - (3'0"): clean fill
     (3'0") - (4'6"): red rx no debris
     (4'6") - (5'6"): organic bay mud
     (5'6") [arrow down]: bay mud

#74  104.40
     0 - (1'9"): clean fill
     (1'9") - (5'0"): red rx, glass, pipe (copper), plates
     (5'0") - (5'6"): organic bay mud
     (5'6") [arrow down]: bay mud

#75  107.85
     0 - (7'6"): clean fill
     (7'6") [arrow down]: bay mud
                                                                    illegible/13


# 76
ZONE #1   0 -- (2'6") clean fill
          (2'6") layer of AC                       *No H2O
          (2'6") -- (5'6") clean fill
          (5'6") -- (6'6") Glass, silverware,      Reb Rx
          (6'6") [down arrow] -- BAY MUD

#77
          0 -- (6') cln fill
          (6') -- (7') Reb Rx No Debri
          (7') -- (9') ORGANIC BAY MUD
          (9') -- [down arrow] -- BAY MUD
                    No H2O

#78
          0 -- (6'9") cln fill
          (6'9") -- 8' Reb Rx No Debri
          (8') [down arrow] -- BAY MUD
          *H2O @ (5'6")

#79
          0 -- (8'6") clean fill
          (8'6") - (9'6") : WOOD SCRAPS IN ORGANIC BAY MUD
          (9'6) [down arrow] -- BAY MUD
          *H2O @ (6'6")

#80
          0 -- (5'6") cln fill
          (5'6") -- 6'6" Reb Rx No Debri
          (6'6") [down arrow] -- BAY MUD
          *H2O @ (5'6")

#81       109.28
          0 -- (2'3") AC GRANUALES
          (2'3") -- (4'0") cln fill
          (4'0") -- (6'0") fill w/ Glass,
          (6'0)  -- (10'0) BURNT Debri, metal, Porcelan, copper wire mtl care parts, metal glass, springs
                         [ILLEGIBLE]

                                   APPENDIX C

                         SCHEMATIC OF RECONSTRUCTED CAP

                                   [DIAGRAM]

CLAY COMPACTED TO A
MINIMUM OF 90% MAXIMUM DRY DENSITY.

DEPTH AS REQUIRED TO
EXISTING NATIVE BAY MUD

FILL MATERIAL

EX NATIVE BAY MUD


                                    DETAIL A
                         CLAY LAYER TERMINATION DETAIL
                                      NTS


[BOHLEY MALEY ASSOCIATES LOGO]

                                   APPENDIX D

                     POINT-OF-COMPLIANCE WELLS BORING LOGS

            Figure E11: WELL CONSTRUCTION AND LITHOLOGY FOR WELL P-8

Project No. 1287


This diagram shows 3 rectangular shapes to show the depth of a well, and the variations in clay, silt, sand and gravel materials.

            Figure E10: WELL CONSTRUCTION AND LITHOLOGY FOR WELL P-7

Project No. 1287
                                                                    LEVINE FRICK

This diagram shows 3 rectangular shapes to show the depth of a well, and the variations in clay, silt, sand and gravel materials.

             Figure E5: WELL CONSTRUCTION AND LITHOLOGY FOR WELL P3

Project No. 1287

                                                                    LEVINE FRICK

This diagram shows 3 rectangular shapes to show the depth of a well, and the variations in clay, silt, sand and gravel materials.

DRILL RIG Hollow Stem Auger         SURFACE ELEVATION  - -         LOGGED BY DYR

DEPTH OF GROUNDWATER 2' (See Note 3)  BORING DIAMETER 8" (4 1/4" ID) DATE DRILLED 3/3/88
===============================================================================================================================

               DESCRIPTION AND CLASSIFICATION
               ------------------------------
                                                                                         PENETRATION                   WELL
                                                               SOIL     DEPTH            RESISTANCE     WATER      CONSTRUCTION
DESCRIPTION AND REMARKS         COLOR          CONSIST         TYPE     (FEET)  SAMPLER  (BLOWS/FT)   CONTENT (%)     DETAILS
--------------------------------------------------------------------------------------------------------------------------------
GRAVEL, sandy, with some        light           medium          GM       1                   26
silt, and traces of clay        brown           dense
--------------------------------------------------------------------     2
GRAVEL, sandy, trace of silt    red-            loose           GM
(saturated) lots of glass       brown                                    3                   11
fragments
                                                                         4

(slag, wood debris)                                                      5
                                                                                             47
                (FILL)                                                   6
--------------------------------------------------------------------
CLAY, silty, organics           blue            firm            CH       7
(Bay Mud)                       grey                            MH
                                                                         8

                                                                         9
Notes:
1. The stratification lines repre-              very                     10
sent the approximate boundaries                 soft-                                        2
between soil types and the transi-              soft                     11
tions may be gradual.
                                                                         12
2. For an explanation of penetra-
tion resistance values, the blow-                                        13
counts should be converted in
Appendix A.                                                              14
3. Groundwater level was
measured at time of drilling.                                            15
                                                                                             2
--------------------------------------------------------------------     16
Bottom of Boring = 17-1/2 Feet.
                                                                         17
                           [REST OF CHART ILLEGIBLE]
                                                                         18

--------------------------------------------------------------------     19

                                                                         20
===============================================================================================================================

[LOGO]                             EXPLORATORY BORING LOG
                           ---------------------------------------
KALDVEER ASSOCIATES                 WESTPORT APARTMENTS
GEOSCIENCE CONSULTANTS            Redwood City, California
                           ---------------------------------------
A California Corporation   PROJECT NO.     DATE        BORING
                           ------------------------      NO.   K-3
                            KE675-22     April 1988

DRILL RIG Hollow Stem Auger         SURFACE ELEVATION  - -         LOGGED BY DYR

DEPTH OF GROUNDWATER 2' (See Note 3)  BORING DIAMETER 8" (4 1/4" ID) DATE DRILLED 3/3/88
======================================================================================================================

               DESCRIPTION AND CLASSIFICATION
               ------------------------------
                                                                                  PENETRATION                 WELL
                                                        SOIL     DEPTH            RESISTANCE     WATER     CONSTRUCTION
DESCRIPTION AND REMARKS         COLOR       CONSIST     TYPE     (FEET) SAMPLER   (BLOWS/FT)  CONTENT (%)     DETAILS
-----------------------------------------------------------------------------------------------------------------------
CLAY, silty, sandy, trace        tan         stiff       CL        1                8
of gravels
                                                                   2
                                                                                    12
                                                                   3
                   (FILL)
------------------------------------------------------------------ 4
CLAY, silty, some sand          grey         firm        CL
organics                                                           5
                                                                                    6
------------------------------------------------------------------ 6
CLAY, silty, organics           dark        very         CH
(Bay Mud)                       blue        soft -       MH        7
                                grey        soft
                                                                   8

                                                                   9

Notes:                                                            10
1. The stratification lines                                                          2
represent the approximate                                         11
boundaries between soil
types and the transitions                                         12
may be gradual.
                                                                  13
2. For an explanation of
penetration resistance values,                                    14
the blow-counts should be
converted in Appendix A.                                          15

3. Groundwater level was                                          16
measured at time of drilling.
                                                                  17

                                                                  18
----------------------------------------------------------------
Bottom of Boring = 18 1/2 Feet                                    19

                                                                  20
===============================================================================================================================

[LOGO]                             EXPLORATORY BORING LOG
                           ---------------------------------------
KALDVEER ASSOCIATES                 WESTPORT APARTMENTS
GEOSCIENCE CONSULTANTS            Redwood City, California
                           ---------------------------------------
A California Corporation   PROJECT NO.     DATE        BORING
                           ------------------------      NO.   K-4
                            KE675-22     April 1988

DRILL RIG Hollow Stem Auger         SURFACE ELEVATION  - -         LOGGED BY DYR

DEPTH OF GROUNDWATER 10' (See Note 3)  BORING DIAMETER 8" (4 1/4" ID) DATE DRILLED 3/2/88
======================================================================================================================

               DESCRIPTION AND CLASSIFICATION
               ------------------------------
                                                                                  PENETRATION                 WELL
                                                        SOIL     DEPTH            RESISTANCE     WATER     CONSTRUCTION
DESCRIPTION AND REMARKS         COLOR       CONSIST     TYPE     (FEET) SAMPLER   (BLOWS/FT)  CONTENT (%)     DETAILS
-----------------------------------------------------------------------------------------------------------------------
SAND, gravelly, some silt,      light       medium       SM-       1                12
trace of clay                   brown       dense        SC
                                                                   2                 5
(grading clayey)                brown       loose        SC
-----------------------------------------------------------------  3
CLAY, silty, some sand          dark        firm         CL
                                grey                               4
                                brown
                                                                   5
-----------------------------------------------------------------
GRAVEL, sandy, clayey           light       loose        GC-       6                10
                                tan                      SC
                                                                   7
-----------------------------------------------------------------
CLAY, silty, (moderately        grey        stiff        CL        8
light petroleum odor)           black
-----------------------------------------------------------------  9                15
SAND, gravelly, some silt,      light       medium       SM
glass, newspaper                tan         dense                 10

                   (FILL)                   loose                 11                 6
-----------------------------------------------------------------
CLAY, silty, organics           blue        soft         CH       12
(Bay Mud)                       grey                     MH
                                                                  13

                                                                  14

                                                                  15                 2

                                                                  16

                                                                  17

                                                                  18

                                                                  19

                                                                  20
===============================================================================================================================

[LOGO]                             EXPLORATORY BORING LOG
                           ---------------------------------------
KALDVEER ASSOCIATES                 WESTPORT APARTMENTS
GEOSCIENCE CONSULTANTS            Redwood City, California
                           ---------------------------------------
A California Corporation   PROJECT NO.     DATE        BORING
                           ------------------------      NO.   K-5
                            KE675-22     April 1988

DRILL RIG Hollow Stem Auger         SURFACE ELEVATION  - -         LOGGED BY DYR

DEPTH OF GROUNDWATER 10' (See Note 3)  BORING DIAMETER 8" (4 1/4" ID) DATE DRILLED 3/2/88
======================================================================================================================

               DESCRIPTION AND CLASSIFICATION
               ------------------------------
                                                                                  PENETRATION                 WELL
                                                        SOIL     DEPTH            RESISTANCE     WATER     CONSTRUCTION
DESCRIPTION AND REMARKS         COLOR       CONSIST     TYPE     (FEET) SAMPLER   (BLOWS/FT)  CONTENT (%)     DETAILS
-----------------------------------------------------------------------------------------------------------------------
CLAY, silty (continued)          blue-       soft        CH
                                 grey                    MH       21

----------------------------------------------------------------- 22
Bottom of Boring = 22 Feet
                                                                  23
Notes:
                                                                  24
1. The stratification lines
represent the approximate                                         25
boundaries between soil
types and the transitions                                         26
may be gradual.
                                                                  27
2. For an explanation of
penetration resistance values,                                    28
the blow-counts should be
converted in Appendix A.                                          29

3. Groundwater level was                                          30
measured at time of drilling.
                                                                  31

                                                                  32

                                                                  33

                                                                  34

                                                                  35

                                                                  36

                                                                  37

                                                                  38

                                                                  39

                                                                  40
===============================================================================================================================

[LOGO]                             EXPLORATORY BORING LOG
                           ---------------------------------------
KALDVEER ASSOCIATES                 WESTPORT APARTMENTS
GEOSCIENCE CONSULTANTS            Redwood City, California
                           ---------------------------------------
A California Corporation   PROJECT NO.     DATE        BORING
                           ------------------------      NO.   K-5
                            KE675-22     April 1988

                          [GRAPHIC - DIAGRAM OF WELL]


            Figure E4: WELL CONSTRUCTION AND LITHOLOGY FOR WELL P2B

Project No. 1287                                                   LEVINE-FRICK

This diagram shows 3 rectangular shapes to show the depth of a well, and the variations in clay, silt, sand and gravel materials.

Project No. 1287

This diagram shows 3 rectangular shapes to show the depth of a well, and the variations in clay, silt, sand and gravel materials.

                                                                [GEOMATRIX LOGO]


                                   APPENDIX C

                         SCHEMATIC OF RECONSTRUCTED CAP

                                    DETAIL A
                         CLAY LAYER TERMINATION DETAIL
                                      NTS

                            BOHLEY MALEY ASSOCIATES


                                   [DIAGRAM]

CLAY COMPACTED TO A
MINIMUM OF 90% MAXIMUM DRY DENSITY.

DEPTH AS REQUIRED TO
EXISTING NATIVE BAY MUD

FILL MATERIAL

EX NATIVE BAY MUD



[BOHLEY MALEY ASSOCIATES LOGO]

                                                                [GEOMATRIX LOGO]


                                   APPENDIX E

                  QUALITY ASSURANCE/QUALITY CONTROL PROCEDURES

                                                                [GEOMATRIX LOGO]



                                    PROTOCOL

             WATER LEVEL, WELL DEPTH, AND FREE PRODUCT MEASUREMENTS

                               1.0  INTRODUCTION

This protocol describes procedures to be followed during water level, well depth, and free product measurements. The procedures presented herein are intended to be of general use and may be supplemented by a work plan and/or health and safety plan. As the work progresses and if warranted, appropriate revisions may be made by the project manager. Detailed procedures in this protocol may be superseded by applicable regulatory requirements.

                  2.0  WATER LEVEL AND WELL DEPTH MEASUREMENTS

A DAILY FIELD RECORD will be completed for each day of fieldwork, and the original will be kept in the project files. Water levels will be recorded on a WATER-LEVEL MONITORING RECORD.

Water level measurements at a site will be taken as quickly as possible, to best represent the potentiometric surface across the site at a single time. If pressure is suspected or has developed inside the well casing, the well will be allowed to stand without a cap for a few minutes or until the water level stabilizes before taking the water-level measurement. Water-level measurements will be recorded to the nearest hundredth foot, and well depth measurements will be noted to the nearest half foot. Equipment placed in the wells for water level and well depth measurements will be cleaned prior to reuse, as discussed in Section 5. Care will be taken to not drop any foreign objects into the wells and to not allow the tape or sounding device to touch the ground around the well during monitoring.

2.1  WATER LEVEL MEASUREMENTS

Water level measurements will be performed by one of the following methods:

             WATER LEVEL, WELL DEPTH, AND FREE PRODUCT MEASUREMENTS  Page 1 of 6

                          REVISION DATE: SEPTEMBER 1995

                                                                [GEOMATRIX LOGO]


A.   Wetted-tape Method

     A steel surveyor's tape will be prepared by coating several feet of the lower end of the tape with chalk or water-finding paste. A weight is attached to the lower end of the steel tape to keep it taut. The tape is lowered into the well until a foot or two of the chalked portion is submerged.

     Tape without weight can be used if the well opening or pump casing clearance is too small and restricts the passage of the weight. The proper length to lower the tape may have to be determined experimentally. Measurement will be done as follows:

     1.   Lower and hold the tape at an even foot mark at the Measuring Point
          (MP) and note this tape reading.

     2. Remove the steel tape from the well. Add or subtract the wetted length from the even foot mark noted in Step 1 as appropriate for your tape, and record this as water level below MP on the WATER LEVEL MONITORING RECORD.

B.   Electric Sounder Method

     An electric sounder consists of a contact electrode that is suspended by an insulated electric cable from a reel that has an ammeter, a buzzer, a light, or other closed circuit indicator attached. The indicator shows a closed circuit and flow of current when the electrode touches the water surface. Electric sounders will be calibrated by measuring each interval and remarking them where necessary.

     The procedure for measuring water levels with an electric sounder is as follows:

     1.   Swith on.

     2. Lower the electric sounder cable into the well until the ammeter or buzzer indicates a closed circuit. Raise and lower the electric cable slightly until the shortest length of cable that gives the maximum response on the indicator is found.

     3. With the cable in this fixed position, note the length of cable at the MP.

     4. Since the electric cable is graduated in intervals, use a pocket steel tape measure (graduated in hundredths of a foot) to interpolate between


             WATER LEVEL, WELL DEPTH, AND FREE PRODUCT MEASUREMENTS  Page 2 of 6

                          REVISION DATE: SEPTEMBER 1995

                                                                [GEOMATRIX LOGO]

               consecutive marks. Care must be taken that the tape measurements are subtracted from graduated mark footage value when the water level hold point (determined in Step 3) is below the graduated mark and added when above the mark. Record the resulting value as water level below MP on the WATER LEVEL MONITORING RECORD.

2.2  WELL DEPTH MEASUREMENT

Depth of a well will be measured by sounding with a weighted steel surveying tape or an electric sounding line, weighted when possible. Procedures to be followed are described below.

     A. Measure the distance between the zero mark on the end of the measuring line and the bottom of the weight.

     B. Lower the weighted measuring line into the well until the line becomes slack or there is noticeable decrease in weight, which indicates the bottom of the well. Raise the line slowly until it becomes taut (this may have to be done several times to determine the taut point) and, with the line in this fixed position, note the reading at the MP. Add the distance described in Step A to this reading, and record the resulting value as well depth. This procedure will be performed before and after initial well development or as necessary to determine well casing depth.

     C.   Record the well depth value on a WATER LEVEL MONITORING RECORD.

                     4.0 FLOATING FREE PRODUCT MEASUREMENT

Floating free product level/thickness measurements will be measured using a Flexidip interface probe (or other similar interface probe) or using an electric sounder and a bailer. The electric sounder and bailer method is limited to measuring product thickness less than the length of the bailer. Alternatively, if the free product is to be measured is hydrocarbon product, the thickness is greater than the length of the bailer, and a Flexidip is not available, a steel surveyor's tape and gasoline or oil finding paste in combination with water finding paste may be used. All floating free product level measurements shall be recorded to the nearest hundredth foot. All equipment placed in the wells for free product level measurement will be cleaned prior to reuse, as discussed in Section 5.0. Care will be taken


             WATER LEVEL, WELL DEPTH, AND FREE PRODUCT MEASUREMENTS  Page 3 of 6

                          REVISION DATE: SEPTEMBER 1995

                                                                [GEOMATRIX LOGO]



to not drop any foreign objects into the wells and to not allow the measuring device to touch the ground around the well during monitoring.

4.1     FLEXIDIP INTERFACE PROBE METHOD

The Flexidip free product-water interface probe consists of a contract electrode that is suspended by a graduated tape from a reel that has a light and two-toned audible signals. Audible and visual signals occur when the electrode touches the free product surface and then the water surface.

The procedure for measuring free product levels using the Flexidip is as follows:

        1. Turn the probe on. A short chirp every 5 seconds signals that the probe is on.

        2. Lower the steel probe cover into the well until the cover sits on well casing near the measuring point. Make sure WIPER switch is off.

        3. Unlock the reel using the lock screw and lower tape and probe down into well using reel.

        4. When the probe reaches the free product level, the audible signal will be a continuous tone, and the yellow OIL light will be illuminated.

        5. Lock reel using lock screw, lift up, and read the level from the tape-viewing window on the side of the steel probe cover.

        6. Unlock the reel and slowly lower probe to find the interface level.

        7. When the probe reaches the interface, the audible signal changes from a continuous tone to an interrupted tone, and the red INTERFACE light flashes.

        8.      Lock reel and read level.

        9. Turn on WIPER switch and reel up. Always thoroughly clean off any free product before reeling the tape and probe in.

        10.     Turn probe off and store in case after cleaning.

        11. Replace battery when a continuous chirping sound is heard after turning on power with the probe in air. Always replace battery in a gas-free atmosphere.

             WATER LEVEL, WELL DEPTH, AND FREE PRODUCT MEASUREMENTS
                         Revision Date: September 1995

                                                                [GEOMATRIX LOGO]


4.2     ELECTRIC SOUNDER AND BAILER METHOD

The procedure for measuring free product using an electric sounder and an acrylic bailer are as follows:

        A. Measure the water level with the electric sounder as described in Section 2.1

        B. Suspend a clean acrylic bailer on a line and slowly lower the bailer into the well until it partially intersects the groundwater surface

        C.      Slowly pull the bailer to the surface

        D.      Let the bailer stand for several minutes

        E. Measure the thickness of the product in the bailer to the nearest 0.01 foot and record the value on the sampling record. If the product is less than 0.01 foot thick the amount should be recorded as less than 0.01 foot. If only a sheen is observed, or not free product is seen, these observations should be recorded.

4.3     STEEL TAPE AND PASTE METHOD

        A.      Measure the water level with an electric sounder as described in
                Section 2.1

        B. Spread a thin layer of gasoline or oil finding paste on one side of a steel surveyor's tape beginning at the zero foot mark and extending up the tape about one-foot more than the anticipated thickness of the free product.

        C. Spread a thin film of water finding paste on the opposite side of the tape beginning at the zero foot mark and extending up the tape about one-foot

        D. Slowly lower the tape into the well until the zero foot mark is located about six inches below the water level (the tape reading at the measuring point should be six inches greater than the actual depth to water). Take care not touch the sides of the well with the tape.

        E. Slowly remove the tape from the well. The pastes will have changed color upon contact with the water or the free product. The product thickness is the difference between the tape reading at the point where water finding paste indicates the water level to be and the point where the gasoline or oil finding paste indicates the top of the free product to be.

             WATER LEVEL, WELL DEPTH, AND FREE PRODUCT MEASUREMENTS
                         Revision Date: September 1995

                                                                [GEOMATRIX LOGO]


                           5.0     EQUIPMENT CLEANING

Steel tapes, electric well sounders, and acrylic bailers will be cleaned after measurements in each well. Cleaning procedures will be as follows:

        A. Wipe free product off with disposable towels. Rinse probe or portion of instrument that was immersed in well water with a solution of laboratory-grade detergent and potable water.

        B.      Rinse with potable water.

        C.      Dry with a clean paper towel

        D.      The Flexidip may also be cleaned with acetone at this stage.

Solutions resulting from cleaning procedures will be collected and stored for future disposal by the client in accordance with legal requirements.

Attachments:    Figures:        Daily Field Record
                                Water Level Monitoring Record



             WATER LEVEL, WELL DEPTH, AND FREE PRODUCT MEASUREMENTS
                         Revision Date: September 1988

                                                                [GEOMATRIX LOGO]

DAILY FIELD RECORD

                                                                  Page of 1 ____

--------------------------------------------------------------------------------
Project Number:                              Date:
--------------------------------------------------------------------------------
Project Name:                                Subject:
--------------------------------------------------------------------------------
Location:                                    Weather
--------------------------------------------------------------------------------
Time of PID Calibration:                     Time of Health and Safety Meeting:
--------------------------------------------------------------------------------

PERSONNEL: Name                    Company                   Time          Time
                                                              In            Out
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PERSONAL SAFETY CHECKLIST

--------------------------------------------------------------------------------

     Rubber Boots               Hard Hat                      Tyvek Coveralls
--------------------------------------------------------------------------------
     Rubber Gloves              Safety Goggles               1/2-Mask Respirator
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DRUM I.D.      DESCRIPTION OF CONTENTS AND QUANTITY              LOCATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   TIME         DESCRIPTION OF WORK PERFORMED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                [GEOMATRIX LOGO]

                                                  Page ____ of ____

-------------------------------------------------------------------------------

 Project Number: _______________________        Date:_________________

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Time           Location of Work/Work Performed/Field Equipment Used:/Etc.
-------------------------------------------------------------------------------
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

WATER LEVEL MONITORING RECORD                                   [GEOMATRIX LOGO]


Project: ________________________________________ Project Number _______________

Date: ______________ Recorded by ______________________ Instrument Used ________

Note: For your convenience, the following abbreviations may be used.

 P = Pumping      I = Inaccessible         D = Dedicated Pump
ST = Steel Tape  ES = Electric Sounder    MP = Measuring Point  WL = Water Level

--------------------------------------------------------------------------------------------------
                        MP        WATER LEVEL   WATER LEVEL     PREVIOUS
 WELL NO.   TIME     ELEVATION     BELOW MP      ELEVATION     WATER LEVEL        REMARKS
                      (FEET)        (FEET)        (FEET)        BELOW MP
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

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

                                                           Page ______ of ______

                                                                          [LOGO]
                                                                     [GEOMATRIX]

                                    PROTOCOL

                    SAMPLING OF GROUNDWATER MONITORING WELLS
                             AND WATER SUPPLY WELLS

                                1.0 INTRODUCTION

This protocol describes procedures to be followed during collection of field water quality measurements and groundwater samples for laboratory chemical analysis from monitoring wells and water supply wells. The laboratory must be certified by the California Department of Health Services (DHS) or other appropriate agency for the analyses to be performed.

The procedures presented herein are intended to be of general use, and may be supplemented by a work plan and/or health and safety plan. As the work progresses and, if warranted, appropriate revisions may be made by the project manager. Detailed procedures in this protocol may be superseded or supplemented by applicable regulatory requirements.

                                  2.0 SAMPLING

2.1  SAMPLE COLLECTION

     A.   Monitoring Wells
          ----------------

          Methods for purging and sampling monitoring wells with dedicated and non-dedicated equipment are described in this section. When practical, the purging and sampling technique adopted for a given site will remain consistent from one sampling event to the next.

          A.1  Purging Monitoring Wells
               ------------------------

               A submersible pump, diaphragm pump, positive displacement pump which may contain a bladder, or a bailer will be used for evacuating (purging) the monitoring well casing. If the well is to be sampled using equipment that must be separately introduced into the well, the purge intake will be located near the top of the water column for removal of at least one casing volume to remove stagnant water above the screened interval in the well casing. If a bailer is used to purge the monitoring well, it will be gently lowered into the well to reduce the potential for

                    SAMPLING OF GROUNDWATER MONITORING WELLS
                             AND WATER SUPPLY WELLS
                         REVISION DATE: SEPTEMBER 1995               Page 1 of 9
     aeration of water. Purging will progress at a rate intended to minimize differential drawdown between the interior of the wellscreen and the filter sand, to limit cascading water along the inside of the well casing. Procedures for purging slowly recharging wells are discussed in section A.3.

     A minimum of four well casing volumes or one saturated borehole volume, whichever is greater, will be removed to purge the well prior to collection of groundwater samples. If the well goes dry before four casing volumes are removed, the procedure discussed below in Section A.3 will be followed. The saturated borehole volume is the volume of water in the well casing plus the volume of water in the filterpack. For a well with a dedicated pump and packer, a casing volume is defined as the volume of water in the well casing below the inflated packer.

     Periodic observations of turbidity and measurements of temperature, pH, and specific electrical conductance (SEC) will be made with field equipment during purging to evaluate whether the water samples are representative of the target zone. Samples will be collected when: 1) a minimum of four sets of parameter readings have been taken, and 2) the temperature, pH, and SEC reach relatively constant values, and the turbidity has stabilized.

A.2  Sampling Monitoring Wells

     Clean gloves appropriate for the chemicals of concern will be worn by the sampler before collecting the sample. Samples will be collected directly in laboratory prepared bottles from the sampling device.

     Each sampling episode will begin with the well having the least suspected concentrations of target compounds. Successive wells will be sampled in sequence of increasing suspected concentration.

     A Teflon bailer, new disposable bailer, stainless steel positive displacement Teflon bladder pump with Teflon tubing, or a clean electric submersible pump with low-flow sampling capacity will be used to collect the water samples for laboratory chemical analysis.

     If a bailer is being used to collect the sample, it will be gently lowered into the well below the point where the purge device was located. Samples will collected in the following order: 1) volatile organic compounds; 2) semi-volatile organic compounds; 3) metals; 4) other analytes.

     If a bladder pump or electric submersible pump is being used to sample the well, the flow rate will be adjusted to less than 500 milliliters per


                    SAMPLING OF GROUNDWATER MONITORING WELLS         Page 2 of 9
                             AND WATER SUPPLY WELLS
                         REVISION DATE: SEPTEMBER 1995
                  minute and will be retained until the discharge line has been purged and the sample collected.

            A.3   Wells With Slow Recharge

                  Wells that recharge very slowly may be purged dry once, allowed to recharge, and then sampled as soon as sufficient water is available. In this case, at least two parameter readings of field water quality should be taken; one initially and one after recharge.

            A.4   Alternate "Micropurge" Sampling Method

                  Based on current research, a low-flow rate, reduced purge method may be used to purge and sample a well with a dedicated pump (Barcelona et. al., 1994, and Kearl et. al., 1994). This method may be used if acceptable to local applicable agencies. This method assumes the water within the screened interval is not stagnant, and a small change to the natural flow rate in the screened interval will result in samples with particulates and colloidal material representative of groundwater. The pump should be preset in the screen interval at least 24 hours before the sampling event. A minimum of two riser pipe volumes should be purged at a flow rate of approximately 100 milliliters per minute. Purging should progress until all parameters have reached relatively constant values, SEC is expected to have the highest value as an indicator parameter. Dissolved oxygen readings are also recommended, if practical.

      B.    Water Supply Wells

            Water supply wells will be sampled by purging the wells for a period of time adequate to purge the pump riser pipe. Alternatively, if the volume of the riser pipe is unknown, the pressure tank will be drained until the pump cycles on or the well may be purged until 3 successive field measurements performed 5 to 10 minutes apart have stabilized. If the well is currently pumping, the sample cam be taken without purging the well. Water samples will then be collected from the discharge point nearest the well head. Samples will be collected directly in laboratory-prepared bottles.

      C.    Extraction Wells

            Extraction wells will be sampled while extraction is occurring, from an in-line sampling port after purging the sampling line. Samples will be collected directly in laboratory-prepared bottles.

                    SAMPLING OF GROUNDWATER MONITORING WELLS
                             AND WATER SUPPLY WELLS                  Page 3 of 9
                         REVISION DATE: SEPTEMBER 1995

A WELL SAMPLING AND/OR DEVELOPMENT RECORD will be used to record the following information:

        -       Sample I.D.

        -       Duplicate I.D., if applicable

        -       Date and time sampled.

        -       name of sample collector.

        - Well designation (State well numbering system for water supply wells, and unique sequential number for other wells).

        - Owner's name, or other common designation for water supply wells.

        -       Well diameter

        -       Depth to water on day sampled

        -       Casing volume on day sampled

        -       Method of purging (bailing, pumping, etc.).

        -       Amount of water purged.

        -       Extraordinary circumstances (if any).

        - Results of instrument calibration/standardization and field measurements (temperature, pH, specific electrical conductance) and observed relative turbidity.

        -       Depth from which sample was obtained.

        -       Number and type of sample container(s).

        -       Purging pump intake depth.

        -       Times and volumes corresponding to water quality measurement.

        -       Purge rate.

2.2     SAMPLE CONTAINERS AND PRESERVATION

Appropriate sample containers and preservatives for the analyses to be performed will be obtained, precleaned, from the subcontracted analytical laboratory. Frequently requested analyses and sample handling requirements are listed in Table 1.

2.3     SAMPLE LABELING

Sample containers will be labeled before or immediately after sampling with self-adhesive tags having the following information written in waterproof ink:

        -       Project number.

        -       Sample I.D. number.

        -       Date and time sample was collected.

                    SAMPLING OF GROUNDWATER MONITORING WELLS
                             AND WATER SUPPLY WELLS
                         REVISION DATE: SEPTEMBER 1995

        -       Initials of sample collector.

2.4     QUALITY CONTROL SAMPLES

In order to evaluate the precision and accuracy of analytical data, quality control samples such as duplicates and blanks will be periodically employed. These samples will be collected, or prepared and analyzed by the laboratory, as specified in the project Quality Assurance Project Plan or by the project manager.

2.5     HANDLING, STORAGE, AND TRANSPORTATION

Efforts will be made to handle, store, and transport supplies and samples safely. Exposure to dust, direct sunlight, high temperature, adverse weather conditions, and possible contamination will be avoided. Samples will be placed in a clean chest, which contains ice or blue ice if cooling is required, immediately following collection and will be transported to the subcontracted laboratory as soon as possible, or in accordance with the project QAPP.

                           3.0     FIELD MEASUREMENTS

Field measurements of temperature, pH, and SEC will be performed on groundwater samples. Field water quality measurements and instrument calibration details will be recorded on the WELL SAMPLING AND/OR DEVELOPMENT RECORD. Field measurements will be made on aliquots of groundwater that will not be submitted for laboratory analysis.

3.1     TEMPERATURE MEASUREMENT

Temperature measurements will be made with a mercury filled thermometer or an electronic thermistor, and all measurements will be recorded in degrees Celsius.


                    SAMPLING OF GROUNDWATER MONITORING WELLS
                             AND WATER SUPPLY WELLS
                         REVISION DATE: SEPTEMBER 1995

3.2     pH MEASUREMENT

The pH measurement will be made as soon as possible after collection of the sample, generally within a few minutes.

The pH meter will be calibrated at the beginning and once during each sampling day and whenever appropriate, in accordance with the equipment manufacturer's specifications as outlined in the instruction manual for the specific pH meter used. Two buffers (either pH-4 and pH-7, or pH-7 and pH-10, whichever most closely bracket the anticipated range of groundwater conditions) will be used for instrument calibration.

3.3     SPECIFIC ELECTRICAL CONDUCTANCE MEASUREMENT

SEC will be measured by immersing the conductivity probe directly in the water source or into an aliquot of water. The probes used should automatically compensate for the temperature of the sample. Measurements will be reported in units of micro-Siemens per square centimeter at 25 degrees Celsius.

The SEC meter will be calibrated at the beginning and once during each sampling day in accordance with the equipment manufacturer's specifications as outlined in the instruction manual for the SEC meter used. The SEC meter will be calibrated with the available standardized potassium chloride (KCI) solution which is closest to the SEC expected in groundwater below the site.



                    SAMPLING OF GROUNDWATER MONITORING WELLS
                             AND WATER SUPPLY WELLS
                         REVISION DATE: SEPTEMBER 1995

                             4.0     DOCUMENTATION

4.1     FIELD DATA SHEETS

A DAILY FIELD RECORD will be completed for each day of fieldwork. A WELL SAMPLING AND/OR DEVELOPMENT RECORD will be used to record the information collected during water quality sampling. Samples may also be recorded on a SAMPLE CONTROL LOG SHEET or in the DAILY FIELD RECORD as a means of identifying and tracking the samples. Following completion of sampling and review by the project manager or task leader, the original records will be placed in the project file.

4.2     CHAIN-OF-CUSTODY PROCEDURES

After samples have been collected and labeled, they will be maintained under chain-of-custody procedures. These procedures document the transfer of custody of samples from the field to the laboratory. Each sample sent to the laboratory for analysis will be recorded on a CHAIN-OF-CUSTODY RECORD, which will include instructions to the laboratory on analytical services.

Information contained on the triplicate CHAIN-OF-CUSTODY RECORD will include the following:

        -       Project number

        -       Signature of sampler.

        -       Date and time sampled.

        -       Sample I.D.

        -       Number of sample containers.

        -       Sample matrix (soil, water, or other).

        -       Analyses required.

        - Remarks, including any preservatives, special conditions, or specific quality control measures.

        -       Turnaround time and person to receive lab report.

        - Release signature of sampler, and signatures of all people assuming custody.

        -       Condition of samples when received by lab.


                    SAMPLING OF GROUNDWATER MONITORING WELLS
                             AND WATER SUPPLY WELLS
                         REVISION DATE: SEPTEMBER 1995

Blank spaces on the CHAIN-OF-CUSTODY RECORD will be crossed out between last sample number listed and signatures at the bottom of the sheet.

The field sampler will sign the CHAIN-OF-CUSTODY RECORD and will record the time and date at the time of transfer to the laboratory or to an intermediate person. A set of signatures is required for each relinquished/reserved transfer including transfer within. The original imprint of the chain-of-custody record will accompany the sample containers. A duplicate copy will be placed in the project file.

If the samples are to be shipped to the laboratory, the original
CHAIN-OF-CUSTODY will be sealed inside the shipping container, and the chest will be sealed with custody tape. The sample shipping receipt will be retained in the project files as part of the permanent chain-of-custody document.

                           5.0     EQUIPMENT CLEANING

Bailers, sampling pumps, purge pumps, and any other non-dedicated purging or sampling apparatus will be cleaned before and after sampling of each well. Factory new and sealed disposable bailers may be used for sampling, but may not be reused. Thermometers, pH electrodes, and conductivity probes that will be used repeatedly will be cleaned before and after sampling each well and at any time during sampling if the object comes in contact with foreign matter.

Purged waters and solutions resulting from cleaning of purging or sampling equipment will be collected and stored for future disposal by the client in accordance with legal requirements. Disposal of purged water will be arranged following receipt of laboratory analyses for groundwater samples.

Cleaning of reusable equipment which is not dedicated to a particular well will consist of the following:



                    SAMPLING OF GROUNDWATER MONITORING WELLS
                             AND WATER SUPPLY WELLS
                         REVISION DATE: SEPTEMBER 1995

                                                                [GEOMATRIX LOGO]

  o Bailers - the inside and outside of bailers will be cleaned in a solution of laboratory grade detergent and potable water, followed by a rinse with deionized (DI) water. They may also be steam cleaned, followed by a DI rinse. If metals samples are to be collected, the bailer should be rinsed with a pH2 nitric acid solution before the final DI rinse.

  o Purge Pumps - All downhole, reusable portions of purge pumps will be steam cleaned on the outside. If the pump does not have a backflow check valve, the inside of the pump and tubing should also be steam cleaned. For purge pump with a backflow check valve, the interior of the pump and tubing may be cleaned by pumping a laboratory-grade detergent and potable water solution through the system followed by a potable water rinse, or by steam-cleaning.

  o Water Quality Meters - All meters will be cleaned by rinsing the probe portions in DI water, and allowed to air dry.

  o Bailer Tripod - The tripod cable will be steam cleaned or rinsed with DI water.

Sample bottles and bottle caps will be cleaned by the subcontracted laboratory using standard EPA-approved protocols. Sample bottles and bottle caps will be protected from contact with solvents, dust, or other contamination between time of receipt by and time of actual usage at the sampling site. Sample bottles will not be reused.


Attachments:   Table:    Water and Soil Analytical Methods and Handling
               Figures:  Well Sampling And/Or Development Record
                         Daily Field Record
                         Chain-of-Custody Record
                         Sample Control Log Sheet


                    SAMPLING OF GROUNDWATER MONITORING WELLS        Page 9 of 9
                             AND WATER SUPPLY WELLS

                         REVISION DATE: SEPTEMBER 1995                     MW-9

                                    TABLE 1

             WATER AND SOIL ANALYTICAL METHODS AND SAMPLE HANDLING


                                                                                                              Maximum
     Parameter                     Method              Containers(1)              Preservation(1)             Holding Time(1)
     ---------                     ------              -------------              ---------------             ---------------
Total Petroleum Hydrocarbons:
     as diesel                   GCFID (3550)(2)       2 - 1 liter amber glass    cool on ice                 14 days
     as gasoline                 GCFID (5030)(2)       2 - 40 ml VOA glass        HCL to pH2: cool on ice     14 days

Benzene, Toulene, Xylene,
  and Ethylbenzene               EPA 8020 (soil)
                                 EPA 602 (water)       2 - 40 ml VOA glass        HCL to pH2: cool on ice     14 days (unacidified,
                                                                                                              7 days)
Oil and Grease                   5520 D & E (soil)
                                 5520 A & E (water)    2 - 1 liter amber glass    H(2)SO(4) to pH<2:          28 days
                                                                                  cool on ice
Volatile Organics                EPA 8010              2 - 40 ml VOA glass        cool on ice(3)              14 days
                                 EPA 8240(4)           2 - 40 ml VOA glass        HCL to pH 2: cool on ice    14 days

Semi-volatile Organics           EPA 8270              2 - 1 liter amber glass    cool on ice                 7 days for extraction
                                                                                                              40 days for analysis

Metals (dissolved)               EPA 7000 series       1 - 500 ml plastic         Field filtration (0.45      6 months, except:
                                 for specific metal                               micron filter): field       Hg - 28 day
                                                                                  acidify to pH 2 with HNO(3) CR(16) - 24 hrs
                                                                                  except:
                                                                                  Cr(16) - Cool on ice

Notes:

(1) All soil should be collected in full, clean brass liners, capped with foil and plastic caps, and sealed with tape. If soil samples are to be analyzed for metals they may be placed in clean glass jars. Soil should be cooled as indicated under "preservation" and maximum holding times apply to both soil and water.

(2) DHS recommended procedure as presented in LUFT manual using gas chromatography with a flame ionization detector.

(3) If EPA methods 8010 and 8020 are to be run in sequence, HCL may be added. Check with the project manager before adding acid.

(4) Chloroethylvinylether may be detected at concentrations below 50 parts per billion due to degradation of HCL.

References:

U.S. EPA, 1986, Test Methods for Evaluating Solid Waste - Physical/Chemical Methods - SW-846, Third Edition, July, and final amendments.

State Water Resources Control Board, 1989, Leaking Underground Fuel Tank (LUFT) Field Manual, Tables 3-3 and 3-4, October.

Regional Water Quality Control Boards, North Coast, San Francisco Bay, and Central Valley Regions, 1990, Regional Board Staff Recommendations for Initial Evaluation and Investigation of Underground Tanks, 10 August.

[GEOMATRIX LOGO] GEOMATRIX CONSULTANTS
                 100 Pine Street, 10th Floor                               WELL SAMPLING
                 San Francisco, California 94111                     AND/OR DEVELOPMENT RECORD
                 415 434 9400
--------------------------------------------------------------------------------------------------------------

Well ID: __________________________________________  Initial Depth to Water: _________________________________

Sample ID: _____________ Duplicate ID: ____________  Depth to Water after Purging: ___________________________

Sample Depth: _____________________________________  Total Depth of Well: ____________________________________

Project and Task No.: _____________________________  Well Diameter: __________________________________________

Project Name: _____________________________________  1 Casing/Borehole Volume = ______________________________
                                                     (Circle one)
Date: _____________________________________________

Sampled By: _______________________________________  4 Casing/Borehole Volumes = _____________________________
                                                     (Circle one)
Method of Purging: ________________________________
                                                     Total Casing/Borehole
Method of Sampling: _______________________________  Volumes Removed: ________________________________________

--------------------------------------------------------------------------------------------------------------
                                                                SPECIFIC
                             CUM.                              ELECTRICAL
         INTAKE     RATE     VOL.       TEMP.        pH       CONDUCTANCE                  REMARKS
TIME     DEPTH     (gpm)    (gal.)   (DEGREES C)   (UNITS)     ((MU)mhos/cm)  (COLOR, TURBIDITY, AND SEDIMENT)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                   pH CALIBRATION (CHOOSE TWO)                   Model or Unit No.:
---------------------------------------------------------------
Buffer Solution            pH 4.0    pH 7.0    pH 10.0
---------------------------------------------------------------
Temperature Degrees C
---------------------------------------------------------------
Instrument Reading
--------------------------------------------------------------------------------------------------------------
        SPECIFIC ELECTRICAL CONDUCTANCE - CALIBRATION            Model or Unit No.:
---------------------------------------------------------------
KCL Solution ((MU)S/cm)
---------------------------------------------------------------
Temperature Degrees C
---------------------------------------------------------------
Instrument Reading
--------------------------------------------------------------------------------------------------------------

Notes: _______________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________
Forms (PF).0003 (revised 8/95)

--------------------------------------------------------------------------------
DAILY FIELD RECORD                                              [GEOMATRIX LOGO]
                                                         Page 1 of ____________

--------------------------------------------------------------------------------

Project Number:                         Date:
--------------------------------------------------------------------------------
Project Name:                           Subject:
--------------------------------------------------------------------------------
Location:                               Weather
--------------------------------------------------------------------------------
Time of PID Calibration                 Time of Health and Safety Meeting:
--------------------------------------------------------------------------------

PERSONNEL:     NAME                COMPANY             TIME           TIME
                                                        IN             OUT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PERSONAL SAFETY CHECKLIST
--------------------------------------------------------------------------------

     Rubber Boots                  Hard Hat                 Tyvek Coveralls
--------------------------------------------------------------------------------
     Rubber Gloves                 Safety Goggles           1/2-Mask Respirator
--------------------------------------------------------------------------------
DRUM I.D.           DESCRIPTION OF CONTENTS AND QUANTITY         LOCATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     TIME                     DESCRIPTION OF WORK PERFORMED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

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                                                                [GEOMATRIX LOGO]
DAILY FIELD RECORD (continued)
                                                               Page ____ of ____
--------------------------------------------------------------------------------

Project Number:_____________________              Date:__________________

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     TIME           LOCATION OF WORK/WORK PERFORMED/FIELD EQUIPMENT USED/ETC.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

------------------------------------------------------------------------------------------------------------------------------------
CHAIN OF CUSTODY RECORD                    No.                     Date:                    Page       of
------------------------------------------------------------------------------------------------------------------------------------
Project No.:                               ANALYSES                                         REMARKS
------------------------------------------------------------------------------------------------------------------------------------
                          EPA    EPA     EPA    EPA     TPH      TPH  TPH          Soil(S)              Number
                         Method Method  Method Method   as       as   as            or                    of
Samplers (Signatures):    8010   8020    8240   8270  gasoline diesel BTEX  Cooled Water(W) Acidified Containers Additional Comments
------------------------------------------------------------------------------------------------------------------------------------
Date  Time  Sample Number
-------------------------
-------------------------
-------------------------
-------------------------
-------------------------
-------------------------
-------------------------
-------------------------
-------------------------
-------------------------
-------------------------
-------------------------
------------------------------------------------------------------------------------------------------------------------------------
                          Turnaround time:                      Results to:             Total No. of containers:

------------------------------------------------------------------------------------------------------------------------------------
Relinquished by:         Date:      Relinquished by:         Date:      Relinquished by:         Date:      Method of Shipment:

-----------------------             ------------------------            ------------------------            ------------------------
Signature:                          Signature:                          Signature:                          Laboratory Comments and
                                                                                                            Log No.:
-----------------------             ------------------------            ------------------------
Printed Name:                       Printed Name:                       Printed Name:

-----------------------             ------------------------            ------------------------
Company:                            Company:                            Company:

------------------------------------------------------------------------------------------------------------------------------------
Received by:             Time:      Received by:             Time:      Received by:             Time:

-----------------------             ------------------------            ------------------------
Signature:                          Signature:                          Signature:

-----------------------             ------------------------            ------------------------ -----------------------------------
Printed Name:                       Printed Name:                       Printed Name:            [LOGO] GEOMATRIX CONSULTANTS
                                                                                                        100 Pine Street, 10th Floor
-----------------------             ------------------------            ------------------------        San Francisco, CA 94111
Company:                            Company:                            Company:                        415 434 9400

------------------------------------------------------------------------------------------------------------------------------------

SAMPLE CONTROL LOG                                              [GEOMATRIX LOGO]

Project: __________________________________

Project and Task No.: _____________________                      Page ___ of ___

--------------------------------------------------------------------------------

                        Sample                            Sample Location, Handling Notes,       Date
Sampling    Sampling    Number    C.O.C.     Analyses       Chain-of-Custody Remarks, et.      Sent to
  Date        Time       (ID)     Number     Requested      (Duplicate, blank Info, etc.)        Lab        Laboratory
-------------------------------------------------------------------------------------------------------------------------

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